Prospectus supplement dated October 25, 2007
(To prospectus dated April 17, 2007)

                                              $6,807,530

                                          GMAC MORTGAGE, LLC
                                     Seller, Servicer and Sponsor

                                   GMACM MORTGAGE LOAN TRUST 2006-J1
                                            Issuing Entity

                               Residential Asset Mortgage Products, Inc.
                                               Depositor

                       GMACM Mortgage Pass-Through Certificates, Series 2006-J1

         The trust holds a pool of one- to four-family residential first mortgage loans.

          The trust issued the Class PO Certificates that are offered under this prospectus supplement on February 27, 2006, as more fully described in the table on page S-7 of this prospectus supplement.

         Credit enhancement for these certificates is provided by subordination.

          Purchasers of the offered certificates will receive distributions on the 25th day of each month, or, if the 25th is not a business day, on the next business day, beginning November 26, 2007.

______________________________________________________________________________________________________________________

You should consider carefully the risk factors beginning on page S-15 in this prospectus supplement.
______________________________________________________________________________________________________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering.  Any representation to the contrary is unlawful.

The certificates represent interests only in the trust, as the issuing entity, and do not represent interests in or obligations of Residential Asset Mortgage Products, Inc., as the depositor, GMAC
Mortgage, LLC, as the sponsor, or any of their affiliates.

Citigroup Global Markets Inc. will purchase the Class PO Certificates from the depositor.  The Class
PO Certificates, in book-entry form, are offered by the depositor through Citigroup Global Markets
Inc. to prospective purchasers from time to time in negotiated transactions at varying prices to be determined at the time of sale.  The net proceeds to the depositor from the sale of the offered certificates will be approximately 62.25% of the certificate principal balance of the offered certificates, before deducting expenses.

                                               Citigroup

                   Important Notice About Information in this Prospectus Supplement and the Accompanying Prospectus

         We tell you about the offered certificates in two separate documents that progressively provide more detail:

         o    the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates; and

         o    this prospectus supplement, which describes the specific terms of your series of certificates.

         We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions.  The Table of Contents on page S-4 provides the pages on which these captions can be found.

         If the description of your certificates in this prospectus supplement differs from the related description in the accompanying prospectus, you should rely on the information in this prospectus supplement.

         If you require additional information, the mailing address of the principal executive office of the depositor is Residential Asset Mortgage Products, Inc., 8400 Normandale Lake Boulevard, Suite
250, Minneapolis, Minnesota 55437, and its telephone number is (952) 832-7000.  For other means of acquiring additional information about the depositor or the certificates, see "Additional
Information," "Reports to Securityholders" and "Incorporation of Certain Information by Reference" in
the accompanying prospectus.

                                        European Economic Area

         In relation to each Member State of the European Economic Area which has implemented the
Prospectus Directive, each, referred to in this prospectus supplement as a Relevant Member State, the underwriter has represented and agreed that with effect from and including the date on which the
Prospectus Directive is implemented in that Relevant Member State, referred to in this prospectus supplement as the Relevant Implementation Date, it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant
Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)      to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)      to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)      in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the preceding paragraph, (i) "offer of certificates to the public" in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that
Member State by any measure implementing the Prospectus Directive in that Member State, and (ii)
"Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                                  S-2

                                            United Kingdom

The underwriter has represented and agreed that:

(a)      it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of
Section 21 of the Financial Services and Markets Act, referred to in this prospectus supplement as
FSMA) received by it in connection with the issue or sale of the certificates  in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b)      it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United
Kingdom.

                                                  S-3

                    TABLE OF CONTENTS

         Loan Origination and Types of Mortgage
          Loans....................................S-22
         GMAC Mortgage, LLC Securitization
          Experience...............................S-23
         GMAC Mortgage, LLC Origination Experience.S-24

         Non-Recordation of Assignments;
          Possession of Mortgages..................S-34
         Primary Mortgage Insurance and Primary

         Book-Entry Registration of Certain of the

         Principal Distributions on the Senior

         Class PO Certificates Yield ConsiderationsS-65
POOLING AND SERVICING AGREEMENT....................S-67
         General...................................S-67
         Custodial Arrangements....................S-67
         The Servicer..............................S-67
         Servicing and Other Compensation and

RATINGS  S-76
LEGAL INVESTMENT MATTERS...........................S-76
ERISA CONSIDERATIONS...............................S-76

Annex I - Mortgage Loan Statistical
     Information..................................A-I-1

                                                  S-4

                                                Summary

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus.  To understand all of the terms of the offered certificates, you are encouraged to read carefully this entire document and the accompanying prospectus.

Title of securities...........................  GMACM Mortgage Pass-Through Certificates, Series 2006-J1.

Issuing Entity................................  GMACM Mortgage Loan Trust 2006-J1.

Seller, Servicer and Sponsor..................  GMAC Mortgage, LLC, or GMACM, a Delaware limited liability company, was the seller and is servicer of the mortgage loans and is the sponsor of the issuing entity.  The servicer is obligated to service the mortgage loans pursuant to the pooling and servicing agreement, dated as of February 27, 2006, among the depositor, the servicer and the trustee.

                                                We refer you to "Pooling and Servicing Agreement" and "The Seller
                                                and Servicer" in this prospectus supplement for further information on the seller and servicer.

Depositor.....................................  Residential Asset Mortgage Products, Inc., an affiliate of GMAC
                                                Mortgage, LLC.

Trustee.......................................  Wells Fargo Bank, National Association.

Originators...................................  Approximately 61.08% of the mortgage loans (by aggregate principal balance as of the reference date) were originated or acquired by
                                                GMAC Mortgage, LLC and approximately 38.92% of the mortgage loans
                                                (by aggregate principal balance as of the reference date) were originated or acquired by GMACM Bank, an affiliate of GMAC Mortgage,
                                                LLC.  No other originator originated 10% or more of the mortgage loans.

Mortgage pool.................................  967 fixed-rate mortgage loans with an aggregate principal balance of approximately $464,461,361.72 as of the reference date, secured by first liens on one- to four-family residential properties.

Reference date................................  October 1, 2007

Cut-off date..................................  February 1, 2006.

Closing date..................................  On or about October 26, 2007.

Issuance date.................................  February 27, 2006.

Distribution dates............................  The 25th of each month or, if the 25th is not a business day, the next business day, beginning in November 2007.

                                                  S-5

Scheduled final distribution date.............  With respect to each class of certificates, the distribution date in
                                                April 2036.  The actual final distribution date for any class of certificates could be substantially earlier.

                                                See "Certain Yield and Prepayment Considerations" in this prospectus supplement.

Form of certificates..........................  Book-entry.

                                                See "Description of the Certificates—Book-Entry Registration" in
                                                this prospectus supplement.

Minimum denominations.........................  $25,000.

Legal Investment..............................  The offered certificates constitute "mortgage related securities"
                                                for purposes of the Secondary Mortgage Market Enhancement Act of
                                                1984, as amended, or SMMEA.

                                                See "Legal Investment" in this prospectus supplement and "Legal
                                                Investment Matters" in the accompanying prospectus.

ERISA Considerations..........................  Subject to the considerations described in this prospectus supplement, the Class PO Certificates are expected to be considered eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

                                                See "ERISA Considerations" in this prospectus supplement and the accompanying prospectus.

                                                  S-6

____________________________________________________________________________________________________________________

                                               Offered Certificates
____________________________________________________________________________________________________________________
  Class                                Certificate
                                    Principal Balance
                                   after giving effect
                                   to distributions on
                                     the October 25,          Rating as of
            Initial Pass-Through    2007 Distribution       October 25, 2007(1)
                    Rate                   Date                (Fitch/S&P)             Designations
____________________________________________________________________________________________________________________
   PO              0.00%            $       6,807,530            AAA/AAA                Senior/Principal Only
____________________________________________________________________________________________________________________
                                            Non-Offered Certificates(2)
____________________________________________________________________________________________________________________
Senior Certificates:
____________________________________________________________________________________________________________________
   A-1             5.75%            $     214,066,131            AAA/AAA                  Senior/Accretion
                                                                                       Directed/PAC/Fixed-Rate
____________________________________________________________________________________________________________________
   A-2             5.75%            $       8,569,000            AAA/AAA                  Senior/Accretion
                                                                                       Directed/PAC/Fixed-Rate
____________________________________________________________________________________________________________________
   A-3             5.75%            $      10,861,295            AAA/AAA              Senior/Accrual/Fixed-Rate
____________________________________________________________________________________________________________________
   A-4             5.75%            $      99,539,413            AAA/AAA                  Senior/Accretion
____________________________________________________________________________________________________________________
   A-5             5.75%            $               0            AAA/AAA                  Senior/Accretion
                                                                                     Directed/Companion/Accrual/
                                                                                             Fixed-Rate
____________________________________________________________________________________________________________________
   A-6             5.75%            $      97,885,000            AAA/AAA           Super Senior/Lockout/Fixed-Rate
____________________________________________________________________________________________________________________
   A-7             5.75%            $       6,526,000            AAA/AAA          Senior Support/Lockout/Fixed-Rate
____________________________________________________________________________________________________________________
Total Class A Certificates:        $      437,446,839
____________________________________________________________________________________________________________________
   IO             Variable          $               0            AAA/AAA                Senior/Interest Only/
                                                                                            Variable Rate
____________________________________________________________________________________________________________________
    R              5.75%            $               0            AAA/AAA             Senior/Residual/Fixed-Rate
____________________________________________________________________________________________________________________
Class M Certificates:
____________________________________________________________________________________________________________________
   M-1             5.75%            $      10,778,209             AA/NA                Subordinate/Fixed-Rate
____________________________________________________________________________________________________________________
   M-2             5.75%            $       3,233,168             A/NA                 Subordinate /Fixed-Rate
____________________________________________________________________________________________________________________
   M-3             5.75%            $       2,424,876            BBB/NA                Subordinate /Fixed-Rate
____________________________________________________________________________________________________________________
Total Class M Certificates:         $      16,436,253
____________________________________________________________________________________________________________________
Class B Certificates:
____________________________________________________________________________________________________________________
   B-1             5.75%            $       1,347,153             BB/NA                Subordinate/Fixed-Rate
____________________________________________________________________________________________________________________
   B-2             5.75%            $       1,077,722             B/NA                 Subordinate/Fixed-Rate
____________________________________________________________________________________________________________________
   B-3             5.75%           $       1,345,859             NA/NA                Subordinate/Fixed-Rate
____________________________________________________________________________________________________________________
Total Class B Certificates          $       3,770,734
____________________________________________________________________________________________________________________
Total non-offered certificates:     $     457,653,826
____________________________________________________________________________________________________________________
Total offered and non-offered       $     464,461,356
   certificates:
____________________________________________________________________________________________________________________
(1) See "Ratings" in this prospectus supplement.
(2) The information presented for non-offered certificates is provided solely to assist your understanding of the offered certificates.

                                                  S-7

Other Information:
The aggregate certificate principal balance of the offered and non-offered certificates shown above may not equal the sum of the certificate principal balances of those certificates as listed above due to rounding.  Only the offered certificates are offered for sale pursuant to the prospectus supplement and the related prospectus.  The non-offered senior certificates and the Class M
Certificates have previously been offered for sale pursuant to a prospectus supplement and related prospectus.  The Class B Certificates have been sold by the depositor in a transaction exempt from registration under the Securities Act of 1933.

                                                  S-8

                                      Transfer of Mortgage Loans

The diagram  below  illustrates  the sequence of  transfers of the mortgage  loans that are included in the  mortgage  pool.  GMAC  Mortgage,  LLC  has,  on the  issuance  date,  sold the  mortgage  loans to
Residential  Asset Mortgage  Products,  Inc., as the  depositor.  The depositor  then  transferred  the mortgage  loans to the  trustee,  on behalf of the  trust  that is the  issuing  entity.  The  trustee, accordingly,  owns  the  mortgage  loans  for the  benefit  of the  holders  of the  certificates.  See
"Pooling and Servicing  Agreement—The  Trustee" in this  prospectus  supplement and in the  prospectus.
For a description of the  affiliations  among various  transaction  parties,  see  "Affiliations  Among
Transaction Parties" in this prospectus supplement.

                                                  S-9

The Trust

The depositor established a trust with respect to the certificates under the pooling and servicing agreement.  On the issuance date, the depositor deposited the pool of mortgage loans described in this prospectus supplement into the trust.  Each certificate represents a partial ownership interest in the trust.

The Mortgage Pool

The mortgage loans deposited into the trust had the following characteristics as of the reference date:

                                            Weighted
                           Range            Average
                       ________________________________
Principal balance       $35,376.84 to      $480,311.65*
                        $2,938,808.51

Mortgage rate          5.250% to 7.750%       6.128%

Original term to
scheduled maturity
(months)                  300 to 360           360

Remaining term to
scheduled maturity
(months)                  276 to 341           337

*Indicates average principal balance

The following tables describe certain characteristics of the mortgage loans included in the trust as of the reference date:

                                              Percent
              Number of                         of
              Mortgage       Principal      Principal
Loan Purpose    Loans        Balance($)     Balance(%)
______________________________________________________
Purchase         402     $197,183,264.34       42.45%
Cashout
Refinance        397      190,262,149.71       40.96
Rate/Term
Refinance        166       76,129,825.50       16.39
Construction-
Permna2etn         2          886,122.17        0.19
                 _____________________________________
   Total         967     $464,461,361.72      100.00%
                 _____________________________________

                 Number of                  Percent of
Loan             Mortgage      Principal     Principal
Documentation      Loans      Balance($)    Balance(%)
______________________________________________________
Standard             717    $354,414,309.93   76.31%
Stated Income        195     78,509,038.37    16.90
Relocation            31     17,578,548.23     3.78
Select                18     10,938,751.12     2.36
Super Select           2      1,864,884.30     0.40
Streamline             4      1,155,829.77     0.25
                  ____________________________________
   Total             967    $464,461,361.72  100.00%
                  ____________________________________

The properties securing the mortgage loans include single-family properties, properties in planned unit developments, two-to-four family units, condominiums, townhouses and cooperatives.

The securities described on the table on page S-7 are the only securities backed by this mortgage pool that will be issued.

For additional information regarding the mortgage pool, see "Description of the Mortgage Pool" in this prospectus supplement.

Servicing

GMAC Mortgage, LLC is responsible for servicing the mortgage loans, as more fully described under
"Pooling and Servicing Agreement" herein.

The servicing fees for each mortgage loan are payable out of the interest payments on that mortgage loan prior to payments to certificateholders.  The servicing fees relating to each mortgage loan will equal (0.250)% per annum.

Repurchases or Substitutions of Mortgage Loans

If the seller cannot cure a breach of any representation or warranty made by it and assigned to the trustee for the benefit of the certificateholders relating to a mortgage loan within 90 days after notice from the trustee or servicer, and the breach materially and adversely affects the interests of the certificateholders in the mortgage loan, the seller is obligated to purchase the mortgage loan at a price equal to its principal balance as of the date of purchase plus accrued and unpaid interest to the first day of the month following the month of repurchase, less the amount payable in respect of servicing compensation or reimbursement.

                                                  S-10

Distributions on the Offered Certificates

On each monthly distribution date, the trustee will make distributions to investors.  The amount available for distribution will include:

o    collections of monthly payments, including certain prepayments and other unscheduled collections, plus

o    advances for delinquent payments on the mortgage loans that are deemed recoverable by the servicer, minus

o    the fees and expenses of the servicer, including reimbursement for advances.

See "Description of the Certificates—Glossary of Terms—Available Distribution Amount" in this prospectus supplement.

Priority of distributions.  Distributions on the Senior Certificates and Class M Certificates will be made from available amounts as described in this prospectus supplement as follows:

  Priority of
    Payment                  Distribution
___________________________________________________
      |
      |            Payment to the servicer for
      |            certain unreimbursed advances;
      |            Distribution of interest to the
      |            senior certificates entitled to
      |            interest;
      |            Distribution of principal to the
      |            Class PO Certificates;
      |            Distribution of principal to the
      |            remaining senior certificates
      |            entitled to principal; and
      |            Distribution to the Class M
      |            Certificates in the following
      |            order:
      |                o  Interest to the Class M-1
      |                Certificates;
      |                o  Principal allocable to the
      |                Class M-1 Certificates;
      |                o  Interest to the Class M-2
      |                Certificates;
      |                o  Principal allocable to the
      |                Class M-2 Certificates;
      V                o  Interest to the Class M-3
                       Certificates; and
                       o  Principal allocable to the
                       Class M-3 Certificates.

Interest distributions.  The amount of interest owed to each class of certificates on each distribution date will equal:

o    the pass-through rate for that class of certificates, multiplied by;

o    the certificate principal balance or notional amount of that class of certificates as of the day immediately prior to the related distribution date, multiplied by;

o    1/12th, minus;

o    the share of some types of interest shortfalls allocated to that class, as described more fully in the definition of "Accrued Certificate Interest" in "Description of the Certificates—Glossary
     of Terms" in this prospectus supplement.

                                                  S-11

See "Description of the Certificates—Interest Distributions" in this prospectus supplement.

Allocations of principal.  Principal distributions on the certificates will be allocated among the various classes of offered certificates, other than Class IO Certificates, as described in this prospectus supplement.  Not all outstanding senior certificates will receive principal on each distribution date.  The Class PO Certificates receive only a portion of the principal received from each mortgage loan that has a net mortgage rate of less than 5.750%.  During the periods specified in this prospectus supplement, all or a disproportionate percentage of principal prepayments on the mortgage loans will be distributed among certain classes of the senior certificates, unless such senior certificates are no longer outstanding.  The Class IO Certificates are not entitled to receive any principal distributions.

See "Description of the Certificates—Principal Distributions on the Senior Certificates" and
"—Principal Distributions on the Class M Certificates" in this prospectus supplement.

Credit Enhancement

Allocation of losses.  Most losses on the mortgage loans will be allocated in full to the first class listed below with a certificate principal balance greater than zero:

o    Class B-3

o    Class B-2

o    Class B-1

o    Class M-3

o    Class M-2

o    Class M-1

When this occurs, the certificate principal balance of the class to which the loss is allocated is reduced, without a corresponding payment of principal.

If none of the Class B Certificates or Class M Certificates are outstanding, losses will be allocated to the remaining senior certificates on a pro rata basis; provided, however, that the Class A-7
Certificates will be allocated losses that would otherwise have been allocated to the Class A-6
Certificates until the certificate principal balance of the Class A-7 Certificates has been reduced to zero.

See "Description of the Certificates—Allocation of Losses; Subordination" in this prospectus supplement.

Not all losses will be allocated in the priority described in the third preceding paragraph.  Losses due to natural disasters such as floods and earthquakes, fraud by a mortgagor or bankruptcy of a mortgagor will be allocated as described in the third preceding paragraph only up to specified amounts.  Losses of these types in excess of the specified amount and losses due to other extraordinary events will be allocated pro rata among all outstanding related classes of certificates.  Therefore, the Class M Certificates and Class B Certificates do not act as credit enhancement for the senior certificates for such losses.

Special loss allocation for Class PO Certificates.  Whenever losses are allocated to the senior certificates, the Class PO Certificates will share in the loss only if the mortgage loan had a net mortgage rate less than 5.750%.  In that case, the Class PO Certificates will bear a share of the loss equal to their percentage interest in the principal of that mortgage loan.

See "Description of the Certificates—Allocation of Losses; Subordination" in this prospectus supplement.

Priority of distributions.  All or a disproportionately large portion of principal prepayments and other unscheduled payments of principal on mortgage loans may be allocated to the senior certificates, other than the Class IO Certificates, as described in this prospectus supplement during the first nine years after the issuance date.  This provides additional credit enhancement for the senior certificates by preserving a greater portion of the certificate principal balances of the
Class M Certificates and Class B Certificates for absorption of losses.

                                                  S-12

Advances

For any month, if the servicer does not receive the full scheduled payment on a mortgage loan, the servicer will advance funds to cover the amount of the scheduled payment that was not made.  However, the servicer will advance funds only if it determines that the advance will be recoverable from future payments or collections on that mortgage loan.

See "Description of the Certificates—Advances" in this prospectus supplement.

Optional Termination

On any distribution date on which the aggregate principal balance of the mortgage loans is less than
10% of their aggregate principal balance as of the cut-off date, the servicer will have the option to:

o    purchase from the trust all remaining mortgage loans, causing an early retirement of the certificates; or

o    purchase all the certificates.

Under either type of optional purchase, holders of the outstanding certificates will be entitled to receive the outstanding principal balance of the certificates in full with accrued interest, if applicable.  However,  any optional purchase of the remaining mortgage loans may result in a shortfall to the holders of the most subordinate classes of certificates outstanding, if the trust then holds properties acquired from foreclosing upon defaulted loans.  In either case, there will be no reimbursement of principal reductions or related interest that resulted from losses allocated to the certificates.

See "Pooling and Servicing Agreement—Termination" in this prospectus supplement and "The
Agreements—Termination; Retirement of Securities" in the accompanying prospectus.

Ratings

The offered certificates have received the ratings which are listed for each class of certificates in the table on page S-7 of this prospectus supplement.  The ratings on the offered certificates address the likelihood that holders of the offered certificates will receive all distributions on the underlying mortgage loans to which they are entitled.  A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency.  The ratings also do not address the rate of principal prepayments on the mortgage loans.
For example, the rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates or cause holders of the interest only certificates to fail to fully recover their initial investments.

See "Ratings" in this prospectus supplement.

Legal Investment Matters

The offered certificates are "mortgage related securities" for purposes of SMMEA.  You should consult your legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.

See "Legal Investment Matters" in this prospectus supplement and in the accompanying prospectus for important information concerning possible restrictions on ownership of the offered certificates by regulated institutions.

ERISA Considerations

The offered certificates may be considered eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts or other retirement accounts or arrangements.

See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

                                                  S-13

Tax Status

For federal income tax purposes, the depositor has elected to treat the trust as a REMIC.  The offered certificates represent ownership of a regular interest in the REMIC and generally are treated as representing ownership of debt for federal income tax purposes.  You will be required to include in income all interest and original issue discount on the offered certificates in accordance with the accrual method of accounting regardless of your usual methods of accounting.

For further information regarding the federal income tax consequences of investing in the offered certificates, see "Material Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

                                                  S-14

                                             Risk Factors

         The offered certificates are not suitable investments for all investors.  In particular, you should not purchase the offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class.

         The offered certificates are complex securities.  You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk.

         You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

Risk of Loss
The return on your certificates      Losses on the mortgage loans may occur due to a wide variety of causes,
may be affected by losses on the     including a decline in real estate values and adverse changes in the borrower's
mortgage loans, which could occur    financial condition.  A decline in real estate values or economic conditions
due to a variety of causes.          nationally or in the regions where the mortgaged properties are concentrated may increase the risk of losses on the mortgage loans.

The return on your certificates      One risk of investing in mortgage-backed securities is created by any
may be particularly sensitive to     concentration of the related properties in one or more geographic regions.
changes in real estate markets in    Approximately 29.65% , 9.73% and 5.84% of the reference date principal balance
specific regions.                    of the mortgage loans are located in California, New Jersey and Virginia, respectively.  If the regional economy or housing market weakens in these states, or in any other region having a significant concentration of properties underlying the mortgage loans, the mortgage loans in that region may experience high rates of loss and delinquency, resulting in losses to certificateholders.
                                     A region's economic condition and housing market may also be adversely affected by a variety of events, including natural disasters such as earthquakes, hurricanes, tornadoes, floods and eruptions, civil disturbances such as riots, disruptions such as ongoing power outages, or terrorist actions or acts of war.  The economic impact of any of those events may also be felt in areas beyond the region immediately affected by the disaster or disturbance.  The properties underlying the mortgage loans may be concentrated in these regions.
                                     This concentration may result in greater losses to certificateholders than those generally present for similar mortgage-backed securities without that concentration.

                                     A number of wildfires, which recently struck various parts of Southern
                                     California, may have adversely affected many mortgaged properties located in those areas. The seller will have no obligation to repurchase any mortgage loan secured by a mortgage property that becomes subject to any material damage by waste, fire, earthquake, windstorm, flood or other casualty after the closing date. We do not know how many mortgaged properties have been or may be affected by these wildfires.

                                                  S-15

The return on your certificates      The only credit enhancement for the offered certificates will be the
will be reduced if losses exceed     subordination provided by the Class M Certificates and Class B Certificates.
the credit enhancement available     The only credit enhancement for the Class M Certificates will be the
to your certificates.                subordination provided by the Class B Certificates and by any class of Class M
                                     Certificates with a lower payment priority.  You should also be aware that the credit enhancement provided for some types of losses is limited.

                                     See "Summary—Credit Enhancement" and "Description of the
                                     Certificates—Allocation of Losses; Subordination" in this prospectus supplement.

The value of your certificates may   If the performance of the mortgage loans is substantially worse than assumed by
be reduced if losses are higher      the rating agencies, the ratings of the offered certificates may be lowered in
than expected.                       the future.  This would probably reduce the value of those certificates.  None of the depositor, the servicer or any other entity will have any obligation to supplement any credit enhancement or to take any other action to maintain any rating of the certificates.

Limitations on the repurchase or     We cannot assure you that, at any particular time, the seller will be able,
replacement of defective mortgage    financially or otherwise, to repurchase or replace defective mortgage loans as
loans by the seller.                 described in this prospectus supplement.  Events relating to the seller and its operations could occur that would adversely affect the financial ability of the seller to repurchase defective mortgage loans from the issuing entity, including the termination of borrowing arrangements that provide the seller with funding for its operations, or the sale or other disposition of all or any significant portion of the seller's assets.  If the seller does not repurchase or replace a defective mortgage loan, then the servicer, on behalf of the issuing entity, will try to recover the maximum amount possible with respect to that defective mortgage loan, and any resulting delay or loss will be borne by the certficateholders, to the extent that the credit enhancement does not cover this delay or loss.
Recent Developments

Recent developments in the           Recently, the residential mortgage market in the United States has experienced
residential mortgage market may      a variety of difficulties and changed economic conditions that may adversely
adversely affect the return on       affect the yield on your certificates.  Delinquencies and losses with respect
your certificates.                   to residential mortgage loans generally have increased in recent months, and may continue to increase.  In addition, in recent months housing prices in many states have declined or stopped appreciating, after extended periods of significant appreciation.  A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.  As a result of these and other factors, the value of some mortgage-backed securities has been negatively impacted.

                                                  S-16

                                     A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance; in addition, many mortgage loans have prepayment premiums that inhibit refinancing.  Borrowers who intend to sell their homes may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans.  These events, alone or in combination, may contribute to higher delinquency rates.

                                     As a result of these and other factors, the rating agencies have recently downgraded or put on downgrade watch a significant number of mortgage-backed securities (particularly mortgage-backed securities backed by subprime and
                                     Alt-A mortgage loans originated in 2005 and 2006).

                                     In addition, various federal, state and local regulatory authorities have taken or proposed actions that could hinder the ability of the servicer to foreclose promptly on defaulted mortgage loans.  Any such actions may adversely affect the performance of the loans and the yield on and value of the certificates.

                                     You should consider that the general market conditions discussed above may affect the performance of the mortgage loans and may adversely affect the return on your certificates.
Limited Obligations

Payments on the mortgage loans are   The certificates represent interests only in the trust.  The certificates do
the primary source of payments on    not represent an ownership interest in or obligation of the depositor, the
your certificates.                   seller, the servicer or any of their affiliates.  If proceeds from the assets of the trust are not sufficient to make all payments provided for under the pooling and servicing agreement, investors will have no recourse to the depositor, the seller, the servicer or any other entity, and will incur losses.
Liquidity Risks

You may have to hold your            A secondary market for your certificates may not develop.  Even if a secondary
certificates to maturity if their    market does develop, it may not continue or it may be illiquid.  Neither the
marketability is limited.            underwriter nor any other person will have any obligation to make a secondary market in your certificates.  Illiquidity means you may not be able to find a buyer to buy your securities readily or at prices that will enable you to realize a desired yield.  Illiquidity can have a severe adverse effect on the market value of your certificates.

                                     The offered certificates may experience illiquidity, and generally illiquidity is more likely for classes, such as the offered certificates, that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

                                                  S-17

                                     In addition, you should consider the impact that the factors discussed above under "Risk of Loss—Recent developments in the mortgage market may adversely affect the return on your certificates" may have on the liquidity of your certificates.

Special Yield and Prepayment
Considerations

The yield on your certificates       The yield to maturity on the offered certificates will depend on a variety of
will vary depending on the rate of   factors, including:
prepayments.
                                     o        the rate and timing of principal payments on each mortgage loan that has a net mortgage rate of less than 5.750%, including prepayments, defaults and liquidations, and repurchases due to breaches of representations or warranties;

                                     o        realized losses and interest shortfalls; and

                                     o        the purchase price of that class.

                                     The rate of prepayments is one of the most important and least predictable of these factors.  No assurances are given that the mortgage loans will prepay at any particular rate.

                                     In general, if you purchase a certificate at a price lower than its outstanding principal balance and principal distributions on that class occur more slowly than you assumed at the time of purchase, your yield will be lower than you anticipated.

The rate of prepayments on the       Since mortgagors can generally prepay their mortgage loans at any time, the
mortgage loans will vary depending   rate and timing of principal distributions on the offered certificates are
on future market conditions, and     highly uncertain.  Generally, when market interest rates increase, borrowers
other factors.                       are less likely to prepay their mortgage loans.  This could result in a slower return of principal to investors in the Class PO Certificates at a time when they might have been able to reinvest their funds at a higher rate of interest than the pass-through rate on their class of certificates. On the other hand, when market interest rates decrease, borrowers are generally more likely to prepay their mortgage loans.  This could result in a faster return of principal to investors in the Class PO Certificates at a time when they might not be able to reinvest their funds at an interest rate as high as the pass-through rate on their class of certificates.

                                     Refinancing programs, which may involve soliciting all or some of the mortgagors to refinance their mortgage loans, may increase the rate of prepayments on the mortgage loans.  These refinancing programs may be offered by the servicer or its affiliates, and may include streamlined documentation programs as well as programs under which a mortgage loan is modified to reduce the interest rate.

                                                  S-18

                                     See "Description of The Mortgage Pool" and "Yield and Prepayment
                                     Considerations" in this prospectus supplement and "Maturity and Prepayment
                                     Considerations" in the accompanying prospectus.

Mortgage loans with interest only    Approximately 4.07% of the reference date principal balance of the mortgage
payments may affect the yield on     loans require the related borrowers to make monthly payments of accrued
the related offered certificate      interest, but not principal, for the first ten years following origination.
                                     After the interest only period for each related mortgage loan, the mortgage rate on that mortgage loan will be reset and the related borrower's monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will be paid in full by its final distribution date.  As a result, if the monthly payment increases, the related borrower may not be able to pay the increased amount and may default or may refinance the loan to avoid the higher payment.

                                     In addition, because no scheduled principal payments are required to be made on these mortgage loans for a specified period of time, the related offered certificates will receive smaller scheduled principal distributions during that period than they would have received if the related borrowers were required to make monthly payments of interest and principal from origination of these mortgage loans.  Absent other considerations, this slower rate of principal distributions will result in longer weighted average lives of the related offered certificates than would otherwise be the case if none of the mortgage loans had interest only periods.

The yield on your certificates       The Class PO Certificates will receive a portion of the principal payments only
will be affected by the specific     on the mortgage loans that have net mortgage rates lower than 5.750%.
terms that apply to that class.      Therefore, the yield on the Class PO Certificates is extremely sensitive to the rate and timing of principal prepayments and defaults on the mortgage loans that have net mortgage rates lower than 5.750%.

                                     Mortgage loans with lower mortgage rates are less likely to be prepaid than mortgage loans with higher mortgage rates.  If prepayments of principal on the mortgage loans that have net mortgage rates lower than 5.750% occur at a rate slower than an investor assumed at the time of purchase, the investor's yield will be adversely affected.

The recording of mortgages in the    The mortgages or assignments of mortgage for some of the mortgage loans are
name of MERS may affect the yield    recorded in the name of Mortgage Electronic Registration Systems, Inc, or MERS,
on the certificates.                 solely as nominee for the originator and its successors and assigns.
                                     Subsequent assignments of those mortgages are registered electronically through the MERS® System.  The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry.  Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS.
                                     Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result.  Those delays and additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the mortgage loans.

                                                  S-19

                                     For additional information regarding MERS and the MERS® System, see
                                     "Description of the Mortgage Pool—Mortgage Pool Characteristics" and "Certain
                                     Yield and Prepayment Considerations" in this prospectus supplement and
                                     "Description of the Securities—Assignment of Loans" in the accompanying prospectus.
Bankruptcy and Insolvency Risks
Bankruptcy proceedings could delay   The transfer of the mortgage loans from the seller to the depositor is intended
or reduce distributions on the       by the parties to be and has been documented as a sale.  However, if the seller
certificates.                        were to become bankrupt, a trustee in bankruptcy could attempt to recharacterize the sale of the mortgage loans as a loan secured by the mortgage loans or to consolidate the mortgage loans with the assets of the seller.  Any such attempt could result in a delay in or reduction of collections on the mortgage loans available to make payments on the certificates.

                                     If the servicer becomes bankrupt or insolvent, the related bankruptcy trustee, conservator or receiver may have the power to prevent the appointment of a successor servicer.

The bankruptcy of a borrower may     If a borrower becomes subject to a bankruptcy proceeding, a bankruptcy court
increase the risk of loss on a       may require modifications of the terms of a mortgage loan without a permanent
mortgage loan.                       forgiveness of the principal amount of the mortgage loan.  Modifications have included reducing the amount of each monthly payment, changing the rate of interest and altering the repayment schedule.  In addition, a court having federal bankruptcy jurisdiction may permit a debtor to cure a monetary default relating to a mortgage loan on the debtor's residence by paying arrearages within a reasonable period and reinstating the original mortgage loan payment schedule, even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court.  In addition, under the federal bankruptcy law, all actions against a borrower and the borrower's property are automatically stayed upon the filing of a bankruptcy petition.

                                                  S-20

                                            Issuing Entity

         The  depositor   established  a  trust  with  respect  to  the  GMACM  Mortgage  Pass  Through
Certificates,  Series  2006-J1 on the issuance date  pursuant to the pooling and  servicing  agreement.
The  pooling  and  servicing  agreement  is  governed  by the  laws of the  State of New  York.  On the issuance date,  the depositor  deposited  into the trust a pool of mortgage  loans,  secured by one- to four-family  residential  properties  with  terms to  maturity  of not more than 30  years.  All of the mortgage  loans were  purchased by the depositor  from the seller  pursuant to a mortgage loan purchase agreement,  dated as of the issuance  date,  between the seller and the  depositor.  The trust does not have any additional equity.

         The pooling and servicing  agreement  provides  that the  depositor  assign to the trustee for the  benefit of the  certificateholders  without  recourse  all the right,  title and  interest  of the depositor  in and to the  mortgage  loans.  Furthermore,  the pooling and  servicing  agreement  states that,  although it is intended  that the  conveyance  by the  depositor  to the trustee of the mortgage loans be construed as a sale,  the  conveyance of the mortgage loans shall also be deemed to be a grant by the depositor to the trustee of a security interest in the mortgage loans and related collateral.

         Some  capitalized  terms used in this  prospectus  supplement  have the  meanings  given under
"Description  of  the   Certificates—Glossary  of  Terms"  or  in  the  accompanying  prospectus  under
"Glossary." The offering of the certificates  described in this prospectus  supplement is a "Designated
Seller Transaction" as that term is used in the accompanying prospectus.

                                   Sponsor, Servicer and Originators

General

         GMAC Mortgage,  LLC,  referred to in this  prospectus  supplement as GMACM,  is the sponsor of the certificates and will service the mortgage loans.  GMACM is a Delaware  limited  liability  company and a  wholly-owned  subsidiary  of GMAC  Residential  Holding  Company,  LLC,  which is a wholly owned subsidiary of Residential  Capital,  LLC, referred to in this prospectus  supplement as ResCap.  ResCap is a Delaware  limited  liability  company and a wholly-owned  subsidiary of GMAC Mortgage Group,  LLC, which is a  wholly-owned  subsidiary  of GMAC LLC. On August 24, 2007,  Fitch Ratings  reduced  GMACM's residential  primary  subservicer rating and residential primary servicer rating for Alt-A product from
RPS1 to RPS1- and placed the -servicer ratings on Rating Watch Negative.

         ResCap, which owns indirectly all of the equity of both Homecomings  Financial,  LLC, referred to in this  prospectus  supplement  as  Homecomings,  and GMACM,  has  restructured  the  operations of
Homecomings  and  GMACM.  As a  result  of such  restructuring,  on  September  24,  2007,  Homecomings transferred its servicing  platform and certain  employees  responsible  for the servicing  function to its affiliate GMACM.

         Subsequent  to the  transfer of the  servicing  platform and  employees  from  Homecomings  to
GMACM,  GMACM is servicing all of the GMACM and  Homecomings  servicing  portfolios,  which consists of the aggregate of the amounts set forth below under the headings "GMAC Mortgage,  LLC Primary  Servicing
Portfolio" and "Homecomings Financial, LLC Servicing Portfolio."

         GMACM began acquiring,  originating and servicing  residential  mortgage loans in 1985 through its  acquisition  of  Colonial  Mortgage  Service  Company,  which  was  formed  in 1926,  and the loan administration,  servicing operations and portfolio of Norwest Mortgage,  which entered the residential mortgage  loan  business in 1906.  These  businesses  formed the  original  basis of what is now GMACM.
GMACM has originated closed-end, fixed rate home equity loans since the early 1990's.

                                                  S-21

         GMACM maintains its executive and principal  offices at 1100 Virginia Drive,  Fort Washington,
Pennsylvania 19034.  Its telephone number is (215) 734-5000.

         In addition,  GMACM purchases  mortgage loans  originated by GMAC Bank,  which is wholly-owned by IB Finance Holding  Company,  LLC, a subsidiary of ResCap and GMAC LLC, and which is an affiliate of
GMACM.  Formerly known as GMAC Automotive  Bank,  GMAC Bank, a Utah  industrial  bank, was organized in
2001. As of November 22, 2006,  GMAC Bank became the successor to  substantially  all of the assets and liabilities of GMAC Bank, a federal  savings bank. All of the mortgage loans that GMAC Bank  originates are originated in accordance with GMACM's underwriting standards described below.

         Approximately  38.92%  of  the  mortgage  loans  (by  aggregate  principal  balance  as of the reference  date) were  originated  or acquired  by GMAC Bank.  Any loans  originated  by GMAC Bank have been sold to GMACM and have been  transferred  to the trust by  Residential  Asset  Mortgage  Products,
Inc., as depositor.

         GMACM's overall  procedures for  originating and acquiring  mortgage loans are described under
"Description  of the Mortgage Loans — Underwriting  Standards" in this prospectus  supplement.  GMACM's material role and  responsibilities  in this  transaction as servicer are described in this  prospectus supplement under "The Pooling and Servicing Agreement—The Servicer."

Loan Origination and Types of Mortgage Loans

         GMACM has three primary sources for residential  mortgage loan production:  the origination of loans through its retail  branches and direct  lending  network,  the  origination of loans through its mortgage  brokerage  network  and the  purchase  of  loans  in the  secondary  market  (primarily  from correspondent lenders).

         GMACM  originates  and acquires  mortgage  loans that generally fall into one of the following four categories:

         o        Prime Conforming  Mortgage  Loans—These are prime credit quality first-lien  mortgage loans  secured  by  single-family  residences  that meet or  "conform"  to the  underwriting  standards established  by Fannie  Mae or  Freddie  Mac for  inclusion  in their  guaranteed  mortgage  securities programs.

         o        Prime  Non-Conforming  Mortgage  Loans—These  are  prime  credit  quality  first-lien mortgage loans secured by  single-family  residences that either (1) do not conform to the underwriting standards  established  by Fannie Mae or Freddie Mac,  because  they have  original  principal  amounts exceeding  Fannie Mae and Freddie Mac limits,  which are commonly  referred to as jumbo mortgage loans, or (2) have  alternative  documentation  requirements  and property or  credit-related  features (e.g., higher  loan-to-value or debt-to-income  ratios) but are otherwise  considered prime credit quality due to other compensating factors.

         o        Government   Mortgage   Loans—These   are   first-lien   mortgage  loans  secured  by
single-family  residences that are insured by the Federal Housing  Administration  or guaranteed by the
Veterans Administration.

         o        Second-Lien  Mortgage  Loans—These are open- and closed-end  mortgage loans generally secured  by a second or more  junior  lien on  single-family  residences,  which  include  home  equity mortgage loans.

                                                  S-22

GMAC Mortgage, LLC Securitization Experience

         The  following   tables  set  forth  the  aggregate   principal  amount  of  publicly  offered
securitizations  of mortgage  loans  sponsored  by GMACM for the  periods  indicated.  GMACM  sponsored approximately  $2.928 billion in initial  aggregate  principal  amount of first lien mortgage loans and approximately  $2.431 billion in initial  aggregate  principal  amount of second lien mortgage loans in the 2002 calendar year. GMACM sponsored  approximately  $1.416 billion in initial  aggregate  principal amount of first lien mortgage loans and  approximately  $5.653 billion in initial  aggregate  principal amount  of  second  lien  mortgage  loans  in the 2006  calendar  year.  The  percentages  shown  under
"Percentage  Change from Prior Year" represent the ratio of (a) the difference  between the current and prior year volume over (b) the prior year volume.

First Lien Mortgage Loans
Volume by Principal Balance         2006              2005              2004             2003              2002
____________________________
Jumbo Fixed Rate               $ 546,153,384     $  522,873,155    $2,698,493,216    $3,907,776,870   $2,461,563,141
Jumbo ARM                      $ 870,196,300     $2,927,331,600    $1,136,171,300    $1,128,998,200   $            0
Alt-A Fixed Rate               $           0     $  523,588,022    $            0    $            0   $            0
Alt-A ARM                      $           0     $  260,774,100    $            0    $            0   $            0
General Holdings               $           0     $            0    $  224,099,000    $  654,317,000   $  466,352,000
                               _____________________________________________________________________________________
Total                          $1,416,349,684    $4,234,566,877    $4,058,763,516    $5,691,092,070   $2,927,915,141
                               _____________________________________________________________________________________

   Percentage Change from
       Prior Year(1)
____________________________
Jumbo Fixed Rate                   4.45%            (80.62)%          (30.95)%          58.75%            43.44%
Jumbo ARM                         (70.27)%          157.65%            0.64%            100.00%            N/A
Alt-A Fixed Rate                 (100.00)%          100.00%             N/A               N/A              N/A
Alt-A ARM                        (100.00)%          100.00%             N/A               N/A              N/A
General Holdings                    N/A            (100.00)%          (65.75)%          40.31%            95.05%
                                __________________________________________________________________________________
Total                             (66.55)%           4.33%            (28.68)%          94.37%            49.76%
                                __________________________________________________________________________________

Second Lien Mortgage Loans
Volume by Principal Balance         2006              2005             2004              2003              2002
_____________________________
Home Equity                    $5,423,411,000    $3,039,527,000    $4,615,179,000   $1,144,882,000    $2,219,938,000
High LTV                       $ 229,865,170     $           0     $ 175,000,000    $           0     $ 211,000,000
                               _____________________________________________________________________________________
Total                          $5,653,276,170    $3,039,527,000    $4,790,179,000   $1,144,882,000    $2,430,938,000
   Percentage Change from
       Prior Year(1)
_____________________________
Home Equity                        78.43%           (34.14)%          303.11%          (48.43)%          (14.10)%
High LTV                          100.00%          (100.00)%          100.00%         (100.00)%          (56.87)%
                                ____________________________________________________________________________________
Total                              85.99%           (36.55)%          318.40%          (52.90)%          (20.91)%
                                ____________________________________________________________________________________

(1)      Represents year to year growth or decline as a percentage of the prior year's securitization volume.

                                                  S-23

GMAC Mortgage, LLC Origination Experience

         The  following  tables set forth the dollar amount of mortgage  loans  originated by GMACM for the  periods  indicated,  and the  number  of such  loans  for the  same  period.  GMACM  originated  a residential  mortgage loan portfolio of  approximately  $55.4 billion,  $7.0 billion,  $3.4 billion and
$5.8 billion during the year ended December 31, 2002 backed by prime conforming  mortgage loans,  prime
non-conforming   mortgage   loans,   government   mortgage  loans  and   second-lien   mortgage  loans,
respectively.  GMACM originated a residential  mortgage loan portfolio of  approximately  $9.5 billion,
$1.4  billion,  $0.4  billion and $2.2  billion for the six months  ended June 30, 2007 backed by prime conforming  mortgage  loans,  prime  non-conforming  mortgage  loans,  government  mortgage  loans  and second-lien  mortgage loans,  respectively.  The percentages shown under "Percentage  Change from Prior
Year"  represent  the ratio of (a) the  difference  between  the current and prior year volume over (b)
the prior year volume.

                                   GMAC MORTGAGE, LLC ORIGINATION EXPERIENCE
                                            ($ IN MILLIONS)

                                                                                                                     For the Six
                                                                                                                    Months Ended
                                                            For the Year Ended December 31,                           June 30,
                                          ________________________________________________________________________________________
                                              2002          2003           2004           2005            2006          2007
                                          ________________________________________________________________________________________
Prime conforming mortgage loans

     No. of Loans...................       367,612       558,204        276,444          275,148       227,094         51,634

     Dollar Amount of  Loans........       $55,407       $89,271        $45,635          $50,003       $42,186         $9,520
     Percentage Change
          from Prior Year...........           N/A          61.12%       (48.88)%         9.57%       (15.63)%

Prime non-conforming mortgage loans

     No. of Loans                           23,391        41,202        101,883           96,291        39,096          3,358

     Dollar Amount of Loans                 $7,010       $13,451        $28,522          $27,903       $13,340         $1,381
     Percentage Change

          from Prior Year...........           N/A          91.88%        112.04%        (2.17)%      (52.19)%

Government mortgage loans

     No. of Loans                           30,234        49,988         40,062           31,164        24,335          2,735

     Dollar Amount of Loans                 $3,399        $4,929         $4,834           $4,251        $3,510           $430
     Percentage Change
          from Prior Year...........           N/A          45.01%        (1.93)%        (12.06)%     (17.43)%

Second-lien mortgage loans

     No. of Loans                          129,201       161,036        163,233          167,949       248,460         36,328

     Dollar Amount of Loans                 $5,802        $6,803         $8,457           $9,389       $15,658         $2,170

     Percentage Change
          from Prior Year...........           N/A         17.25%        24.31%           11.02%        66.77%

Total mortgage loans originated

     No. of Loans                          550,438       810,430        581,622          570,552       538,985         94,055

     Dollar Amount of Loans                $71,618      $114,454        $87,448          $91,546       $74,694        $13,501
     Percentage Change

          from Prior Year...........           N/A          59.81%       (23.60)%         4.69%       (18.41)%

                                                  S-24

GMAC Mortgage, LLC Servicing Experience

         GMACM  generally  retains the servicing  rights with respect to loans it sells or securitizes, and  also  occasionally  purchases  mortgage  servicing  rights  from  other  servicers  or  acts  as a subservicer of mortgage loans (and does not hold the corresponding mortgage servicing right asset).

         As of the six months  ended June 30,  2007,  GMACM  acted as  primary  servicer  and owned the corresponding  servicing  rights on  approximately  2,271,474 of  residential  mortgage loans having an aggregate unpaid principal balance of approximately  $284 billion,  and GMACM acted as subservicer (and did not own the  corresponding  servicing  rights) on  approximately  334,864 loans having an aggregate unpaid principal balance of over $70.5 billion.

         The following  tables set forth the dollar amount of mortgage  loans serviced by GMACM for the periods  indicated,  and the  number of such loans for the same  period.  GMACM was the  servicer  of a residential mortgage loan portfolio of approximately $150.4 billion,  $12.5 billion,  $21.2 billion and
$6.6 billion during the year ended December 31, 2002 backed by prime conforming  mortgage loans,  prime non conforming  mortgage  loans,  government  mortgage loans and second lien mortgage loans  (including home equity lines of credit),  respectively.  GMACM was the  servicer of a  residential  mortgage  loan portfolio of approximately  $211.5 billion,  $32.0 billion,  $18.2 billion and $22.8 billion during the six months  ended  June 30,  2007  backed by prime  conforming  mortgage  loans,  prime non  conforming mortgage loans,  government  mortgage loans and second lien mortgage loans (including home equity lines of credit),  respectively.  The percentages shown under  "Percentage  Change from Prior Year" represent the ratio of (a) the  difference  between  the  current  and prior year  volume over (b) the prior year volume.

                                                  S-25

                            GMAC MORTGAGE, LLC PRIMARY SERVICING PORTFOLIO
                                            ($ IN MILLIONS)

                                                                                                                        Six
                                                                                                                    Months Ended
                                                              Year Ended December 31,                                 June 30,
                                   ________________________________________________________________________________________________
                                       2002            2003            2004            2005            2006             2007
                                   ________________________________________________________________________________________________
Prime conforming mortgage loans

     No. of Loans................  1,418,843      1,308,284        1,323,249       1,392,870       1,455,919         1,485,410

     Dollar Amount of Loans......   $150,421       $153,601         $165,521        $186,364        $203,894          $211,462

     Percentage Change
          from Prior Year........        N/A            2.11%           7.76%          12.59%           9.41%

Prime non-conforming mortgage
loans

     No. of Loans................     36,225         34,041           53,119          69,488          67,462            68,062

     Dollar Amount of Loans......    $12,543        $13,937          $23,604         $32,385         $32,220           $32,035
     Percentage Change
          from Prior Year........        N/A         11.12%           69.36%          37.20%         (0.51)%

Government mortgage loans

     No. of Loans................    230,085        191,023          191,844         181,679         181,563           175,588

     Dollar Amount of Loans......    $21,174        $17,594          $18,328         $18,098         $18,843           $18,166

     Percentage Change
          from Prior Year........       N/A          (16.91)%          4.17%          (1.25)%          4.12%

Second-lien mortgage loans

     No. of Loans................    261,416        282,128          350,334         392,261         514,085           542,414

     Dollar Amount of Loans......     $6,666         $7,023          $10,374         $13,034         $20,998           $22,778

     Percentage Change
          from Prior Year........       N/A            5.36%          47.71%          25.64%          61.10%

Total mortgage loans serviced

     No. of Loans................  1,946,569      1,815,476        1,918,546       2,036,298       2,219,029         2,271,474

     Dollar Amount of Loans......   $190,804       $192,155         $217,827        $249,881        $275,955          $284,441

     Percentage Change
          from Prior Year........       N/A            0.71%          13.36%          14.72%          10.43%

                                                  S-26

                            HOMECOMINGS FINANCIAL, LLC SERVICING PORTFOLIO

         The following  table sets forth the aggregate  principal  amount of mortgage loans serviced by
Homecomings  for the past five  years and for the six  months  ended  June 30,  2007.  The  percentages shown under "Percentage  Change from Prior Year" represent the ratio of (a) the  difference between the current and prior year volume over (b) the prior year volume.

                                                  S-27

First Lien Mortgage Loans
                                                                                                                   Six Months Ended
                                                     Year Ended December 31,                                           June 30,
                 ____________________________________________________________________________________________________________________
    Volume by
   Principal
    Balance             2002                2003               2004               2005                2006                2007
____________________________________________________________________________________________________________________________________
Prime              $27,343,774,000     $29,954,139,212    $31,943,811,060    $44,570,851,126     $67,401,832,594     $72,144,802,385
Mortgages(1)

Non-Prime          $27,384,763,000     $39,586,900,679    $44,918,413,591    $52,102,835,214     $49,470,359,806     $43,013,399,177
Mortgages(2)       _________________________________________________________________________________________________________________

Total              $54,728,537,000     $69,541,039,891    $76,862,224,651    $96,673,686,340    $116,872,192,400    $115,158,201,562
                   _________________________________________________________________________________________________________________
Prime                       49.96%              43.07%             41.56%             46.10%              57.67%              62.65%
Mortgages(1)

Non-Prime                   50.04%              56.93%             58.44%             53.90%              42.33%              37.35%
Mortgages(2)        ________________________________________________________________________________________________________________

Total                      100.00%             100.00%            100.00%            100.00%             100.00%             100.00%
                    ________________________________________________________________________________________________________________
  Percentage
  Change from
 Prior Year(3)
______________
Prime                        7.09%               9.55%              6.64%             39.53%              51.22%
Mortgages(1)

Non-Prime                   60.71%              44.56%             13.47%             15.99%             (5.05)%
Mortgages(2)        ________________________________________________________________________________________________________________

Total                       28.55%              27.07%             10.53%             25.78%              20.89%
                    ________________________________________________________________________________________________________________
Junior Lien Mortgage Loans

                                                                                                                 Six Months Ended
                                                    Year Ended December 31,                                          June 30,
                 __________________________________________________________________________________________________________________
   Volume by
   Principal
    Balance            2002               2003               2004                2005               2006               2007
__________________________________________________________________________________________________________________________________
Prime              $7,627,424,000      $7,402,626,296     $7,569,300,685      $7,442,264,087    $11,418,858,741    $11,134,597,105
Mortgages(1)

Non-Prime                       -                   -                  -                   -                  -                  -
Mortgages(2)       _______________________________________________________________________________________________________________

Total              $7,627,424,000      $7,402,626,296     $7,569,300,685      $7,442,264,087    $11,418,858,741    $11,134,597,105
                   _______________________________________________________________________________________________________________
Prime                     100.00%             100.00%            100.00%             100.00%            100.00%            100.00%
Mortgages(1)       _______________________________________________________________________________________________________________

Non-Prime                       -                   -                  -                   -                  -                  -
Mortgages(2)       _______________________________________________________________________________________________________________

Total                     100.00%             100.00%            100.00%             100.00%            100.00%            100.00%

  Percentage
  Change from
 Prior Year(3)

Prime                     (4.94)%             (2.95)%              2.25%             (1.68)%             53.43%
Mortgages(1)

Non-Prime                       -                   -                  -                   -                  -
Mortgages(2)       ________________________________________________________________________________________________________________

Total                     (4.94)%             (2.95)%              2.25%             (1.68)%             53.43%
                   ________________________________________________________________________________________________________________

                                                  S-28

First Lien Mortgage Loans

                                                                                                           Six Months
                                                                                                           Ended June
                                                      Year Ended December 31,                                  30,
                           _____________________________________________________________________________________________
         Volume by
     Number of Loans             2002             2003             2004           2005         2006            2007
________________________________________________________________________________________________________________________
Prime Mortgages(1)                125,209           143,645         150,297       187,773        252,493        264,077

Non-Prime Mortgages(2)            257,077           341,190         373,473       394,776        361,125        316,998
                           _____________________________________________________________________________________________
Total                             382,286           484,835         523,770       582,549        613,618        581,075
                           _____________________________________________________________________________________________
Prime Mortgages(1)                 32.75%            29.63%          28.70%        32.23%         41.15%         45.45%

Non-Prime Mortgages(2)             67.25%            70.37%          71.30%        67.77%         58.85%         54.55%
                           _____________________________________________________________________________________________
Total                             100.00%           100.00%         100.00%       100.00%        100.00%        100.00%
                           _____________________________________________________________________________________________
 Percentage Change from
      Prior Year(3)

Prime Mortgages(1)                (6.30)%            14.72%           4.63%        24.93%         34.47%

Non-Prime Mortgages(2)             52.85%            32.72%           9.46%         5.70%        (8.52)%
                            ___________________________________________________________________________________________
Total                              26.66%            26.83%           8.03%        11.22%          5.33%
                            ___________________________________________________________________________________________
Junior Lien Mortgage Loans

                                                                                                           Six Months
                                                     Year Ended December 31,                             Ended June 30,
                          ______________________________________________________________________________________________
       Volume by
    Number of Loans            2002             2003             2004           2005          2006            2007
________________________________________________________________________________________________________________________
Prime Mortgages(1)               217,031           211,585         210,778       199,600        266,900         255,804

Non-Prime Mortgages(2)                 -                 -               -             -              -               -
                          ______________________________________________________________________________________________
Total                            217,031           211,585         210,778       199,600        266,900         255,804
                          ______________________________________________________________________________________________
Prime Mortgages(1)               100.00%           100.00%         100.00%       100.00%        100.00%         100.00%

Non-Prime Mortgages(2)                 -                 -               -             -              -               -
                          ______________________________________________________________________________________________
Total                            100.00%           100.00%         100.00%       100.00%        100.00%         100.00%
                          ______________________________________________________________________________________________
 Percentage Change from
     Prior Year(3)
__________________________
Prime Mortgages(1)               (5.20)%           (2.51)%         (0.38)%       (5.30)%         33.72%

Non-Prime Mortgages(2)                 -                 -               -             -              -
                          _____________________________________________________________________________________________
Total                            (5.20)%           (2.51)%         (0.38)%       (5.30)%         33.72%
                          _____________________________________________________________________________________________

(1)     Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity
        Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.

(2)     Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans—Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.

(3)     Represents year to year growth or decline as a percentage of the prior year's volume.

                                                  S-29

         Billing  and  Payment  Procedures.  As  servicer,  GMACM  collects  and remits  mortgage  loan payments,  responds to borrower  inquiries,  accounts for principal and interest,  holds  custodial and escrow funds for payment of property  taxes and insurance  premiums,  counsels or otherwise  works with delinquent borrowers,  supervises  foreclosures and property dispositions and generally administers the loans.  GMACM sends monthly  invoices or annual  coupon books to borrowers to prompt the  collection of the outstanding  payments.  Borrowers may elect for monthly payments to be deducted  automatically from bank accounts on the same day every month or may take advantage of on demand  electronic  payments made over the  internet  or via phone.  GMACM may,  from time to time,  outsource  certain of its  servicing functions,  such as contacting delinquent  borrowers,  property tax administration and hazard insurance administration,  although any such  outsourcing  will not relieve GMACM of any of its  responsibilities or liabilities.

                                                  S-30

                                Affiliations Among Transaction Parties

         The diagram below illustrates the ownership structure among the affiliated transaction parties.

                                                  S-31

                                   Description of the Mortgage Pool

General

         The mortgage  pool  consists of 967  fixed-rate  mortgage  loans with an  aggregate  principal balance  outstanding as of the reference  date,  after  deducting  payments of principal due during the month of the reference  date, of  approximately  $464,461,361.72.  The mortgage pool consisted of 1,127 fixed-rate  mortgage  loans with an aggregate  principal  balance  outstanding  as of the cut-off date, after deducting payments of principal due on the cut-off date, of approximately $550,003,046.49.

         The  mortgage  loans are secured by first liens on fee simple or  leasehold  interests in one-
to four-family  residential  real properties.  The mortgage pool consists of conventional,  fixed-rate, fully-amortizing,  level monthly  payment first lien mortgage  loans with terms to maturity of not more than  30 years  from the date of  origination  or  modification.  With respect to mortgage  loans which have been  modified,  references  in this  prospectus  supplement to the date of  origination  shall be deemed  to be the  date  of the  most  recent  modification.  All  percentages  of the  mortgage  loans described in this prospectus  supplement are approximate  percentages by aggregate principal balance as of the reference date, unless otherwise indicated.

         The mortgage  loans were  selected for  inclusion  in the  mortgage  pool from among  mortgage loans originated or purchased in connection with the Sponsor's  Underwriting  Standards described below based on the Sponsor's assessment of investor preferences and rating agency criteria.

         Under  the  terms  of  the  pooling  and  servicing  agreement,  the  depositor  assigned  the representations  and  warranties  made by the seller in the  mortgage  loan  purchase  agreement to the trustee for the benefit of the  certificateholders  as of the issuance  date. All of the mortgage loans were originated or acquired by GMAC Mortgage,  LLC, which is referred to in this prospectus  supplement as GMACM.

         The seller is obligated to  repurchase  or  substitute  for a mortgage  loan in the event of a breach  of its  representations  and  warranties  with  respect  to that  mortgage  loan if the  breach materially  and adversely  affects the interests of the  certificateholders  in that mortgage loan. For a description of some of the representations  and warranties made by the seller, see  "—Representations and Warranties" below.

         The depositor has not and will not make any  representations  and  warranties  with respect to the mortgage  loans and has not and will not be required to  repurchase  any mortgage loan in the event of a breach of the seller's representations and warranties with respect to a mortgage loan.

Mortgage Pool Characteristics

         The  original  mortgages or  assignments  of mortgage  for  substantially  all of the mortgage loans  may have  been or may be,  at the  sole  discretion  of the  servicer,  recorded  in the name of
Mortgage Electronic  Registration  Systems,  Inc, or MERS, solely as nominee for the originator and its
successors   and  assigns,   and  subsequent   assignments  of  those   mortgages  will  be  registered
electronically  through  the  MERS®  System.  For each of these  mortgage  loans,  MERS  will  serve as mortgagee  of record on the  mortgage  solely as a nominee in an  administrative  capacity on behalf of the trustee, and does not have any interest in the mortgage loan.

         As of the reference date, approximately 0.45% of the mortgage loans are Buy-Down Loans.

         None of the mortgage loans provides for deferred interest or negative amortization.

         As of the  reference  date,  approximately  2.16% of the mortgage  loans will be 30 to 59 days delinquent in payment of principal and interest.

         As of the  reference  date,  approximately  0.28% of the mortgage  loans will be 60 to 89 days delinquent in payment of principal and interest.

                                                  S-32

         As of the reference  date,  approximately  0.82% of the mortgage loans will be 90 or more days delinquent in payment of principal and interest.

         As  of  October  25,  2007,  the  aggregate   realized   losses  on  the  mortgage  loans  was
approximately  $985, which is approximately  0.01% of the principal balance of the mortgage loans as of the cut-off date.

         Approximately  4.07% of the reference  date  principal  balance of the mortgage  loans require the related  borrowers to make monthly payments of accrued interest,  but not principal,  for the first ten years  following  origination.  At the end of the interest only period,  borrowers on interest only mortgage  loans will be required to pay an amount of  principal  and interest  which will  amortize the related mortgage loan over the remaining term of that mortgage loan.

         All  percentages of the mortgage  loans are  approximate  percentages  by aggregate  principal balance  as of the  reference  date,  unless  otherwise  indicated.  Unless  otherwise  specified,  all principal balances of the mortgage loans are as of the reference date.

         As used in this  prospectus  supplement the remaining term to scheduled  maturity means, as of any date of  determination  and with respect to any mortgage  loan,  the number of months  equaling the number of  scheduled  monthly  payments  necessary  to reduce the  then-current  outstanding  principal balance of that mortgage loan to zero,  assuming the related  mortgagor will make all scheduled monthly payments but no prepayments, on the mortgage loan thereafter.

Mortgage Loan Statistical Information

         Certain  statistical  characteristics  of the mortgage  loans are set forth in Annex I to this prospectus  supplement,  and all  percentages  of the mortgage  loans are  approximate  percentages  by aggregate  principal  balance as of the reference date unless  otherwise  indicated.  Unless  otherwise specified, all principal balances of the mortgage loans are as of the reference date.

Static Pool Information

         Current  static pool data with  respect to mortgage  loans  serviced by GMACM is  available on the  internet at  http://staticpool.gmacm.com.  Information  with respect to prior  securitizations  of the "J" series and/or related  vintage  originations of mortgage loans that are similar to the mortgage loans included in this mortgage pool,  based on underwriting  criteria and credit  quality,  as well as historical  information  regarding the mortgage loans in this mortgage  pool,  and that  information is referred to in this prospectus supplement as Static Pool Data.

         The Static  Pool Data is not deemed a part of this  prospectus  supplement,  the  accompanying prospectus or the depositor's  registration  statement to the extent that such Static Pool Data relates to (a) any issuing entity that was established  before January 1, 2006 and (b) information  relating to assets of GMACM Mortgage Loan Trust 2006-J1 for periods prior to January 1, 2006.

         As used in the Static Pool Data and in this  prospectus  supplement,  a loan is  considered to be "30 to 59 days" or "30 or more days"  delinquent  when a payment due on any due date remains  unpaid as of the close of business on the last business day  immediately  prior to the next following  monthly due date.  The  determination  as to whether a loan falls into this category is made as of the close of business on the last  business  day of each  month.  Grace  periods and partial  payments do not affect these determinations.

         From time to time, the servicer will modify a mortgage loan,  recasting  monthly  payments for delinquent  borrowers who have  experienced  financial  difficulties.  Generally  such  borrowers  make payments under the modified terms for a trial period,  before the  modifications  become final.  During any such trial  period,  delinquencies  are reported  based on the  mortgage  loan's  original  payment terms.  The trial period is designed to evaluate  both a borrower's  desire to remain in the  mortgaged property and, in some cases, a borrower's  capacity to pay a higher  monthly  payment  obligation.  The trial period  generally may extend to up to six months  before a  modification  is finalized.  Once the modifications  become final  delinquencies  are reported  based on the modified  terms.  Generally if a borrower  fails to make  payments  during a trial  period,  the  mortgage  loan goes into  foreclosure.
Historically,  the  servicer  has not  modified  a  material  number  of  mortgage  loans in any  pool.
Furthermore,  the rating agencies rating the certificates  impose certain limitations on the ability of the servicer to modify loans.

                                                  S-33

         Charge  offs are  taken  only  when the  servicer  has  determined  that it has  received  all payments or cash  recoveries  which the  servicer  reasonably  and in good faith  expects to be finally recoverable with respect to any mortgage loan.

         There can be no assurance that the  delinquency  and  foreclosure  experience set forth in the
Static Pool Data will be  representative  of the results  that may be  experienced  with respect to the mortgage loans included in the trust.

Non-Recordation of Assignments; Possession of Mortgages

         The seller will not be required to record  assignments  of the mortgages to the trustee in the real  property  records of the states in which the related  mortgaged  properties  are  located.  Other than with respect to the mortgage  loans  recorded in the name of MERS,  GMACM will retain record title to the  mortgages  on behalf of the trustee and the  certificateholders.  Although the  recordation  of the  assignments  of the mortgages in favor of the trustee is not necessary to effect a transfer of the mortgage  loans to the  trustee,  if GMACM  were to sell,  assign,  pledge,  satisfy or  discharge  any mortgage  loan prior to the  recording,  if any, of the related  assignment in favor of the trustee and in some cases even after the  recordation  of any related  assignment,  the other  parties to the sale, assignment,  satisfaction,  pledge,  or discharge may have rights superior to those of the trustee.  In a small number of states,  including  Florida,  in the absence of recordation of the assignments of the mortgages,  the transfer to the trustee of the  mortgage  loans may not be  effective  against  certain creditors or purchasers  from the seller or a trustee in bankruptcy  thereof.  If those other  parties, creditors or  purchasers  have rights to the mortgage  loans that are superior to those of the trustee, certificateholders  could lose the right to future  payments of  principal  and  interest to the extent that those rights are not otherwise  enforceable in favor of the trustee under the applicable  mortgage documents.

         The trustee will not have physical  possession  of the mortgage  notes related to the mortgage loans in the trust.  Instead,  GMAC Bank, in its capacity as custodian,  will retain  possession of the mortgage  notes,  which may be  endorsed in blank and not  stamped or  otherwise  marked to reflect the assignment  to the trustee.  If a subsequent  purchaser  were able to take  physical  possession of the mortgage  notes  without  knowledge of that  assignment,  the  interests of the trustee in the mortgage loans  could  be  defeated.  In  that  event,  distributions  to  certificateholders  may be  adversely affected.

Primary Mortgage Insurance and Primary Hazard Insurance

         Each mortgage loan is required to be covered by a standard hazard insurance  policy,  which is referred  to as a  primary  hazard  insurance  policy.  In  addition,  to the  best of the  depositor's knowledge,  each of the mortgage  loans with a  loan-to-value  ratio at origination in excess of 80% is insured by a primary mortgage  insurance  policy,  which is referred to as a primary  insurance policy, covering the portion of the  principal  balance of the  mortgage  loan that exceeds 80% of the value of the property.  Substantially  all of the primary  insurance  policies were issued by Genworth  Mortgage
Insurance  Corporation  (formerly General Electric Mortgage Insurance  Corporation),  Mortgage Guaranty
Insurance  Corporation,  United  Guaranty  Residential  Insurance  Company,  Radian  Guaranty Inc., PMI
Mortgage  Insurance Co.,  Triad Guaranty  Insurance  Corporation  or Republic  Mortgage  Insurance Co.,
which  collectively  are the  primary  insurers.  Each  primary  insurer  has a claims  paying  ability currently  acceptable  to the  rating  agencies  that have  been  requested  to rate the  certificates;
however,  there is no  assurance  as to the actual  ability of any primary  insurer to pay claims.  See
"Insurance Policies on Loans" in the accompanying prospectus.

                                                  S-34

Additional Information

         The  description  in this  prospectus  supplement  of the  mortgage  pool  and  the  mortgaged properties  is based upon the mortgage  pool as  constituted  at the close of business on the reference date, as adjusted for the scheduled  principal  payments due on or before the  reference  date,  unless otherwise indicated.

         A current  report on Form 8-K is available to purchasers of the offered  certificates  and was filed by the issuing entity, in its own name, together with the pooling and servicing  agreement,  with the Securities and Exchange Commission on March 7, 2006.

Underwriting Standards

         As of the issuance  date,  GMACM's  underwriting  standards with respect to the mortgage loans
generally  conformed  to  those  published  in  GMACM's  underwriting   guidelines.   The  underwriting
standards  as set forth in GMACM's  underwriting  guidelines  as of the issuance  date are  continually revised based on prevailing  conditions in the residential  mortgage market and the market for mortgage securities.  Consequently,  the  information  set forth  below with  respect  to  GMACM's  underwriting standards  and the mortgage  loans is as of the issuance date and is not to be viewed as a statement of
GMACM's current underwriting standards which may vary from the information provided in this section.

         The  underwriting  standards  set forth in GMACM's  underwriting  guidelines  with  respect to mortgage loans  originated or acquired under the GMAC Mortgage  30 Year Jumbo  Fixed-Rate  Loan Program
provide  for  varying  levels of  documentation.  For the  "Standard"  documentation  loan  program,  a prospective  borrower  is  required  to  complete a detailed  application  providing  pertinent  credit information.  The  application  contains a  description  of  borrower's  assets and  liabilities  and a statement  of income and  expenses,  as well as an  authorization  to apply for a credit  report  which summarizes  the borrower's  credit history with merchants and lenders and any record of bankruptcy.  In addition,  employment  verification  is obtained  which reports the  borrower's  current salary and may contain the length of  employment  and an  indication  as to whether it is expected  that the  borrower will continue such employment in the future.  If a prospective  borrower is  self-employed or if income is received from dividends and interest,  rental  properties or other income which can be verified from tax returns,  the borrower  may also be required to submit  copies of signed tax returns.  In addition, the borrower  may be required to authorize  verification  of deposits at financial  institutions  where the borrower has accounts.

         Loan  applications  for  jumbo  loans for loan  amounts  or  combined  loan  amount  less than
$850,000  originated  or  purchased by GMACM may be  submitted  to an  automated  underwriting  system.
GMACM uses Fannie Mae's Desktop  Underwriter  program, or DU, or Freddie Mac's Loan Prospector program, or LP.  These  automated  underwriting  systems  were  developed  by Fannie Mae and Freddie Mac and are used  to  underwrite  conventional,  governmentally  insured  and  jumbo  loans  based  on  established guidelines.  Loans that receive an  "Approve/Eligible" or an  "Approve/Ineligible"  only as a result of parameters  acceptable  under the specific product that do not meet conforming  eligibility  guidelines in  connection  with DU or  "Accept  Plus" or  "Accept"  in  connection  with LP are  considered  loans eligible for  origination or purchase by GMACM and may follow  reduced  income and asset  documentation as noted on the automated  underwriting  finding report.  This  streamlined  documentation  alternative does not apply to loan  amounts  and  combined  loan  amounts  exceeding  $850,000.  Loan  amounts  and combined loan amounts over $850,000 are not eligible for  submission to automated  underwriting  or the reduced  documentation  process. The automated  underwriting system is not used as a loan decision tool but,  instead,  is used only as a reduced  documentation  alternative for certain  qualifying  mortgage loans,  and  jumbo  loans  are  generally  subjected  to a manual  review  via the  approved  delegated underwriting authority.

                                                  S-35

         GMACM has instituted a proprietary  automated  underwriting decision engine for selected jumbo mortgage  products  (the "AU  Engine").  The  proprietary  AU Engine is built from Fannie Mae's Desktop
Underwriter  program,  or DU.  Loans  must run  through  the Fannie Mae system to access the AU Engine.
Loans that receive an  "Approve/Eligible" or an  "Approve/Ineligible"  from DU will pass through to the
AU Engine with the streamlined  documentation  alternative shown on the report.  The AU Engine provides recommendations  on GMACM jumbo mortgage  products and provides the ability to validate loans using the
AU  Engine  "Approve"  recommendation.  This  automated  underwriting  decision  does not apply to loan amounts and  combined  loan amounts  exceeding  $850,000.  Loan amounts and combined  loan amounts over
$850,000  are not eligible  for  submission  to  automated  underwriting  or the reduced  documentation process.

         The AU Engine delivers a full underwriting  decision that includes GMACM's product  guidelines and customized  findings messages.  Loans that receive an "Approve"  recommendation  from the AU Engine will be  considered  as having a GMACM  automated  conditional  approval  and will follow the  findings documentation  report  supplied  by the AU  Engine  for  all  documentation  requirements.  Loans  that receive a "Refer"  recommendation from the AU Engine may not follow the findings  documentation  report requirements.  Instead,  a full manual  underwrite must be completed to validate  proper  documentation requirements.

         In  determining  the adequacy of the  mortgaged  property as  collateral,  an appraisal may be required of each property  considered  for  financing.  Such  appraisals may be performed by appraisers independent  from or  affiliated  with GMACM or its  affiliates.  Such  appraisals,  however,  will not establish  that the mortgaged  properties  provide  assurance of repayment of the mortgage  loans.  The appraiser is required to verify that property is in good condition and that  construction,  if new, has been  completed.  The appraisal is based on various  factors,  including the market value of comparable homes and the cost of replacing the  improvements.  For existing  properties,  if the appraisal is more than 120 days old but less than 180 days  old, the original  appraiser  must certify that the value has not  declined.  If the  appraisal is more than  180 days  old, a new  appraisal  is  required.  For new construction  or  construction-to-permanent  loans, if the appraisal is more than 180 days old but less than 360 days  old, the original  appraiser  must certify that the value has not declined.  The updated appraisal  must be dated within  180 days of the  settlement or closing.  If the appraisal is more than
360 days  old, a new  appraisal  is  required.  To the extent that the  appraised  value of a mortgaged property  declines over time,  the actual  loan-to-value  ratio with respect to such mortgage loan will be higher than the loan-to-value ratio derived at the time of origination of such mortgage loan.

         Once all applicable  employment,  credit and property information is received, a determination is made as to whether the  prospective  borrower has sufficient  monthly  income  available to meet the borrower's  monthly  obligations on the proposed  mortgage loan and other expenses  related to the home
(such as property  taxes and hazard  insurance)  and other  financial  obligations  and monthly  living expenses.

         Under GMACM's  underwriting  guidelines,  loans may also be originated  under the "Relocation"
or "Relocation-VIP"  documentation  programs.  Under these programs,  certain items described above are verified using  alternative  sources.  In the case of  "Relocation"  documentation,  a signed  employer relocation  verification  form is acceptable in lieu of a paystub.  The  "Relocation-VIP"  program does not require income  verification,  however,  eligible  borrowers must have a minimum annual base salary of $75,000.

         Loans may also be originated under GMACM's  underwriting  guidelines under the "Stated Income"
program, a no income verification  program for self-employed and salaried  borrowers.  For these loans, a credit  check,  an  appraisal,  and  verification  of  sufficient  assets is  required.  These  loans generally  will not exceed a 95%  loan-to-value  ratio on  primary  residence  purchases  and rate term refinances  and 75%  loan-to-value  ratio on equity  refinances.  A 70%  loan-to-value  ratio on second homes is permitted on purchases  and rate term  refinances.  Equity  refinances  are not  permitted for second homes under the "Stated Income" program

                                                  S-36

         GMACM's  underwriting  guidelines  also  provide  for loans  under  its  "Select"  program  to employees and retirees of General  Motors  Corporation,  or GM. Such loans are made to executives of GM or affiliates  of GM,  dealer  principals  and general  managers  with a minimum  annual base salary of
$75,000 or to GM or GM affiliate  retirees  with a minimum base  retirement  annual  income of $60,000.
In addition,  "Super  Select"  processed  loans are made to  executives  of GM or  affiliates of GM and dealer  principals  with a minimum  annual  base  salary of  $200,000.  For both  "Select"  and  "Super
Select" loan programs,  no income,  no asset and, at times, no appraisal is required.  Underwriting for
"Select" is subject to a maximum  loan-to-value ratio of 80% and a combined  loan-to-value ratio of 90%
for primary and second home purchase and rate term refinance  transactions.  For the "Select"  program, a maximum  loan-to-value  ratio of 80% is  permitted  on  primary  residence  equity  refinances  and a maximum  loan-to-value  ratio  of 70% is  permitted  for  second  homes.  Underwriting  for the  "Super
Select"  program  is subject  to a maximum  loan-to-value  ratio of 80% for  primary  and  second  home purchase and rate term refinance  transactions.  No equity  refinances  are permitted  under the "Super
Select"  loan  program.  The  loan-to-value  ratio  for the  "Super  Select"  program  is  based on the borrower's  stated value and  generally no  appraisal  is required for  loan-to-value  ratios of 80% or less.  On the "Select"  program,  the borrower  must supply  evidence of value only in some  instances.
For example,  if the combined loan amount exceeds  $850,000 or if the loan is an equity refinance loan, an  appraisal of the property is required.  In addition to the  loan-to-value  and salary  requirements described above,  generally,  borrower  eligibility under the "Select" or "Super Select"  documentation program may be  determined  by use of a credit  scoring  mode,  which in most cases  requires a minimum credit score of 680.

         The underwriting  standards set forth in the GMACM  underwriting  guidelines may be varied for certain refinance  transactions,  including "limited documentation" or "reduced documentation" mortgage loan  refinances.  Limited or reduced  documentation  refinances,  including the programs  "Streamline"
and "Express," generally permit fewer supporting  documents to be obtained or waive income,  appraisal, asset,  credit  score and  employment  documentation  requirements.  Limited or  reduced  documentation refinances  generally  compensate  for  increased  credit  risk  by  placing  greater  emphasis  on the borrower's payment history.  Generally,  in order to be eligible for a limited or reduced documentation refinance,  the  borrower  must be an existing  customer of GMACM,  have a good credit  history and the mortgage loan must  demonstrate  other  compensating  factors,  such as a relatively low  loan-to-value ratio, stable employment or other favorable underwriting factors.

         The  underwriting  standards  set forth in GMACM's  underwriting  guidelines  with  respect to mortgage  loans  originated  under the GMACM  30 Year  Jumbo  Fixed-Rate  Loan Program may be varied in appropriate  cases.  There can be no assurance  that every  mortgage loan was  originated in conformity with  the  applicable  underwriting  standards  in all  material  respects,  or  that  the  quality  or performance of the mortgage loans will be equivalent under all circumstances.

         GMACM's  underwriting  standards  include a set of  specific  criteria  pursuant  to which the underwriting  evaluation is made. However, the application of GMACM's  underwriting  standards does not imply that each  specific  criterion  was  satisfied  individually.  Rather,  a  mortgage  loan will be considered to be originated in accordance  with a given set of  underwriting  standards if, based on an overall  qualitative  evaluation,  the  loan  is in  substantial  compliance  with  those  underwriting standards.  For  example,  a  mortgage  loan may be  considered  to comply  with a set of  underwriting standards,  even if one or more specific  criteria  included in those  underwriting  standards were not satisfied,  if other  factors  compensated  for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting standards.

Representations and Warranties

         Pursuant  to  the   mortgage   loan   purchase   agreement,   the  seller  has  made   certain
representations  and warranties to the depositor  concerning the mortgage  loans,  which the depositor, in turn,  has  assigned to the trustee.  The  representations  and  warranties  of the seller  include, among other things, that as of the issuance date or such other date as may be specified below:

                                                  S-37

         (a)      The  information  set forth in the  mortgage  loan  schedule  is true,  complete  and correct in all material respects as of the cut-off date;

         (b)      Each  mortgage  creates  a first  lien on an  estate  in fee  simple  or a  leasehold interest in real property  securing the related  mortgage note,  free and clear of all adverse  claims, liens and  encumbrances  having  priority  over the first lien of the mortgage  subject only to certain permitted exceptions;

         (c)      No  mortgage  loan has been 30 or more days past due more  than one time  during  the
12 month  period prior to the cut-off  date.  As of the cut-off  date,  no mortgage loan was 30 or more days past due and has not been  dishonored;  there  are no  defaults  under  the terms of any  mortgage loan; and the seller has not advanced  funds, or induced,  solicited or knowingly  received any advance of funds  from a party  other  than the  owner  of the  mortgaged  property  subject  to any  mortgage, directly or indirectly, for the payment of any amount required by the related mortgage loan;

         (d)      There are no delinquent  taxes which are due and payable,  ground rents,  assessments or other outstanding charges affecting any mortgaged property;

         (e)      No  mortgage  note or the  related  mortgage  is subject to any right of  rescission, set-off,  counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the  mortgage  note and the  mortgage,  or the  exercise of any right  thereunder,  render the mortgage note or mortgage  unenforceable,  in whole or in part, or subject to any right of  rescission, set-off,  counterclaim  or defense,  including the defense of usury,  and no such right of  rescission, set-off, counterclaim or defense has been asserted with respect thereto;

         (f)      All  buildings  upon each  mortgaged  property are insured by a generally  acceptable insurer  pursuant to standard hazard policies  conforming to the requirements of Fannie Mae and Freddie
Mac;

         (g)      Any and all  requirements  of any  federal,  state or local  law  including,  without limitation,  usury,  truth-in-lending,  real estate settlement procedures,  consumer credit protection, equal credit  opportunity or disclosure  laws  applicable to each mortgage loan have been complied with in all material respects;

         (h)      No mortgage has been  satisfied,  canceled or  subordinated,  in whole or in part, or rescinded,  and the related mortgaged property has not been released from the lien of the mortgage,  in whole  or in part nor has any  instrument  been  executed  that  would  effect  any such  satisfaction, release, cancellation, subordination or rescission;

         (i)      Each mortgage note and the related  mortgage are original and genuine and each is the legal,  valid and binding  obligation of the maker  thereof,  enforceable in all respects in accordance with its terms subject to bankruptcy,  insolvency and other laws of general  application  affecting the rights of creditors;

         (j)      Immediately  prior to the transfer and assignment to the depositor,  no mortgage note or mortgage was subject to an assignment  or pledge,  and the seller had good and  marketable  title to and was the sole  owner  thereof  and had full  right to  transfer  and sell the  mortgage  loan to the depositor free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest;

         (k)      Each  mortgage  loan is  covered  by a  lender's  title  insurance  policy  or  other generally acceptable form of policy of insurance,  with all necessary  endorsements,  issued by a title insurer qualified to do business in the jurisdiction where the related mortgaged property is located;

         (l)      To the  seller's  knowledge,  there  is no  default,  breach,  violation  or event of acceleration  existing  under any  mortgage or mortgage  note and no event  which,  with the passage of time or with  notice  and the  expiration  of any grace or cure  period,  would  constitute  a default, breach,  violation or event  permitting  acceleration;  and neither the seller nor any prior  mortgagee has waived any default, breach, violation or event permitting acceleration;

                                                  S-38

         (m)      To the seller's  knowledge,  there are no mechanics liens, or similar liens or claims which have been filed for work,  labor or material  affecting any mortgaged  property  which are or may be liens prior to or equal to the lien of the related mortgage; and

         (n)      To the seller's  knowledge,  each  mortgaged  property at  origination of the related mortgage  loan was and  currently  is free of  damage  and  waste  and to the  seller's  knowledge,  at origination  of the mortgage  loan there was, and there  currently  is, no  proceeding  pending for the total or partial condemnation thereof.

         Upon discovery by the seller,  the depositor or the trustee of a breach of any  representation
or  warranty  set  forth  above  which   materially   and  adversely   affects  the  interests  of  the
certificateholders  in any mortgage loan, the party  discovering such breach is required to give prompt written  notice to the  others.  The  seller  shall  have a period of 90 days from the  earlier  of its discovery  or its receipt of notice of any such breach  within which to correct or cure a breach of any representation  or warranty it has made with respect to a mortgage  loan.  If any such breach cannot be corrected  or cured  within  such  90 day  period,  the  seller  shall,  not later  than 90 days of its discovery  or its  receipt of notice of such  breach,  repurchase  the  affected  mortgage  loan at the related  purchase  price.  The seller will have the option to substitute one or more mortgage loans for any mortgage loan that it is required to repurchase  if the  substitute  mortgage loan or loans satisfy
the   requirements   for  substitute   mortgage   loans  as  described   under   "Description   of  the
Securities—Limited Right of Substitution" in the accompanying prospectus.

         The seller is required to repurchase  or substitute  for a mortgage loan if the substance of a representation  or warranty made by it has been breached,  even if the  representation or warranty made by it has been  qualified to such party's  knowledge.  Upon any  substitution  for a mortgage loan, the representations  and  warranties  set  forth  above  shall be  deemed  to be made as to any  substitute mortgage loan as of the date of  substitution.  The  obligations  of the seller to cure,  repurchase or substitute for any mortgage loan shall  constitute the  certificateholders'  sole and exclusive  remedy respecting a breach of any representations or warranties with respect to the mortgage loans.

                                                  S-39

                                    Description of the Certificates

General

         The trust issued the following  classes of senior  certificates,  collectively  referred to in this prospectus supplement as the Senior Certificates:

         o        Class A-1 Certificates;
         o        Class A-2 Certificates;
         o        Class A-3 Certificates;
         o        Class A-4 Certificates, or the TAC Certificates;
         o        Class A-5 Certificates, or the Companion Certificates;
         o        Class A-6 Certificates;
         o        Class A-7 Certificates;
         o        Class PO Certificates, or the Principal Only Certificates;
         o        Class IO Certificates, or the Interest Only Certificates; and
         o        Class R Certificates.

         The  Class A-1,   Class A-2,   Class A-3,   Class A-4,   Class A-5,  Class A-6  and  Class A-7
Certificates are collectively referred to in this prospectus supplement as the Class A Certificates.

         In addition  to the Senior  Certificates,  the trust also  issued six  classes of  subordinate certificates,  which are designated as the Class M-1,  Class M-2,  Class M-3,  Class B-1, Class B-2 and
Class B-3  Certificates  and which are  collectively  referred to in this prospectus  supplement as the
Subordinate  Certificates.  The  Class M-1,  Class M-2  and  Class M-3  Certificates  are  collectively referred to in this prospectus  supplement as the Class M  Certificates.  The Class B-1,  Class B-2 and
Class B-3  Certificates  are  collectively  referred to in this  prospectus  supplement  as the Class B
Certificates.

         Only the Class PO Certificates are offered by this prospectus supplement.

         The certificates  evidence the entire  beneficial  ownership  interest in the trust. The trust consists of:

         o        the mortgage loans;
         o        the assets as from time to time  identified  as  deposited in respect of the mortgage loans in the Custodial Account and in the Payment Account and belonging to the trust;
         o        property acquired by foreclosure of the mortgage loans or by deed in lieu of foreclosure;
         o        any applicable primary insurance policies and primary hazard insurance policies; and
         o        all proceeds of any of the foregoing.

         The offered  certificates  will be available only in book-entry form through the facilities of
DTC, and are referred to as the DTC  registered  certificates.  The DTC  registered  certificates  were
issued,   and  will  be  maintained  and  transferred  on  the  book-entry   records  of  DTC  and  its
participants.  The DTC  registered  certificates  were issued in minimum  denominations  of $25,000 (by
Certificate  Principal  Balance).  The  record  date  with  respect  to any  distribution  date and the offered certificates will be the last day of the related Interest Accrual Period.

                                                  S-40

         The DTC registered  certificates  are  represented by one or more  certificates  registered in the name of the nominee of DTC. The  depositor  has been  informed by DTC that DTC's  nominee is Cede &
Co. No  beneficial  owner will be entitled to receive a  certificate  of any class in fully  registered
form,  or  a  definitive  certificate,   except  as  described  in  this  prospectus  supplement  under
"—Book-Entry Registration of Certain of the Offered  Certificates—Definitive  Certificates." Unless and
until  definitive  certificates  are  issued  for the DTC  registered  certificates  under the  limited circumstances described in this prospectus supplement:

         o        all  references to actions by  certificateholders  with respect to the DTC registered certificates  shall  refer  to  actions  taken  by DTC  upon  instructions  from  its participants; and

         o        all references in this prospectus supplement to distributions,  notices,  reports and statements  to  certificateholders  with respect to the DTC  registered  certificates shall refer to distributions,  notices,  reports and statements to DTC or Cede & Co., as the registered  holder of the DTC registered  certificates,  for  distribution  to beneficial owners by DTC in accordance with DTC procedures.

Book-Entry Registration of Certain of the Offered Certificates

         General.  Beneficial  owners that are not participants or indirect  participants but desire to purchase,  sell or otherwise  transfer  ownership of, or other interests in, the related DTC registered
certificates  may  do  so  only  through  participants  and  indirect  participants.   Holders  of  the
book-entry  certificates  may elect to hold their  certificates  through DTC in the United  States,  or
Clearstream  Luxembourg  or the Euroclear  System,  referred to as  Euroclear,  in Europe,  if they are participants in their systems,  or indirectly  through  organizations  which are  participants in their systems.  In addition,  beneficial  owners will receive all  distributions of principal of and interest on the  related  DTC  registered  certificates  from the paying  agent  through  DTC and  participants.
Accordingly,  beneficial  owners may  experience  delays in their  receipt  of  payments.  Payments  on certificates  held through  Clearstream  Luxembourg or Euroclear  will be credited to the cash accounts of  Clearstream  Luxembourg  participants  or Euroclear  participants  in accordance  with the relevant system's rules and  procedures,  to the extent received by the relevant  depositary.  The payments will be subject to tax reporting in accordance  with the relevant  United States  tax laws and  regulations.
Unless and until  definitive  certificates are issued for the related DTC registered  certificates,  it is anticipated that the only registered  certificateholder  of the DTC registered  certificates will be
Cede & Co., as nominee of DTC.  Clearstream  Luxembourg  and Euroclear  will hold omnibus  positions on behalf of their participants  through customers'  securities  accounts in Clearstream  Luxembourg's and
Euroclear's names on the books of their respective  depositaries  which in turn will hold the positions in customers'  securities  accounts in the depositaries'  names on the books of DTC.  Beneficial owners will not be  recognized  by the trustee or the servicer as  certificateholders,  as the term is used in the pooling and servicing  agreement,  and beneficial  owners will be permitted to receive  information furnished  to  certificateholders  and to exercise  the rights of  certificateholders  only  indirectly through DTC, its participants and indirect participants.

         Under the rules,  regulations  and procedures  creating and affecting DTC and its  operations,
DTC is required to make book-entry  transfers of DTC registered  certificates among participants and to
receive  and  transmit   distributions   of  principal   of,  and  interest  on,  the  DTC   registered
certificates.  Participants and indirect  participants  with which beneficial owners have accounts with respect to the DTC  registered  certificates  similarly are required to make  book-entry  transfers and receive and  transmit  distributions  on behalf of their  respective  beneficial  owners.  Accordingly, although  beneficial  owners will not possess physical  certificates  evidencing their interests in the
DTC  registered  certificates,  DTC's rules  provide a mechanism by which  beneficial  owners,  through their participants and indirect  participants,  will receive distributions and will be able to transfer their interests in the DTC registered certificates.

         None of the depositor,  the seller,  the servicer,  or the trustee will have any liability for any actions taken by DTC or its nominee, including,  without limitation,  actions for any aspect of the records  relating  to or  payments  made  on  account  of  beneficial  ownership  interests  in the DTC registered  certificates  held by Cede & Co., as nominee for DTC, or for  maintaining,  supervising  or reviewing any records relating to such beneficial ownership interests.

                                                  S-41

         Definitive  Certificates.  Definitive  certificates  will be  issued to  beneficial  owners or their nominees, respectively, rather than to DTC or its nominee, only if:

         o        the  depositor  advises the trustee in writing that DTC is no longer  willing or able
                  to  properly  discharge  its   responsibilities  as  a  depository  with  respect  to
                  book-entry  certificates and the depositor is unable to locate a qualified successor;
                  or

         o        the  depositor  notifies DTC of its intent to terminate  the  book-entry  system and, upon  receipt of a notice of intent from DTC,  the  participants  holding  beneficial interest in the book-entry certificates agree to initiate a termination.

         Upon the occurrence of an event described  above,  the trustee is required to notify,  through
DTC,  participants  who have  ownership of DTC registered  certificates  as indicated on the records of
DTC of the  availability  of  definitive  certificates  for their  DTC  registered  certificates.  Upon surrender by DTC of the definitive  certificates  representing the DTC registered certificates and upon receipt of  instructions  from DTC for re  registration,  the trustee will  reissue the DTC  registered
certificates  as  definitive   certificates  issued  in  the  respective  principal  amounts  owned  by individual  beneficial  owners,  and thereafter the trustee and the servicer will recognize the holders of the definitive certificates as certificateholders under the pooling and servicing agreement.

         For  additional   information  regarding  DTC  and  the  DTC  registered   certificates,   see
"Description of the Securities—Form of Securities" in the accompanying prospectus.

Glossary of Terms

         The  following  terms are given the  meanings  shown below to help  describe the cash flows on the certificates:

         Accretion  Directed  Certificates—Collectively,  the  Class  A-1,  Class  A-2,  Class  A-4 and
Class A-5 Certificates.

         Accretion  Termination  Date—  The  Class  A-3  Accretion  Distribution  Date or the Class A-5
Accretion Distribution Date, as applicable.

         Accrual Certificates— Collectively, the Class A-3 Certificates and Class A-5 Certificates.

         Accrued  Certificate  Interest—With  respect  to any  distribution  date  and  each  class  of certificates,  other than the Principal Only  Certificates,  an amount equal to interest accrued during the related  Interest  Accrual Period on the Certificate  Principal  Balance or Notional Amount of that class immediately prior to that distribution date at the  then-applicable  related  Pass-Through  Rate, less  interest  shortfalls,  if any,  allocated  thereto for that  distribution  date to the extent not covered  with  respect to the Senior  Certificates  by the  subordination  provided by the  Subordinate
Certificates  and,  with  respect  to  the  Class M  Certificates  to the  extent  not  covered  by the subordination  provided by the Class B  Certificates  and any class or classes of Class M  Certificates having a lower payment priority, including in each case:

                  (1)      any  Prepayment  Interest  Shortfalls  to  the  extent  not  covered  by the
         servicer  as   described   in  this   prospectus   supplement   under   "Description   of  the
         Certificates—Interest Distributions";

                  (2)      the interest  portions of Realized  Losses,  including Excess Special Hazard
         Losses,   Excess  Fraud  Losses,  Excess  Bankruptcy  Losses,  and  Extraordinary  Losses  not
         allocated through subordination;

                                                  S-42

                  (3)      the  interest  portion  of any  Advances  that  were made  with  respect  to delinquencies  that were  ultimately  determined to be Excess Special  Hazard  Losses,  Excess
         Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses; and

                  (4)      any other interest  shortfalls,  including interest  shortfalls  relating to the Servicemembers  Civil Relief Act, referred to in this prospectus  supplement as the Relief
         Act, or similar legislation or regulations, all allocated as described below.

         Any  reductions  will be  allocated  among the  holders  of all  classes  of  certificates  in proportion to the respective  amounts of Accrued  Certificate  Interest that would have been payable on that  distribution  date absent these  reductions.  In the case of each class of Class M  Certificates,
Accrued  Certificate  Interest on that class will be further  reduced by the allocation of the interest portion  of  certain  losses  thereto,  if any,  as  described  below  under  "—Allocation  of  Losses;
Subordination."   Accrued   Certificate   Interest  on  each  class  of  Senior  Certificates  will  be distributed  on a pro rata  basis.  Accrued  Certificate  Interest  on each  class of  certificates  is calculated on the basis of a 360-day year consisting of twelve 30-day months.

         Aggregate   Planned  Principal   Balances—With   respect  to  the  Class  A-1  and  Class  A-2
Certificates  and any  distribution  date,  the  amount  set  forth in the  table on  Appendix  A under
"Aggregate  Planned  Principal  Balances  for  Class  A-1 and Class  A-2  Certificates"  opposite  that distribution date.

         Available Distribution Amount—With respect to any distribution date, an amount equal to:

         o        the aggregate  amount of scheduled  payments on the related mortgage loans due on the related due date and received on or prior to the related  determination  date,  after deduction of the related  servicing fees and the expenses,  if any, of the trustee in connection  with the transfer of servicing  following a default by the  servicer,  to the extent not paid by the  servicer,  which will be in the  amounts set forth in the pooling and servicing agreement;

         o        all  unscheduled  payments,  including  mortgagor  prepayments on the mortgage loans,
                  Insurance Proceeds,  Liquidation  Proceeds,  Subsequent  Recoveries and proceeds from repurchases  of and  substitutions  for  the  mortgage  loans  occurring  during  the preceding calendar month or, in the case of mortgagor  prepayments in full,  received by the servicer during the related Prepayment Period; and

         o        all Advances in respect of the mortgage loans made for that distribution date;

in each case net of amounts reimbursable therefrom to the servicer.

         In addition to the foregoing amounts, with respect to unscheduled  collections,  not including mortgagor  prepayments,  the  servicer  may elect to treat such  amounts  as  included  in the  related
Available  Distribution Amount for the distribution date in the month of receipt,  but is not obligated to do so. As described in this prospectus  supplement  under  "—Principal  Distributions  on the Senior
Certificates,"  any amount  with  respect to which such  election is so made shall be treated as having been  received on the last day of the  preceding  calendar  month for the purposes of  calculating  the amount of  principal  and  interest  distributions  to any class of  certificates.  With respect to any distribution  date, the due date is the first day of the month in which that  distribution  date occurs and the  determination  date is the 15th day of the month in which that distribution date occurs or, if that day is not a business day, the immediately succeeding business day.

                                                  S-43

         Certificate   Principal   Balance—With   respect  to  any  Senior   Certificates  or  Class  M
Certificates,  other than the  Interest  Only  Certificates,  and as of any date of  determination,  an amount equal to the initial  Certificate  Principal Balance of that  certificate,  plus, in the case of the Accrual  Certificates,  an amount equal to the aggregate Accrued Certificate  Interest added to the
Certificate  Principal  Balance of the  Accrual  Certificates  on each  distribution  date prior to the related  Accretion  Termination  Date,  reduced  by the  aggregate  of (a)  all  amounts  allocable  to principal  previously  distributed  with  respect to that  certificate  and (b) any  reductions  in the
Certificate  Principal  Balance  of  that  certificate  deemed  to have  occurred  in  connection  with allocations of Realized Losses in the manner described in this prospectus  supplement;  provided,  that the  Certificate  Principal  Balance of each class of  certificates  to which Realized Losses have been previously allocated shall be increased,  sequentially in the order of payment priority,  by the amount of Subsequent  Recoveries,  but not by more than the amount of Realized Losses previously  allocated to reduce such Certificate  Principal Balance;  provided,  further,  that, after the Certificate Principal
Balances of the Class B  Certificates  have been reduced to zero, the Certificate  Principal Balance of the class of  Class M  Certificates  outstanding  with the  lowest  payment  priority  shall  equal the percentage  interest  evidenced  thereby  multiplied by the excess,  if any, of (1) the  then-aggregate
Stated  Principal  Balance  of all of the  mortgage  loans  over  (2)  the  then-aggregate  Certificate
Principal  Balance  of  all  other  classes  of  certificates  then  outstanding.   The  Interest  Only
Certificates  will not have a Certificate  Principal  Balance or be entitled to any payments in respect of principal.

         Class A-3 Accretion  Termination  Date—The  earlier to occur of (i) the  distribution  date on which  the  aggregate  Certificate  Principal  Balance  of the  Class  A-1,  Class  A-2,  Class A-4 and
Class A-5 Certificates has been reduced to zero and (ii) the Credit Support Depletion Date.

         Class A-3  Accrual  Distribution  Amount—On  each  distribution  date  prior to the  Class A-3
Accretion  Termination  Date, an amount equal to the aggregate amount of Accrued  Certificate  Interest on the Class A-3 Certificates for such date, which will be added to the Certificate  Principal  Balance of the Class A-3  Certificates,  and that amount will be  distributed  to the holders of the  Accretion
Directed  Certificates in the manner set forth in this prospectus  supplement as principal in reduction of the  Certificate  Principal  Balances of the  Accretion  Directed  Certificates.  The amount that is added to the  Certificate  Principal  Balance of the Class A-3  Certificates  will accrue interest at a rate of 5.75% per annum.  On each  distribution  date on or after the Class A-3  Accretion  Termination
Date,  the entire  Accrued  Certificate  Interest on the Class A-3  Certificates  for that date will be payable to the holders of the Class A-3  Certificates  to the extent that  payments are not required to fully reduce the Accretion Directed  Certificates to zero on the Class A-3 Accretion  Termination Date;
provided,  however,  that if the Accretion  Termination Date is the Credit Support  Depletion Date, the
entire Class A-3 Accrual  Distribution  Amount for that date will be payable as interest to the holders of the Class A-3 Certificates.

         Class A-5 Accretion  Termination  Date—The  earlier to occur of (i) the  distribution  date on which the aggregate  Certificate  Principal  Balance of the Class A-4  Certificates has been reduced to zero and (ii) the Credit Support Depletion Date.

         Class  A-5  Accrual  Distribution  Amount—On  each  distribution  date  prior to the Class A-5
Accretion  Termination  Date,  an amount  equal to the amount of Accrued  Certificate  Interest  on the
Class A-5 Certificates for such date, which will be added to the Certificate  Principal  Balance of the
Class A-5  Certificates,  and that amount will be distributed to the holders of the Class A-4 and Class
A-5  Certificates  in the manner set forth in this  prospectus  supplement as principal in reduction of the Certificate  Principal Balances of those  certificates.  The Accrued  Certificate  Interest that is added to the  Certificate  Principal  Balance of the Class A-5  Certificates on any  distribution  date will accrue  interest at a rate of 5.75% per annum.  On each  distribution  date on and after the Class
A-5 Accretion  Termination Date, the entire Accrued Certificate  Interest on the Class A-5 Certificates
for that  date  will be  payable  to the  holders  of the Class A-5  Certificates  to the  extent  that payments not required to fully reduce the Class A-4  Certificates to zero, provided,  however,  that if the Class A-5 Accretion  Termination  Date is the Credit  Support  Depletion  Date,  the entire Accrued
Certificate  Interest  on the Class A-5  Certificates  for that date will be payable as interest to the holders of the Class A-5 Certificates.

                                                  S-44

         Class A-6/A-7  Lockout  Distribution  Amount—With  respect to any distribution date, an amount equal  to  the  product  of (a)  the  Lockout  Percentage  for  that  distribution  date  and  (b)  the
Class A-6/A-7  Pro Rata  Distribution  Amount  for  that  distribution  date.  In no  event  shall  the
Class A-6/A-7  Lockout  Distribution  Amount  for a  distribution  date  exceed  the  Senior  Principal
Distribution  Amount for that distribution date or the aggregate  Certificate  Principal Balance of the
Class A-6 and Class A-7 Certificates immediately prior to that distribution date.

         Class A-6/A-7  Lockout  Percentage—With  respect  to  any  distribution  date,  the  aggregate
Certificate  Principal  Balance of the Class A-6 and Class A-7  Certificates  immediately prior to that distribution  date,  divided by the aggregate  Certificate  Principal  Balance of all classes of senior certificates immediately prior to that distribution date, other than the Class PO Certificates.

         Class A-6/A-7 Pro Rata Distribution  Amount—With  respect to any distribution  date, an amount equal  to the  product  of (a) the  Class  A-6/A-7  Lockout  Percentage  and (b) the  aggregate  of the collections  described  in clauses (1),  (2),  (3) and (5) (to the extent  clause (5) relates to clause
(1), (2) or (3)) of the definition of Senior  Principal  Distribution  Amount after  application of the
Senior Percentage and Senior Accelerated  Distribution  Percentage;  provided that, if the aggregate of the  collections  described  in clauses  (1),  (2),  (3) and (5) (to the extent  clause (5)  relates to clause (1), (2) or (3)) of the definition of Senior  Principal  Distribution  Amount after  application of the Senior  Percentage and Senior  Accelerated  Distribution  Percentage is more than the portion of the Senior  Principal  Distribution  Amount  available for  distribution to the Class A-6 and Class A-7
Certificates as described in clause (a)(v) under "Principal  Distributions on the Senior  Certificates"
in this  prospectus  supplement,  the  amount  paid to the  Class A-6  and  Class A-7  Certificates  as described  in  clause  (a)(v)  under  "Principal  Distributions  on the  Senior  Certificates"  in this prospectus  supplement shall be reduced by an amount equal to the Class A-6/A-7  Lockout  Percentage of that difference.

         Class M  Percentage—With  respect to the Class M-1,  Class M-2 and Class M-3  Certificates and
any  distribution  date,  a  percentage  that was  equal  to  approximately  2.36%,  0.71%  and  0.53%, respectively,  after giving  effect to the  distributions  on the October 25, 2007  distribution  date.
The Class M-1,  Class M-2 and Class M-3  Percentages will each be adjusted for each  distribution  date to be the  percentage  equal to the  Certificate  Principal  Balance  of the  related  class of Class M
Certificates  immediately  prior to that  distribution  date divided by the aggregate  Stated Principal
Balance of all of the  mortgage  loans,  other than the  related  Discount  Fraction  of each  Discount
Mortgage  Loan,  immediately  prior to that  distribution  date. The initial  Class M-1,  Class M-2 and
Class M-3  Percentages are greater than the initial percentage  interests in the trust evidenced by the
Class M-1,  Class M-2 and Class M-3 Certificates,  respectively,  because the Class M-1,  Class M-2 and
Class M-3  Percentages are calculated  without regard to the Discount  Fraction of the Stated Principal
Balance of each Discount Mortgage Loan.

         Credit Support Depletion Date—The first  distribution date on which the aggregate  Certificate
Principal Balance of the Subordinate Certificates has been reduced to zero.

         Discount  Fraction—With  respect to each Discount  Mortgage  Loan, a fraction,  expressed as a percentage,  the numerator of which is 5.750% minus the Net Mortgage  Rate for such  Discount  Mortgage
Loan and the  denominator of which is 5.750%.  The Class PO  Certificates  will be entitled to payments based on the Discount Fraction of the Discount Mortgage Loans.

         Discount Mortgage Loan—Any mortgage loan with a Net Mortgage Rate less than 5.750% per annum.

         Eligible Funds—On any distribution  date, the portion,  if any, of the Available  Distribution
Amount  remaining  after reduction by the sum of the Senior Interest  Distribution  Amount,  the Senior
Principal  Distribution  Amount,  determined  without  regard  to  clause (4)  of its  definition,  the
Principal Only  Distribution  Amount,  determined  without regard to clause (5) of its definition,  and the  aggregate  amount  of  Accrued  Certificate  Interest  on the  Class M,  Class B-1  and  Class B-2
Certificates.

         Excess Bankruptcy Losses—Bankruptcy Losses in excess of the Bankruptcy Amount.

         Excess Fraud Losses—Fraud Losses in excess of the Fraud Loss Amount.

                                                  S-45

         Excess Special Hazard Losses—Special Hazard Losses in excess of the Special Hazard Amount.

         Excess  Subordinate  Principal  Amount—With  respect  to any  distribution  date on which  the
Certificate  Principal  Balance  of  the  most  subordinate  class  or  classes  of  certificates  then outstanding  is to be reduced to zero and on which  Realized  Losses are to be  allocated to that class or those  classes,  the amount,  if any, by which (1) the amount of principal  that would  otherwise be distributable  on that class or those  classes of  certificates  on that  distribution  date is greater than (2) the excess,  if any, of the  aggregate  Certificate  Principal  Balance of that class or those classes of  certificates  immediately  prior to that  distribution  date over the  aggregate  amount of
Realized  Losses to be allocated to that class or those classes of  certificates  on that  distribution date, as reduced by any amount  calculated  pursuant to clause (5) of the  definition of Principal Only
Distribution  Amount.  The Excess  Subordinate  Principal  Amount will be allocated  between the Senior
Certificates on a pro rata basis.

         Final  Disposition—With  respect to a defaulted  mortgage loan, a Final  Disposition is deemed to have occurred  upon a  determination  by the servicer  that it has received all Insurance  Proceeds,
Liquidation  Proceeds and other payments or cash recoveries  which the servicer  reasonably and in good faith expects to be finally recoverable with respect to the mortgage loan.

         Interest  Accrual  Period—  With  respect  to  each  class  of  offered  certificates  and any distribution  date,  the thirty day period ending on the last day of the calendar  month  preceding the month in which that distribution date occurs.

         Lockout Certificates—Collectively, the Class A-6 and Class A-7 Certificates.

         Lockout  Percentage—For  any  distribution  date occurring prior to the  distribution  date in
March 2011,  0%. For any distribution  date occurring after the first five years following the issuance date, a percentage determined as follows:

         o        for any distribution date during the sixth year after the issuance date, 30%;

         o        for any distribution date during the seventh year after the issuance date, 40%;

         o        for any distribution date during the eighth year after the issuance date, 60%;

         o        for any distribution date during the ninth year after the issuance date, 80%; and

         o        for any distribution date thereafter, 100%.

         Net  Mortgage  Rate—With  respect to each  mortgage  loan,  the  related  mortgage  rate minus
0.250%, which is the rate at which the servicer's servicing fee accrues.

         Non-Discount Mortgage Loan—The mortgage loans other than the Discount Mortgage Loans.

         Notional  Amount—As of any date of determination and the Class IO  Certificates,  the Notional
Amount  is  equal  to the  aggregate  Stated  Principal  Balance  of the  Non-Discount  Mortgage  Loans
immediately  prior to that date.  Reference  to a Notional  Amount with  respect to the  Interest  Only
Certificates  is solely for  convenience in specific  calculations  and does not represent the right to receive any distributions allocable to principal.

         PAC Certificates—Collectively, the Class A-1 and Class A-2 Certificates.

         Pass-Through  Rate—With  respect  to all  classes  of  certificates  other  than the  Class I0
Certificates, the fixed pass-through rate set forth on page S-7 of this prospectus supplement.

         The pass-through  rate on the Class I0  Certificates on each  distribution date will equal the weighted  average,  as of the due date in the month preceding the month in which that distribution date occurs,  of the pool strip rates on each of the  Non-Discount  Mortgage Loans in the mortgage pool. The pool strip rate on any  mortgage  loan is equal to its Net  Mortgage  Rate minus  5.750%,  but not less than 0.000%.  As of the reference date, the pool strip rates on the  Non-Discount  Mortgage Loans range between 0.000% and 1.750% per annum.

                                                  S-46

         Planned  Principal  Balance—With  respect to each  distribution date and the PAC Certificates, the planned principal balance set forth for that distribution date for in Appendix A hereto.

         Prepayment  Period—With  respect  to each  distribution  date,  the period  commencing  on the
16th day of the month prior to that  distribution date and ending on the 15th day of the month in which that distribution date occurs.

         Principal  Only  Collection  Shortfall—With  respect to each Final  Disposition  of a Discount
Mortgage Loan in connection  with each  distribution  date or any prior  distribution  date, the extent that the amount included under clause (3) of the definition of Principal Only  Distribution  Amount for that  distribution  date was less than the amount  described in (a) under  clause (3) of the definition of  Principal  Only  Distribution  Amount.  Notwithstanding  any  other  provision  of this  prospectus supplement,  any distribution  relating to any Principal Only Collection  Shortfall,  to the extent not covered by any  amounts  otherwise  distributable  to the  Class B-3  Certificates,  shall  result in a reduction  of the  amount of  principal  distributions  on that  distribution  date on (1)  first,  the
Class B-1  Certificates and Class B-2  Certificates and (2) second, the Class M  Certificates,  in each case in reverse order of their payment priority.

         Principal Only  Distribution  Amount—On each distribution date (a) prior to the Credit Support
Depletion  Date, a  distribution  allocable to principal  made to holders of the Class PO  Certificates from the Available  Distribution  Amount  remaining  after the Senior Interest  Distribution  Amount is distributed, equal to the aggregate of:

                  (1)      the related  Discount  Fraction of the  principal  portion of the  scheduled monthly  payment on each Discount  Mortgage  Loan due on the related due date,  whether or not received on or prior to the related  determination  date,  less the  Discount  Fraction of the
         principal  portion  of  any  related  Debt  Service   Reductions  which  together  with  other
         Bankruptcy Losses are in excess of the Bankruptcy Amount;

                  (2)      the related  Discount  Fraction of the principal  portion of all unscheduled collections on each Discount  Mortgage Loan received  during the preceding  calendar month or, in the case of mortgagor  prepayments in full,  during the related  Prepayment  Period,  other than amounts  received in  connection  with a Final  Disposition  of a Discount  Mortgage Loan described in clause (3) below, including full and partial mortgagor  prepayments,  repurchases of  Discount  Mortgage  Loans  or,  in the  case of a  substitution,  amounts  representing  a principal  adjustment,  as  required  by the  pooling  and  servicing  agreement,  Liquidation
         Proceeds and Insurance Proceeds, to the extent applied as recoveries of principal;

                  (3)      in connection  with the Final  Disposition of a Discount  Mortgage Loan that did not result in any Excess  Special Hazard Losses,  Excess Fraud Losses,  Excess  Bankruptcy
         Losses or Extraordinary  Losses, an amount equal to the lesser of (a) the applicable  Discount
         Fraction of the Stated Principal  Balance of that Discount  Mortgage Loan immediately prior to that  distribution  date and (b) the aggregate amount of collections on that Discount Mortgage
         Loan to the extent applied as recoveries of principal;

                  (4)      any amounts  allocable  to  principal  for any  previous  distribution  date calculated pursuant to clauses (1) through (3) above that remain undistributed; and

                  (5)      an  amount  equal  to  the  aggregate  of  the  Principal  Only   Collection
         Shortfalls,  less any amounts paid under this clause on a prior  distribution date, until paid in full;  provided,  that distributions under this clause (5) shall only be made to the extent of Eligible  Funds (as  described in the  definition  of Eligible  Funds) on any  distribution date; and

                                                  S-47

         (b)      On or after the  Credit  Support  Depletion  Date,  an amount  equal to the  Discount
Fraction of the  principal  portion of  scheduled  payments  and  unscheduled  collections  received or advanced in respect of Discount Mortgage Loans.

         Senior Accelerated  Distribution  Percentage—With  respect to the Senior  Certificates and any distribution  date occurring prior to the  distribution  date in March 2011,  100%. With respect to the
Senior  Certificates  for any  distribution  date  occurring  after the first five years  following the issuance date will be as follows:

         o        for any  distribution  date during the sixth year after the issuance date, the Senior
                  Percentage  for that  distribution  date plus 70% of the  Subordinate  Percentage for that distribution date;

         o        for any  distribution  date  during the seventh  year after the  issuance  date,  the
                  Senior Percentage for that  distribution date plus 60% of the Subordinate  Percentage for that distribution date;

         o        for any distribution  date during the eighth year after the issuance date, the Senior
                  Percentage  for that  distribution  date plus 40% of the  Subordinate  Percentage for that distribution date;

         o        for any  distribution  date during the ninth year after the issuance date, the Senior
                  Percentage  for that  distribution  date plus 20% of the  Subordinate  Percentage for that distribution date; and

         o        for any distribution  date thereafter,  the Senior  Percentage for that  distribution date.

         If on any distribution date the Senior Percentage exceeds the initial Senior  Percentage,  the
Senior Accelerated Distribution Percentage for that distribution date will once again equal 100%.

         Any scheduled  reduction to the Senior Accelerated  Distribution  Percentage shall not be made as of any distribution date if either:

         (a)      (1)(A) the  outstanding  principal  balance of mortgage  loans  delinquent 60 days or more  averaged  over the last six months,  as a percentage  of the  aggregate  outstanding  Certificate
Principal  Balance of the Class M  Certificates and Class B  Certificates,  is more than 50% or (B) the outstanding  principal  balance of mortgage loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate  outstanding  principal balance of all mortgage loans averaged over the last six months, exceeds 2%; and

                  (2) Realized  Losses on the mortgage  loans to date for that  distribution  date,  if occurring  during the sixth,  seventh,  eighth,  ninth or tenth year, or any year  thereafter, after the issuance  date,  are more than 30%, 35%, 40%, 45% or 50%,  respectively,  of the sum of the  initial  Certificate  Principal  Balances  of the  Class M  Certificates  and  Class B
         Certificates; or

         (b)      (1) the outstanding  principal  balance of mortgage loans delinquent  60 days or more averaged over the last six months,  as a percentage of the aggregate  outstanding  principal balance of all mortgage loans averaged over the last six months, exceeds 4%; and

                  (2) Realized  Losses on the mortgage  loans to date for that  distribution  date,  if occurring  during the sixth,  seventh,  eighth,  ninth or tenth year, or any year  thereafter, after the issuance  date,  are more than 10%, 15%, 20%, 25% or 30%,  respectively,  of the sum of the  initial  Certificate  Principal  Balances  of the  Class M  Certificates  and  Class B
         Certificates.

                                                  S-48

Notwithstanding  the foregoing,  upon  reduction of the  Certificate  Principal  Balances of the Senior
Certificates,  other than the Class PO  Certificates,  the Senior Accelerated  Distribution  Percentage
will equal 0%.

         Senior  Interest  Distribution  Amount—With  respect to any  distribution  date, the aggregate amount of  Accrued  Certificate  Interest  to be paid to the  holders  of the  Senior  Certificates  as interest distributions for that distribution date.

         Senior  Percentage—With  respect to any distribution  date, the percentage equal to the lesser of (x) the  aggregate  Certificate  Principal  Balance  of the  Senior  Certificates,  other  than  the
Class PO  Certificates,  immediately  prior to that  distribution  date divided by the aggregate Stated
Principal  Balance of all of the  mortgage  loans,  other than the  Discount  Fraction of the  Discount
Mortgage Loans,  immediately  prior to that  distribution  date and (y) 100%. The Senior Percentage was equal to  approximately  95.58%  after  giving  effect to the  distributions  on the  October  25, 2007 distribution  date. The Senior  Percentage is less than the percentage  interest in the trust evidenced by the Senior  Certificates in the aggregate  because that  percentage is calculated  without regard to either the Certificate  Principal Balance of the Class PO  Certificates or the Discount Fraction of the
Stated Principal Balance of each Discount Mortgage Loan.

         Senior Principal Distribution Amount—With respect to any distribution date, the lesser of:

         (a)      the balance of the Available  Distribution Amount remaining after the Senior Interest
Distribution  Amount,  the  Principal  Only  Distribution  Amount for that  distribution  date has been distributed; and

         (b)      the sum of:

                  (1)      the  product  of  (A) the  then-applicable  Senior  Percentage  and  (B) the aggregate of the following amounts:

                  o        the  principal  portion of all  scheduled  monthly  payments on the mortgage loans,  other than the related Discount Fraction of the principal portion of those  payments  with respect to each  Discount  Mortgage  Loan,  due on the related  due  date,  whether  or not  received  on or prior  to the  related determination  date, less the principal portion of Debt Service  Reductions, other than the related  Discount  Fraction of the  principal  portion of the
                           Debt Service  Reductions with respect to each Discount  Mortgage Loan, which together  with  other  Bankruptcy  Losses  are in excess  of the  Bankruptcy
                           Amount;

                  o        the principal  portion of all proceeds of the  repurchase of a mortgage loan or,  in  the  case  of a  substitution,  amounts  representing  a  principal adjustment,  other  than the  related  Discount  Fraction  of the  principal portion of those  proceeds with respect to each Discount  Mortgage  Loan, as required  by the  pooling  and  servicing  agreement  during  the  preceding calendar month; and

                                                  S-49

                  o        the principal portion of all other unscheduled  collections  received during the preceding  calendar  month or, in the case of mortgagor  prepayments  in full,  during the  related  Prepayment  Period,  other than full and partial mortgagor  prepayments  and any amounts  received in connection with a Final
                           Disposition of a mortgage loan described in clause (2) below,  to the extent applied  as  recoveries  of  principal,  other  than  the  related  Discount
                           Fraction of the principal  portion of those  unscheduled  collections,  with respect to each Discount Mortgage Loan;

                  (2)      in  connection  with  the  Final  Disposition  of a  mortgage  loan (x) that occurred in the  preceding  calendar  month and (y) that did not result in any Excess  Special
         Hazard Losses,  Excess Fraud Losses,  Excess  Bankruptcy  Losses or Extraordinary  Losses,  an
         amount equal to the lesser of:

                  o        the  then-applicable  Senior  Percentage of the Stated Principal  Balance of
                           the mortgage loan,  other than the related  Discount  Fraction of the Stated
                           Principal Balance, with respect to a Discount Mortgage Loan; and

                  o        the  then-applicable  Senior  Accelerated  Distribution  Percentage  of  the
                           related   unscheduled   collections,   including   Insurance   Proceeds  and
                           Liquidation Proceeds,  to the extent applied as recoveries of principal,  in each case  other  than the  portion of the  collections,  with  respect to a
                           Discount  Mortgage  Loan,  included  in  clause (3)  of  the  definition  of
                           Principal Only Distribution Amount;

                  (3)      the  then-applicable  Senior  Accelerated  Distribution  Percentage  of  the
         aggregate  of all partial  mortgagor  prepayments  made by the  respective  mortgagors  of the mortgage loans during the preceding  calendar month and, all full mortgagor  prepayments  made by the  respective  mortgagors  of the mortgage  loans during the related  Prepayment  Period, other than the  related  Discount  Fraction of  mortgagor  prepayments,  with  respect to each
         Discount Mortgage Loan;

                  (4)      any related Excess  Subordinate  Principal Amount for that distribution date related  to  Realized  Losses on  mortgage  loans;  provided,  that  distributions  under this clause (4)  shall only be made to the extent of Eligible Funds (as described in the definition of Eligible Funds) on any distribution date; and

                  (5)      any amounts  allocable  to  principal  for any  previous  distribution  date calculated pursuant to clauses (1)  through (3) above that remain  undistributed to the extent that any of those  amounts are not  attributable  to Realized  Losses which were  allocated to the Subordinate Certificates.

         In no event will the Senior  Principal  Distribution  Amount be less than zero or greater than the  aggregate  outstanding  Certificate  Principal  Balance  of  the  Senior  Certificates  minus  the outstanding Certificate Principal Balance of the Class PO Certificates.

         Subordinate  Percentage—With respect to any date of determination,  a percentage equal to 100%
minus the Senior Percentage as of that date.

         Targeted  Principal  Balances—With  respect to the Class A-4 Certificates and any distribution date,  the amount set forth in the table on Appendix A under  "Targeted  Principal  Balances  for Class
A-4 Certificates" opposite that distribution date.

                                                  S-50

Priority of Distributions

         As  more  fully  described  in  this  prospectus   supplement,   on  each  distribution  date,
distributions will be made in the following order of priority:

         (a)      with respect to the Available Distribution Amount:

                  o        first,  accrued and unpaid interest,  less the Accrual  Distribution Amount, on the  related  classes  of Senior  Certificates  (other  than the  Accrual
                           Certificates),  on a pro rata basis, and on the Accrual  Certificates to the extent described herein; and

                  o        second,  principal of the related classes of Senior Certificates  calculated as described under  "—Principal  Distributions  on the Senior  Certificates"
                           below;

         (b)      to the servicer,  reimbursement  for certain Advances  remaining  unreimbursed to the extent described below under "Advances"; and

         (c)      with respect to all remaining Available Distribution Amount:

                  o        first,  accrued and unpaid interest on, and then principal of, each class of
                           Subordinate   Certificates,   in  the   order  of  their   numerical   class
                           designations beginning with the Class M-1  Certificates,  subject to certain
                           limitations  described  under  "—Principal   Distributions  on  the  Class M
                           Certificates" below; and

                  o        second, to the Class R Certificates.

Interest Distributions

         Holders of each class of Senior  Certificates,  other than the Principal Only Certificates and the Accrual  Certificates,  will be entitled to receive  interest  distributions  in an amount equal to the  Accrued  Certificate  Interest  on that  class on each  distribution  date,  to the  extent of the
Available  Distribution  Amount for that  distribution  date, and  commencing on the related  Accretion
Termination Date in the case of the Accrual Certificates,  to the extent of the Available  Distribution
Amount for that distribution date.

         Holders  of  each  class  of  Class M  Certificates  will  be  entitled  to  receive  interest distributions  in an  amount  equal  to  the  Accrued  Certificate  Interest  on  that  class  on  each distribution  date,  to the extent of the  Available  Distribution  Amount for that  distribution  date after  distributions  of interest and  principal to the Senior  Certificates,  reimbursements  for some
Advances  to the  servicer  and  distributions  of  interest  and  principal  to any  class of  Class M
Certificates having a higher payment priority.

         The Principal Only Certificates are not entitled to distributions of interest.

         Prepayment  Interest  Shortfalls  will result because  interest on prepayments in full is paid by the related  mortgagor  only to the date of  prepayment,  and because no interest is  distributed on prepayments  in part,  as these  prepayments  in part are applied to reduce the  outstanding  principal balance of the related mortgage loans as of the due date in the month of prepayment.

         However,  with respect to any distribution date, any Prepayment Interest Shortfalls  resulting from  prepayments  in full  during the period from 16th day to the last day of the  preceding  calendar month or  prepayments in part during the preceding  calendar month will be offset by the servicer,  but only to the  extent  those  Prepayment  Interest  Shortfalls  do not  exceed  an  amount  equal  to the servicing fee payable to the servicer for its servicing  activities  with respect to that  distribution date.  No  assurance  can be given  that  the  servicing  compensation  available  to cover  Prepayment
Interest Shortfalls will be sufficient  therefor.  See "Pooling and Servicing  Agreement—Servicing  and
Other Compensation and Payment of Expenses" in this prospectus supplement.

                                                  S-51

         If on any  distribution  date the  Available  Distribution  Amount  is less  than the  Accrued
Certificate  Interest on the Senior  Certificates  for that  distribution  date,  the shortfall will be allocated  among the holders of the Senior  Certificates  in  proportion to the  respective  amounts of
Accrued  Certificate  Interest  on the  Senior  Certificates  payable  on that  distribution  date.  In addition,  the amount of any such interest shortfalls that are covered by subordination,  specifically, interest  shortfalls not described in clauses (1)  through (4) in the definition of Accrued Certificate
Interest,  will be unpaid  Accrued  Certificate  Interest and will be  distributable  to holders of the certificates  of those  classes  entitled to those amounts on subsequent  distribution  dates,  in each case to the extent of  available  funds after  interest  distributions  as required in this  prospectus supplement.

         These interest  shortfalls  could occur,  for example,  if delinquencies on the mortgage loans were  exceptionally  high and were  concentrated in a particular month and Advances by the servicer did not  cover the  shortfall.  Any  amounts  so  carried  forward  will not bear  interest.  Any  interest shortfalls  will not be  offset  by a  reduction  in the  servicing  compensation  of the  servicer  or otherwise,  except to the limited extent  described in the second  preceding  paragraph with respect to
Prepayment Interest Shortfalls resulting from prepayments.

         Accrued Certificate Interest allocable to each class of offered  certificates,  other than the
Class PO  Certificates,  which  are  not  entitled  to  distributions  of  interest,  is  based  on the
Certificate Principal Balance or Notional Amount of that class.

         On or prior to the distribution date on which the related  Accretion  Termination Date occurs, interest shortfalls  allocated to the Accrual  Certificates will reduce the amount that is added to the
Certificate  Principal Balance of the Accrual  Certificates in respect of Accrued Certificate  Interest on that  distribution  date, and will result in a corresponding  reduction of the amount  available for distributions  relating to principal on the Accretion Directed  Certificates and will cause the Accrual
Certificates  to  receive  distributions  of  principal  later than would  otherwise  be the case.  See
"Certain Yield and  Prepayment  Considerations"  in this  prospectus  supplement.  Because any interest shortfalls  allocated to the Accrual  Certificates will result in the Certificate  Principal Balance of those  certificates  being  less than they  would  otherwise  be,  the  amount of  Accrued  Certificate
Interest  that will accrue on those  certificates  in the future and the amount that will be  available for distributions relating to principal on the Accretion Directed Certificates will be reduced.

Principal Distributions on the Senior Certificates

         The holders of the Senior Certificates,  other than the Interest Only Certificates,  which are not entitled to distributions of principal,  will be entitled to receive on each distribution  date, in the priority  described  below and to the extent of the portion of the  Available  Distribution  Amount remaining after the distribution of the Senior Interest  Distribution Amount, a distribution  allocable to principal as follows:

         (a) Prior to the occurrence of the Credit Support Depletion Date:

                  (i)      first,  an amount equal to the Principal  Only  Distribution  Amount will be distributed to the Class PO  Certificates,  in reduction of the Certificate  Principal Balance thereof, until the Certificate Principal Balance thereof has been reduced to zero;

                  (ii)     second,  an amount equal to the Class A-3 Accrual  Distribution  Amount will be distributed, sequentially, as follows:

                  (A)      sequentially,  to the  Class  A-1  Certificates  and then to the  Class  A-2
         Certificates,  until the aggregate  Certificate  Principal Balances of the Class A-1 and Class
         A-2  Certificates  have been  reduced to the  Aggregate  Planned  Principal  Balance  for that distribution date;

                  (B)      to the  Class A-4  Certificates,  until the  Certificate  Principal  Balance thereof has been reduced to the Targeted Principal Balance for that distribution date;

                                                  S-52

                  (C)      to the Class A-5  Certificates,  until the  Certificate  Principal  Balances thereof have been reduced to zero;

                  (D)      to the  Class A-4  Certificates,  until the  Certificate  Principal  Balance thereof has been reduced to zero without regard to the Targeted Principal Balance;

                  (E)      sequentially,   to  the  Class  A-1  Certificates,   until  the  Certificate
         Principal  Balance  thereof has been reduced to zero, and then to the Class A-2  Certificates, until the Certificate  Principal  Balance thereof has been reduced to zero,  without regard to the Aggregate Planned Principal Balances; and

                  (F)      to the  Class A-3  Certificates,  until the  Certificate  Principal  Balance thereof has been reduced to zero;

                  (iii)    third, an amount equal to the Class A-5 Accrual  Distribution Amount will be distributed, sequentially, as follows:

                  (A)      to the  Class A-4  Certificates,  until the  Certificate  Principal  Balance thereof has been reduced to the Targeted Principal Balance for that distribution date; and

                  (B)      to the Class A-5  Certificates,  until the  Certificate  Principal  Balances thereof have been reduced to zero;

                  (iv)     fourth,  from the  Senior  Principal  Distribution  Amount,  to the  Class R
         Certificates,  until the Certificate  Principal Balance of the Class R  Certificates have been reduced to zero;

                  (v)      fifth,  from the remaining  Senior  Principal  Distribution  Amount,  to the
         Class A-6  and  Class A-7   Certificates,   an  amount  equal  to  the  Class A-6/A-7  Lockout
         Distribution  Amount,  pro rata,  based on the  Certificate  Principal  Balances  of each such class immediately prior to that distribution  date, until the Certificate  Principal  Balances thereof have been reduced to zero; and

                  (vi)     sixth,   from  the   remaining   Senior   Principal   Distribution   Amount,
         sequentially as follows:

                  (A)      sequentially,  to the  Class  A-1  Certificates  and then to the  Class  A-2
         Certificates,  until the aggregate  Certificate  Principal Balances of the Class A-1 and Class
         A-2  Certificates  have been  reduced to the  Aggregate  Planned  Principal  Balance  for that distribution date;

                  (B)      to the  Class A-4  Certificates,  until the  Certificate  Principal  Balance thereof has been reduced to its Targeted Principal Balance for that distribution date;

                  (C)      to the Class A-5  Certificates,  until the  Certificate  Principal  Balances thereof have been reduced to zero;

                  (D)      to the  Class A-4  Certificates,  until the  Certificate  Principal  Balance thereof has been reduced to zero without regard to the Targeted Principal Balance;

                  (E)      sequentially,   to  the  Class  A-1  Certificates,   until  the  Certificate
         Principal  Balance  thereof has been reduced to zero, and then to the Class A-2  Certificates, until the Certificate  Principal  Balance thereof has been reduced to zero,  without regard to the Aggregate Planned Principal Balance;

                                                  S-53

                  (F)      to the  Class A-3  Certificates,  until the  Certificate  Principal  Balance thereof has been reduced to zero; and

                  (G)      to  the  Class  A-6  and  Class  A-7  Certificates,   pro  rata,  until  the
         Certificate Principal Balances thereof have been reduced to zero.

         (b)      On or after the  occurrence of the Credit  Support  Depletion  Date,  all  priorities relating to  distributions  as described in  clause (a)  above  relating to principal  among the Senior
Certificates,  other than the Class PO Certificates,  will be disregarded.  Instead, an amount equal to the Discount  Fraction of the  principal  portion of scheduled  and  unscheduled  payments  received or advanced  relating to Discount  Mortgage Loans will be distributed  to the Class PO  Certificates,  and the Senior Principal  Distribution  Amount will be distributed to the remaining Senior Certificates pro rata in accordance with their  respective  outstanding  Certificate  Principal  Balances and the Senior
Interest Distribution Amount will be distributed as described under "—Interest Distributions."

         (c)      After reduction of the  Certificate  Principal  Balances of the Senior  Certificates,
other than the Class PO  Certificates,  to zero but prior to the Credit  Support  Depletion  Date,  the
Senior  Certificates,   other  than  the  Class PO  Certificates,   will  be  entitled  to  no  further
distributions  of principal  and the Available  Distribution  Amount will be paid solely to the holders of the  Class PO,  Class IO,  Class M  and  Class B  Certificates,  in each case as  described  in this prospectus supplement.

Allocation of Losses; Subordination

         The  subordination  provided to the Senior  Certificates by the Subordinate  Certificates  and
the  subordination  provided to each class of Class M  Certificates by the Class B  Certificates and by
any class of Class M  Certificates  subordinate  thereto  will cover  Realized  Losses on the  mortgage loans that are Defaulted  Mortgage Losses,  Fraud Losses,  Bankruptcy Losses and Special Hazard Losses.
Any  Realized  Losses  which  are not  Excess  Special  Hazard  Losses,  Excess  Fraud  Losses,  Excess
Bankruptcy Losses or Extraordinary Losses will be allocated as follows:

         o        first, to the Class B Certificates;

         o        second, to the Class M-3 Certificates;

         o        third, to the Class M-2 Certificates; and

         o        fourth, to the Class M-1 Certificates;

in each case until the Certificate  Principal  Balance of that class of  certificates  has been reduced to zero; and thereafter,  first,  if any Realized Loss is on a Discount  Mortgage Loan, to the Class PO
Certificates  in an amount  equal to the  related  Discount  Fraction of the  principal  portion of the
Realized Loss until the Certificate  Principal  Balance of the Class PO  Certificates  has been reduced to zero, and the remainder of the Realized  Losses on Discount  Mortgage Loans and the entire amount of
Realized  Losses on Non-Discount  Mortgage Loans will be allocated  among all the remaining  classes of
Senior  Certificates  on a pro rata  basis;  provided,  however,  that all  Realized  Losses that would otherwise  be  allocated  to the  Class A-6  Certificates  will  first be  allocated  to the  Class A-7
Certificates until the Certificate Principal Balance thereof has been reduced to zero.

         Any  allocation  of a Realized  Loss,  other than a Debt Service  Reduction,  to a certificate will be made by reducing:

         o        its  Certificate  Principal  Balance,  in the case of the  principal  portion  of the
                  Realized  Loss, in each case until the  Certificate  Principal  Balance of that class has been reduced to zero, and

                                                  S-54

         o        the Accrued Certificate  Interest thereon, in the case of the interest portion of the
                  Realized  Loss, by the amount so allocated as of the  distribution  date occurring in the month following the calendar month in which the Realized Loss was incurred.

         In addition,  any allocation of a Realized Loss to a Class M  Certificate  may also be made by
operation  of  the  payment   priority  to  the  Senior   Certificates   described  under   "—Principal
Distributions on the Senior  Certificates" and any class of Class M  Certificates with a higher payment priority.

         If an amount  previously  allocated to one or more classes of  certificates as a Realized Loss is  subsequently  recovered,  the amount  recovered  shall be allocated  among such classes in the same
proportions  as  the  allocation  of  the  related  Realized  Losses.   To  the  extent  any  class  of
certificates  to which such Realized Loss was  allocated is no longer  outstanding,  the portion of the recovered  amount that would otherwise be allocated to such class of certificates  shall be distributed to the  persons  who were the  holders of such class of  certificates  when its  Certificate  Principal
Balance was reduced to zero.

         As used in this  prospectus  supplement,  subordination  refers  to the  provisions  discussed above for the  sequential  allocation  of Realized  Losses  among the various  classes,  as well as all provisions  effecting those allocations  including the priorities for distribution of cash flows in the amounts described in this prospectus supplement.

         As described in the accompanying  prospectus,  in some circumstances the servicer may permit a servicing  modification—the  modification  of a  defaulted  mortgage  loan  to  reduce  the  applicable mortgage rate or to reduce its  outstanding  principal  amount.  Any  principal  reduction of this type shall  constitute a Realized  Loss at the time of the  reduction,  and the amount by which each monthly payment is reduced by any mortgage  rate  reduction  shall  constitute a Realized  Loss in the month in which each such  reduced  monthly  payment is due. See  "Description  of the  Securities—Servicing  and
Administration of Loans" in the accompanying prospectus.

         Servicing  modification  reductions  shall be allocated when incurred,  as provided  above, in the same manner as other  Realized  Losses as described  in this  prospectus  supplement.  Any Advances made on any mortgage  loan will be reduced to reflect any related  servicing  modifications  previously made.  No  servicing  modification  will have the  effect  of  reducing  the  mortgage  rate  below the servicing  fee rate.  The mortgage  rate and Net Mortgage  Rate as to any mortgage  loan will be deemed not reduced by any servicing  modification,  so that the  calculation of Accrued  Certificate  Interest payable on the Senior  Certificates  and Class M  Certificates  will not be affected  by the  servicing modification.

         Allocations  of the  principal  portion of Debt Service  Reductions on the loans to each class of  Subordinate  Certificates  will  result  from  the  priority  of  distributions  of  the  Available
Distribution Amount,  which distributions shall be made first, to the Senior  Certificates,  second, to the  Class M  Certificates  in  the  order  of  their  payment  priority  and  third,  to  the  Class B
Certificates.  An  allocation  of the  interest  portion  of a Realized  Loss as well as the  principal portion  of Debt  Service  Reductions  will not  reduce  the  level of  subordination,  as that term is defined in this prospectus  supplement,  until an amount in respect thereof has been actually disbursed to the holders of the Senior Certificates or the Class M Certificates, as applicable.

         The holders of the Senior  Certificates  and Class M Certificates  will not be entitled to any additional  payments  with  respect to Realized  Losses from  amounts  otherwise  distributable  on any classes of certificates  subordinate thereto,  except in limited circumstances in respect of any Excess
Subordinate  Principal  Amount, or in the case of Principal Only Collection  Shortfalls,  to the extent of Eligible Funds.  Accordingly,  the  subordination  provided to the Senior  Certificates,  other than the Class PO  Certificates,  and to each class of Class M  Certificates  by the  respective  classes of certificates  subordinate  thereto with respect to Realized Losses allocated on any  distribution  date will be effected primarily by increasing the Senior Percentage,  or the respective Class M  Percentage,

                                                  S-55

of future  distributions of principal of the remaining  mortgage loans.  Because the Discount  Fraction of each Discount  Mortgage Loan will not change over time, the protection  from losses  provided to the
Class PO  Certificates  by the Class M  Certificates  and Class B  Certificates is limited to the prior right of the Class PO  Certificates  to receive  distributions  in respect of principal as described in this prospectus  supplement.  Furthermore,  principal losses on the mortgage loans that are not covered by  subordination  will be allocated to the  Class PO  Certificates  only to the extent they occur on a
Discount  Mortgage Loan and only to the extent of the related  Discount  Fraction of those losses.  The allocation  of  principal  losses on the  Discount  Mortgage  Loans may  result in those  losses  being allocated  in an amount  that is greater or less than  would have been the case had those  losses  been allocated in proportion to the Certificate  Principal Balance of the Class PO  Certificates.  Thus, the
Senior Certificates,  other than the Class PO Certificates,  will bear the entire amount of losses that are not  allocated  to the  Class M  Certificates  and  Class B  Certificates,  other  than the  amount allocable to the  Class PO  Certificates,  which  losses will be allocated  among all classes of Senior
Certificates, other than the Class PO Certificates.

         Because  the  Class PO  Certificates  are  entitled  to receive in  connection  with the Final
Disposition  of a Discount  Mortgage  Loan,  on any  distribution  date,  an amount equal to all unpaid
Principal  Only  Collection  Shortfalls  to the extent of  Eligible  Funds on that  distribution  date, shortfalls in  distributions of principal on any class of Class M  Certificates  could occur under some circumstances, even if that class is not the most subordinate class of certificates then outstanding.

         Any  Excess  Special  Hazard  Losses,   Excess  Fraud  Losses,   Excess   Bankruptcy   Losses,
Extraordinary  Losses or other losses of a type not covered by subordination  on Non-Discount  Mortgage
Loans will be  allocated  on a pro rata basis among the Senior  Certificates,  other than the  Class PO
Certificates,  Class M Certificates and Class B  Certificates.  Any Realized Losses so allocated to the
Senior  Certificates  or Class M  Certificates  will be allocated  without  priority  among the various classes of Senior Certificates,  other than the Class PO  Certificates,  or Class M  Certificates.  The
principal  portion of these  losses on  Discount  Mortgage  Loans  will be  allocated  to the  Class PO
Certificates  in an amount equal to their related  Discount  Fraction,  and the remainder of the losses on Discount Mortgage Loans will be allocated among the remaining certificates on a pro rata basis.

         An  allocation  of a  Realized  Loss  on a "pro  rata  basis"  among  two or more  classes  of certificates  means an  allocation to each of those  classes of  certificates  on the basis of its then outstanding  Certificate  Principal Balance (prior to giving effect to distributions to be made on that distribution  date) in the case of an allocation of the principal  portion of a Realized Loss, or based on the Accrued  Certificate  Interest  thereon in respect of that  distribution  date in the case of an allocation of the interest portion of a Realized Loss.

         In  order  to  maximize  the  likelihood  of  distribution  in  full  of the  Senior  Interest
Distribution  Amount,  Principal Only Distribution Amount and Senior Principal  Distribution Amount, on
each distribution date,  holders of Senior  Certificates have a right to distributions of the Available
Distribution  Amount  that is prior to the  rights  of the  holders  of the  Class M  Certificates  and
Class B  Certificates,  to the extent  necessary to satisfy the Senior  Interest  Distribution  Amount,
Principal Only Distribution  Amount and Senior Principal  Distribution  Amount.  Similarly,  holders of the Class M  Certificates have a right to distributions of the Available  Distribution  Amount prior to the rights of holders of the Class B  Certificates,  and  holders of any class of Class M  Certificates with a higher  payment  priority have a right to  distributions  of the Available  Distribution  Amount prior to the rights of holders of any class of Class M Certificates with a lower payment priority.

         The  application  of the Senior  Accelerated  Distribution  Percentage,  when it  exceeds  the
Senior  Percentage,  to  determine  the  Senior  Principal  Distribution  Amount  will  accelerate  the amortization  of the  Senior  Certificates,  other than the  Class PO  Certificates,  in the  aggregate relative  to the  actual  amortization  of the  mortgage  loans.  The  Class PO  Certificates  will not receive more than the Discount  Fraction of any  unscheduled  payment  relating to a Discount  Mortgage
Loan.  To the  extent  that  the  Senior  Certificates  in  the  aggregate,  other  than  the  Class PO
Certificates,  are amortized  faster than the mortgage  loans,  in the absence of  offsetting  Realized
Losses  allocated  to the  Class M  Certificates  and Class B  Certificates,  the  percentage  interest evidenced by the Senior Certificates in the trust will be decreased,  with a corresponding  increase in the  interest in the trust  evidenced  by the Class M and  Class B  Certificates,  thereby  increasing, relative to their respective  Certificate  Principal  Balances,  the subordination  afforded the Senior
Certificates  by the Class M  Certificates  and Class B  Certificates  collectively.  In  addition,  if losses on the  mortgage  loans  exceed  the  amounts  described  in this  prospectus  supplement  under
"—Principal  Distributions  on the  Senior  Certificates,"  a greater  percentage  of full and  partial mortgagor  prepayments  will be allocated to the Senior  Certificates in the aggregate,  other than the
Class PO  Certificates,  than would otherwise be the case, thereby accelerating the amortization of the
Senior Certificates relative to the Class M and Class B Certificates.

                                                  S-56

         The priority of payments,  including principal  prepayments,  among the Class M  Certificates, as described in this  prospectus  supplement,  also has the effect during some periods,  in the absence of losses, of decreasing the percentage  interest  evidenced by any class of Class M  Certificates with a higher payment priority,  thereby  increasing,  relative to its Certificate  Principal  Balance,  the subordination  afforded to that class of the Class M  Certificates by the Class B  Certificates and any
class of Class M Certificates with a lower payment priority.

         As of the reference  date,  the Special  Hazard Amount was equal to  $5,930,945.38.  As of any
date  of   determination   following  the  reference  date,  the  Special  Hazard  Amount  shall  equal
$5,994,575.90  less the sum of (A) any  amounts  allocated  through  subordination  relating to Special
Hazard  Losses  and  (B) the  adjustment  amount.  The  adjustment  amount  will be equal to an  amount calculated under the terms of the pooling and servicing agreement.

         As of the reference  date,  the Fraud Loss Amount was equal to  $5,500,030.00.  As of any date of  determination  after the reference  date,  the Fraud Loss Amount shall equal (X) prior to the third anniversary of the cut-off date an amount equal to 1.00% of the aggregate  principal  balance of all of the mortgage loans as of the cut-off date minus the aggregate amounts  allocated through  subordination with  respect  to Fraud  Losses  up to that date of  determination  and (Y) from the third to the fifth anniversary  of the cut-off  date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent  anniversary  of the cut-off date and (b) 0.50% of the aggregate  principal  balance of all of the  mortgage  loans as of the  most  recent  anniversary  of the  cut-off  date  minus  (2) the aggregate amounts allocated  through  subordination  with respect to Fraud Losses since the most recent anniversary of the cut-off date up to that date of  determination.  On and after the fifth  anniversary of the  cut-off  date,  the Fraud Loss Amount  shall be zero and Fraud  Losses  shall not be  allocated through subordination.

         As of the reference date, the Bankruptcy  Amount was equal to  $119,744.59.  As of any date of determination,  the  Bankruptcy  Amount  will equal the excess,  if any,  of (1) the  lesser of (a) the
Bankruptcy  Amount as of the business day next  preceding  the most recent  anniversary  of the cut-off date and (b) an amount  calculated  under the  terms of the  pooling  and  servicing  agreement,  which amount as calculated  will provide for a reduction in the  Bankruptcy  Amount,  over (2) the  aggregate amount of Bankruptcy  Losses allocated  solely to the Subordinate  Certificates  through  subordination since that anniversary.

         Notwithstanding  the  foregoing,   the  provisions  relating  to  subordination  will  not  be applicable  in  connection  with a Bankruptcy  Loss so long as the servicer has notified the trustee in writing that:

         o        the servicer is diligently  pursuing any remedies  that may exist in connection  with the representations and warranties made regarding the related mortgage loan; and

         o        either:

                  o        the related  mortgage  loan is not in default  with  regard to payments  due thereunder; or

                                                  S-57

                  o        delinquent  payments of principal  and interest  under the related  mortgage loan and any premiums on any applicable  primary hazard insurance policy and any  related  escrow  payments  relating  to that  mortgage  loan are  being advanced on a current basis by the servicer.

         The Special Hazard Amount,  Fraud Loss Amount and Bankruptcy  Amount may be further reduced as described in the accompanying prospectus under "Description of Credit Enhancement—Subordination."

Advances

         Prior to each  distribution  date, the servicer is required to make Advances which were due on the  mortgage  loans on the  immediately  preceding  due date and  delinquent  on the business day next preceding the related determination date.

         These  Advances  are required to be made only to the extent they are deemed by the servicer to be recoverable  from related late  collections,  Insurance  Proceeds,  Liquidation  Proceeds or amounts otherwise  payable  to the  holders  of the  Subordinate  Certificates.  The  purpose  of making  these
Advances is to maintain a regular  cash flow to the  certificateholders,  rather than to  guarantee  or insure  against  losses.  The  servicer  will not be  required  to make any  Advances  with  respect to reductions in the amount of the monthly  payments on the mortgage loans due to Debt Service  Reductions or the  application  of the  Relief Act or  similar  legislation  or  regulations.  Any  failure by the servicer to make an Advance as required under the pooling and servicing  agreement  will  constitute an event of default thereunder,  in which case the trustee,  as successor  servicer,  will be obligated to make any Advance, in accordance with the terms of the pooling and servicing agreement.

         All  Advances  will be  reimbursable  to the  servicer on a first  priority  basis from either
(a) late  collections,  Insurance Proceeds and Liquidation  Proceeds from the mortgage loan as to which such  unreimbursed  Advance was made or (b) as to any Advance that remains  unreimbursed in whole or in part  following  the final  liquidation  of the  related  mortgage  loan,  from any  amounts  otherwise distributable on any of the Class B Certificates or Class M Certificates;  provided,  however, that any
Advances that were made with respect to  delinquencies  which  ultimately  were determined to be Excess
Special  Hazard Losses,  Excess Fraud Losses,  Excess  Bankruptcy  Losses or  Extraordinary  Losses are
reimbursable to the servicer out of any funds in the Custodial  Account prior to  distributions  on any of the  certificates  and the amount of those losses will be allocated as described in this  prospectus supplement.  Any  servicing  fees that have not been paid to the servicer  with respect to a liquidated mortgage  loan will be paid to the servicer out of Insurance  Proceeds and  Liquidation  Proceeds  from that liquidated mortgage loan from amounts otherwise distributable to certificateholders.

         In addition, if the Certificate  Principal Balances of the Subordinate  Certificates have been reduced to zero,  any Advances  previously  made which are deemed by the servicer to be  nonrecoverable from related late  collections,  Insurance  Proceeds and Liquidation  Proceeds may be reimbursed to the
servicer  out  of  any  funds  in  the  Custodial   Account  prior  to   distributions  on  the  Senior
Certificates.  The effect of these  provisions on any class of the Class M  Certificates  is that, with respect to any Advance  which  remains  unreimbursed  following  the final  liquidation  of the related mortgage  loan,  the entire  amount of the  reimbursement  for that  Advance will be borne first by the holders  of the  Class B  Certificates  or any class of  Class M  Certificates  having a lower  payment priority to the extent that the  reimbursement is covered by amounts  otherwise  distributable to those classes,  and then by the holders of that class of Class M  Certificates,  except as provided above, to the extent of the amounts otherwise distributable to them.

                                                  S-58

                              Certain Yield and Prepayment Considerations

General

         The yields to maturity and the aggregate amount of  distributions on the offered  certificates will be affected by the rate and timing of  principal  payments  on the  mortgage  loans and the amount and timing of mortgagor  defaults  resulting in Realized Losses.  The yields may be adversely  affected by a higher or lower than  anticipated  rate of principal  payments on the mortgage loans.  The rate of principal  payments on the  mortgage  loans will in turn be affected by the  amortization  schedules of the  mortgage  loans,  the rate and  timing  of  mortgagor  prepayments  on the  mortgage  loans by the mortgagors,  liquidations  of defaulted  mortgage loans and purchases of mortgage loans due to breaches of some representations and warranties.

         The timing of changes in the rate of prepayments,  liquidations  and purchases of the mortgage loans may,  and the timing of Realized  Losses  will,  significantly  affect the yield to an  investor, even if the average rate of principal  payments  experienced over time is consistent with an investor's expectation.  The  mortgage  loans in most cases may be prepaid by the  mortgagors  at any time without payment of any prepayment fee or penalty.  All of the mortgage loans contain  due-on-sale  clauses.  In addition,  the rate of  prepayments  of the  mortgage  loans and the yield to  investors on the related certificates  may  be  affected  by  refinancing  programs,  which  may  include  general  or  targeted solicitations,  as  described  under  "Maturity  and  Prepayment  Considerations"  in the  accompanying prospectus.  Since the rate and timing of  principal  payments  on the  mortgage  loans will  depend on future  events and on a variety of factors,  as  described  in this  prospectus  supplement  and in the accompanying  prospectus under "Yield Considerations" and "Maturity and Prepayment  Considerations," no
assurance can be given as to the rate or the timing of principal payments on the offered certificates.

         As described under  "Description  of the  Certificates—Principal  Distributions  on the Senior
Certificates"  and  "—Principal   Distributions  on  the  Class M   Certificates"  in  this  prospectus
supplement,  during  specified  periods  all or a  disproportionately  large  percentage  of  principal prepayments  on the mortgage  loans will be  allocated  among the Senior  Certificates,  other than the
Lockout  Certificates  and the  Class PO  Certificates,  and  during  specified  periods  no  principal prepayments or,  relative to the related  Class M  Percentage,  a  disproportionately  small portion of principal  prepayments on the mortgage loans will be  distributed  to the Lockout  Certificates  and to each class of Class M  Certificates.  In addition to the foregoing,  if on any  distribution  date, the loss level established for the Class M-2  Certificates or the Class M-3  Certificates is exceeded and a class of Class M  Certificates  having a higher  payment  priority is then  outstanding,  the Class M-2
Certificates  or the  Class M-3  Certificates,  as the case  may be,  will  not  receive  distributions relating  to  principal  prepayments  on  that  distribution  date.  Furthermore,  if  the  Certificate
Principal  Balances of the Senior  Certificates,  other than the Lockout  Certificates and the Class PO
Certificates,  have been  reduced to zero,  the Lockout  Certificates  may,  under some  circumstances, receive all mortgagor  prepayments  made during the preceding  calendar month to the extent not paid to the Class PO Certificates.

         Prepayments,  liquidations  and purchases of the mortgage  loans will result in  distributions to  holders of the  related  offered  certificates  of  principal  amounts  which  would  otherwise  be distributed over the remaining terms of the mortgage loans.  Factors  affecting  prepayment,  including defaults and  liquidations,  of mortgage  loans  include  changes in  mortgagors'  housing  needs,  job transfers,  unemployment,  mortgagors' net equity in the mortgaged properties,  changes in the value of the mortgaged  properties,  mortgage market interest rates,  solicitations and servicing decisions.  In addition,  if prevailing  mortgage  rates fell  significantly  below the mortgage rates on the mortgage loans,  the rate of prepayments,  including  refinancings,  would be expected to increase.  Conversely, if prevailing  mortgage rates rose  significantly  above the mortgage rates on the mortgage loans,  the rate of prepayments on the mortgage loans would be expected to decrease.

                                                  S-59

         The rate of defaults on the  mortgage  loans will also affect the rate and timing of principal payments on the  mortgage  loans.  In general,  defaults on mortgage  loans are  expected to occur with greater  frequency in their early years.  The rate of default on mortgage  loans which are refinance or limited  documentation  mortgage loans, and on mortgage loans with high  loan-to-value  ratios,  may be higher  than for other  types of  mortgage  loans.  Furthermore,  the rate and  timing of  prepayments, defaults and liquidations on the mortgage loans will be affected by the general  economic  condition of the  region  of the  country  in which  the  related  mortgaged  properties  are  located.  The risk of delinquencies  and  loss is  greater  and  prepayments  are  less  likely  in  regions  where a weak or deteriorating economy exists, as may be evidenced by, among other factors,  increasing  unemployment or falling property values.  See "Maturity and Prepayment Considerations" in the accompanying prospectus.

         Approximately  4.07% of the reference  date  principal  balance of the mortgage  loans require the related  borrowers to make monthly payments of accrued interest,  but not principal,  for the first ten years  following  origination.  After the interest only period for each related  mortgage loan, the mortgage rate on that mortgage loan will be reset and the related  borrower's  monthly  payment will be recalculated  to cover both  interest and  principal so that the mortgage  loan will be paid in full by its final distribution  date. As a result, if the monthly payment  increases,  the related borrower may not be able to pay the  increased  amount and may default or may refinance the loan to avoid the higher payment.  In  addition,  because no  scheduled  principal  payments  are  required  to be made on these mortgage loans for a specified  period of time, the related offered  certificates  will receive smaller scheduled  principal  distributions  during that  period  than they would have  received if the related borrowers were required to make monthly  payments of interest and principal  from  origination of these mortgage loans. Absent other  considerations,  this slower rate of principal  distributions will result in longer weighted average lives of the related offered  certificates  than would otherwise be the case if none of the mortgage loans had interest only periods.

         The  recording of  mortgages in the name of MERS is a relatively  new practice in the mortgage
lending   industry.   While  the  depositor  expects  that  the  servicer  will  be  able  to  commence foreclosure proceedings on the mortgaged properties,  when necessary and appropriate,  public recording officers and others,  however,  may have limited,  if any, experience with lenders seeking to foreclose mortgages,  assignments of which are registered  with MERS.  Accordingly,  delays and additional  costs in commencing,  prosecuting and completing foreclosure  proceedings,  defending litigation commenced by third  parties and  conducting  foreclosure  sales of the  mortgaged  properties  could  result.  Those delays and  additional  costs  could in turn delay the  distribution  of  liquidation  proceeds  to the certificateholders  and increase  the amount of Realized  Losses on the  mortgage  loans.  In addition, if, as a result of MERS  discontinuing  or becoming  unable to continue  operations in connection  with the MERS®  System,  it becomes  necessary to remove any mortgage  loan from  registration  on the MERS®
System and to arrange for the  assignment  of the related  mortgages to the  trustee,  then any related expenses shall be  reimbursable  by the trust to the servicer,  which will reduce the amount  available to pay principal of and interest on the outstanding  class or classes of  certificates  with the lowest payment  priorities.  For  additional  information  regarding the recording of mortgages in the name of
MERS  see  "Description  of  the  Mortgage  Pool—Mortgage  Pool  Characteristics"  in  this  prospectus supplement and "Description of the Securities—Assignment of Loans" in the accompanying prospectus.

         Because the  mortgage  rates on the mortgage  loans and the pass through  rates on the offered certificates,  other  than the  Class IO  Certificates,  are  fixed,  these  rates  will not  change in response to changes in market  interest  rates.  The pass through rate on the Class IO  Certificates is based on the  weighted  average of the pool strip  rates on the Non  Discount  Mortgage  Loans and such pool strip rates will not change in  response  to changes in market  interest  rates.  Accordingly,  if market  interest rates or market yields for  securities  similar to the Class IO  Certificates  were to rise, the market value of the Class IO Certificates may decline.

         Investors in the Class M  Certificates  should also be aware that on any distribution  date on which the Senior  Accelerated  Distribution  Percentage equals 100%, the Class M  Certificates will not be entitled to  distributions  of mortgagor  prepayments  for such  distribution  date and the weighted average lives of the Class M Certificates could be significantly affected thereby.

                                                  S-60

         As described under "Description of the  Certificates—Allocation of Losses;  Subordination" and
"—Advances,"  amounts  otherwise  distributable  to  holders  of one or  more  classes  of the  Class M
Certificates  may be made  available to protect the holders of the Senior  Certificates  and holders of any Class M  Certificates with a higher payment priority against  interruptions in distributions due to some mortgagor  delinquencies,  to the extent not covered by Advances.  These  delinquencies may affect the yields to  investors  on those  classes of the  Class M  Certificates,  and,  even if  subsequently cured,  may affect  the  timing of the  receipt of  distributions  by the  holders of those  classes of
Class M  Certificates.  Furthermore,  the Class PO  Certificates will share in the principal portion of
Realized  Losses on the  mortgage  loans  only to the extent  that they are  incurred  with  respect to
Discount  Mortgage  Loans and only to the extent of the  related  Discount  Fraction.  Thus,  after the
Class B  Certificates and the Class M  Certificates are retired or in the case of Excess Special Hazard
Losses,   Excess  Fraud  Losses,   Excess  Bankruptcy  Losses  and  Extraordinary  Losses,  the  Senior
Certificates,  other than the Class PO  Certificates,  may be affected to a greater extent by losses on
Non-Discount  Mortgage  Loans than  losses on  Discount  Mortgage  Loans.  In  addition,  a higher than expected  rate of  delinquencies  or losses will also affect the rate of  principal  payments on one or more  classes  of the  Class M  Certificates  if it  delays  the  scheduled  reduction  of  the  Senior
Accelerated  Distribution  Percentage  or affects  the  allocation  of  prepayments  among the  Class M
Certificates and Class B Certificates.

         The periodic  increase in interest  paid by the  mortgagor of a Buy-Down Loan may increase the risk of default  with  respect to the related  mortgage  loan.  See "Trust  Asset  Program—Underwriting
Standards" and "Yield Considerations" in the accompanying prospectus.

         The amount of  interest  otherwise  payable to holders  of the  offered  certificates  will be reduced by any  interest  shortfalls  to the  extent not  covered  by  subordination  or the  servicer, including  Prepayment Interest  Shortfalls and, in the case of each class of the Class M  Certificates, the  interest  portions  of  Realized  Losses  allocated  solely to that class of  certificates.  These shortfalls  will not be  offset by a  reduction  in the  servicing  fees  payable  to the  servicer  or otherwise,  except as described in this prospectus  supplement with respect to some Prepayment Interest
Shortfalls.  See  "Yield  Considerations"  in  the  accompanying  prospectus  and  "Description  of the
Certificates—Interest  Distributions"  in this prospectus  supplement for a discussion of the effect of principal  prepayments on the mortgage loans on the yield to maturity of the offered  certificates  and possible shortfalls in the collection of interest.

         The yield to investors in the offered  certificates  will be affected by  Prepayment  Interest
Shortfalls  on mortgage  loans with respect to mortgagor  prepayments  made in the month  preceding any distribution  date, or in the case of prepayments in full,  during the related  Prepayment  Period,  to the extent that those  shortfalls  exceed the amount offset by the servicer.  See  "Description  of the
Certificates—Interest Distributions" in this prospectus supplement.

         Purchase Price:  In addition,  the yield to maturity on the offered  certificates  will depend on,  among other  things,  the price paid by the holders of the  offered  certificates  and the related
Pass-Through  Rate. The offered  certificates  are purchased at a discount and principal  distributions thereon  occur at a rate slower than assumed at the time of purchase,  the  investor's  actual yield to maturity  will be  lower  than  anticipated  at the time of  purchase.  For  additional  considerations relating to the yield on the  certificates,  see "Yield  Considerations"  and "Maturity and  Prepayment
Considerations" in the accompanying prospectus.

         Assumed Final  Distribution  Date:  The assumed final  distribution  date with respect to each class of the Class PO Certificates is the  distribution  date in April 2036,  which is the distribution date in the month  immediately  following the latest scheduled  maturity date for any mortgage loan. No event of  default,  change in the  priorities  for  distribution  among the  various  classes  or other provisions under the pooling and servicing  agreement will arise or become  applicable solely by reason of the failure to retire the entire  Certificate  Principal  Balance of any class of certificates on or before its assumed final distribution date.

                                                  S-61

         Weighted  Average Life:  Weighted  average life refers to the average amount of time that will elapse  from the date of issuance of a security  to the date of  distribution  to the  investor of each dollar  distributed  in  reduction  of principal  of the  security.  The  weighted  average life of the offered  certificates  will be influenced  by, among other things,  the rate at which  principal of the mortgage  loans  is  paid,  which  may  be in  the  form  of  scheduled  amortization,  prepayments  or liquidations.

         Prepayments  on mortgage  loans are commonly  measured  relative to a  prepayment  standard or model. The model used in this prospectus  supplement,  the prepayment speed  assumption,  represents an assumed rate of prepayment each month relative to the then outstanding  principal  balance of a pool of new mortgage  loans.  A prepayment  assumption  of 100% of the  prepayment  speed  assumption,  or PSA, assumes constant  prepayment rates of 0.20% per annum of the then outstanding  principal balance of the mortgage loans in the first month of the life of the mortgage  loans and an additional  0.20% per annum in each  month  thereafter  until  the 30th  month.  Beginning  in the  30th  month  and in each  month thereafter  during the life of the mortgage  loans,  100% PSA assumes a constant  prepayment rate of 6%
per annum each month.  As used in the tables below,  "0% PSA" assumes  prepayment  rates equal to 0% of
PSA, or no prepayments.  Correspondingly,  "100% PSA" and "300% PSA" assumes  prepayment rates equal to
100% of PSA and 300% of PSA,  respectively,  and so  forth.  PSA does not  purport  to be a  historical description  of  prepayment  experience or a prediction  of the  anticipated  rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the trust.

         The  table on page  S-64 has been  prepared  on the  basis of  assumptions  as  listed in this paragraph  regarding the weighted  average  characteristics  of the mortgage loans that are included in the trust as described  under  "Description  of the Mortgage  Pool" in this  prospectus  supplement and their performance.  The tables assume, among other things, that:

         (1)      as of the reference date, the mortgage loans will have the following characteristics:

                                                                            Remaining
                                                                             Term to                         Interest-Only
                 Aggregate Unpaid                                           Maturity       Seasoning        Remaining Term
       Loan No.  Principal Balance    Mortgage Rate    Net Mortgage Rate    (Months)        (Months)           (Months)
       ___________________________________________________________________________________________________________________
          1         $286,558,725.67   6.3317045387%      6.0817045387%         338             22                 N/A
          2          $14,123,621.32   6.2661459504%      6.0161459504%         336             24                 96
          3         $158,992,132.46   5.7617985132%      5.5117985132%         337             23                 N/A
          4           $4,786,882.27   5.7344542722%      5.4844542722%         336             24                 96

         (2)      the seller will not repurchase any mortgage loan, as described under  "Description of the  Securities—Representations  with Respect to Loans,"  "—Repurchases of Loans" and
                  "Description of the  Securities—Assignment  of Loans" in the accompanying prospectus, and the servicer  does not  exercise  any option to purchase  the mortgage  loans and thereby cause a termination of the trust;

         (3)      there are no  delinquencies  or Realized Losses on the mortgage loans,  and principal payments on the mortgage loans will be timely received together with prepayments,  if any, at the respective constant percentages of PSA set forth in the tables;

         (4)      the  scheduled  monthly  payment  for  each  mortgage  loan  has  been  based  on its outstanding  balance,  mortgage  rate  and  remaining  term to  maturity  so that the mortgage  loan  will  amortize  in  amounts  sufficient  for its  repayment  over its remaining term to maturity;

         (5)      there is no  Prepayment  Interest  Shortfall or any other  interest  shortfall in any month;

                                                  S-62

         (6)      payments  on the  certificates  will be  received  on the  25th  day of  each  month, commencing in November 2007;

         (7)      there are no additional  ongoing trust  expenses  payable out of the trust other than the servicing fee; and

         (8)      the offered certificates will be purchased on October 26, 2007.

Clauses (1) through (8) above are collectively referred to as the structuring assumptions.

         The  actual  characteristics  and  performance  of the  mortgage  loans will  differ  from the assumptions  used in  constructing  the tables below,  which is  hypothetical in nature and is provided only to give a general  sense of how the  principal  cash flows might behave under  varying  prepayment scenarios.  For example,  it is very unlikely that the mortgage  loans will prepay at a constant  level of PSA  until  maturity  or that all of the  mortgage  loans  will  prepay  at the  same  level of PSA.
Moreover,  the diverse  remaining  terms to maturity  and mortgage  rates of the  mortgage  loans could produce slower or faster principal  distributions  than indicated in the tables at the various constant percentages  of PSA  specified,  even if the weighted  average  remaining term to maturity and weighted average  mortgage rate of the mortgage  loans are as assumed.  Any difference  between the  assumptions and the actual  characteristics  and performance of the mortgage  loans,  or actual  prepayment or loss experience,  will affect the percentages of initial  Certificate  Principal  Balances  outstanding over time and the weighted average lives of the Class PO Certificates.

         In accordance  with the foregoing  discussion and  assumptions,  the following table indicates the weighted  average life of the Class PO  Certificates  and sets forth the percentages of the initial
Certificate  Principal  Balance of the Class PO  Certificates  that would be outstanding  after each of the distribution dates at the various percentages of PSA shown.

                                                  S-63

                            Percentage of Initial Class PO Certificate Principal Balance

Distribution Date                                                     Percentage of Balance
_______________________________________________________________________________________________________________
                    PSA                            0%           150%          300%           450%          600%
_______________________________________________________________________________________________________________
Initial...............................           100            100           100            100           100
October 2008..........................            99             90            82             73            65
October 2009..........................            97             81            66             53            41
October 2010..........................            95             72            53             38            26
October 2011..........................            94             65            43             27            16
October 2012..........................            92             58            35             19            10
October 2013..........................            90             51            28             14             6
October 2014..........................            88             46            22             10             4
October 2015..........................            86             41            18              7             2
October 2016..........................            84             36            14              5             2
October 2017..........................            81             32            11              4             1
October 2018..........................            79             28             9              3             1
October 2019..........................            76             25             7              2             *
October 2020..........................            73             21             6              1             *
October 2021..........................            70             19             4              1             *
October 2022..........................            66             16             3              1             *
October 2023..........................            63             14             3              *             *
October 2024..........................            59             12             2              *             *
October 2025..........................            55             10             2              *             *
October 2026..........................            51              9             1              *             *
October 2027..........................            47              7             1              *             *
October 2028..........................            42              6             1              *             *
October 2029..........................            37              5             *              *             *
October 2030..........................            32              4             *              *             *
October 2031..........................            26              3             *              *             *
October 2032..........................            20              2             *              *             *
October 2033..........................            14              1             *              *             *
October 2034..........................             8              1             *              *             *
October 2035..........................             1              *             *              *             *
October 2036..........................             0              0             0              0             0
Weighted Average Life to
Maturity (years)(1)                             17.78          8.06          4.64           3.10          2.26

  o  All percentages listed in the table above are rounded to the nearest 1%.
*    Indicates a number greater than 0% but less than 0.5%.
(1)  The weighted  average life of a  certificate  of any class is determined  by  (i) multiplying  the amount of each net distribution of Certificate  Principal  Balance by the number of years from the date of issuance of the  certificate to the related  distribution  date,  (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

This  table  has  been  prepared  based  on the  structuring  assumptions  (including  the  assumptions regarding  the  characteristic  and  performance  of the mortgage  loans,  which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

                                                  S-64

Class PO Certificates Yield Considerations

         Because the Class PO  Certificates will be purchased at a discount,  the pre-tax yield on them will be  adversely  affected by slower than  expected  payments of  principal,  including  prepayments, defaults,  liquidations  and  purchases  of  mortgage  loans  due to a breach of a  representation  and warranty, on the Discount Mortgage Loans.

         The following  table  indicates the sensitivity of the pre-tax yields to maturity on the Class
PO  Certificates to various  constant rates of prepayment on the mortgage loans.  The table is prepared by  projecting  the  monthly  aggregate  payments  on the  Class  PO  Certificates  and  computing  the corresponding  pre-tax  yields  to  maturity  on a  corporate  bond  equivalent  basis,  based  on  the structuring  assumptions,  including the assumptions  regarding the  characteristics and performance of the mortgage  loans,  which differ from their actual  characteristics  and performance and assuming the aggregate  purchase  prices,  including  accrued  interest,  if any, set forth below.  Any  differences between the  assumptions  and the actual  characteristics  and performance of the mortgage loans and of the  Class PO  Certificates  may  result in yields  being  different  from  those  shown in the  table.
Discrepancies  between assumed and actual  characteristics and performance  underscore the hypothetical nature of the table,  which is provided  only to give a general sense of the  sensitivity  of yields in varying prepayment scenarios.

                                   Pre-Tax Yield to Maturity of the
                                Class PO Certificates at the Following
                                          Percentages of PSA

Assumed Purchase Price                           0%            150%           300%           450%            600%
__________________________________________________________________________________________________________________

$4,237,687.44..........................        2.82%           7.15%         13.11%          20.02%         27.86%

         Each  pre-tax  yield  to  maturity  set  forth  in  the  preceding  table  was  calculated  by determining  the monthly  discount rate which,  when applied to the assumed  stream of cash flows to be paid on the Class PO  Certificates,  would cause the discounted  present value of the assumed stream of cash flows to equal the assumed  purchase  price listed in the  applicable  table.  These yields do not take into  account the  different  interest  rates at which  investors  may be able to  reinvest  funds received by them as distributions  on the Class PO Certificates,  and thus do not reflect the return on any investment in the Class PO Certificates  when any reinvestment  rates other than the discount rates are considered.

         Notwithstanding  the assumed  prepayment  rates reflected in the preceding table, it is highly unlikely  that the  mortgage  loans will be  prepaid  according  to one  particular  pattern.  For this reason,  and because the timing of cash flows is critical to determining  yields, the pre-tax yields to maturity on the Class PO Certificates  are likely to differ from those shown in the table,  even if all of the  mortgage  loans prepay at the constant  percentages  of PSA  indicated in the tables above over any given time period or over the entire life of the certificates.

         A lower than  anticipated  rate of principal  prepayments on the Discount  Mortgage Loans will have a material  adverse  effect on the yield to  maturity of the Class PO  Certificates.  The rate and timing of principal  prepayments on the Discount  Mortgage Loans may differ from the rate and timing of principal  prepayments  on the mortgage  pool. In addition,  because the Discount  Mortgage  Loans have
Net Mortgage Rates that are lower than the Net Mortgage Rates of the  Non-Discount  Mortgage Loans, and
because  mortgage  loans with lower Net Mortgage  Rates are likely to have lower  mortgage  rates,  the
Discount  Mortgage  Loans are  likely to  prepay  under  most  circumstances  at a lower  rate than the
Non-Discount  Mortgage  Loans.  Because  mortgage  loans  having  higher pool strip rates  usually have higher  mortgage  rates,  these mortgage  loans are more likely to be prepaid under most  circumstances than are mortgage loans having lower pool strip rates.

                                                  S-65

         There can be no assurance that the mortgage  loans will prepay at any particular  rate or that the  yield on the Class PO  Certificates  will  conform  to the  yields  described  in this  prospectus supplement.  Moreover,  the various  remaining  terms to maturity  and  mortgage  rates of the mortgage loans could produce slower or faster principal  distributions  than indicated in the preceding table at the various  constant  percentages of PSA  specified,  even if the weighted  average  remaining term to maturity  and  weighted  average  mortgage  rate of the mortgage  loans are as assumed.  Investors  are urged to make their  investment  decisions  based on their  determinations  as to anticipated  rates of prepayment under a variety of scenarios.

         For additional  considerations  relating to the yield on the offered certificates,  see "Yield
Considerations" and "Maturity and Prepayment Considerations" in the accompanying prospectus.

                                                  S-66

                                    Pooling and Servicing Agreement

General

         The  certificates  were  issued  under the pooling and  servicing  agreement.  The pooling and servicing  agreement  is  governed  by the  law of the  State  of New  York.  Reference  is made to the accompanying  prospectus for important  information  in addition to that  described in this  prospectus supplement  regarding the terms and  conditions of the pooling and servicing  agreement and the offered certificates.  The depositor will provide a prospective  or actual  certificateholder  without  charge, on written  request,  a copy,  without  exhibits,  of the pooling  and  servicing  agreement.  Requests should be addressed to the President,  Residential Asset Mortgage Products,  Inc., 8400 Normandale Lake
Boulevard, Suite 250, Minneapolis, Minnesota 55437.

         The offered  certificates  will be transferable and  exchangeable at the office  designated by the  trustee,  who will also  serve as  certificate  registrar  and paying  agent.  Wells  Fargo  Bank,
National  Association  will be the trustee  under the pooling and servicing  agreement.  In addition to the  circumstances  described in the accompanying  prospectus,  the depositor may terminate the trustee for  cause  under  specified  circumstances.  See  "The  Agreements—The  Trustee"  in the  accompanying prospectus.

Custodial Arrangements

         The trustee  appointed  GMAC Bank to serve as custodian of the mortgage  notes.  The custodian is an  affiliate of the  depositor,  the  servicer  and the  sponsor.  The  servicer  does not have any custodial  responsibility  for the mortgage  notes.  The custodian  maintains  mortgage loan files that contain  the  collateral  documents  delivered  by the  seller in vaults  located  in Fort  Washington,
Pennsylvania  and  Waterloo,  Iowa.  Only the  custodian  has  access to these  vaults.  The  custodian electronically tracks the location of each mortgage loan file.

The Servicer

         GMACM, an indirect  wholly-owned  subsidiary of GMAC Mortgage Group,  Inc. and an affiliate of the depositor,  acts as servicer for the certificates  under the pooling and servicing  agreement.  For a general  description of GMACM and its activities,  see above "Sponsor,  Servicer and  Originators" in this prospectus supplement.

         The   servicer   will  be   responsible   for   servicing   the  mortgage   loans.   Servicing
responsibilities include:

         o        communicating with borrowers;

         o        sending monthly remittance statements to borrowers;

         o        collecting payments from borrowers;

         o        accurate  and timely  accounting,  reporting  and  remittance  of the  principal  and interest portions of monthly installment payments to the servicer,  together with any other sums paid by borrowers that are required to be remitted;

         o        accurate and timely accounting and administration of escrow and impound accounts,  if applicable;

         o        accurate and timely reporting of negative amortization amounts, if any;

                                                  S-67

         o        paying escrows for borrowers, if applicable;

         o        calculating and reporting payoffs and liquidations;

         o        approving  and  recommending  a loss  mitigation  strategy  for  borrowers  who  have defaulted on their loans  (i.e. repayment plan, modification, foreclosure, etc.);

         o        maintaining an individual file for each loan, which may be in electronic format;

         o        maintaining primary mortgage insurance  commitments or certificates if required,  and filing any primary mortgage insurance claims;

         o        management and  liquidation of mortgaged  properties  acquired by foreclosure or deed in lieu of foreclosure;

         o        reconciling servicing activity with respect to the mortgage loans;

         o        calculating remittance amounts to certificateholders;

         o        sending remittances to the trustee for distributions to certificateholders;

         o        investor and tax reporting;

         o        coordinating loan repurchases; and

         o        providing certain notices and other  responsibilities  as detailed in the pooling and servicing agreement.

         The servicer may, from time to time,  outsource  certain of its servicing  functions,  such as foreclosure  management,  although  any such  outsourcing  will not relieve the  servicer of any of its responsibilities or liabilities under the pooling and servicing agreement.

         The  servicer  will  segregate  and hold all funds  collected  and  received  pursuant to each mortgage loan separate and apart from any of its own funds and general  assets and shall  establish and maintain one or more Custodial  Accounts held in trust.  The Custodial  Account must be maintained as a
segregated   account,   separate  and  apart  from  trust  funds  created  for  mortgage  pass  through certificates of other series, and the other accounts of the servicer.

         For  a  general   description  of  material  terms  relating  to  the  servicer's  removal  or replacement,  see  "The  Pooling  and  Servicing  Agreement"—Rights  Upon  Event  of  Default"  in  the
accompanying prospectus.

Servicing and Other Compensation and Payment of Expenses

         The principal  servicing  compensation  to be paid to the servicer in respect of its servicing activities  will be equal  to  0.250%  per  annum,  based on the  aggregate  principal  balance  of the mortgage  loans.  The servicer will retain all  prepayment  charges,  assumption  fees and late payment charges,  to the extent collected from mortgagors,  and any benefit which may accrue as a result of the investment of funds in the Custodial Account.

         The servicer,  or, if specified in the pooling and servicing agreement,  the trustee on behalf of the trust,  will pay or cause to be paid  certain  ongoing  expenses  associated  with the trust and incurred by the  servicer  in  connection  with its  responsibilities  under the pooling and  servicing agreement,  including,  without  limitation,  payment of the fees and  disbursements of the trustee and the  custodian.  In  addition,  as  indicated  in this  prospectus  supplement,  the  servicer  will be entitled to reimbursements  for certain expenses incurred by it in connection with liquidated  mortgage loans and in connection  with the  restoration  of mortgaged  properties,  as well as unpaid  servicing fees in connection  with  liquidated  mortgage  loans,  which rights of  reimbursement  and payment are prior to the rights of  certificateholders  to receive  any  related  liquidation  proceeds,  including insurance proceeds.

                                                  S-68

Reports to Certificateholders

         On each  distribution  date, a  distribution  date  statement  will be made  available to each certificateholder  setting forth certain  information  with respect to the  composition  of the payment being  made,  the  Certificate  Principal  Balance  or  Notional  Amount of an  individual  certificate following  the payment and certain  other  information  relating to the  certificates  and the mortgage loans.

         The trustee will make the  distribution  date  statement  (and, at its option,  any additional
files   containing  the  same   information  in  an  alternative   format)   available  each  month  to
certificateholders  and  other  parties  to the  pooling  and  servicing  agreement  via the  trustee's internet  website at  "www.ctslink.com".  Certificateholders  with  questions  may  direct  them to the trustee's  investor  relations  desk at (866)  846-4526.  Parties  that  are  unable  to use the  above distribution  method are  entitled  to have a paper copy mailed to them via first class mail by calling the trustee's  customer  service desk and  indicating  such. The trustee shall have the right to change the way the  distribution  date  statement  is  distributed  in order to make  such  distribution  more convenient  and/or more  accessible and the trustee shall provide timely and adequate  notification  to the  certificateholders  and the parties to the  Pooling and  Servicing  Agreement  regarding  any such changes.

         The trustee  shall also be entitled  to rely on but shall not be  responsible  for the content or accuracy of any  information  provided by third parties for purposes of preparing  the  distribution date statement and may affix to it any disclaimer it deems appropriate in its reasonable discretion.

         As  a  condition  to  access  the  trustee's   internet  website,   the  trustee  may  require
registration and the acceptance of a disclaimer.

         For purposes of any electronic  version of this prospectus  supplement,  the preceding uniform resource  locator,  or URL, is an inactive  textual  reference only. We have taken steps to ensure that this URL reference was inactive at the time the electronic  version of this  prospectus  supplement was created.  The issuing  entity is no longer  required to file reports  with respect to the  certificates under the  Securities and Exchange Act of 1934.  See also "Pooling and Servicing  Agreement Reports  to
Certificateholders"   in  the   accompanying   prospectus   for  a   more   detailed   description   of
certificateholder reports.

Voting Rights

         There are actions  specified in the  accompanying  prospectus  that may be taken by holders of certificates  evidencing  a specified  percentage  of all  undivided  interests in the trust and may be taken by holders of  certificates  entitled in the aggregate to that  percentage of the voting  rights.
98% of all voting  rights  will be  allocated  among all  holders of the  certificates,  other than the
Interest  Only  Certificates  and  Class R  Certificates,  in  proportion  to  their  then  outstanding
Certificate  Principal  Balances,  1.0% of all voting rights will be allocated among the holders of the
Class IO  Certificates  and 1.0% of all  voting  rights  will be  allocated  among the  holders  of the
Class R  Certificates.  The pooling and servicing  agreement may be amended  without the consent of the holders of the Class R Certificates in specified circumstances.

                                                  S-69

Termination

         The circumstances  under which the obligations  created by the pooling and servicing agreement will terminate  relating to the Class PO Certificates are described under "The  Agreements—Termination;
Retirement of Securities" in the  accompanying  prospectus.  The servicer will have the option,  on any distribution  date on which the aggregate Stated  Principal  Balance of the mortgage loans is less than
10% of the  aggregate  principal  balance  of the  mortgage  loans as of the  cut-off  date,  either to purchase  all  remaining  mortgage  loans  and other  assets  in the  trust,  thereby  effecting  early retirement of the Class PO  Certificates  or to purchase,  in whole but not in part, the  certificates.
Any such  purchase  of mortgage  loans and other  assets of the trust shall be made at a price equal to the sum of (a) 100% of the unpaid  principal  balance of each mortgage loan or the fair market value of the related  underlying  mortgaged  properties  with  respect to defaulted  mortgage  loans as to which title to such  mortgaged  properties  has been  acquired  if such fair  market  value is less than such unpaid principal balance,  net of any unreimbursed  Advance  attributable to principal,  as of the date of repurchase  plus (b) accrued  interest  thereon at the Net Mortgage Rate to, but not including,  the first day of the month in which the repurchase price is distributed.

         Distributions on the certificates  relating to any optional  termination will be paid,  first, to the  Senior  Certificates,  second,  to the  Class M  Certificates  in the  order of  their  payment priority and,  third, to the Class B  Certificates.  The proceeds of any such  distribution  may not be sufficient to distribute the full amount to each class of  certificates  if the purchase price is based in part on the fair market  value of the  underlying  mortgaged  property  and the fair market value is less than 100% of the unpaid  principal  balance of the related  mortgage  loan.  Any such  purchase of the  certificates  will be made at a price equal to 100% of their  Certificate  Principal  Balance plus
the  sum  of  interest  thereon  for  the  immediately   preceding   Interest  Accrual  Period  at  the
then-applicable  Pass-Through Rate and any previously  unpaid Accrued  Certificate  Interest.  Upon the purchase of such  certificates or at any time thereafter,  at the option of the servicer,  the mortgage loans may be sold,  thereby  effecting a retirement  of the  certificates  and the  termination  of the trust, or the certificates so purchased may be held or resold by the servicer.

         Upon  presentation  and  surrender  of  the  offered   certificates  in  connection  with  the
termination of the trust or a purchase of  certificates  under the  circumstances  described in the two preceding  paragraphs,  the  holders  of the  offered  certificates  will  receive,  to the  extent  of available funds,  which will be allocated first to the Senior  Certificates and then to the Subordinate
Certificates  in  accordance  with  their  payment  priorities,  an  amount  equal  to the  Certificate
Principal  Balance of that class plus interest thereon for the immediately  preceding  Interest Accrual
Period  at the  then-applicable  Pass-Through  Rate  plus any  previously  unpaid  Accrued  Certificate
Interest.  However,  distributions  to the  holders  of the  most  subordinate  class  of  certificates outstanding will be reduced,  as described in the preceding  paragraph,  in the case of the termination of the trust resulting from a purchase of all the assets of the trust.

The Trustee

         Wells Fargo Bank,  National  Association  ("Wells  Fargo Bank") will act as Trustee  under the
Agreement.  Wells Fargo Bank is a national banking  association and a wholly-owned  subsidiary of Wells
Fargo & Company.  A diversified  financial  services company with  approximately $540 billion in assets and 158,000  employees  as of June 30,  2007,  Wells Fargo & Company is a U.S.  bank  holding  company, providing  banking,  insurance,  trust,  mortgage and consumer finance  services  throughout the United
States and  internationally.  Wells Fargo Bank  provides  retail and  commercial  banking  services and corporate  trust,  custody,  securities  lending,  securities  transfer,  cash  management,  investment management  and other  financial and fiduciary  services.  The Depositor,  the Sponsor,  the Seller and the Servicer(s) may maintain banking and other commercial  relationships  with Wells Fargo Bank and its affiliates.  Wells  Fargo  Bank  maintains  principal  corporate  trust  offices  located  at 9062  Old
Annapolis Road, Columbia,  Maryland 21045-1951 (among other locations),  and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

                                                  S-70

         Wells Fargo Bank's  assessment of compliance with applicable  servicing  criteria  relating to its provision of master servicing,  trustee,  securities  administration  and paying agent services for the  twelve  months  ended  December  31,  2006,  furnished  pursuant  to Item 1122 of  Regulation  AB, discloses  that  it was not in  compliance  with  the  1122(d)(3)(i)  servicing  criteria  during  that reporting  period.  The assessment of compliance  indicates that certain monthly investor or remittance reports included errors in the calculation  and/or the reporting of delinquencies  for the related pool assets,  which  errors may or may not have been  material,  and that all such errors were the result of data  processing  errors  and/or  the  mistaken  interpretation  of  data  provided  by  other  parties
participating  in  the  servicing   function.   The  assessment   further  states  that  all  necessary
adjustments to Wells Fargo Bank's data  processing  systems  and/or  interpretive  clarifications  have been made to correct those errors and to remedy related procedures.

                  Wells Fargo Bank has provided  corporate trust services since 1934.  Wells Fargo Bank acts as a trustee for a variety of  transactions  and asset types,  including  corporate  and municipal bonds,  mortgage-backed  and asset-backed  securities and collateralized  debt obligations.  As of June
30,  2007,  Wells  Fargo  Bank was  acting as  trustee  on  approximately  1615  series of  residential mortgage-backed securities with an aggregate principal balance of approximately $346,844,000,000.

         Unless an event of default has  occurred  and is  continuing  under the pooling and  servicing agreement,  the trustee will perform only such duties as are  specifically set forth in the pooling and servicing  agreement.  If an event of default occurs and is continuing  under the pooling and servicing agreement,  the  trustee is  required  to  exercise  such of the rights and powers  vested in it by the pooling and  servicing  agreement,  such as either  acting as the  servicer or  appointing  a successor servicer,  and use the same  degree of care and skill in their  exercise  as a prudent  investor  would exercise or use under the  circumstances  in the conduct of such  investor's  own  affairs.  Subject to certain  qualifications  specified in the pooling and servicing  agreement,  the trustee will be liable for its own negligent  action,  its own  negligent  failure to act and its own willful  misconduct  for actions.

         The trustee's duties and  responsibilities  under the pooling and servicing  agreement include collecting  funds from the  servicer  to  distribute  to  certificateholders  at the  direction  of the servicer,  providing  certificateholders  and  applicable  rating  agencies  with monthly  distribution statements  and notices of the  occurrence  of a default  under the pooling  and  servicing  agreement, removing the servicer as a result of any such default,  appointing a successor servicer,  and effecting any optional termination of the trust.

         The servicer will pay to the trustee  reasonable  compensation  for its services and reimburse the trustee for all reasonable  expenses  incurred or made by the trustee in accordance with any of the provisions  of the  pooling  and  servicing  agreement,  except any such  expense as may arise from the trustee's  negligence  or bad faith.  The  servicer  has also agreed to  indemnify  the trustee for any losses and expenses  incurred  without  negligence or willful  misconduct on the trustee's part arising out of the acceptance and administration of the trust.

         The  trustee  may  resign at any time,  in which  event the  depositor  will be  obligated  to appoint a successor  trustee.  The  depositor  may also remove the trustee if the trustee  ceases to be eligible to continue as trustee  under the pooling and  servicing  agreement or if the trustee  becomes insolvent.  Upon becoming  aware of those  circumstances,  the depositor will be obligated to appoint a successor  trustee.  The  trustee  may also be  removed  at any  time by the  holders  of  certificates evidencing not less than 51% of the aggregate  voting rights in the related trust.  Any  resignation or removal  of the  trustee  and  appointment  of a  successor  trustee  will not become  effective  until acceptance of the appointment by the successor trustee.

         Any costs associated with removing and replacing a trustee will be paid by the servicer.

Permitted Investments

         All funds in the  Custodial  Account  attributable  to the mortgage  loans must be invested in permitted  investments  which may not mature later than the business day before each  distribution date next  following  the date of such  investment  (with the  exception of certain  amounts held for future distribution)  and which may not be sold or  disposed  of prior to their  maturities.  All  income  and gain  realized  from any such  investment  shall  be for the  benefit  of the  servicer  as  additional servicing  compensation  and shall be subject to its  withdrawal or order from time to time. The amount of any losses  incurred in respect of any such  investments  attributable  to the investment of amounts in respect of the mortgage  loans shall be deposited  in the  Custodial  Account by the servicer out of its own funds immediately as realized without any right of reimbursement.

                                                  S-71

         One or more  of the  following  obligations  or  securities  will be  considered  a  permitted investment:

                  (1)      obligations  of or guaranteed as to timely payment of principal and interest by the United  States or any  agency or  instrumentality  thereof  when such  obligations  are backed by the full faith and credit of the United States;

                  (2)      repurchase  agreements on obligations  specified in clause (1)  maturing not more  than one  month  from the  date of  acquisition  thereof,  provided  that the  unsecured short-term debt  obligations of the party agreeing to repurchase  such  obligations are at the time rated by each rating agency in its highest short-term rating available;

                  (3)      federal funds,  certificates of deposit,  demand deposits, time deposits and bankers'  acceptances  (which  shall each have an  original  maturity of not more than 90 days and,  in the case of  bankers'  acceptances,  shall in no event have an  original  maturity of more  than  365 days  or a  remaining  maturity  of more than 30 days)  denominated  in United
         States  dollars of any U.S.  depository  institution or trust company  incorporated  under the laws of the  United  States  or any  state  thereof  or of any  domestic  branch  of a foreign depository  institution or trust company;  provided,  that the short-term debt  obligations of such  depository  institution  or trust  company (or, if the only rating  agency is Standard &
         Poor's,  in the case of the  principal  depository  institution  in a  depository  institution holding company,  debt obligations of the depository  institution holding company) at the date of  acquisition  thereof  have been  rated by each  rating  agency in its  highest  short term rating  available;  and provided  further that, if the only rating agency is Standard & Poor's and if the  depository  or trust company is a principal  subsidiary of a bank holding  company and the debt obligations of such subsidiary are not separately  rated,  the applicable  rating shall be that of the bank  holding  company;  and,  provided  further  that,  if the  original maturity  of such short term debt  obligations  of a domestic  branch of a foreign  depository institution or trust company shall exceed 30 days, the short-term  rating of such  institution shall be A-1+ in the case of Standard & Poor's if Standard & Poor's is the rating agency;

                  (4)      commercial  paper and demand notes (having  original  maturities of not more than  365 days) of any  corporation  incorporated  under the laws of the United  States or any state  thereof  which on the date of  acquisition  has been rated by each rating agency in its highest  short-term  rating  available;  provided  that such  commercial  paper  shall  have a remaining maturity of not more than 30 days;

                  (5)      any mutual  fund,  money  market  fund,  common  trust fund or other  pooled investment  vehicle,  the assets of which are  limited to  instruments  that  otherwise  would constitute  permitted  investments  under the Pooling and  Servicing  Agreement  and have been rated by Standard & Poor's in its  highest  short term rating  available,  including  any such fund that is managed by the trustee or any  affiliate  of the trustee or for which the trustee or any of its affiliates acts as an adviser; and

                  (6)      other  obligations  or securities  that are acceptable to each rating agency as a permitted  investment  hereunder and will not reduce the rating  assigned to any class of certificates  by such rating agency below the lower of the  then-current  rating or the rating assigned to such  certificates as of delivery  thereof by such rating agency,  as evidenced in writing;

         provided,  however,  no instrument  shall be a permitted  investment if it represents,  either
(1) the  right to receive only  interest  payments with respect to the  underlying  debt  instrument or
(2) the right to receive both principal and interest payments derived from obligations  underlying such instrument and the principal and interest  payments with respect to such instrument  provide a yield to maturity  greater  than  120%  of  the  yield  to  maturity  at  par of  such  underlying  obligations.
References  herein to the highest rating  available on unsecured  long-term  rating category  available shall mean AAA in the case of each rating  agency,  and  references  herein to the  highest  short-term rating category available shall mean A 1+ in the case of each rating agency.

                                                  S-72

                                            Use of Proceeds

         The net proceeds from the sale of the offered  certificates  to the  underwriter  will be paid to the  depositor.  The  depositor  will use the proceeds to purchase the offered  certificates  or for general corporate purposes.  See "Method of Distribution" in this prospectus supplement.

                                     Certain Legal Considerations

         Approximately  38.92%  of  the  mortgage  loans  (by  aggregate  principal  balance  as of the reference date) were  originated or acquired by GMAC Bank, and  subsequently  sold to GMACM.  GMAC Bank is a federal  savings bank whose  deposits are insured to the  applicable  limits by the FDIC.  If GMAC
Bank were to become  insolvent,  the FDIC could act as conservator  and, if a receiver were  appointed, would act as a receiver  for GMAC Bank.  As  receiver,  the FDIC would have broad  powers to  repudiate contracts  to which  GMAC  Bank was or is a party to if the FDIC  determined  that the  contracts  were burdensome  and that  repudiation  would  promote the orderly  administration  of GMAC Bank's  affairs.
Moreover,  no agreement  tending to diminish or defeat the FDIC's  interest in an asset  acquired  from
GMAC  Bank  would  be  enforceable  against  the  FDIC  unless  the  agreement  meets  specified  legal requirements.

         Although  the FDIC has adopted a rule stating  that it will not use its  repudiation  power to reclaim,  recover  or  recharacterize  as  property  of an  FDIC  insured  bank  any  financial  assets transferred by the bank in connection with certain  securitization  transactions,  it is not clear that the  transfers of the mortgage  loans from GMAC Bank would enjoy the benefit of such rule.  If the FDIC were to assert that the rule does not apply to these  transfers of mortgage  loans by GMAC Bank or that these  transfers do not comply with certain  banking laws,  collections  on those mortgage loans may be delayed or reduced, thereby potentially delaying or decreasing payments on the certificates.

                                           Legal Proceedings

         There are no material  pending  legal or other  proceedings  involving  the mortgage  loans or
GMACM, as sponsor,  servicer or originator,  Residential Asset Mortgage  Products,  Inc., as depositor, the Trust as the issuing entity,  or other parties  described in Item 1117 of Regulation AB promulgated by the  Commission,  that,  individually or in the aggregate,  would have a material  adverse impact on investors in the certificates.

         GMACM is  currently  a party to various  legal  proceedings  arising  from time to time in the ordinary  course of its  businesses,  some of which purport to be class  actions.  Based on information currently  available,  it is the opinion of GMACM that the eventual  outcome of any  currently  pending legal  proceeding,  individually or in the aggregate,  will not have a material adverse effect on their ability to perform their  obligations in relation to the mortgage  loans.  No assurance,  however,  can be given that the final outcome of these legal proceedings,  if unfavorable,  either individually or in the aggregate,  would not have a material adverse impact on GMACM.  Any such unfavorable  outcome could adversely  affect the ability of GMACM to perform its  servicing  duties with  respect to the  mortgage loans and potentially lead to the replacement of GMACM with a successor servicer.

                               Material Federal Income Tax Consequences

         The  following  is  a  general   discussion  of  anticipated   material   federal  income  tax
consequences  of the  purchase,  ownership  and  disposition  of the  certificates  offered  under this prospectus supplement.

                                                  S-73

         On the issuance date,  Orrick,  Herrington & Sutcliffe llp,  counsel to the depositor,  issued its opinion  generally to the effect that,  assuming  compliance with all provisions of the pooling and servicing  agreement,  for federal  income tax  purposes,  the trust will  qualify as a REMIC under the
Internal Revenue Code.

         For federal income tax purposes:

         o        the  Class R  Certificates  constitute  ownership  of the  sole  class  of  "residual interests" in the REMIC; and

         o        the offered  certificates  represent  ownership of a "regular  interest" in the REMIC and are generally treated as debt instruments of the REMIC.

See "Material Federal Income Tax Consequences" in the accompanying prospectus.

         For federal income tax purposes,  the offered  certificates  are treated as having been issued with original issue  discount.  The prepayment  assumption that will be used in determining the rate of accrual of original  issue  discount,  market  discount  and premium,  if any,  for federal  income tax purposes is based on the  assumption  that,  subsequent to the date of any  determination  the mortgage loans will  prepay at a rate  equal to 300% PSA.  No  representation  is made that the  mortgage  loans
will   prepay   at  that   rate  or  at  any   other   rate.   See   "Material   Federal   Income   Tax
Consequences—Taxation  of  Owners  of  REMIC  Regular   Securities—Original   Issue  Discount"  in  the
accompanying prospectus.

         The holders of the  offered  certificates  will be  required to include in income  interest on their certificates in accordance with the accrual method of accounting.

         The offered  certificates  will be treated as assets  described in  Section 7701(a)(19)(C)  of the Internal Revenue Code and "real estate assets" under  Section 856(c)(4)(A)  of the Internal Revenue
Code generally in the same  proportion  that the assets of the trust would be so treated.  In addition, interest on the offered  certificates will be treated as "interest on obligations  secured by mortgages on real  property"  under  Section 856(c)(3)(B)  of the Internal  Revenue Code  generally to the extent that such offered  certificates are treated as "real estate assets" under  Section 856(c)(4)(A)  of the
Internal Revenue Code.  Moreover,  the offered  certificates  will be "qualified  mortgages" within the meaning of  Section 860G(a)(3)  of the Internal  Revenue Code.  However,  prospective  investors should note that,  notwithstanding such treatment,  any repurchase of such a certificate pursuant to the right of the servicer or the  depositor to repurchase  such offered  certificates  may  adversely  affect any
REMIC that holds such offered  certificates if such repurchase is made under circumstances  giving rise to a  prohibited  transaction  tax  under  the  Internal  Revenue  Code.  See  "Pooling  and  Servicing
Agreement—Termination"   in   this   prospectus   supplement   and   "Material   Federal   Income   Tax
Consequences—Opinions—Characteristics  of Investment in REMIC  Securities," and "—Taxation of Owners of
REMIC Residual  Securities—Prohibited  Transactions  and Other Taxes" in the  accompanying  prospectus.
The  holders of the  offered  certificates  will be  required  to include in income  interest  on their certificates in accordance with the accrual method of accounting.

         If penalties  were  asserted  against  purchasers  of the offered  certificates  in respect of their  treatment  of the offered  certificates  for tax  purposes,  the  summary of tax  considerations contained,  and the  opinions  stated,  herein  and in the  accompanying  prospectus  may not  meet the conditions  necessary for  purchasers'  reliance on that summary and those  opinions to exculpate  them from the asserted penalties.

         For  further  information  regarding  federal  income tax  consequences  of  investing  in the offered certificates, see "Material Federal Income Tax Consequences" in the accompanying prospectus.

                                   State and Other Tax Consequences

         In addition to the federal income tax consequences  described in "Material  Federal Income Tax
Consequences,"  potential  investors  should  consider  the state and  local  tax  consequences  of the acquisition,  ownership,  and disposition of the certificates offered by this prospectus supplement and the accompanying  prospectus.  State tax law may differ  substantially  from the corresponding  federal tax law,  and the  discussion  above  does not  purport to  describe  any aspect of the tax laws of any state or other jurisdiction.  Therefore,  prospective investors should consult their tax advisors about the various tax consequences of investments in the certificates  offered by this prospectus  supplement and the accompanying prospectus.

                                                  S-74

                                        Method of Distribution

         In accordance with the terms and conditions of the underwriting  agreement,  dated October 25,
2007,  Citigroup  Global Markets Inc. will serve as the underwriter of and has agreed to purchase,  and the  depositor  has  agreed  to sell,  the  Class  PO  Certificates.  The  certificates  being  sold to
Citigroup Global Markets,  Inc. are referred to as the underwritten  certificates.  It is expected that delivery of the  underwritten  certificates  will be made only in book-entry  form through the Same Day
Funds  Settlement  System of DTC on or about October 26, 2007 against  payment  therefor in immediately available funds.

         The  underwriting  agreement  provides that the  obligations of the underwriter to pay for and accept delivery of the  underwritten  certificates  are subject to, among other things,  the receipt of legal opinions and to the conditions,  among others,  that no stop order  suspending the  effectiveness of the  depositor's  registration  statement  shall  be in  effect,  and that no  proceedings  for that purpose shall be pending before or threatened by the Securities and Exchange Commission.

         The  distribution  of the  underwritten  certificates  by the underwriter may be effected from time to time in one or more negotiated  transactions,  or otherwise, at varying prices to be determined at the  time of sale.  Proceeds  to the  depositor  from  the  sale of the  underwritten  certificates, before  deducting  expenses payable by the depositor,  will be approximately  62.25% of the certificate principal balance of the underwritten certificates.

         The underwriter may effect these  transactions by selling the underwritten  certificates to or through  dealers,  and those dealers may receive  compensation in the form of  underwriting  discounts, concessions or commissions  from the  underwriter  for whom they act as agent.  In connection  with the sale of the  underwritten  certificates,  the underwriter  may be deemed to have received  compensation from the  depositor in the form of  underwriting  compensation.  The  underwriter  and any dealers that participate  with  the  underwriter  in the  distribution  of the  underwritten  certificates  are also underwriters  under  the  Securities  Act  of  1933,  as  amended.  Any  profit  on the  resale  of the underwritten  certificates  positioned by an underwriter would be underwriter  compensation in the form of underwriting discounts and commissions under the Securities Act.

         The underwriting  agreement  provides that the depositor will indemnify the  underwriter,  and
that  under  limited   circumstances   the  underwriter  will  indemnify  the  depositor  against  some liabilities  under the  Securities  Act,  or  contribute  to  payments  required  to be made in respect thereof.

         There  is  currently  no  secondary  market  for the  offered  certificates.  The  underwriter intends to make a secondary  market in the  underwritten  certificates,  but is not obligated to do so.
There can be no assurance that a secondary market for the offered  certificates  will develop or, if it does develop,  that it will  continue.  The offered  certificates  will not be listed on any securities exchange.

                                             Legal Matters

         Certain legal matters relating to the  certificates  have been and will be passed upon for the depositor by Orrick,  Herrington & Sutcliffe llp, Los Angeles,  California  and for the  underwriter by
Stroock & Stroock & Lavan LLP, New York, New York.

                                                  S-75

                                                Ratings

         The offered  certificates  have received  ratings as indicated on page S-7 of this  prospectus supplement  by Fitch  Ratings,  or Fitch,  and Standard & Poor's  Ratings  Services,  a division of The
McGraw-Hill Companies, Inc., or S&P.

         A security  rating  addresses  the  likelihood  of the  receipt by the  holders of the offered certificates  of  distributions  on the  mortgage  loans.  The  rating  takes  into  consideration  the structural  and legal  aspects  associated  with the offered  certificates.  The ratings on the offered certificates do not constitute  statements  regarding the  possibility  that the holders of the offered certificates  might realize a lower than  anticipated  yield. A security rating is not a recommendation to buy,  sell or hold  securities  and may be  subject to  revision  or  withdrawal  at any time by the assigning  rating  organization.  Each security rating should be evaluated  independently  of any other security rating.  In the event that the ratings  assigned to the offered  certificates are subsequently lowered for any reason,  no person or entity is obligated to provide any  additional  support or credit enhancement with respect to the offered certificates.

         The  depositor  has not  requested a rating on the offered  certificates  by any rating agency other than Fitch and S&P.  However,  there can be no assurance  as to whether any other  rating  agency will rate the offered  certificates,  or, if it does, what rating would be assigned by any other rating agency.  A rating on the offered  certificates  by another  rating  agency,  if assigned at all, may be lower than the ratings assigned to the offered certificates by Fitch and Standard or Poor's.

         The fees paid by the  depositor  to the rating  agencies on the issuance  date  included a fee for ongoing  surveillance  by the rating  agencies  for so long as any  certificates  are  outstanding.
However,  the rating  agencies  are under no  obligation  to the  depositor  to  continue to monitor or maintain a rating on the certificates.

                                       Legal Investment Matters

         The offered  certificates  constitute  "mortgage related  securities" for purposes of SMMEA so long as they are rated in at least the second  highest rating  category by one of the rating  agencies, and,  as such,  are legal  investments  for some  entities  to the  extent  provided  in  SMMEA.  SMMEA provides,  however,  that states could  override its  provisions  on legal  investment  and restrict or condition  investment  in  mortgage  related  securities  by  taking  statutory  action  on or prior to
October 3,  1991. Some states have enacted  legislation  which  overrides the preemption  provisions of
SMMEA.

         The offered  certificates may be viewed as "complex  securities" under TB13a, which applies to thrift  institutions  regulated by the Office of Thrift  Supervision,  or under TB73a, which applies to savings associations regulated by the Office of Thrift Supervision.

         The  depositor  makes no  representations  as to the proper  characterization  of the  offered certificates  for legal investment or other purposes,  or as to the ability of particular  investors to
purchase  the  offered   certificates   under   applicable   legal   investment   restrictions.   These
uncertainties  may  adversely  affect the  liquidity  of the  offered  certificates.  Accordingly,  all institutions  whose  investment  activities  are  subject  to legal  investment  laws and  regulations, regulatory  capital  requirements or review by regulatory  authorities  should consult with their legal advisors  in  determining  whether  and to what  extent the  offered  certificates  constitute  a legal investment or is subject to investment, capital or other restrictions.

         See "Legal Investment Matters" in the accompanying prospectus.

                                                  S-76

                                         ERISA Considerations

         Any employee  benefit plan subject to Title I of the Employee  Retirement  Income Security Act
of 1974,  as amended  ("ERISA"),  plan subject to Section 4975 of the Internal  Revenue Code, or entity deemed to hold the plan assets of the foregoing  (each,  a "Plan  Investor")  should  carefully  review with its legal advisors  whether the purchase or holding of offered  certificates  could give rise to a transaction  prohibited  or not  otherwise  permissible  under ERISA or  Section 4975  of the  Internal
Revenue Code.  The purchase or holding of the offered  certificates  by or on behalf of a Plan Investor
may  qualify  for   exemptive   relief  under  the  Issuer   Exemption,   as  described   under  "ERISA
Considerations—Prohibited  Transaction Exemptions" in the accompanying prospectus, if such certificates are rated at least "BBB-" (or its  equivalent) by S&P,  Moody's,  Fitch,  DBRS Limited or DBRS, Inc. at
the time of purchase.  The Issuer  Exemption  contains a number of other  conditions  which must be met for the Issuer  Exemption to apply,  including the  requirement  that any such Plan Investor must be an
"accredited  investor" as defined in Rule  501(a)(1) of  Regulation  D of the  Securities  and Exchange
Commission under the Securities Act of 1933, as amended.

         Each beneficial owner of an offered  certificate (or any interest  therein) shall be deemed to have  represented,  by virtue of its acquisition or holding of such Certificate (or interest  therein), that either (i) it is not acquiring the  Certificate  with plan assets of a Plan Investor,  (ii) it has acquired  and is holding  such  certificate  in  reliance  on the  Issuer  Exemption,  and that  (1) it understands that there are certain  conditions to the availability of the Issuer  Exemption,  including that  such  certificate  must be  rated,  at the  time of  purchase,  not  lower  than  "BBB-"  (or its equivalent) by S&P, Moody's,  Fitch, DBRS Limited or DBRS, Inc. and (2) it is an "accredited  investor"
as defined in Rule 501(a)(1) of  Regulation D  of the Securities Act of 1933, as amended,  or (iii) (1)
such  acquirer  or holder is an  insurance  company,  (2) the  source of funds used to acquire and hold such  certificate (or interest  therein) is an "insurance  company general account" (as defined in U.S.
Department  of Labor  ("DOL")  Prohibited  Transaction  Class Exemption  ("PTCE")  95-60),  and (3) the
conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

         If any offered  certificate (or any interest  therein) is acquired or held in violation of the conditions  described in the preceding  paragraph,  the next preceding permitted  beneficial owner will be treated as the  beneficial  owner of such  certificate,  retroactive  to the date of transfer to the purported  beneficial  owner. Any purported  beneficial owner whose  acquisition or holding of any such certificate  (or  interest  therein)  was  effected in  violation  of the  conditions  described in the preceding  paragraph shall indemnify and hold harmless the depositor,  the trustee,  the servicer,  any subservicer,  the underwriter and the trust from and against any and all liabilities,  claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

         Any fiduciary or other investor of a Plan  Investor's  assets that proposes to acquire or hold the offered  certificates  on behalf of a Plan  Investor  should  consult with its counsel with respect to:  (a) whether  the  specific  and  general  conditions  and the  other  requirements  in the  Issuer
Exemption would be satisfied,  or whether any other prohibited  transaction  exemption would apply, and
(b) the potential  applicability of the general  fiduciary  responsibility  provisions of ERISA and the prohibited  transaction  provisions  of ERISA and  Section 4975  of the  Internal  Revenue  Code to the
proposed investment.  See "ERISA Considerations" in the accompanying prospectus.

         The  sale  of  any  of  the  offered  certificates  to a  Plan  Investor  is in no  respect  a representation  by the depositor or the  underwriter  that such an investment  meets all relevant legal requirements  relating to investments by Plan Investors  generally or any particular Plan Investor,  or that such an investment is appropriate for Plan Investors generally or any particular Plan Investor.

                                                  S-77

                                                Annex I

                                 Mortgage Loan Statistical Information

Set forth below is a description of some additional characteristics of the mortgage loans as of the reference date unless otherwise indicated.  All percentages of the mortgage loans are approximate percentages by aggregate principal balance as of the reference date unless otherwise indicated.  Unless otherwise specified, all principal balances of the mortgage loans are as of the reference date.

                                  Original Principal Balances of the Mortgage Loans

                                               Number of Mortgage      Aggregate Unpaid        Percent of Aggregate
Range of Original Principal Balances ($)             Loans             Principal Balance     Unpaid Principal Balance
_____________________________________________________________________________________________________________________
Less than 250,000.....................                 107             $   17,558,967.51                3.78%
250,000 to 299,999....................                  16                  4,159,195.32                0.90
300,000 to 349,999....................                  16                  5,137,553.77                1.11
350,000 to 399,999....................                  62                 22,886,857.52                4.93
400,000 to 449,999....................                 142                 58,724,567.85               12.64
450,000 to 499,999....................                 195                 89,281,474.22               19.22
500,000 to 599,999....................                 222                115,799,732.61               24.93
600,000 to 699,999....................                 105                 65,608,429.65               14.13
700,000 to 799,999....................                  47                 33,320,076.31                7.17
800,000 to 899,999....................                  23                 17,649,238.71                3.80
900,000 to 999,999....................                  22                 20,268,654.11                4.36
1,000,000 or greater..................                  10                 14,066,614.14                3.03
                                               ____________________________________________________________________
         Total........................                 967               $464,461,361.72              100.00%
                                               ____________________________________________________________________

o        The average original principal balance of the mortgage loans as of the reference date is approximately $495,670.51.

                                                  A-1

                                 Outstanding Principal Balances of the Mortgage Loans

Range of Outstanding Principal                     Number of           Aggregate Unpaid        Percent of Aggregate
Balances ($)                                     Mortgage Loans        Principal Balance     Unpaid Principal Balance
_____________________________________________________________________________________________________________________
Less than 250,000.....................                 115             $  19,169,865.86                4.13%
250,000 to 299,999....................                  13                  3,536,138.02                0.76
300,000 to 349,999....................                  21                  6,964,362.20                1.50
350,000 to 399,999....................                  84                 31,781,343.45                6.84
400,000 to 449,999....................                 178                 75,895,624.96               16.34
450,000 to 499,999....................                 191                 90,666,356.59               19.52
500,000 to 599,999....................                 186                101,018,983.71               21.75
600,000 to 699,999....................                  93                 59,823,400.61               12.88
700,000 to 799,999....................                  43                 32,083,621.83                6.91
800,000 to 899,999....................                  17                 14,226,829.37                3.06
900,000 to 999,999....................                  17                 16,188,828.20                3.49
1,000,000 or greater..................                   9                 13,106,006.92                2.82
                                              _______________________________________________________________________
          Total.......................                 967               $464,461,361.72              100.00%
                                              _______________________________________________________________________

o        The average outstanding principal balance of the mortgage loans as of the reference date is approximately $480,311.65.

                                                  A-2

                                         Mortgage Rates of the Mortgage Loans

                                                    Number of           Aggregate Unpaid        Percent of Aggregate
 Range of Mortgage Rates (%)                      Mortgage Loans        Principal Balance     Unpaid Principal Balance
______________________________________________________________________________________________________________________
 5.001 to 5.250........................                   4            $     1,912,271.32                0.41%
 5.251 to 5.500........................                  35                 17,114,774.69                3.68
 5.501 to 5.750........................                 140                 70,993,341.60               15.29
 5.751 to 6.000........................                 263                128,526,905.80               27.67
 6.001 to 6.250........................                 185                 90,965,821.94               19.59
 6.251 to 6.500........................                 227                110,395,078.38               23.77
 6.501 to 6.750........................                  82                 35,694,294.68                7.69
 6.751 to 7.000........................                  23                  7,241,981.71                1.56
 7.001 to 7.250........................                   4                    850,135.92                0.18
 7.251 to 7.500........................                   2                    308,287.22                0.07
 7.501 to 7.750........................                   2                    458,468.46                0.10
                                                ______________________________________________________________________
          Total........................                 967               $464,461,361.72              100.00%
                                                ______________________________________________________________________

o        The weighted average mortgage rate for the mortgage loans as of the reference date is approximately 6.128%.

                                                  A-3

                                 Original Loan-to-Value Ratios of the Mortgage Loans

                                               Number of Mortgage      Aggregate Unpaid        Percent of Aggregate
Range of Original Loan-to-Value Ratios (%)           Loans             Principal Balance     Unpaid Principal Balance
______________________________________________________________________________________________________________________
55.00 or less.........................                 123             $   59,142,231.96               12.73%
55.01 to 60.00........................                  51                 25,246,509.09                5.44
60.01 to 65.00........................                  81                 39,620,120.49                8.53
65.01 to 70.00........................                 134                 68,590,074.99               14.77
70.01 to 75.00........................                 192                 99,887,946.21               21.51
75.01 to 80.00........................                 359                161,686,011.81               34.81
80.01 to 85.00........................                   6                  2,652,334.04                0.57
85.01 to 90.00........................                  17                  6,414,666.06                1.38
90.01 to 95.00........................                   4                  1,221,467.07                0.26
                                                _____________________________________________________________________
         Total........................                 967               $464,461,361.72              100.00%
                                                _____________________________________________________________________

o        The weighted average original loan-to-value ratio of the mortgage loans as of the reference date is approximately 69.77%.

                                                  A-4

                                         Property Type of the Mortgage Loans

                                               Number of Mortgage      Aggregate Unpaid        Percent of Aggregate
Property Type                                        Loans             Principal Balance     Unpaid Principal Balance
_____________________________________________________________________________________________________________________
Single Family.........................                 669               $317,365,865.38               68.33%
Planned Unit Development..............                 236                117,303,898.58               25.26
Condominium-Low Rise..................                  41                 18,715,210.96                4.03
Two Family to Four Family.............                  12                  5,966,310.43                1.28
Cooperative...........................                   5                  2,821,726.83                0.61
Condominium-High Rise.................                   3                  1,827,772.51                0.39
Townhouse.............................                   1                    460,577.03                0.10
                                               ______________________________________________________________________
         Total........................                 967               $464,461,361.72              100.00%
                                               ______________________________________________________________________

                                          Loan Purpose of the Mortgage Loans

                                               Number of Mortgage      Aggregate Unpaid        Percent of Aggregate
Loan Purpose                                         Loans             Principal Balance     Unpaid Principal Balance
_____________________________________________________________________________________________________________________
Purchase..............................                 402               $197,183,264.34               42.45%
Cashout Refinance.....................                 397                190,262,149.71               40.96
Rate/Term Refinance...................                 166                 76,129,825.50               16.39
Construction-Permanent................                   2                    886,122.17                0.19
                                                _____________________________________________________________________
         Total........................                 967               $464,461,361.72              100.00%
                                                _____________________________________________________________________

                                       Occupancy Status of the Mortgage Loans
                                                                                                    Percent of
                                               Number of Mortgage      Aggregate Unpaid          Aggregate Unpaid
Occupancy Status                                     Loans             Principal Balance        Principal Balance
____________________________________________________________________________________________________________________
Primary Residence.....................                 918               $437,823,439.94               94.26%
Second Home...........................                  47                 25,597,020.39                5.51
Investment Property...................                   2                  1,040,901.39                0.22
                                                ____________________________________________________________________
         Total........................                 967               $464,461,361.72              100.00%
                                                ____________________________________________________________________

                                                  A-5

                              Original Term to Scheduled Maturity of the Mortgage Loans
                                                                                                    Percent of
                                               Number of Mortgage      Aggregate Unpaid          Aggregate Unpaid
Range of Months                                      Loans             Principal Balance        Principal Balance
____________________________________________________________________________________________________________________
241 to 300............................                   1            $       396,410.84                0.09%
301 to 360............................                 966                464,064,950.88               99.91
                                                ____________________________________________________________________
         Total........................                 967               $464,461,361.72              100.00%
                                                ____________________________________________________________________

o    The weighted average original term to scheduled  maturity of the mortgage loans as of the reference date is approximately  360 months.

                             Remaining Term to Scheduled Maturity of the Mortgage Loans
                                                                                                    Percent of
                                               Number of Mortgage      Aggregate Unpaid          Aggregate Unpaid
Range of Months                                      Loans             Principal Balance        Principal Balance
_________________________________________________________________________________________________________________
241 to 300............................                   3             $    1,224,935.08                0.26%
301 to 360............................                 964                463,236,426.64               99.74
                                                _________________________________________________________________
         Total........................                 967               $464,461,361.72              100.00%
                                                _________________________________________________________________

o        The weighted  average  remaining term to scheduled  maturity of the mortgage  loans as of the reference date is  approximately
     337 months.

                                                  A-6

                                  Geographical Distributions of the Mortgage Loans
                                                                                                    Percent of
                                                   Number of           Aggregate Unpaid          Aggregate Unpaid
State                                            Mortgage Loans        Principal Balance        Principal Balance
_________________________________________________________________________________________________________________
California............................                 276               $137,725,374.19               29.65%
New Jersey............................                  93                 45,185,794.63                9.73
Virginia..............................                  59                 27,117,098.69                5.84
New York..............................                  43                 20,865,021.81                4.49
Florida...............................                  39                 17,108,033.55                3.68
Illinois..............................                  35                 16,970,629.80                3.65
Massachusetts.........................                  31                 16,652,773.35                3.59
Arizona...............................                  34                 16,267,542.60                3.50
Texas.................................                  34                 14,297,052.14                3.08
Pennsylvania..........................                  29                 14,081,430.23                3.03
Washington............................                  28                 13,874,584.63                2.99
Maryland..............................                  28                 13,200,097.10                2.84
Michigan..............................                  31                 12,323,063.02                2.65
North Carolina........................                  21                 10,567,440.66                2.28
Other.................................                 186                 88,225,425.32               19.00
                                               _________________________________________________________________
         Total........................                 967               $464,461,361.72              100.00%
                                               _________________________________________________________________

o    No more than  approximately  0.46% of the  mortgage  loans by  aggregate  unpaid  principal  balance are secured by  mortgaged properties  located in any zip code area in California  and no more than  approximately  0.63% of the mortgage  loans by aggregate unpaid principal balance are secured by mortgage properties located in any one zip code outside of California.

o    "Other" includes states and the District of Columbia with under 2.00% concentrations individually.

                                      Documentation Type of the Mortgage Loans
                                                                                                    Percent of
                                                   Number of           Aggregate Unpaid          Aggregate Unpaid
Documentation Type                               Mortgage Loans        Principal Balance        Principal Balance
_________________________________________________________________________________________________________________
Standard..............................                 717               $354,414,309.93               76.31%
Stated Income.........................                 195                 78,509,038.37               16.90
Relocation............................                  31                 17,578,548.23                3.78
Select................................                  18                 10,938,751.12                2.36
Super Select..........................                   2                  1,864,884.30                0.40
Streamline............................                   4                  1,155,829.77                0.25
                                         ________________________________________________________________________
         Total........................                 967               $464,461,361.72              100.00%
                                         ________________________________________________________________________

                                                  A-7

                          Credit Scores as of the Date of Origination of the Mortgage Loans
                                                                                                    Percent of
                                                   Number of            Aggregate Unpaid         Aggregate Unpaid
Range of Credit Scores                           Mortgage Loans        Principal Balance         Principal Balance
__________________________________________________________________________________________________________________
601 to 620.............................                  3           $        987,885.81                 0.21%
621 to 640.............................                 31                 12,315,913.90                 2.65
641 to 660.............................                 50                 23,780,117.43                 5.12
661 to 680.............................                 93                 39,077,855.11                 8.41
681 to 700.............................                120                 53,917,674.36                11.61
701 to 720.............................                 96                 43,096,516.32                 9.28
721 to 740.............................                122                 57,032,039.42                12.28
741 to 760.............................                135                 71,792,008.28                15.46
761 to 780.............................                135                 70,554,252.69                15.19
781 to 800.............................                133                 67,022,356.69                14.43
801 or greater.........................                 48                 23,907,033.92                 5.15
Not Available..........................                  1                    977,707.79                 0.21
                                              ___________________________________________________________________
         Total.........................                967               $464,461,361.72               100.00%
                                              ___________________________________________________________________

o    The non-zero weighted average credit score of the mortgage loans as of the reference date is approximately 734.

o    For a discussion  of Credit  Scores see "Trust Asset  Program-Underwriting  Standards-Credit  Scores" in the  prospectus.  The credit scores are based upon the credit scores of the borrower.

                                  Net Mortgage Rates of the Discount Mortgage Loans

                                                   Number of           Aggregate Unpaid        Percent of Aggregate
Net Mortgage Rates (%)                           Mortgage Loans        Principal Balance     Unpaid Principal Balance
_____________________________________________________________________________________________________________________
5.000.................................                   4                 $1,912,271.32                1.17%
5.125.................................                   8                  4,100,029.15                2.50
5.250.................................                  27                 13,014,745.54                7.95
5.375.................................                  26                 13,368,321.69                8.16
5.500.................................                 114                 57,625,019.91               35.18
5.625.................................                 148                 73,758,627.12               45.04
                                             ________________________________________________________________________
         Total........................                 327               $163,779,014.73              100.00%
                                             ________________________________________________________________________

o        The weighted average discount fraction of the discount mortgage loans as of the reference date is approximately 4.156534%.

                                                  A-8

Prospectus
Mortgage Asset-Backed Pass-Through Certificates and
Asset-Backed Notes

Residential Asset Mortgage Products, Inc.

Depositor

Residential Funding Company, LLC

Sponsor

The depositor may periodically form separate trusts to issue securities in series, secured by assets of that trust.

Offered Securities The securities in a series will consist of certificates or notes representing interests in a trust and will be paid only from the assets of that trust. The securities will not represent interests in or obligations of Residential Asset Mortgage Products, Inc., Residential Funding
Company, LLC or any of their affiliates. Each series may include multiple classes of securities with differing payment terms and priorities. Credit enhancement will be provided for all offered securities.

Trust Assets      Each trust will consist primarily of:

                  o   mortgage loans secured by first or junior liens on one- to four-family residential properties;

                  o   mortgage loans secured by multifamily residential rental properties consisting of five or more dwelling units;

                  o   mortgage loans secured by first or junior liens on mixed-use properties;

                  o   home equity revolving lines of credit secured by first or junior liens on one- to four-family residential properties, including partial balances of those lines of credit;

                  o   home improvement installment sales contracts and installment loan agreements, either unsecured or secured;

                  o   mortgage loans secured by unimproved land;

                  o   manufactured housing installment sales contracts and installment loan agreements;
                      or

                  o   mortgage or asset-backed securities backed by, and whole or partial participations in, the types of assets listed above.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

April 17, 2007

         Important notice about information presented in this prospectus and the accompanying prospectus supplement

         We provide information to you about the securities in two separate documents that provide progressively more detail:

          o   this prospectus, which provides general information, some of which may not apply to your series of securities; and

          o   the accompanying prospectus supplement, which describes the specific terms of your series of securities.

         You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. See "Additional
Information," "Reports to Securityholders" and "Incorporation of Certain Information by Reference." You
can request information incorporated by reference from Residential Asset Mortgage Products, Inc. by calling us at (952) 857-7000 or writing to us at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis,
Minnesota 55437. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted.

         Some capitalized terms used in this prospectus are defined in the Glossary attached to this prospectus.

                                            TABLE OF CONTENTS

                                                                                                        Page
INTRODUCTION                                                                                               1
THE TRUSTS                                                                                                 1
   General                                                                                                 1
   Characteristics of Loans                                                                                5
   Revolving Credit Loans                                                                                 15
   The Contracts                                                                                          18
   The Mortgaged Properties                                                                               19
   The Agency Securities                                                                                  23
   Private Securities                                                                                     24
   TRUST ASSET PROGRAM                                                                                    25
   Underwriting Standards                                                                                 25
   The Negotiated Conduit Asset Program                                                                   32
DESCRIPTION OF THE SECURITIES                                                                             34
   General                                                                                                34
   Form of Securities                                                                                     37
   Assignment of Loans                                                                                    40
   Representations With Respect to Loans                                                                  43
   Repurchases of Loans                                                                                   45
   Limited Right of Substitution                                                                          46
   Certain Insolvency and Bankruptcy Issues                                                               47
   Assignment of Agency or Private Securities                                                             48
   Excess Spread and Excluded Spread                                                                      48
   Payments on Loans                                                                                      49
   Withdrawals From the Custodial Account                                                                 53
   Distributions of Principal and Interest on the Securities                                              54
   Advances                                                                                               56
   Prepayment Interest Shortfalls                                                                         57
   Funding Account                                                                                        58
   Reports to Securityholders                                                                             58
   Servicing and Administration of Loans                                                                  60
DESCRIPTION OF CREDIT ENHANCEMENT                                                                         69
   General                                                                                                69
   Letters of Credit                                                                                      71
   Subordination                                                                                          71
   Overcollateralization and Excess Cash Flow                                                             73
   Mortgage Pool Insurance Policies and Mortgage                                                          74
   Insurance Policies
   Special Hazard Insurance Policies                                                                      76
   Bankruptcy Bonds                                                                                       77
   Reserve Funds                                                                                          77
   Financial Guaranty Insurance Policies; Surety Bonds                                                    78
   Maintenance of Credit Enhancement                                                                      78
   Reduction or Substitution of Credit Enhancement                                                        79
OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES                                                     80
   Swaps and Yield Supplement Agreements                                                                  80
   Purchase Obligations                                                                                   80
INSURANCE POLICIES ON LOANS                                                                               81
   Primary Insurance Policies                                                                             81
   Standard Hazard Insurance on Mortgaged Properties                                                      83
   Standard Hazard Insurance on Manufactured Homes                                                        85
THE DEPOSITOR                                                                                             86
RESIDENTIAL FUNDING COMPANY, LLC                                                                          86
THE AGREEMENTS                                                                                            86
   Events of Default; Rights Upon Event of Default                                                        86
Amendment                                                                                                 90
   Termination; Retirement of Securities                                                                  92
   The Trustee                                                                                            93
   The Owner Trustee                                                                                      93
   The Indenture Trustee                                                                                  94
YIELD CONSIDERATIONS                                                                                      94
MATURITY AND PREPAYMENT CONSIDERATIONS                                                                   100
CERTAIN LEGAL ASPECTS OF THE LOANS                                                                       105
   The Mortgage Loans                                                                                    106
   The Manufactured Housing Contracts                                                                    121
   The Home Improvement Contracts                                                                        123
   Enforceability of Certain Provisions                                                                  125
   Consumer Protection Laws                                                                              126
   Applicability of Usury Laws                                                                           126
   Environmental Legislation                                                                             127
   Servicemembers Civil Relief Act                                                                       128
   Default Interest and Limitations on Prepayments                                                       129
   Forfeitures in Drug and RICO Proceedings                                                              130
MATERIAL FEDERAL INCOME TAX CONSEQUENCES                                                                 130
   General                                                                                               130
   Opinions                                                                                              131
   Taxation of Owners of REMIC Regular Securities                                                        134
   Taxation of Owners of REMIC Residual Securities                                                       140
   Backup Withholding with Respect to Securities                                                         152
   Foreign Investors in REMIC Regular Securities                                                         153
   Non-REMIC Notes                                                                                       154
STATE AND OTHER TAX CONSEQUENCES                                                                         154
ERISA CONSIDERATIONS                                                                                     154
   Plan Asset Regulations                                                                                155
   Prohibited Transaction Exemptions                                                                     157
   Considerations for ERISA Plans Regarding the Purchase of Notes                                        164
   Insurance Company General Accounts                                                                    164
   Representations From Investing ERISA Plans                                                            164
   Tax-Exempt Investors; REMIC Residual Securities                                                       165
   Consultation With Counsel                                                                             165
LEGAL INVESTMENT MATTERS                                                                                 166
USE OF PROCEEDS                                                                                          168
METHODS OF DISTRIBUTION                                                                                  168
LEGAL MATTERS                                                                                            170
FINANCIAL INFORMATION                                                                                    170
ADDITIONAL INFORMATION                                                                                   170
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE                                                        170
GLOSSARY                                                                                                 172

                                               INTRODUCTION

         The securities offered may be sold from time to time in series. Each series of certificates will represent in the aggregate the entire beneficial ownership interest in, and each series of notes in the aggregate will represent indebtedness of, a trust consisting primarily of the trust assets described in the following section. The trust assets will have been acquired by the depositor from one or more affiliated or unaffiliated institutions. Each series of certificates will be issued under a pooling and servicing agreement among the depositor, the trustee and master servicer or servicer, or a trust agreement between the depositor and trustee, all as specified in the accompanying prospectus supplement.
Each series of notes will be issued under an indenture between the related trust and the indenture trustee specified in the accompanying prospectus supplement. Unless otherwise specified, references in this prospectus to the trustee refer to the indenture trustee in the case of a series of notes. The trust assets for each series of notes will be held in a trust under a trust agreement and pledged under the indenture to secure a series of notes as described in this prospectus and in the accompanying prospectus supplement. The ownership of the trust fund for each series of notes will be evidenced by certificates issued under the trust agreement, which certificates are not offered by this prospectus.

                                                THE TRUSTS
General
         As specified in the accompanying prospectus supplement, the trust for a series of securities will consist primarily of a segregated pool of assets. The trust assets will primarily include any combination of the following:

          o   one- to four-family first or junior lien mortgage loans, including closed-end home equity loans, Home Loans and Cooperative Loans;

          o   one- to four-family first or junior lien home equity revolving lines of credit, which are referred to in this prospectus as revolving credit loans;

          o   home improvement installment sales contracts and installment loan agreements, which are referred to in this prospectus as home improvement contracts, that are either unsecured or secured by first or junior liens on one- to four-family residential properties or by purchase money security interests in the home improvements financed by those home improvement contracts;

          o   manufactured housing installment sales contracts and installment loan agreements, which are referred to in this prospectus as manufactured housing contracts, secured by security interests in manufactured homes;

          o   multifamily first lien mortgage loans;

          o   mortgage loans secured by unimproved land;

          o   partial balances of, or partial interests in, any of the assets described above;

          o   Securities and private securities, which as used in this prospectus, are mortgage-backed or asset-backed securities issued by entities other than Freddie
              Mac, Fannie Mae and Ginnie Mae that represent interests in or are secured by any of the assets described above, including pass-through certificates, participation certificates or other instruments that evidence interests in or are secured by these assets;

          o   all payments and collections derived from the trust assets described above after the related cut-off date, other than Excluded Spread or other interest retained by the depositor or any of its affiliates with respect to any trust asset, as from time to time are identified as deposited in the Custodial Account and in the related Payment Account;

          o   property acquired by foreclosure on the mortgaged properties or other security for the trust assets or deed in lieu of foreclosure, and portions of proceeds from the disposition of any related Additional Collateral or Pledged Assets;

          o   hazard insurance policies and primary insurance policies, if any; and

          o   any one or a combination, if applicable and to the extent specified in the accompanying prospectus supplement, of a letter of credit, purchase obligation, mortgage pool insurance policy, mortgage insurance policy, contract pool insurance policy, special hazard insurance policy, reserve fund, bankruptcy bond, financial guaranty insurance policy, derivative products, surety bond or other similar types of credit enhancement as described under "Description of Credit Enhancement."

As used in this prospectus, mortgage loans includes:

          o   mortgage loans or closed-end home equity loans secured by first or junior liens on one- to four- family residential properties;

          o   Interest Only Loans;

          o   Home Loans;

          o   Cooperative Loans;

          o   mortgage loans secured by first liens on multifamily property;

          o   mortgage loans secured by first or junior liens on Mixed-Use Properties; and

          o   mortgage loans secured by unimproved land.

          o   Unless the context indicates otherwise, as used in this prospectus, Contracts includes:

          o   manufactured housing contracts; and

          o   home improvement contracts.

                                                    2

         The mortgage loans, revolving credit loans and, if applicable, the contracts will be evidenced by mortgage notes secured by mortgages, deeds of trust or other similar security instruments creating first or junior liens on one- to four-family residential properties, unimproved land, multifamily property or Mixed-Use Property. Unless the context indicates otherwise, mortgage notes includes
Cooperative Notes; mortgages include security agreements for Cooperative Notes; and mortgaged properties may include shares in the related Cooperative and the related proprietary leases or occupancy agreements securing Cooperative Notes. In addition, if specified in the accompanying prospectus supplement relating to a series of securities, a mortgage pool may contain Additional Collateral Loans or Pledged Asset
Mortgage Loans that are secured, in addition to the related mortgaged property, by Additional Collateral or Pledged Assets.

         The mortgage loans, revolving credit loans and the contracts are referred to in this prospectus collectively as the loans. In connection with a series of securities backed by revolving credit loans, if the accompanying prospectus supplement indicates that the pool consists of certain balances of the revolving credit loans, then the term "revolving credit loans" in this prospectus refers only to those balances.

         If specified in the accompanying prospectus supplement, the trust underlying a series of securities may include Agency Securities or private securities. For any series of securities backed by
Agency Securities or private securities, the entity that administers the private securities or Agency
Securities may be referred to as the manager, if stated in the accompanying prospectus supplement. The private securities in the trust may have been issued previously by the depositor or an affiliate, an unaffiliated financial institution or other entity engaged in the business of mortgage lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing loans into trusts, and selling beneficial interests in those trusts. As specified in the accompanying prospectus supplement, the Agency Securities or private securities will primarily be similar to securities offered hereunder in their collateral and their cash flows. The primary collateral for both the private securities and the related securities will be the same pool of mortgage loans. Payments on the Agency Securities or private securities will be passed through to holders of the related securities.
As to any series of securities, the accompanying prospectus supplement will include a description of any
Agency Securities or private securities along with any related credit enhancement, and the trust assets underlying those private securities will be described together with any other trust assets included in the pool relating to that series.

         In addition, as to any series of securities secured by private securities, the private securities may consist of an ownership interest in a structuring entity formed by the depositor for the limited purpose of holding the trust assets relating to the series of securities. This special purpose entity may be organized in the form of a trust, limited partnership or limited liability company, and will be structured in a manner that will insulate the holders of securities from liabilities of the special purpose entity. The provisions governing the special purpose entity will restrict the special purpose entity from engaging in or conducting any business other than the holding of trust assets and any related assets and the issuance of ownership interests in the trust assets and some incidental activities. Any ownership interest in the special purpose entity will evidence an ownership interest in the related trust assets as well as the right to receive specified cash flows derived from the trust assets, as described in the accompanying prospectus supplement.

                                                    3

         Each trust asset will be selected by the depositor for inclusion in a pool from among those purchased by the depositor from any of the following sources:

          o   directly or through its affiliates, including Residential Funding Company, LLC;

          o   sellers who are affiliates of the depositor including Homecomings Financial, LLC and GMAC Mortgage, LLC; or

          o   savings banks, savings and loan associations, commercial banks, credit unions, insurance companies or similar institutions that are supervised and/or examined by a federal or state authority, lenders approved by the United States Department of
              Housing and Urban Development, known as HUD, mortgage bankers, investment banking firms, the Federal Deposit Insurance Corporation, known as the FDIC, or other regulated and unregulated mortgage loan originators or sellers, including brokers, not affiliated with the depositor, all as described in the accompanying prospectus supplement.

         The sellers may include state or local government housing finance agencies. If so described in the accompanying prospectus supplement, the depositor may issue one or more classes of securities to a seller as consideration for the purchase of the trust assets securing such series of securities. If a pool is composed of trust assets acquired by the depositor directly from sellers other than Residential
Funding Company, LLC, the accompanying prospectus supplement will specify the extent of trust assets so acquired.

         The trust assets may also be delivered to the depositor in a Designated Seller Transaction. A
"Designated Seller Transaction" is a transaction in which the mortgage loans are provided to the depositor by an unaffiliated seller, as more fully described in the related prospectus supplement.
Securities issued in Designated Seller Transactions may be sold in whole or in part to any designated seller identified in the accompanying prospectus supplement in exchange for the related trust assets, or may be offered under any of the other methods described in this prospectus under "Methods of
Distribution." The accompanying prospectus supplement for a Designated Seller Transaction will include information provided by the designated seller about the designated seller, the trust assets and the underwriting standards applicable to the loans. All representations and warranties with respect to the trust assets sold in a Designated Seller Transaction will be made only by the applicable unaffiliated seller, referred to herein as the Designated Seller. The depositor will take reasonable steps to ensure that the trust assets in a Designated Seller Transaction satisfy the eligibility criteria for securitization transactions registered on Form S-3 with the Securities and Exchange Commission. The depositor will limit Designated Seller Transactions to creditworthy unaffiliated sellers. In addition, the depositor will obtain from Designated Sellers representations and warranties regarding specific characteristics of the trust assets, together with an obligation to repurchase any trust assets that do not satisfy such representations and warranties. Furthermore, the depositor will obtain from the
Designated Sellers the obligation to indemnify the depositor against any liabilities resulting from a breach of such representations and warranties.

         Any seller, including any designated seller, or Residential Funding Company, LLC may retain or acquire any Excluded Balances for any related revolving credit loans, or any loan secured by a mortgage senior or subordinate to any loan included in any pool.

                                                    4

         The depositor will cause the trust assets constituting each pool to be assigned without recourse to the trustee named in the accompanying prospectus supplement, for the benefit of the holders of all of the securities of a series. The master servicer or servicer, which may be an affiliate of the depositor, named in the accompanying prospectus supplement will service the loans, either directly or through subservicers or a Special Servicer, under a servicing agreement and will receive a fee for its services. See "The Trusts" and "Description of the Securities." As to those loans serviced by the master servicer or a servicer through a subservicer, the master servicer or servicer, as applicable, will remain liable for its servicing obligations under the related servicing agreement as if the master servicer or servicer alone were servicing the trust assets. With respect to those mortgage loans serviced by a Special Servicer, the Special Servicer will be required to service the related mortgage loans in accordance with a servicing agreement between the servicer and the Special Servicer, and will receive the fee specified in that agreement; however, the master servicer or servicer will remain liable for its servicing obligations under the related servicing agreement as if the master servicer or servicer alone were servicing the related trust assets. In addition to or in place of the master servicer or servicer for a series of securities, the accompanying prospectus supplement may identify an
Administrator for the trust. The Administrator may be an affiliate of the depositor. All references in this prospectus to the master servicer and any discussions of the servicing and administration functions of the master servicer or servicer will also apply to the Administrator to the extent applicable. The master servicer's obligations relating to the trust assets will consist principally of its contractual servicing obligations under the related pooling and servicing agreement or servicing agreement, including its obligation to use its best efforts to enforce purchase obligations of Residential Funding
Company, LLC or, in some instances, the Special Servicer, the designated seller or seller, as described in this prospectus under "Description of the Securities—Representations With Respect to Loans" and
"—Assignment of Loans" or under the terms of any private securities.

Characteristics of Loans

         The loans may be secured by mortgages or deeds of trust, deeds to secure debt or other similar security instruments creating a first or junior lien on or other interests in the related mortgaged properties. Cooperative Loans are evidenced by promissory notes secured by a first or junior lien on the shares issued by Cooperatives and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific units within a Cooperative.

         The proceeds of the loans, other than the loans made to finance the purchase of the mortgaged properties, may be used by the borrower to improve the related mortgaged properties, may be retained by the related borrowers or may be used for purposes unrelated to the mortgaged properties.

         As described in the accompanying prospectus supplement, the loans may include loans insured by the Federal Housing Administration, known as FHA, a division of HUD, loans partially guaranteed by the
Veterans Administration, known as VA, and loans that are not insured or guaranteed by the FHA or VA. As described in the accompanying prospectus supplement, the loans may be of one or more of the following types, and may include one or more of the following characteristics:

          o   adjustable rate loans, known as ARM loans;

                                                    5

          o   negatively amortizing ARM loans;

          o   Balloon Loans;

          o   Interest Only Loans;

          o   Convertible Mortgage Loans;

          o   Buy-Down Loans;

          o   Additional Collateral Loans;

          o   Pledged Asset Mortgage Loans;

          o   simple interest loans;

          o   actuarial loans;

          o    delinquent loans;

          o   re-performing loans;

          o   Mexico Loans;

          o   Cooperative Loans;

          o   Homeownership Act Loans;

          o   GPM Loans, which have monthly payments that increase in amount over time, until they are fully ammortizing;

          o   GEM Loans;

          o   fixed rate loans;

          o   loans that have been modified;

          o   loans that provide for payment on a bi-weekly or other non-monthly basis during the term of the loan; and

          o   loans that provide for the reduction of the interest rate based on the payment performance of the loans.

         The accompanying prospectus supplement will provide information concerning the types and characteristics of the loans and other assets included in the related trust. Each prospectus supplement applicable to a series of securities will include information to the extent then available to the depositor, as of the related cut-off date, if appropriate, on an approximate basis.

                                                    6

         The information in the accompanying prospectus supplement may include, if applicable:

          o    the aggregate principal balance of the trust assets;

          o    the type of property securing the loans and related lien priority, if any;

          o    the original or modified and/or remaining terms to maturity of the loans;

          o    the range of principal balances of the loans at origination or modification;

          o    the aggregate credit limits and the range of credit limits of the related credit line agreements in the case of revolving credit loans;

          o    the range of the years of origination of the loans;

          o    the earliest origination or modification date and latest maturity date of the loans;

          o    the loan-to-value ratios, known as LTV ratios, or the combined LTV ratios, known as CLTV ratios, of the loans, as applicable;

          o    the weighted average loan rate and range of loan rates borne by the loans;

          o    the applicable index, the range of gross margins, the weighted average gross margin, the frequency of adjustments and maximum loan rate;

          o    the geographic distribution of the mortgaged properties;

          o    the number and percentage of home improvement contracts that are partially insured by the FHA under Title I;

          o    the weighted average junior ratio and Credit Utilization Rate;

          o    the weighted average and range of debt-to-income ratios;

          o    the weighted average and range of debt service coverage ratios, in the case of multifamily residential rental properties;

          o    the distribution of loan purposes; and

          o    the range of Credit Scores.

         A Current Report on Form 8-K will be available on request to holders of the related series of securities and will be filed, together with the related pooling and servicing agreement or trust agreement, for each series of certificates, or the related trust agreement and indenture, for each series of notes, with the Securities and Exchange Commission within fifteen days after the initial issuance of the securities. The composition and characteristics of a pool containing revolving credit loans may change from time to time as a result of any Draws made after the related cut-off date under the related credit line agreements that are included in the pool. If trust assets are added to or

                                                    7

deleted from the trust after the date of the accompanying prospectus supplement but prior to the closing date, other than as a result of any Draws, the addition or deletion will be noted in the
Form 8-K.

         Some of the loans may be "equity refinance" loans, as to which a portion of the proceeds are used to refinance an existing loan, and the remaining proceeds may be retained by the borrower or used for purposes unrelated to the mortgaged property. Alternatively, the loans may be "rate and term refinance" loans, as to which substantially all of the proceeds, net of related costs incurred by the borrower, are used to refinance an existing loan or loans, which may include a junior lien, primarily in order to change the interest rate or other terms of the existing loan. All of these types of loans are nevertheless secured by mortgaged properties.

         The loans may be loans that have been consolidated and/or have had various terms changed, loans that have been converted from adjustable rate loans to fixed rate loans, or construction loans which have been converted to permanent loans. If a loan is a modified loan, references to origination typically shall refer to the date of modification.

         Prepayment on the Loans

         In some cases, loans may be prepaid by the borrowers at any time without payment of any prepayment fee or penalty. In addition, the borrower under a revolving credit loan has the right during the related Draw Period to make a Draw in the amount of any prepayment made with respect to the loan.
The prospectus supplement will disclose whether a material portion of the loans provide for payment of a prepayment charge if the borrower prepays within a specified time period. This charge may affect the rate of prepayment. The master servicer or servicer or another entity described in the accompanying prospectus supplement will generally be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the securities unless the prospectus supplement discloses that those charges will be available for payment. However, some states'
laws restrict the imposition of prepayment charges even when the loans expressly provide for the collection of those charges. As a result, it is possible that prepayment charges may not be collected even on loans that provide for the payment of these charges. See "Certain Legal Aspects of the
Loans—Default Interest and Limitations on Prepayments."

     ARM Loans

         In most cases, ARM loans will have an original or modified term to maturity of not more than 30 years. The loan rate for ARM loans usually adjusts initially after a specified period subsequent to the initial payment date and thereafter at either one-month, three-month, six-month, one-year or other intervals, with corresponding adjustments in the amount of monthly payments, over the term of the loan, and at any time is equal the sum of a fixed percentage described in the related mortgage note, known as the gross margin, and an index, subject to the maximum rate specified in the mortgage note and permitted by applicable law. The accompanying prospectus supplement will describe the relevant index and the highest, lowest and weighted average gross margin for the ARM loans in the related pool. The accompanying prospectus supplement will also indicate any periodic or lifetime limitations on changes in any per annum loan rate at the time of any adjustment. An ARM loan may include a provision that allows the borrower to convert the

                                                    8

adjustable loan rate to a fixed rate at specified times during the term of the ARM loan. The index or indices for a particular pool will be specified in the accompanying prospectus supplement and may include one of the following indexes:

          o    the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of six months, one year or other terms to maturity;

          o    the weekly auction average investment yield of U.S. Treasury bills of various maturities;

          o    the daily bank prime loan rate as quoted by financial industry news sources;

          o    the cost of funds of member institutions of any of the regional Federal Home
               Loan Banks;

          o    the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date which will be specified in the accompanying prospectus supplement; or

          o    the weekly average of secondary market interest rates on six-month negotiable certificates of deposit.

         ARM loans have features that provide different investment considerations than fixed-rate loans.
Adjustable loan rates can cause payment increases that may exceed some borrowers' capacity to cover those payments. Some ARM loans, may be teaser loans, with an introductory rate that is lower than the rate that would be in effect if the applicable index and gross margin were used to determine the loan rate. As a result of the introductory rate, interest collections on the loans may initially be lower than expected. Commencing on their first adjustment date, the loan rates on the teaser loans will be based on the applicable index and gross margin, subject to any rate caps applicable to the first adjustment date. An ARM loan may provide that its loan rate may not be adjusted to a rate above the applicable maximum loan rate or below the applicable minimum loan rate, if any, for the ARM loan. In addition, some of the ARM loans may provide for limitations on the maximum amount by which their loan rates may adjust for any single adjustment period. Some ARM loans provide for limitations on the amount of scheduled payments of principal and interest, or may have other features relating to payment adjustment as described in the accompanying prospectus supplement.

         Some ARM loans may permit the borrower to select from various payment options on each payment date. Those options may include a payment of accrued interest only, a minimum payment based on an amortization schedule that may not be sufficient to cover accrued interest on the ARM loan thus producing negative amortization, a monthly payment that would fully amortize the ARM loan over its remaining term to maturity at the current interest rate, and a monthly payment that would fully amortize the ARM loan over a shorter period at the current interest rate.

         Negatively Amortizing ARM Loans

         Certain ARM loans may be subject to negative amortization from time to time prior to their maturity. Negative amortization results if the accrued monthly interest exceeds the scheduled

                                                    9

         payment. Negative amortization often results from either the adjustment of the loan rate on a more frequent basis than the adjustment of the scheduled payment or the application of a cap on the size of the scheduled payment. In addition, ARM loans with payment options described above may produce negative amortization if the borrower chooses an option that does not cover the accrued interest on the
ARM loan. If the scheduled payment is not sufficient to pay the accrued monthly interest on a negative amortization ARM loan, the amount of accrued monthly interest that exceeds the scheduled payment on the loans is added to the principal balance of the ARM loan, bears interest at the loan rate and is repaid from future scheduled payments.

         Negatively amortizing ARM loans in most cases do not provide for the extension of their original stated maturity to accommodate changes in their loan rate. Investors should be aware that a loan secured by a junior lien may be subordinate to a negatively amortizing senior loan. An increase in the principal balance of the loan secured by a senior lien on the related mortgaged property may cause the sum of the outstanding principal balance of the senior loan and the outstanding principal balance of the junior loan to exceed the sum of the principal balances at the time of origination of the junior loan. The accompanying prospectus supplement will specify whether the ARM loans underlying a series allow for negative amortization and the percentage, if known, of any loans that are subordinate to any related senior loan that allows for negative amortization.

         Balloon Loans

         As specified in the prospectus supplement, a pool may include Balloon Loans. Balloon Loans generally require a monthly payment of a predetermined amount that will not fully amortize the loan until the maturity date, at which time the Balloon Amount will be due and payable. Payment of the
Balloon Amount, which, based on the amortization schedule of those loans, is expected to be a substantial amount and will typically depend on the mortgagor's ability to obtain refinancing of the related mortgage loan or to sell the mortgaged property prior to the maturity of the Balloon Loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the mortgagor's financial situation, the level of available mortgage loan interest rates, the mortgagor's equity in the related mortgaged property, tax laws, prevailing general economic conditions and the terms of any related first lien mortgage loan. Neither the depositor, the master servicer or servicer, the trustee, as applicable, nor any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

         Interest Only Loans

         As specified in the prospectus supplement, a pool may include Interest Only Loans. Interest
Only Loans generally require that a borrower make monthly payments of accrued interest, but not principal, for a predetermined period following origination (commonly referred to as an "interest-only period"). After the interest-only period, the borrower's monthly payment generally will be recalculated to cover both interest and principal so that the Interest Only Loan will be paid in full by its final payment date. As a result, if the monthly payment increases, the borrower may not be able to pay the increased amount and may default or refinance the Interest Only Loan to avoid the higher payment.
Because no scheduled principal payments are required to be made during the interest-only period, the related offered certificates will receive smaller scheduled principal distributions during that period than they would have received if the borrower were required to

                                                    10

make monthly payments of interest and principal from origination. In addition, because a borrower is not required to make scheduled principal payments during the interest-only period, the principal balance of an Interest Only Loan may be higher than the principal balance of a similar mortgage loan that requires payment of principal and interest throughout the entire term of the mortgage loan, and a higher principal balance may result in a greater loss upon the liquidation of an Interest
Only Loan due to a default.

         Convertible Mortgage Loans

         On any conversion of a Convertible Mortgage Loan, the depositor, the master servicer or servicer or a third party may be obligated to purchase the converted mortgage loan. Alternatively, if specified in the accompanying prospectus supplement, the depositor, Residential Funding Company, LLC or another party may agree to act as remarketing agent for the converted mortgage loans and, in that capacity, to use its best efforts to arrange for the sale of the converted mortgage loans under specified conditions. On the failure of any party so obligated to purchase any converted mortgage loan, the inability of any remarketing agent to arrange for the sale of any converted mortgage loan or the unwillingness of the remarketing agent to exercise any election to purchase any converted mortgage loan for its own account, the related pool will thereafter include both fixed rate and adjustable rate mortgage loans. If specified in the accompanying prospectus supplement, neither the depositor nor any other party will be obligated to repurchase or remarket any converted mortgage loan, and, as a result, converted mortgage loans will remain in the related pool.

         Buy-Down Loans

         In the case of Buy-Down Loans, the monthly payments made by the borrower during the Buy-Down
Period will be less than the scheduled monthly payments on the mortgage loan, the resulting difference to be made up from:

          o    Buy-Down Funds contributed by the seller of the mortgaged property or another source and placed in the Buy-Down Account;

          o    if the Buy-Down Funds are contributed on a present value basis, investment earnings on the Buy-Down Funds; or

          o    additional buy-down funds to be contributed over time by the borrower's employer or another source.

         All Buy-Down Funds will be available to fund scheduled principal and interest payments on the related mortgage loans. See "Description of the Securities—Payments on Loans—Buy-Down Loans."

         Additional Collateral Loans

         If stated in the accompanying prospectus supplement, a trust will contain Additional Collateral
Loans. The Additional Collateral Requirement will in most cases terminate when the LTV ratio of the mortgage loan is reduced to a predetermined level, which in most cases shall not be more than 80%, as a result of a reduction in the loan amount caused by principal payments by the borrower under the mortgage loan or an increase in the appraised value of the related mortgaged property.

                                                    11

         The servicer of the Additional Collateral Loan will be required, in accordance with the master servicer's or servicer's servicing guidelines or its normal servicing procedures, to attempt to realize on any Additional Collateral if the related Additional Collateral Loan is liquidated on default. The right to receive proceeds from the realization of Additional Collateral on any liquidation will be assigned to the related trustee. No assurance can be given as to the amount of proceeds, if any, that might be realized from the Additional Collateral and thereafter remitted to the trustee.

         The prospectus supplement relating to any mortgage pool that includes a material amount of
Additional Collateral Loans will describe the insurance company that will issue a limited purpose surety bond insuring any deficiency in the amounts realized by the Additional Collateral Loan seller from the liquidation of Additional Collateral, up to the amount of the Additional Collateral Requirement. In general, this surety bond will be issued by an insurance company whose claims-paying ability is rated in the highest long-term rating category by each rating agency that rated the applicable series of securities. For additional considerations concerning the Additional Collateral Loans, see "Certain Legal
Aspects of Loans—The Mortgage Loans—Anti-Deficiency Legislation and Other Limitations on Lenders."

         Pledged Asset Mortgage Loans

         If stated in the accompanying prospectus supplement, a mortgage pool may include Pledged Asset
Mortgage Loans. Each Pledged Asset will be held by a custodian for the benefit of the trustee for the trust in which the related Pledged Asset Mortgage Loan is held, and will be invested in investment obligations permitted by the rating agencies rating the related series of securities. The amount of the
Pledged Assets will be determined by the seller in accordance with its underwriting standards, but in most cases will not be more than an amount that, if applied to reduce the original principal balance of the mortgage loan, would reduce that principal balance to less than 70% of the appraised value of the mortgaged property.

         If, following a default by the borrower and the liquidation of the related mortgaged property, there remains a loss on the related mortgage loan, a limited liability company will be required to pay to the master servicer or the servicer on behalf of the trustee the amount of that loss, up to the pledged amount for that mortgage loan. If the borrower becomes a debtor in a bankruptcy proceeding, there is a significant risk that the Pledged Assets will not be available to be paid to the securityholders. At the borrower's request, and in accordance with some conditions, the Pledged Assets may be applied as a partial prepayment of the mortgage loan. The Pledged Assets will be released to the limited liability company if the outstanding principal balance of the mortgage loan has been reduced by the amount of the Pledged Assets.

                                                    12

         Actuarial Loans

         Monthly payments made by or on behalf of the borrower for each loan, in most cases, will be one-twelfth of the applicable loan rate times the unpaid principal balance, with any remainder of the payment applied to principal. This is known as an actuarial loan.

         Simple Interest Loans

         If specified in the accompanying prospectus supplement, a portion of the loans underlying a series of securities may be simple interest loans. A simple interest loan provides the amortization of the amount financed under the loan over a series of equal monthly payments, except, in the case of a
Balloon Loan, the final payment. Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the loan multiplied by the stated loan rate and further multiplied by a fraction, with the numerator equal to the number of days in the period elapsed since the preceding payment of interest was made and the denominator equal to the number of days in the annual period for which interest accrues on the loan. As payments are received under a simple interest loan, the amount received is applied first to interest accrued to the date of payment and then the remaining amount is applied to pay any unpaid fees and then to reduce the unpaid principal balance.
Accordingly, if a borrower pays a fixed monthly installment on a simple interest loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater.
On the other hand, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a simple interest loan is made on or prior to its scheduled due date, the principal balance of the loan will amortize more quickly than scheduled. However, if the borrower consistently makes scheduled payments after the scheduled due date, the loan will amortize more slowly than scheduled. If a simple interest loan is prepaid, the borrower is required to pay interest only to the date of prepayment. The variable allocations among principal and interest of a simple interest loan may affect the distributions of principal and interest on the securities, as described in the accompanying prospectus supplement.

         Delinquent Loans

         Some pools may include loans that are one or more months delinquent with regard to payment of principal or interest at the time of their deposit into a trust. The accompanying prospectus supplement will set forth the percentage of loans that are so delinquent. Delinquent loans are more likely to result in losses than loans that have a current payment status.

         Re-Performing Loans

         The term "re-performing loans" includes (i) repayment plan loans and bankruptcy plan loans that had arrearages when the repayment plan was entered into, and (ii) trial modification loans. These loans may be acquired by a designated seller or Residential Funding Company, LLC from a wide variety of sources through bulk or periodic sales. The re-performing loans were originally either:

          o    acquired by the designated seller or Residential Funding Company, LLC as a performing loan;

                                                    13

          o    acquired under Residential Funding Company, LLC's negotiated conduit asset program; or

          o    acquired by the designated seller or Residential Funding Company, LLC as a delinquent loan with a view toward establishing a repayment plan.

         In the case of loans that are acquired by Residential Funding Company, LLC as delinquent loans with a view toward establishing a repayment plan, no determination is made as to whether the loans complied with the underwriting criteria of any specific origination program. In each case, however, at the time of purchase, every loan is evaluated by Residential Funding Company, LLC. This includes obtaining an evaluation of the related property value, a review of the credit and collateral files, and a review of the servicing history on the loan. The information is used to assess both the borrower's willingness and capacity to pay, and the underlying collateral value. The rate of default on re-performing loans is more likely to be higher than the rate of default on loans that have not previously been in arrears.

         Repayment Plan Loans and Bankruptcy Plan Loans. Some of the loans may be loans where the borrower in the past has failed to pay one or more required scheduled monthly payments or tax and insurance payments, and the borrower has entered into either a repayment plan, or a confirmed bankruptcy plan in a case under Chapter 13 of Title 11 of the United States Code, known as the Bankruptcy Code, under which the borrower has agreed to repay these arrearages in installments under a schedule, in exchange for the related master servicer or servicer agreeing not to foreclose on the related mortgaged property or other security. For each loan subject to a repayment plan, or a confirmed bankruptcy plan, the borrower shall have made at least an aggregate of its three most recent scheduled monthly payments prior to the cut-off date.

         The right to receive all arrearages payable under the repayment plan will not be included as part of the trust and, accordingly, payments made on these arrearages will not be payable to the securityholders. The borrowers under any confirmed bankruptcy plan will make separate payments for their scheduled monthly payments and for their arrearages. The borrowers under any repayment plan will make a single payment, which will be applied first to their scheduled monthly payment and second to the arrearage. In either case, the master servicer or servicer may immediately commence foreclosure if, in the case of a bankruptcy plan, both payments are not received and the bankruptcy court has authorized that action or, in the case of a repayment plan, the payment is insufficient to cover both the monthly payment and the arrearage.

         Trial Modification Loans. Some of the loans may be loans where the borrower in the past has failed to pay scheduled monthly payments, and the borrower has entered into a trial modification agreement. Generally, under this arrangement:

          o    the borrower agrees to pay a reduced monthly payment for a specified trial period typically lasting 3 to 6 months;

                                                    14

          o     if the borrower makes all required monthly payments during the trial period, at the end of the trial period, the original loan terms will be modified to reflect terms stated in the trial modification agreement. The modifications may include a reduced interest rate, the forgiveness of some arrearages, the capitalization of some arrearages, an extension of the maturity, or a provision for a balloon payment at maturity;

          o     if the borrower makes all required payments during the trial period, the monthly payment amount will continue to be the monthly payment in effect during the trial period, with no additional repayment of arrearages; and

          o     if the borrower fails to make any of the required payments during the trial period, the modified terms will not take effect, and a foreclosure action may be commenced immediately. None of the depositor, the seller, the designated seller, the master servicer or the servicer, as applicable, will have any obligation to repurchase the related loan under those circumstances unless that repurchase obligation is described in the related prospectus supplement.

         Modified Loans

         Some pools may include loans that have been modified by the master servicer, the servicer or a subservicer prior to the related cut-off date. Generally, the types of modifications that modified loans have are (a) a reduction in the interest rate, (b) a change in the monthly payment, (c) a re-amortization of the principal balance, or (d) a modification agreed to by the borrower that is similar to the modifications described in clauses (a) through (c) above.

Revolving Credit Loans

         General

         The revolving credit loans will be originated under credit line agreements subject to a maximum amount or credit limit. In most instances, interest on each revolving credit loan will be calculated based on the average daily balance outstanding during the billing cycle. The billing cycle in most cases will be the calendar month preceding a due date. Each revolving credit loan will have a loan rate that is subject to adjustment on the day specified in the related mortgage note, which may be daily or monthly, equal to the sum of (a) the index on the day specified in the accompanying prospectus supplement, and (b) the gross margin specified in the related mortgage note, which may vary under some circumstances, subject to the maximum rate specified in the mortgage note and the maximum rate permitted by applicable law. If specified in the prospectus supplement, some revolving credit loans may be teaser loans with an introductory rate that is lower than the rate that would be in effect if the applicable index and gross margin were used to determine the loan rate. As a result of the introductory rate, interest collections on the loans may initially be lower than expected. Commencing on their first adjustment date, the loan rates on the teaser loans will be based on the applicable index and gross margin. The index or indices will be specified in the related prospectus supplement and may include one of the indices mentioned under "—Characteristics of Loans."

                                                    15

         Unless specified in the accompanying prospectus supplement, each revolving credit loan will have a term to maturity from the date of origination of not more than 25 years. The borrower for each revolving credit loan may make a Draw under the related credit line agreement at any time during the
Draw Period. Unless specified in the accompanying prospectus supplement, the Draw Period will not be more than 15 years. Unless specified in the accompanying prospectus supplement, for each revolving credit loan, if the Draw Period is less than the full term of the revolving credit loan, the related borrower will not be permitted to make any Draw during the Repayment Period. Prior to the Repayment
Period, or prior to the date of maturity for loans without Repayment Periods, the borrower for each revolving credit loan will be obligated to make monthly payments on the revolving credit loan in a minimum amount as specified in the related mortgage note, which usually will be the finance charge for each billing cycle as described in the second following paragraph. In addition, if a revolving credit loan has a Repayment Period, during this period, the borrower is required to make monthly payments consisting of principal installments that would substantially amortize the principal balance by the maturity date, and to pay any current finance charges and additional charges.

         The borrower for each revolving credit loan will be obligated to pay off the remaining account balance on the related maturity date, which may be a substantial principal amount. The maximum amount of any Draw for any revolving credit loan is equal to the excess, if any, of the credit limit over the principal balance outstanding under the mortgage note at the time of the Draw. Draws will be funded by the seller, designated seller or other entity specified in the accompanying prospectus supplement.

         Unless specified in the accompanying prospectus supplement, for each revolving credit loan:

          o    the finance charge for any billing cycle, in most cases, will be an amount equal to the aggregate of, as calculated for each day in the billing cycle, the then-applicable loan rate divided by 365 multiplied by that day's principal balance;

          o    the account balance on any day in most cases will be the aggregate of the unpaid principal of the revolving credit loan outstanding at the beginning of the day, plus all related Draws funded on that day and outstanding at the beginning of that day, plus the sum of any unpaid finance charges and any unpaid fees, insurance premiums and other charges, collectively known as additional charges, that are due on the revolving credit loan minus the aggregate of all payments and credits that are applied to the repayment of any Draws on that day; and

          o    the principal balance on any day usually will be the related account balance minus the sum of any unpaid finance charges and additional charges that are due on the revolving credit loan.

         Payments made by or on behalf of the borrower for each revolving credit loan, in most cases, will be applied, first, to any unpaid finance charges that are due on the revolving credit loan, second, to any unpaid additional charges that are due thereon, and third, to any related Draws outstanding.

                                                    16

         The mortgaged property securing each revolving credit loan will be subject to the lien created by the related loan in the amount of the outstanding principal balance of each related Draw or portion thereof, if any, that is not included in the related pool, whether made on or prior to the related cut-off date or thereafter. The lien will be the same rank as the lien created by the mortgage relating to the revolving credit loan, and monthly payments, collections and other recoveries under the credit line agreement related to the revolving credit loan will be allocated as described in the related prospectus supplement among the revolving credit loan and the outstanding principal balance of each Draw or portion of Draw excluded from the pool. The depositor, an affiliate of the depositor or an unaffiliated seller may have an interest in any Draw or portion thereof excluded from the pool. If any entity with an interest in a Draw or portion thereof excluded from the pool or any other Excluded
Balance were to become a debtor under the Bankruptcy Code and regardless of whether the transfer of the related revolving credit loan constitutes an absolute assignment, a bankruptcy trustee or creditor of such entity or such entity as a debtor-in-possession could assert that such entity retains rights in the related revolving credit loan and therefore compel the sale of such revolving credit loan, including any
Trust Balance, over the objection of the trust and the securityholders. If that occurs, delays and reductions in payments to the trust and the securityholders could result.

         In most cases, each revolving credit loan may be prepaid in full or in part at any time and without penalty, and the related borrower will have the right during the related Draw Period to make a
Draw in the amount of any prepayment made for the revolving credit loan. The mortgage note or mortgage related to each revolving credit loan will usually contain a customary "due-on-sale" clause.

         As to each revolving credit loan, the borrower's rights to receive Draws during the Draw Period may be suspended, or the credit limit may be reduced, for cause under a limited number of circumstances, including, but not limited to:

          o    a materially adverse change in the borrower's financial circumstances;

          o    a decline in the value of the mortgaged property significantly below its appraised value at origination; or

          o    a payment default by the borrower.

         However, as to each revolving credit loan, a suspension or reduction usually will not affect the payment terms for previously drawn balances. The master servicer or the servicer, as applicable, will have no obligation to investigate as to whether any of those circumstances have occurred or may have no knowledge of their occurrence. Therefore, there can be no assurance that any borrower's ability to receive Draws will be suspended or reduced if the foregoing circumstances occur. In the event of default under a revolving credit loan, at the discretion of the master servicer or servicer, the revolving credit loan may be terminated and declared immediately due and payable in full. For this purpose, a default includes but is not limited to:

          o    the borrower's failure to make any payment as required;

                                                    17

          o    any action or inaction by the borrower that materially and adversely affects the mortgaged property or the rights in the mortgaged property; or

          o    any fraud or material misrepresentation by a borrower in connection with the loan.

         The master servicer or servicer will have the option to allow an increase in the credit limit applicable to any revolving credit loan in certain limited circumstances described in the related agreement.

         Allocation of Revolving Credit Loan Balances

         For any series of securities backed by revolving credit loans, the related trust may include either (i) the entire principal balance of each revolving credit loan outstanding at any time, including balances attributable to Draws made after the related cut-off date, or (ii) the Trust Balance of each revolving credit loan.

         The accompanying prospectus supplement will describe the specific provisions by which payments and losses on any revolving credit loan will be allocated as between the Trust Balance and any Excluded
Balance. Typically, the provisions (i) may provide that principal payments made by the borrower will be allocated between the Trust Balance and any Excluded Balance either on a pro rata basis, or first to the
Trust Balance until reduced to zero, then to the Excluded Balance, or according to other priorities specified in the accompanying prospectus supplement, and (ii) may provide that interest payments, as well as liquidation proceeds or similar proceeds following a default and any Realized Losses, will be allocated between the Trust Balance and any Excluded Balance on a pro rata basis or according to other priorities specified in the accompanying prospectus supplement.

         Even where a trust initially includes the entire principal balance of the revolving credit loans, the related agreement may provide that after a specified date or on the occurrence of specified events, the trust may not include balances attributable to additional Draws made after that time. The accompanying prospectus supplement will describe these provisions as well as the related allocation provisions that would be applicable.

The Contracts

         Home Improvement Contracts

         The trust for a series may include a contract pool evidencing interests in home improvement contracts. The home improvement contracts may be conventional home improvement contracts or, to the extent specified in the accompanying prospectus supplement, the home improvement contracts may be partially insured by the FHA under Title I.

         In most cases, the home improvement contracts will be fully amortizing and may have fixed loan rates or adjustable loan rates and may provide for other payment characteristics as described in the accompanying prospectus supplement.

                                                    18

         The home improvements securing the home improvement contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The proceeds of contracts under the Title I Program may be used only for permitted purposes, including, but not limited to, the alteration, repair or improvement of residential property, the purchase of a manufactured home and/or lot on which to place that home, or cooperative interest in the home and/or lot.

         Home improvements, unlike mortgaged properties, in most cases, depreciate in value.
Consequently, at any time after origination it is possible, especially in the case of home improvement contracts with high LTV ratios at origination, that the market value of a home improvement may be lower than the principal amount outstanding under the related contract.

         Manufactured Housing Contracts

         The trust for a series may include a contract pool evidencing interests in manufactured housing contracts originated by one or more manufactured housing dealers, or the other entity or entities described in the accompanying prospectus supplement. The manufactured housing contracts may be conventional manufactured housing contracts or manufactured housing contracts insured by the FHA or partially guaranteed by the VA. Each manufactured housing contract will be secured by a manufactured home. The manufactured housing contracts will be fully amortizing or, if specified in the accompanying prospectus supplement, Balloon Loans.

         The manufactured homes securing the manufactured housing contracts will consist of
"manufactured homes" within the meaning of 42 U.S.C. § 5402(6), which are treated as "single family residences" for the purposes of Sections 860A through 860G of the Internal Revenue Code of 1986, or
Internal Revenue Code. Accordingly, a manufactured home will be a structure built on a permanent chassis, which is transportable in one or more sections and customarily used at a fixed location, has a minimum of 400 square feet of living space and minimum width in excess of 8 1/2 feet, is designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein.

         Manufactured homes, unlike mortgaged properties, in most cases, depreciate in value.
Consequently, at any time after origination it is possible, especially in the case of manufactured housing contracts with high LTV ratios at origination, that the market value of a manufactured home may be lower than the principal amount outstanding under the related contract.

The Mortgaged Properties

         The mortgaged properties will consist primarily of attached or detached individual dwellings,
Cooperative dwellings, individual or adjacent condominiums, units in condotels, townhouses, duplexes, row houses, modular housing, manufactured homes, individual units or two-to four-unit dwellings in planned-unit developments, two- to four-family dwellings, multifamily residential rental property, unimproved land and Mixed-Use Properties. A condotel generally provides the services of commercial hotels for residential occupants of units owned by the borrowers as vacation or investment property.
Each mortgaged property, other than a Cooperative dwelling or Mexican property, will be located on land owned by the borrower or, if specified in the

                                                    19

companying prospectus supplement, land leased by the borrower. The ownership of the Mexican properties will be held in a Mexican trust. Attached dwellings may include structures where each borrower owns the land on which the unit is built with the remaining adjacent land owned in common.
Mortgaged properties may also include dwellings on non-contiguous properties or multiple dwellings on one property. The proprietary lease or occupancy agreement securing a Cooperative Loan is subordinate, in most cases, to any blanket mortgage on the related cooperative apartment building or on the underlying land. Additionally, in the case of a Cooperative Loan, the proprietary lease or occupancy agreement may be terminated and the cooperative shares may be cancelled by the Cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed by the tenant-stockholder. See "Certain Legal Aspects of the Loans."

         Mortgaged properties consisting of modular housing, also known as pre-assembled, pre-fabricated, sectional or pre-built homes, are factory built and constructed in two or more three dimensional sections, including interior and exterior finish, plumbing, wiring and mechanical systems.
On completion, the modular home is transported to the property site to be joined together on a permanent foundation.

         Mortgaged properties consisting of manufactured homes must be legally classified as real estate, have the wheels and axles removed and be attached to a permanent foundation and may not be located in a mobile home park. The manufactured homes will also have other characteristics as specified in the prospectus supplement.

Mexico Loans

         Each Mexico Loan will be secured by the beneficial ownership interest in a separate trust, the sole asset of which is a residential property located in Mexico. The residential property may be a second home, vacation home or the primary residence of the borrower. The borrower of a Mexico Loan may be a U.S. borrower or an international borrower.

         Because of the uncertainty and delays in foreclosing on real property interests in Mexico and because non-Mexican citizens are prohibited from owning real property located in some areas of Mexico, the nature of the security interest and the manner in which the Mexico Loans are secured differ from that of mortgage loans typically made in the United States. Record ownership and title to the Mexican property will be held in the name of a Mexican financial institution acting as Mexican trustee for a
Mexican trust under the terms of a trust agreement. The trust agreement will be governed by Mexican law and will be filed (in Spanish) in the real property records in the jurisdiction in which the property is located. The original term of the Mexican trust will be 50 years and will be renewable at the option of the borrower. To secure the repayment of the Mexico Loan, the lender is named as a beneficiary of the
Mexican trust. The lender's beneficial interest in the Mexican trust grants to the lender the right to direct the Mexican trustee to transfer the borrower's beneficial interest in the Mexican trust or to terminate the Mexican trust and sell the Mexican property. The borrower's beneficial interest in the
Mexican trust grants to the borrower the right to use, occupy and enjoy the Mexican property so long as it is not in default of its obligations relating to the Mexico Loan.

         As security for repayment of the Mexico Loan, under the loan agreement, the borrower grants to the lender a security interest in the borrower's beneficial interest in the Mexican trust. If

                                                    20

the borrower is domiciled in the United States, the borrower's beneficial interest in the
Mexican trust should be considered under applicable state law to be an interest in personal property, not real property, and, accordingly, the lender will file financing statements in the appropriate state to perfect the lender's security interest. Because the lender's security interest in the borrower's beneficial interest in the Mexican trust is not, for purposes of foreclosing on that collateral, an interest in real property, the depositor either will rely on its remedies that are available in the
United States under the applicable Uniform Commercial Code, or UCC, and under the trust agreement and foreclose on the collateral securing a Mexico Loan under the UCC, or direct the Mexican trustee to conduct an auction to sell the borrower's beneficial interest or the Mexican property under the trust agreement. If a borrower is not a resident of the United States, the lender's security interest in the borrower's beneficial interest in the Mexican trust may be unperfected under the UCC. If the lender conducts its principal lending activities in the United States, the loan agreement will provide that rights and obligations of the borrower and the lender under the loan agreement will be governed under applicable United States state law. See "Certain Legal Aspects of the Loans—The Mortgage Loans."

         In connection with the assignment of a Mexico Loan into a trust created under the related pooling and servicing agreement or trust agreement, the depositor will transfer to the trustee, on behalf of the securityholders, all of its right, title and interest in the mortgage note, the lender's beneficial interest in the Mexican trust, the lender's security interest in the borrower's beneficial interest in the Mexican trust, and its interest in any policies of insurance on the Mexico Loan or the
Mexican property. The percentage of mortgage loans, if any, that are Mexico Loans will be specified in the accompanying prospectus supplement.

         Mixed-Use Properties

         Mortgage loans secured by Mixed-Use Property, or mixed-use mortgage loans, will consist of mortgage loans secured by first or junior mortgages, deeds of trust or similar security instruments on fee simple or leasehold interests in Mixed-Use Property. Similarly, mortgage loans secured by multifamily residential rental property will consist of mortgage loans secured by first mortgages, deeds of trust or similar security instruments on fee simple or leasehold interests in multifamily residential rental property consisting of five or more dwelling units. The mixed-use mortgage loans and multifamily mortgage loans may also be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the mortgaged property and in some cases by certain letters of credit, personal guarantees or both. Pursuant to an assignment of leases and rents, the related borrower assigns its right, title and interest as landlord under each related lease and the income derived from the lease to the related lender, while retaining a right to collect the rents for so long as there is no default. If the borrower defaults, the right of the borrower terminates and the related lender is entitled to collect the rents from tenants to be applied to the payment obligations of the borrower.
State law may limit or restrict the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related mortgaged property and a receiver is appointed.

         Mixed-use and multifamily real estate lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending. Mixed-use and multifamily real estate lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans. Furthermore, the repayment of loans secured

                                                    21

         by income-producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced, for example, if leases are not obtained or renewed, the borrower's ability to repay the loan may be impaired. Mixed-use and multifamily real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, such as rent control laws, which impact the future cash flow of the property. Mortgage loans secured by Mixed-Use Properties, multifamily residential rental properties and unimproved land in the aggregate will not exceed ten percent (10%) by aggregate principal balance of the mortgage loans in any mortgage pool as of the cut-off date specified in the accompanying prospectus supplement.

         The mortgaged properties may be located in any of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico. In addition, if specified in the accompanying prospectus supplement, the trust assets may contain Mexico Loans, which are secured by interests in trusts that own residential properties located in Mexico. The Mexico Loans will not exceed ten percent (10%) by aggregate principal balance of the mortgage loans in any mortgage pool as of the cut-off date specified in the accompanying prospectus supplement.

         The mortgaged properties may be owner occupied or non-owner occupied and may include vacation homes, second homes and investment properties. The percentage of loans secured by mortgaged properties that are owner-occupied will be disclosed in the accompanying prospectus supplement. The basis for any statement that a given percentage of the loans are secured by mortgaged properties that are owner-occupied will be one of the following:

          o    the making of a representation by the borrower at origination of a loan that the borrower intends to use the mortgaged property as a primary residence;

          o    a representation by the originator of the loan, which may be based solely on the above clause; or

          o    the fact that the mailing address for the borrower is the same as the address of the mortgaged property.

         Any representation and warranty regarding owner-occupancy may be based solely on this information. Loans secured by investment properties, including two- to four-unit dwellings and multifamily residential rental properties, may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the loans.

         A mortgaged property securing a loan may be subject to the senior liens securing one or more conventional mortgage loans at the time of origination and may be subject to one or more junior liens at the time of origination or after that origination. Loans evidencing liens junior or senior to the loans in the trust will likely not be included in the related trust, but the depositor, an affiliate of the depositor or an unaffiliated seller may have an interest in the junior or senior loan.

                                                    22

The Agency Securities

         Government National Mortgage Association

         Ginnie Mae is a wholly owned corporate instrumentality of the United States within HUD.
Section 306(g) of Title III of the National Housing Act of 1934, as amended, referred to in this prospectus as the Housing Act, authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on securities representing interests in a pool of mortgages insured by the FHA, under the
Housing Act or under Title V of the Housing Act of 1949, or partially guaranteed by the VA under the
Servicemen's Readjustment Act of 1944, as amended, or under Chapter 37 of Title 38, United States Code.

         Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under that guarantee, Ginnie Mae may, under Section 306(d)
of the Housing Act, borrow from the United States Treasury an amount that is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee. See "Additional Information" for the availability of further information regarding Ginnie Mae and Ginnie Mae securities.

         Ginnie Mae Securities

         In most cases, each Ginnie Mae security relating to a series, which may be a Ginnie Mae I
Certificate or a Ginnie Mae II Certificate as referred to by Ginnie Mae, will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae, except any stripped mortgage backed securities guaranteed by
Ginnie Mae or any REMIC securities issued by Ginnie Mae. The characteristics of any Ginnie Mae securities included in the trust for a series of securities will be described in the accompanying prospectus supplement.

         Federal Home Loan Mortgage Corporation

         Freddie Mac is a corporate instrumentality of the United States created under Title III of the
Emergency Home Finance Act of 1970, as amended, or the Freddie Mac Act. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. The principal activity of Freddie Mac currently consists of purchasing first-lien, conventional, residential mortgage loans or participation interests in mortgage loans and reselling the mortgage loans so purchased in the form of guaranteed mortgage securities, primarily Freddie Mac securities. In 1981, Freddie Mac initiated its Home Mortgage Guaranty Program under which it purchases mortgage loans from sellers with Freddie Mac securities representing interests in the mortgage loans so purchased. All mortgage loans purchased by Freddie Mac must meet certain standards set forth in the
Freddie Mac Act. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of the quality and type that generally meets the purchase standards imposed by private institutional mortgage investors. See "Additional Information" for the availability of further information regarding Freddie Mac and Freddie Mac securities. Neither the United States nor any agency thereof is obligated to finance Freddie Mac's operations or to assist Freddie Mac in any other manner.

                                                    23

         Freddie Mac Securities

         In most cases, each Freddie Mac security relating to a series will represent an undivided interest in a pool of mortgage loans that typically consists of conventional loans, but may include FHA loans and VA loans, purchased by Freddie Mac, except any stripped mortgage backed securities issued by
Freddie Mac. Each of those pools will consist of mortgage loans, substantially all of which are secured by one- to four-family residential properties or, if specified in the accompanying prospectus supplement, are secured by multifamily residential rental properties. The characteristics of any Freddie
Mac securities included in the trust for a series of securities will be set forth in the accompanying prospectus supplement.

         Federal National Mortgage Association

         Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (12 U.S.C. § 1716 et seq.). It is the nation's largest supplier of residential mortgage funds. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.
Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, thereby replenishing their funds for additional lending. See "Additional Information" for the availability of further information respecting Fannie Mae and Fannie Mae securities. Although the
Secretary of the Treasury of the United States has authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance Fannie
Mae's operations or to assist Fannie Mae in any other manner.

         Fannie Mae Securities

         In most cases, each Fannie Mae security relating to a series will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae, except any stripped mortgage backed securities issued by Fannie Mae. Mortgage loans underlying Fannie Mae securities will consist of fixed, variable or adjustable rate conventional mortgage loans or fixed-rate FHA loans or VA loans. Those mortgage loans may be secured by either one- to four-family or multifamily residential rental properties. The characteristics of any Fannie Mae securities included in the trust for a series of securities will be set forth in the accompanying prospectus supplement.

         Private Securities

         As specified in the related prospectus supplement, the private securities will primarily be similar to securities offered hereunder in their collateral and their cash flows. The primary collateral for both the private securities and the related securities will be the same pool of loans. Payments on the private securities will be passed through to holders of the related securities.

         References in this prospectus to Advances to be made and other actions to be taken by the master servicer or servicer in connection with the loans may include Advances made and other actions taken under the terms of the private securities. Each security offered by this prospectus will evidence an interest in only the related pool and corresponding trust, and not in any other pool or trust related to securities issued in this prospectus.

                                                    24

         In addition, as to any series of securities secured by private securities, the private securities may consist of an ownership interest in a structuring entity formed by the depositor for the limited purpose of holding the trust assets relating to a series of securities. This special purpose entity may be organized in the form of a trust, limited partnership or limited liability company, and will be structured in a manner that will insulate the holders of securities from liabilities of the special purpose entity. The provisions governing the special purpose entity will restrict the special purpose entity from engaging in or conducting any business other than the holding of trust assets and the issuance of ownership interests in the trust assets and some incidental activities. Any ownership interest will evidence an ownership interest in the related trust assets as well as the right to receive specified cash flows derived from the trust assets, as described in the accompanying prospectus supplement. The obligations of the depositor as to any ownership interest will be limited to some representations and warranties relating to the trust assets, as described in this prospectus. Credit support of any of the types described in this prospectus under "Description of Credit Enhancement" may be provided for the benefit of any ownership interest, if stated in the accompanying prospectus supplement.

                                           TRUST ASSET PROGRAM
Underwriting Standards

         General

         The depositor expects that the originator of each of the loans will have applied, consistent with applicable federal and state laws and regulations, underwriting procedures intended to evaluate the borrower's credit standing and repayment ability and/or the value and adequacy of the related property as collateral. As described in the accompanying prospectus supplement, the depositor expects that any
FHA loans or VA loans will have been originated in compliance with the underwriting policies of the FHA or VA, respectively. These underwriting policies will be described in the applicable prospectus supplement to the extent material. The underwriting criteria applied by the originators of the loans included in a pool may vary significantly among sellers. The accompanying prospectus supplement will describe most aspects of the underwriting criteria, to the extent known by the depositor, that were applied by the originators of the loans. In most cases, the depositor will have less detailed information concerning the underwriting criteria used in the origination of seasoned loans than it will have concerning newly originated loans.

         The underwriting standards of any particular originator typically include a set of specific criteria by which the underwriting evaluation is made. However, the application of the underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a loan will be considered to be originated generally in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting standards. For example, a loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the loan is considered to be in substantial compliance with the underwriting standards. In the case of a Designated Seller Transaction, the applicable underwriting standards will be those of the designated seller or of the originator of the loans, and will be described in the accompanying prospectus supplement.

                                                    25

         The mortgage loans in any mortgage pool may be underwritten by Residential Funding Company,
LLC, a seller or a designated third party through the use of an automated underwriting system. In the case of a designated seller transaction, the mortgage loans may be underwritten by the designated seller or a designated third party through the use of an automated underwriting system. Any determination of underwriting eligibility using an automated system will only be based on the information entered into the system and the information that the system is programmed to review. Loans underwritten through the use of an automated underwriting system may not require delivery to Residential Funding Company, LLC or the designated seller of all or a portion of the related credit files. For additional information regarding automated underwriting systems that are used by Residential Funding Company, LLC to review some of the mortgage loans that it purchases and that may be included in any mortgage pool, see
"—Automated Underwriting," below.

         The depositor anticipates that loans, other than the Mexico Loans and some loans secured by mortgaged properties located in Puerto Rico, included in pools for certain series of securities will have been originated based on underwriting standards and documentation requirements that are less restrictive than for other mortgage loan lending programs. In such cases, borrowers may have credit histories that contain delinquencies on mortgage and/or consumer debts. Some borrowers may have initiated bankruptcy proceedings within a few years of the time of origination of the related loan. In addition, some loans with LTV ratios over 80% will not be required to have and may not have the benefit of primary mortgage insurance. Loans and contracts that are secured by junior liens generally will not be required by the depositor to be covered by primary mortgage insurance. Likewise, loans included in a trust may have been originated in connection with a governmental program under which underwriting standards were significantly less stringent and designed to promote home ownership or the availability of affordable residential rental property regardless of higher risks of default and losses. As discussed above, in evaluating seasoned loans, the depositor may place greater weight on payment history or market and other economic trends and less weight on underwriting factors usually applied to newly originated loans.

         Loan Documentation

         In most cases, under a traditional "full documentation" program, each borrower will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the borrower. As part of the description of the borrower's financial condition, the borrower will have furnished information, which may or may not be verified, describing the borrower's assets, liabilities, income, credit history and employment history, and furnished an authorization to apply for a credit report that summarizes the borrower's available credit history with local merchants and lenders and any record of bankruptcy. The borrower may also have been required to authorize verifications of deposits at financial institutions where the borrower had demand or savings accounts. In the case of investment properties, only income derived from the mortgaged property may have been considered for underwriting purposes, rather than the income of the borrower from other sources.
For mortgaged property consisting of vacation or second homes, no income derived from the property will typically have been considered for underwriting purposes.

         The underwriting standards applied by originators in some cases allow for loans to be supported by alternative documentation. For alternatively documented loans, a borrower may demonstrate income and employment directly by providing alternative documentation in the form of

                                                    26

copies of the borrower's own records relating to income and employment, rather than having the originator obtain independent verifications from third parties, such as the borrower's employer or mortgage servicer.

         If specified in the accompanying prospectus supplement, a mortgage pool may include mortgage loans that have been underwritten pursuant to a streamlined documentation refinancing program. Such program permits some mortgage loans to be refinanced with only limited verification or updating of the underwriting information that was obtained at the time that the original mortgage loan was originated.
For example, a new appraisal of a mortgaged property may not be required if the related original mortgage loan was originated up to 24 months prior to the refinancing. In addition, a mortgagor's income may not be verified, although continued employment is required to be verified. In certain circumstances, a mortgagor may be permitted to borrow up to 100% of the outstanding principal amount of the original mortgage loan. Each mortgage loan underwritten pursuant to this program will be treated as having been underwritten pursuant to the same underwriting documentation program as the mortgage loan that it refinanced, including for purposes of the disclosure in the accompanying prospectus supplement. If specified in the accompanying prospectus supplement, some loans may have been originated under "limited documentation" or "no documentation" programs that require less documentation and verification than do traditional "full documentation" programs. Under a limited documentation or no documentation program, minimal or no investigation into the borrower's credit history and income profile is undertaken by the originator and the underwriting may be based primarily or entirely on an appraisal or other valuation of the mortgaged property and the LTV or combined LTV ratio at origination.

         Appraisals

         The adequacy at origination of a mortgaged property as security for repayment of the related loan will typically have been determined by an appraisal. Appraisers may be either staff appraisers employed by the originator or independent appraisers selected in accordance with guidelines established by or acceptable to the originator. The appraisal procedure guidelines in most cases will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal will have considered a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or replacement cost analysis based on the current cost of constructing or purchasing a similar property. In certain instances, the
LTV ratio or combined LTV ratio may have been based on the appraised value as indicated on a review appraisal conducted by the seller or originator. Alternatively, as specified in the accompanying prospectus supplement, values may be supported by:

          o    a statistical valuation;

          o    a broker's price opinion;

          o    an automated appraisal, drive by appraisal or other certification of value; or

          o    a statement of value by the borrower.

                                                    27

         A statistical valuation estimates the value of the property as determined by a form of appraisal which uses a statistical model to estimate the value of a property. The stated value will be value of the property as stated by the related borrower in his or her application. The accompanying prospectus supplement will specify whether an appraisal of any manufactured home will not be required.

         Loan-to-Value and Combined Loan-to-Value Ratios

         In the case of most mortgage loans made to finance the purchase of a mortgaged property, the
LTV ratio, in most cases is the ratio, expressed as a percentage, of the original principal amount or credit limit, as applicable, of the related loan to the lesser of (1) the appraised value determined in an appraisal obtained at origination of the related loan and (2) the sales price for the related mortgaged property, except that in the case of some employee or preferred customer loans, the denominator of the ratio may be the sales price.

         In the case of certain other mortgage loans, including refinance, modified or converted mortgage loans, the LTV ratio at origination is defined as the ratio, expressed as a percentage, of the principal amount of the mortgage loan to either the appraised value determined in an appraisal obtained at the time of refinancing, modification or conversion or, if no appraisal has been obtained, the value of the related mortgaged property, which value generally will be supported by either:

          o   a representation by the related seller as to value;

          o   an appraisal or other valuation obtained prior to origination; or

          o   the sales price, if the related mortgaged property was purchased within the previous twelve months.

         In the case of some mortgage loans seasoned for over twelve months, the LTV ratio may be determined at the time of purchase from the related seller based on the ratio of the current loan amount to the current value of the mortgaged property as determined by an appraisal or other valuation.

         For any loan secured by a junior lien on the related mortgaged property, the CLTV ratio, in most cases, will be the ratio, expressed as a percentage, of (A) the sum of (1) the original principal balance or the credit limit, as applicable, and (2) the principal balance of any related senior mortgage loan at origination of the loan together with any loan subordinate to it, to (B) the appraised value of the related mortgaged property. The appraised value for any junior lien loan will be the appraised value of the related mortgaged property determined in the appraisal used in the origination of the loan, which may have been obtained at an earlier time. However, if the loan was originated simultaneously with or not more than 12 months after a senior lien on the related mortgaged property, the appraised value will in most cases be the lesser of the appraised value at the origination of the senior lien and the sales price for the mortgaged property.

         As to each loan secured by a junior lien on the mortgaged property, the junior ratio will be the ratio, expressed as a percentage, of the original principal balance or the credit limit, as applicable, of the loan to the sum of (1) the original principal balance or the credit limit, as

                                                    28

applicable, of the loan and (2) the principal balance of any related senior loan at origination of the loan. The credit utilization rate for any revolving credit loan is determined by dividing the cut-off date principal balance of the revolving credit loan by the credit limit of the related credit line agreement.

         Some of the loans which are subject to negative amortization will have LTV ratios that will increase after origination as a result of their negative amortization. In the case of some seasoned loans, the values used in calculating LTV ratios may no longer be accurate valuations of the mortgaged properties. Some mortgaged properties may be located in regions where property values have declined significantly since the time of origination.

         The underwriting standards applied by an originator typically require that the underwriting officers of the originator be satisfied that the value of the property being financed, as indicated by an appraisal or other acceptable valuation method as described above, currently supports, except with respect to Home Loans, and is anticipated to support in the future, the outstanding loan balance. In fact, some states where the mortgaged properties may be located have "anti-deficiency" laws requiring, in general, that lenders providing credit on single family property look solely to the property for repayment in the event of foreclosure. See "Certain Legal Aspects of the Loans." Any of these factors could change nationwide or merely could affect a locality or region in which all or some of the mortgaged properties are located. However, declining values of real estate, as experienced periodically in certain regions, or increases in the principal balances of some loans, such as GPM Loans and negative amortization ARM loans, could cause the principal balance of some or all of these loans to exceed the value of the mortgaged properties.

         Credit Scores

         Credit Scores are obtained by some mortgage lenders in connection with loan applications to help assess a borrower's creditworthiness. In addition, Credit Scores may be obtained by Residential
Funding Company, LLC or the designated seller after the origination of a loan if the seller does not provide a current Credit Score. Credit Scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies.

         The Credit Score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Although each scoring model varies, typically Credit Scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which in most cases, does not correspond to the life of a loan.
Furthermore, many Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, in most cases, a Credit Score may not take into consideration the differences between mortgage loans and consumer loans, or the specific characteristics of the related loan, including the LTV ratio or combined
LTV ratio, as applicable,

                                                    29

the collateral for the loan, or the debt-to-income ratio. There can be no assurance that the
Credit Scores of the borrowers will be an accurate predictor of the likelihood of repayment of the related loans or that any borrower's Credit Score would not be lower if obtained as of the date of the accompanying prospectus supplement.

         Application of Underwriting Standards

         Based on the data provided in the application and certain verifications, if required, and the appraisal or other valuation of the mortgaged property, a determination will have been generally made by the original lender that the borrower's monthly income, if required to be stated, would be sufficient to enable the borrower to meet its monthly obligations on the loan and other expenses related to the property. Examples of other expenses include property taxes, utility costs, standard hazard and primary mortgage insurance, maintenance fees and other levies assessed by a Cooperative, if applicable, and other fixed obligations other than housing expenses including, in the case of loans secured by a junior lien on the related mortgaged property, payments required to be made on any senior mortgage. The originator's guidelines for loans will, in most cases, specify that scheduled payments on a loan during the first year of its term plus taxes and insurance, including primary mortgage insurance, and all scheduled payments on obligations that extend beyond one year, including those mentioned above and other fixed obligations, would equal no more than specified percentages of the prospective borrower's gross income. The originator may also consider the amount of liquid assets available to the borrower after origination. The loan rate in effect from the origination date of an ARM loan or other types of loans to the first adjustment date are likely to be lower, and may be significantly lower, than the sum of the then-applicable index and Note Margin. Similarly, the amount of the monthly payment on Buy-Down Loans,
GEM Loans or other graduated payment loans will, and on negative amortization loans may, increase periodically. If the borrowers' incomes do not increase in an amount commensurate with the increases in monthly payments, the likelihood of default will increase. In addition, in the case of loans that are subject to negative amortization, the principal balances of those loans are more likely to equal or exceed the value of the underlying mortgaged properties due to the addition of deferred interest, thereby increasing the likelihood of defaults and losses. For Balloon Loans, payment of the Balloon
Amount will depend on the borrower's ability to obtain refinancing or to sell the mortgaged property prior to the maturity of the Balloon Loan, and there can be no assurance that refinancing will be available to the borrower or that a sale will be possible.

         In some circumstances, the loans have been made to employees or preferred customers of the originator for which, in accordance with the originator's mortgage loan programs, income, asset and employment verifications and appraisals may not have been required. As to loans made under any employee loan program maintained by Residential Funding Company, LLC, GMAC Mortgage, LLC or any of their affiliates, in limited circumstances preferential note rates may be allowed.

         A portion of the loans may be purchased in negotiated transactions, and those negotiated transactions may be governed by agreements, known as master commitments, relating to ongoing purchases of loans by Residential Funding Company, LLC or the designated seller, from sellers who will represent that the loans have been originated in accordance with underwriting standards agreed to by Residential
Funding Company, LLC or the designated seller, as applicable. Residential Funding Company, LLC or the designated seller, as the case may be, on behalf of the depositor or a designated third party, will normally review only a limited portion of the loans in any delivery from

                                                    30

the related seller for conformity with the applicable underwriting standards. A portion of loans may be purchased from sellers who may represent that the loans were originated under underwriting standards acceptable to Residential Funding Company, LLC or the designated seller. Loans purchased under
Residential Funding Company, LLC's negotiated conduit asset program are not typically purchased pursuant to master commitments.

         The level of review by Residential Funding Company, LLC, if any, will vary depending on several factors, including its experience with the seller. Residential Funding Company, LLC, on behalf of the depositor, typically will review a sample of the loans purchased by Residential Funding Company, LLC for conformity with Residential Funding Company, LLC's underwriting standards or applicable underwriting standards specified in this prospectus or the accompanying prospectus supplement, and to assess the likelihood of repayment of the loan from the various sources for such repayment, including the borrower, the mortgaged property, and primary mortgage insurance, if any. Such underwriting reviews will generally not be conducted with respect to any individual mortgage pool related to a series of securities. In reviewing seasoned loans, or loans that have been outstanding for more than 12 months, Residential
Funding Company, LLC may take into consideration, in addition to or in lieu of the factors described above, the borrower's actual payment history in assessing a borrower's current ability to make payments on the loan. In addition, Residential Funding Company, LLC may conduct additional procedures to assess the current value of the mortgaged properties. Those procedures may consist of statistical valuations, drive-by appraisals or real estate broker's price opinions. The depositor may also consider a specific area's housing value trends. These alternative valuation methods may not be as reliable as the type of borrower financial information or appraisals that are typically obtained at origination. In its underwriting analysis, Residential Funding Company, LLC may also consider the applicable Credit Score of the related borrower used in connection with the origination or acquisition of the loan, as determined based on a credit scoring model acceptable to the depositor. Residential Funding Company, LLC will not undertake any review of loans sold to the depositor in a Designated Seller Transaction.

         Mixed-Use and Multifamily Underwriting Standards

         The underwriting standards applicable to Mixed-Use Properties and multifamily residential rental properties will be described in the accompanying prospectus supplement.

         Automated Underwriting

         In recent years, the use of automated underwriting systems has become commonplace in the residential mortgage market. In general, these systems are programmed to review most of the information that is set forth in Residential Funding Company, LLC's underwriting criteria that is necessary to satisfy each underwriting program.

         In some cases, Residential Funding Company, LLC enters the information into the automated underwriting system using the documentation delivered to Residential Funding Company, LLC by the seller.
In other cases, the seller enters the information directly into the automated underwriting system. If a seller enters the information, Residential Funding Company, LLC will verify that the information relating to the underwriting criteria that it considers most important accurately reflects the information contained in the underwriting documentation.

                                                    31

         Because an automated underwriting system will only consider the information that it is programmed to review, which may be more limited than the information that could be considered in the course of a manual review, some mortgage loans may be approved by an automated system that would have been rejected through a manual review. In addition, there could be programming inconsistencies between an automated underwriting system and the applicable underwriting criteria, which could in turn be applied to numerous mortgage loans that the system reviews. We cannot assure you that an automated underwriting review will in all cases result in the same determination as a manual review with respect to whether a mortgage loan satisfies Residential Funding Company, LLC's underwriting criteria.

         Any automated underwriting system utilized by a designated seller for a material portion of the loans in the related loan pool will be described in the accompanying prospectus supplement.

The Negotiated Conduit Asset Program

         Some of the loans included in a trust may have been acquired and evaluated under Residential
Funding Company, LLC's negotiated conduit asset program. The negotiated conduit asset program allows for loans with document deficiencies, program violations, unusual property types, seasoned loans, delinquent loans, and loans not eligible for Residential Funding Company, LLC's other programs. In most cases, the negotiated conduit asset program loans fall into three categories: Portfolio Programs, Program
Exceptions and Seasoned Loans.

         Portfolio Programs: These loans are originated by various originators for their own mortgage loan portfolio and not under any of Residential Funding Company, LLC's standard programs or any other secondary market program. Typically, these loans are originated under programs offered by financial depository institutions that were designed to provide the financial institution with a competitive origination advantage. This is achieved by permitting loan terms and underwriting criteria that did not conform with typical secondary market standards, with the intention that these loans would be held in the originating institution's portfolio rather than sold in the secondary market. However, for various reasons including merger or acquisition or other financial considerations specific to the originating institution, that institution may offer the loans for sale, and the loans are then acquired by
Residential Funding Company, LLC in the secondary market.

         Program Exceptions: These loans are originated for sale in the secondary market with the intention that the loans will meet the criteria and underwriting guidelines of a standard loan purchase program of Residential Funding Company, LLC, Fannie Mae, Freddie Mac, or another secondary market participant. However, after origination it may be determined that the loans do not meet the requirements of the intended program for any of a number of reasons, including the failure to reach required loan-to-value ratios, debt-to-income ratios or credit scores, or because the mortgage file has document deficiencies.

         Seasoned Loans: These loans are acquired by Residential Funding Company, LLC through the exercise of a right to repurchase loans in a pool previously securitized by the depositor or any of its affiliates, or are other seasoned loans. In most cases, these loans are seasoned longer than twelve months. Due to the length of time since origination, no assurance can be given as to whether such loans will conform with current underwriting criteria or documentation requirements. Although at

                                                    32

         origination some of the loans may have been purchased through one of Residential Funding
Company, LLC's standard loan purchase programs, seasoned loans are typically not purchased through these programs because these programs require current information regarding the mortgagor's credit and the property value.

         Evaluation Standards for Negotiated Conduit Asset Program Loans: Most negotiated conduit asset program loans are evaluated by Residential Funding Company, LLC to determine whether the characteristics of the loan, the borrower and the collateral, taken as a whole, represent a prudent lending risk. The factors considered include:

          o   the mortgage loan's payment terms and characteristics;

          o   the borrower's credit score;

          o   the value of the mortgaged property, which may be estimated using a broker's price opinion or a statistical valuation;

          o   the credit and legal documentation associated with the loan;

          o   the seasoning of the loan;

          o   an evaluation of the financial capacity, eligibility and experience of the seller and/or servicer of the loan; and

          o   the representations and warranties made by the seller.

         In most cases, Residential Funding Company, LLC orders an updated credit score for each loan reviewed. For seasoned loans, an updated credit score is ordered for the primary borrower as reported on the tape data or loan file submitted by the seller. Periodic quality control reviews are performed. In addition, statistical property valuations and drive-by appraisals may be used, or a review may be done of the original appraisal.

         Many of the negotiated conduit asset program loans include characteristics representing underwriting deficiencies as compared to other mortgage loans originated in compliance with standard origination programs for the secondary mortgage market. In addition, some of the mortgaged properties for these loans are not typically permitted in the secondary market, including mixed-use properties, incomplete properties, properties with deferred maintenance, and properties with excess acreage.

         The negotiated conduit asset program loans may have missing or defective loan documentation.
Neither Residential Funding Company, LLC nor the seller will be obligated to repurchase a negotiated conduit asset program loan because of such missing or defective documentation unless the omission or defect materially interferes with the servicer's or master servicer's ability to foreclose on the related mortgaged property.

                                                    33

                                          DESCRIPTION OF THE SECURITIES

General

         The securities will be issued in series. Each series of certificates or, in some instances, two or more series of certificates, will be issued under a pooling and servicing agreement or, in the case of certificates backed by private securities, a trust agreement, similar to one of the forms filed as an exhibit to the registration statement under the Securities Act of 1933, as amended, for the certificates of which this prospectus is a part. Each series of notes will be issued under an indenture between the related trust and the entity named in the accompanying prospectus supplement as indenture trustee for the series. A form of indenture has been filed as an exhibit to the registration statement under the
Securities Act of 1933, as amended, for the notes of which this prospectus forms a part. In the case of each series of notes, the depositor, the related trust and the entity named in the accompanying prospectus supplement as master servicer for the series will enter into a separate servicing agreement.
Each pooling and servicing agreement, trust agreement, servicing agreement, and indenture will be filed with the Securities and Exchange Commission as an exhibit to a Form 8-K. The following summaries
(together with additional summaries under "The Agreements" below) describe all material terms and provisions relating to the securities common to each agreement. All references to an "agreement" and any discussion of the provisions of any agreement applies to pooling and servicing agreements, trust agreements, servicing agreements and indentures, as applicable. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of related agreement for each trust and the accompanying prospectus supplement.

         Each series of securities may consist of any one or a combination of the following types of securities:

Accretion Directed                                      A class that receives principal payments from the
                                                        accreted interest from specified accrual classes.
                                                        An accretion directed class also may receive
                                                        principal payments from principal paid on the
                                                        underlying pool of assets.

Accrual                                                 A class that accretes the amount of accrued
                                                        interest otherwise distributable on the class,
                                                        which amount will be added as principal to the
                                                        principal balance of the class on each applicable
                                                        distribution date. The accretion may continue until
                                                        some specified event has occurred or until the
                                                        accrual class is retired.

Companion                                               A class that receives principal payments on any
                                                        distribution date only if scheduled payments have
                                                        been made on specified planned principal classes,
                                                        targeted principal classes or scheduled principal
                                                        classes.

                                                    34

Component                                               A class consisting of "components." The components
                                                        of a class of component certificates may have
                                                        different principal and interest payment
                                                        characteristics but together constitute a single
                                                        class. Each component of a class of component
                                                        certificates may be identified as falling into one
                                                        or more of the categories.

Fixed Rate                                              A class with an interest rate that is fixed
                                                        throughout the life of the class.

Floating Rate                                           A class with an interest rate that resets
                                                        periodically based upon a designated index and that
                                                        varies directly with changes in the index.

Interest Only                                           A class having no principal balance and bearing
                                                        interest on the related notional amount. The
                                                        notional amount is used for purposes of the
                                                        determination of interest distributions.

Inverse Floating Rate                                   A class with an interest rate that resets
                                                        periodically based upon a designated index and that
                                                        varies inversely with changes in the index.

Lockout                                                 A class that, for the period of time specified in
                                                        the related prospectus supplement, generally will
                                                        not receive (in other words, is locked out of) (1)
                                                        principal prepayments on the underlying pool of
                                                        assets that are allocated disproportionately to the
                                                        senior certificates because of the shifting
                                                        interest structure of the certificates in the trust
                                                        and/or (2) scheduled principal payments on the
                                                        underlying pool of assets, as specified in the
                                                        related prospectus supplement. During the lock-out
                                                        period, the portion of the principal distributions
                                                        on the underlying pool of assets that the lockout
                                                        class is locked out of will be distributed to the
                                                        other classes of senior certificates.

Partial Accrual                                         A class that accretes a portion of the amount of
                                                        accrued interest on it, which amount will be added
                                                        to the principal balance of the class on each
                                                        applicable distribution date, with the remainder of
                                                        the accrued interest to be distributed currently as
                                                        interest on the class.  The accretion may continue
                                                        until a specified event has occurred or until the
                                                        partial accrual class is retired.

                                                    35

Principal Only                                          A class that does not bear interest and is entitled
                                                        to receive only distributions of principal.

Planned Principal or PACs                               A class that is designed to receive principal
                                                        payments using a predetermined principal balance
                                                        schedule derived by assuming two constant
                                                        prepayment rates for the underlying pool of assets.
                                                        These two rates are the endpoints for the
                                                        "structuring range" for the planned principal
                                                        class. The planned principal classes in any series
                                                        of certificates may be subdivided into different
                                                        categories (e.g., primary planned principal
                                                        classes, secondary planned principal classes and so
                                                        forth) having different effective structuring
                                                        ranges and different principal payment priorities.
                                                        The structuring range for the secondary planned
                                                        principal class of a series of certificates will be
                                                        narrower than that for the primary planned
                                                        principal class of the series.

Scheduled Principal                                     A class that is designed to receive principal
                                                        payments using a predetermined principal balance
                                                        schedule but is not designated as a planned
                                                        principal class or targeted principal class. In
                                                        many cases, the schedule is derived by assuming two
                                                        constant prepayment rates for the underlying pool
                                                        of assets. These two rates are the endpoints for
                                                        the "structuring range" for the scheduled principal
                                                        class.

Senior Support                                          A class that absorbs the realized losses other than
                                                        excess losses that would otherwise be allocated to
                                                        a super senior class after the related classes of
                                                        subordinated certificates are no longer outstanding.

Sequential Pay                                          Classes that receive principal payments in a
                                                        prescribed sequence, that do not have predetermined
                                                        principal balance schedules and that under all
                                                        circumstances receive payments of principal
                                                        continuously from the first distribution date on
                                                        which they receive

                                                    36

                                                        principal until they are retired. A single class
                                                        that receives principal payments before or after
                                                        all other classes in the same series of security
                                                        may be identified as a sequential pay class.

Super Senior                                            A class that will not bear its proportionate share
                                                        of realized losses (other than excess losses) as
                                                        its share is directed to another class, referred to
                                                        as the "senior support class" until the class
                                                        certificate balance of the support class is reduced
                                                        to zero.

Targeted Principal or TACs                              A class that is designed to receive principal
                                                        payments using a predetermined principal balance
                                                        schedule derived by assuming a single constant
                                                        prepayment rate for the underlying pool of assets.

Variable Rate                                           A class with an interest rate that resets
                                                        periodically and is calculated by reference to the
                                                        rate or rates of interest applicable to specified
                                                        assets or instruments (e.g., the mortgage rates
                                                        borne by the underlying mortgage loans).

         Credit support for each series of securities may be provided by a mortgage pool insurance policy, mortgage insurance policy, special hazard insurance policy, bankruptcy bond, letter of credit, purchase obligation, reserve fund, any uncertificated interest in the trust assets, overcollateralization, financial guaranty insurance policy, derivative products, surety bond or other credit enhancement as described under "Description of Credit Enhancement," or by the subordination of one or more classes of securities as described under "Description of Credit Enhancement—Subordination"
or by any combination of the foregoing.

Form of Securities

         As specified in the accompanying prospectus supplement, the securities of each series will be issued either as physical securities or in book-entry form. If issued as physical securities, the securities will be in fully registered form only in the denominations specified in the accompanying prospectus supplement, and will be transferable and exchangeable at the corporate trust office of the certificate registrar or note registrar, as applicable, appointed under the related pooling and servicing agreement or indenture to register the securities. No service charge will be made for any registration of exchange or transfer of securities, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. The term securityholder or holder refers to the entity whose name appears on the records of the security registrar or, if applicable, a transfer agent, as the registered holder of the security, except as otherwise indicated in the accompanying prospectus supplement.

                                                    37

         If issued in book-entry form, the classes of a series of securities will be initially issued through the book-entry facilities of The Depository Trust Company, or DTC. No global security representing book-entry securities may be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of DTC to another nominee of DTC. DTC or its nominee will be the only registered holder of the securities and will be considered the sole representative of the beneficial owners of securities for all purposes.

         The registration of the global securities in the name of Cede & Co. will not affect beneficial ownership and is performed merely to facilitate subsequent transfers. The book-entry system is also used because it eliminates the need for physical movement of securities. The laws of some jurisdictions, however, may require some purchasers to take physical delivery of their securities in definitive form.
These laws may impair the ability to own or transfer book-entry securities.

         Purchasers of securities in the United States may hold interests in the global securities through DTC, either directly, if they are participants in that system, or otherwise indirectly through a participant in DTC. Purchasers of securities in Europe may hold interests in the global securities through Clearstream, Luxembourg, or through Euroclear Bank S.A./N.V., as operator of the Euroclear system.

         Because DTC will be the only registered owner of the global securities, Clearstream, Luxembourg and Euroclear will hold positions through their respective U.S. depositories, which in turn will hold positions on the books of DTC.

         DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its DTC participants, which include securities brokers and dealers, banks, trust companies and clearing corporations. DTC together with the Clearstream and Euroclear System participating organizations facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of participants. Other institutions that are not participants but indirect participants which clear through or maintain a custodial relationship with participants have indirect access to DTC's clearance system.

         No beneficial owner in an interest in any book-entry security will be entitled to receive a security representing that interest in registered, certificated form, unless either (i) DTC ceases to act as depository for that security and a successor depository is not obtained, or (ii) the depositor notifies DTC of its intent to terminate the book-entry system and, upon receipt of a notice of intent from DTC, the participants holding beneficial interests in the book-entry securities agree to initiate a termination. Upon the occurrence of one of the foregoing events, the trustee is required to notify, through DTC, participants who have ownership of DTC registered securities as indicated on the records of
DTC of the availability of definitive securities for their DTC registered securities. Upon surrender by
DTC of the definitive securities representing the DTC registered securities and upon receipt of instructions from DTC for re-registration, the trustee will reissue the DTC registered securities as definitive securities issued in the respective principal amounts owned by individual beneficial owners, and thereafter the trustee and the master servicer will recognize the holders of the definitive securities as securityholders under the pooling and servicing agreement or indenture, as applicable.

                                                    38

         Because of time zone differences, the securities account of a Clearstream or Euroclear System participant as a result of a transaction with a DTC participant, other than a depositary holding on behalf of Clearstream or Euroclear System, will be credited during a subsequent securities settlement processing day, which must be a business day for Clearstream or Euroclear System, as the case may be, immediately following the DTC settlement date. Credits or any transactions in those securities settled during this processing will be reported to the relevant Euroclear System participant or Clearstream participants on that business day. Cash received in Clearstream or Euroclear System as a result of sales of securities by or through a Clearstream participant or Euroclear System participant to a DTC participant, other than the depositary for Clearstream or Euroclear System, will be received with value on the DTC settlement date, but will be available in the relevant Clearstream or Euroclear System cash account only as of the business day following settlement in DTC.

         Transfers between participants will occur in accordance with DTC rules. Transfers between
Clearstream participants and Euroclear System participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear System participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositaries; however, the cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines defined with respect to European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear System participants may not deliver instructions directly to the depositaries.

         Clearstream, as a professional depository, holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of securities. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute.

         Euroclear System was created to hold securities for participants of Euroclear System and to clear and settle transactions between Euroclear System participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System operator is Euroclear Bank S.A./N.V., under contract with the clearance cooperative, Euroclear System Clearance
Systems S.C., a Belgian co-operative corporation. All operations are conducted by the Euroclear System operator, and all Euroclear System securities clearance accounts and Euroclear System cash accounts are accounts with the Euroclear System operator, not the clearance cooperative.

                                                    39

         The clearance cooperative establishes policy for Euroclear System on behalf of Euroclear System participants. Securities clearance accounts and cash accounts with the Euroclear System operator are governed by the terms and conditions Governing Use of Euroclear System and the related operating procedures of the Euroclear System and applicable Belgian law. The terms and conditions govern transfers of securities and cash within Euroclear System, withdrawals of securities and cash from Euroclear
System, and receipts of payments for securities in Euroclear System. All securities in Euroclear System are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.

         Distributions on the book-entry securities will be forwarded by the trustee to DTC, and DTC will be responsible for forwarding those payments to participants, each of which will be responsible for disbursing the payments to the beneficial owners it represents or, if applicable, to indirect participants. Accordingly, beneficial owners may experience delays in the receipt of payments relating to their securities. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of book-entry securities under the related agreement only at the direction of one or more participants to whose account the book-entry securities are credited and whose aggregate holdings represent no less than any minimum amount of percentage interests or voting rights required therefor.
DTC may take conflicting actions for any action of securityholders of any class to the extent that participants authorize those actions. None of the master servicer, the servicer, the depositor, the trustee or any of their respective affiliates has undertaken any responsibility or assumed any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests in the book-entry securities, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Assignment of Loans

         At the time of issuance of a series of securities, the depositor will cause the loans and any other assets included in the related trust to be assigned without recourse to the trustee or owner trustee or its nominee, which may be the custodian, together with, all principal and interest received on the trust assets after the last day of the month of the cut-off date, but not including principal and interest due on or before such date or any Excluded Spread. Each loan will be identified in a schedule appearing as an exhibit to the related agreement. Each schedule of loans will include, among other things, information as to the principal balance of each loan as of the cut-off date, as well as information respecting the loan rate, the currently scheduled monthly payment of principal and interest, the maturity of the mortgage note and the LTV ratio or combined LTV ratio and junior mortgage ratio, as applicable, at origination or modification.

         If stated in the accompanying prospectus supplement, and in accordance with the rules of membership of MERSCORP, Inc. and/or Mortgage Electronic Registration Systems, Inc. or, MERS®,
assignments of mortgages for any trust asset in the related trust will be registered electronically through Mortgage Electronic Registration Systems, Inc., or MERS® System. For trust assets registered through the MERS® System, MERS® shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those trust assets.

         The depositor will, as to each mortgage loan other than mortgage loans underlying any mortgage securities, deliver to the trustee or to the custodian, the mortgage note and any

                                                    40

modification or amendment thereto endorsed without recourse either in blank or to the order of the trustee or its nominee. In addition, except as provided below for some series of securities backed by Trust Balances of revolving credit loans, the depositor will, as to each loan that is a trust asset, deliver to an entity specified in the accompanying prospectus supplement, which may be the sponsor, the servicer, the master servicer, the trustee, a custodian or another entity appointed by the trustee, a set of the remaining legal documents relating to each loan that are in possession of the depositor.
Depending on the type of trust asset, the legal documents may include the following, as applicable:

          o   the mortgage, except for any mortgage not returned from the public recording office, with evidence of recording indicated thereon or a copy of the mortgage with evidence of recording indicated thereon or, in the case of a Cooperative Loan or a Mexico Loan, the respective security agreements and any applicable UCC financing statements;

          o   an assignment in recordable form of the mortgage, except in the case of a mortgage registered with MERS®, or a copy of such assignment with evidence of recording indicated thereon or,

              for a Cooperative Loan, an assignment of the respective security agreements, any applicable financing statements, recognition agreements, relevant stock certificates, related blank stock powers and the related proprietary leases or occupancy agreements and, for a mixed-use mortgage loan and multifamily mortgage loan, the assignment of leases, rents and profits, if separate from the mortgage, and an executed reassignment of the assignment of leases, rents and profits and, with respect to a Mexico Loan, an assignment of the borrower's beneficial interest in the

              Mexican trust;

          o   if applicable, any riders or modifications to the mortgage note and mortgage or a copy of any riders or modifications to the mortgage note and mortgage, together with any other documents at such times as described in the related agreement; and

          o   if applicable, the original contract and copies of documents and instruments related to each contract and, other than in the case of unsecured contracts, the security interest in the property securing the related contract.

         Assignments of the loans, including contracts secured by liens on mortgaged property, will be recorded in the appropriate public recording office, except for mortgages registered with MERS® or in states where, in the opinion of counsel acceptable to the trustee, the recording is not required to protect the trustee's interests in the loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the loans, or where failure to record assignments will not adversely affect the rating of the securities by any rating agency. The assignments may be blanket assignments covering mortgages secured by mortgaged properties located in the same county, if permitted by law.

         If so provided in the accompanying prospectus supplement, the depositor may not be required to deliver one or more of the related documents if any of the documents are missing from the files of the party from whom the loans were purchased. For example, in the case of loans purchased under Residential
Funding Company, LLC's negotiated conduit asset program, the depositor will not be required to deliver documentation that was missing from the files of the seller.

                                                    41

         In the case of contracts, the depositor, the master servicer or the servicer will cause a financing statement to be executed by the depositor identifying the trustee as the secured party and identifying all contracts as collateral. However, the accompanying prospectus supplement will specify whether the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trust and no recordings or filings will be made in the jurisdictions in which the manufactured homes are located. See "Certain Legal Aspects of the Loans —The Manufactured Housing
Contracts" and "—The Home Improvement Contracts."

         Any mortgage for a loan secured by mortgaged property located in Puerto Rico will be either a
Direct Puerto Rico Mortgage or an Endorsable Puerto Rico Mortgage. Endorsable Puerto Rico Mortgages do
not require an assignment to transfer the related lien. Rather, transfer of those mortgages follows an effective endorsement of the related mortgage note and, therefore, delivery of the assignment referred to in the fifth preceding paragraph would be inapplicable. Direct Puerto Rico Mortgages, however, require an assignment to be recorded for any transfer of the related lien and the assignment would be delivered to the sponsor, the servicer, the master servicer, the trustee, or the custodian, as applicable.

         If, for any loan including any contract secured by a lien on mortgaged property, the depositor cannot deliver the mortgage or any assignment with evidence of recording thereon concurrently with the execution and delivery of the related agreement because of a delay caused by the public recording office or a delay in the receipt of information necessary to prepare the related assignment, the depositor will deliver or cause to be delivered to the sponsor, the servicer, the master servicer, the trustee or the custodian, as applicable, a copy of the mortgage or assignment. The depositor will deliver or cause to be delivered to the sponsor, the servicer, the master servicer, the trustee or the custodian, as applicable, such mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office or from the related master servicer or servicer.

         In most cases, the trustee or the custodian, as applicable, will review the mortgage notes delivered to it within 90 days after receipt. If any such mortgage note is found to be defective in any material respect, the trustee or the custodian, as applicable, shall notify the master servicer or servicer and the depositor, and the master servicer, the servicer or the trustee shall notify the seller, including a designated seller. Other than with respect to loans purchased under Residential
Funding Company, LLC's negotiated conduit asset program or other loans as specified in the accompanying prospectus supplement, if the seller cannot cure the defect within 60 days, or within the other period specified in the related prospectus supplement, after notice of the defect is given to the seller, the seller is required to, not later than 90 days after such notice, or within the other period specified in the related prospectus supplement, either repurchase the related loan or any property acquired in respect of it from the trustee or, if permitted, substitute for that loan a new loan in accordance with the standards described in this prospectus. The accompanying prospectus supplement will specify whether the purchase price for any loan will be equal to the principal balance thereof as of the date of purchase plus accrued and unpaid interest less the amount, expressed as a percentage per annum, payable for servicing or administrative compensation and the Excluded Spread, if any. There can be no assurance that the applicable seller or designated seller will fulfill its obligation to purchase or substitute any loan as described above. In most cases only the seller or the designated seller, and not Residential
Funding Company, LLC, will be obligated to repurchase a loan for a material defect in a constituent document. The obligation to repurchase or substitute for a loan constitutes the sole remedy available to the securityholder or the trustee for a material defect in a constituent document. Any loan not so purchased or substituted for shall remain in the related trust.

                                                    42

         For any series of securities backed by Trust Balances of revolving credit loans, the foregoing documents in most cases will have been delivered to an entity specified in the accompanying prospectus supplement, which may be the trustee, a custodian or another entity appointed by the trustee. That entity shall hold those documents as or on behalf of the trustee for the benefit of the securityholders, for the Trust Balances thereof, and on behalf of any other applicable entity for any Excluded Balance thereof, as their respective interests may appear. In those cases, the review of the related documents need not be performed if a similar review has previously been performed by the entity holding the documents for an Excluded Balance and such review covered all documentation for any Trust Balance.

         Under some circumstances, as to any series of securities, the depositor may have the option to repurchase trust assets from the trust for cash, or in exchange for other trust assets or Permitted
Investments. Alternatively, for any series of securities secured by private securities, the depositor may have the right to repurchase loans from the entity that issued the private securities. All provisions relating to these optional repurchase provisions will be described in the accompanying prospectus supplement.

         Representations With Respect to Loans

         Except in the case of a Designated Seller Transaction, all of the representations and warranties of a seller relating to a trust asset will have been made as of the date on which the related seller sold the trust asset to the depositor, Residential Funding Company, LLC, GMAC Mortgage, LLC or
one of their affiliates or the date that the trust asset was originated. In a Designated Seller
Transaction, the Designated Seller would make substantially the same representations and warranties, which are not expected to vary in any material respect. The date as of which the representations and warranties were made typically will be a date prior to the date of issuance of the related series of securities. A substantial period of time may elapse between the date as of which the representations and warranties were made and the date of issuance of the related series of securities. The seller's repurchase obligation if any, or, if specified in the accompanying prospectus supplement, limited substitution option, will not arise if, after the sale of the related trust asset, an event occurs that would have given rise to such an obligation had the event occurred prior to that period.

         Except in the case of (i) a Designated Seller Transaction, (ii) loans acquired under
Residential Funding Company, LLC's negotiated conduit asset program, or (iii) loans underlying any private securities, for any loan, in most cases, Residential Funding Company, LLC will provided all of the representations and warranties required by the applicable rating agency or agencies. Residential
Funding Company, LLC generally will represent and warrant that:

          o   as of the cut-off date, the information set forth in a listing of the related loans was true and correct in all material respects;

          o   to the best of Residential Funding Company, LLC's knowledge, if required by applicable underwriting standards or unless otherwise stated in the accompanying prospectus supplement,

              each loan that is secured by a first lien on the related mortgaged property is the subject of a primary insurance policy;

                                                    43

           Residential Funding Company, LLC had good title to the loan and the loan is not subject to offsets, defenses or counterclaims except as may be provided under the Servicemembers Civil Relief Act, or Relief Act, and except for any buy-down agreement for a Buy-Down Loan;

          o   to the best of Residential Funding Company, LLC's knowledge, each mortgaged property is free of material damage and is in good repair;

          o   each loan complied in all material respects with all applicable local, state and federal laws at the time of origination;

          o   to the best of Residential Funding Company, LLC's knowledge, there is no delinquent tax or assessment lien against the related mortgaged property; and

          o   to the best of Residential Funding Company, LLC's knowledge, any home improvement contract that is partially insured by the FHA under Title I was originated in accordance with applicable FHA regulations and is insured, without set-off, surcharge or defense by the FHA.

         To the extent described in the accompanying prospectus supplement, enforcement of any remedies for a breach of a representation and warranty may be limited to a specific period of time.

         In addition, except in the case of a Designated Seller Transaction, Residential Funding
Company, LLC will be obligated to repurchase or substitute for any loan as to which it is discovered that the related mortgage does not create a valid lien having at least the priority represented and warranted in the related agreement on or, in the case of a Cooperative Loan, a perfected security interest in, the related mortgaged property, subject only to the following:

          o   liens of real property taxes and assessments not yet due and payable;

          o   covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such mortgage and certain other permissible title exceptions;

          o   liens of any senior mortgages, in the case of loans secured by junior liens on the related mortgaged property; and

          o   other encumbrances to which like properties are commonly subject that do not materially adversely affect the value, use, enjoyment or marketability of the mortgaged property.

         Sellers will typically make certain limited representations and warranties with respect to the trust assets that they sell. However, trust assets purchased from certain unaffiliated sellers may be purchased with very limited or no representations and warranties. In addition, unless provided in the accompanying prospectus supplement, the representations and warranties of the seller will not

                                                    44

be assigned to the trustee for the benefit of the holders of the related series of securities, and therefore a breach of the representations and warranties of the seller, in most cases, will not be enforceable on behalf of the trust.

Repurchases of Loans

         If a designated seller or Residential Funding Company, LLC cannot cure a breach of any representation or warranty made by it relating to any loan, or if a seller cannot cure a breach of any representation or warranty made by it that is assigned to the trust, within 90 days after notice from the master servicer, the servicer or the trustee, and the breach materially and adversely affects the interests of the securityholders in the loan, the designated seller, Residential Funding Company, LLC or the seller, as the case may be, will be obligated to purchase the loan. The purchase price for any loan will be equal to the principal balance thereof as of the date of purchase plus accrued and unpaid interest less the amount, expressed as a percentage per annum, payable for servicing or administrative compensation and the Excluded Spread, if any. In certain limited cases, a substitution may be made in lieu of such repurchase obligation. See "—Limited Right of Substitution" below.

         Because the listing of the related loan in most cases contains information for the loan as of the cut-off date, prepayments and, in certain limited circumstances, modifications to the interest rate and principal and interest payments may have been made for one or more of the related loans between the cut-off date and the closing date. No seller will be required to repurchase or substitute for any loan as a result of any such prepayment or modification.

         In addition, the accompanying prospectus supplement will specify whether the loan files for certain of the loans may be missing the original executed mortgage notes as a result of being lost, misfiled, misplaced or destroyed. With respect to all such loans, the depositor in most cases will deliver a lost note affidavit to the trustee or custodian certifying that the original mortgage note has been lost or destroyed, together with a copy of the related mortgage note. In addition, some of the loans may be missing intervening assignments. None of the depositor, Residential Funding Company, LLC or the seller will be obligated to purchase loans acquired under the negotiated conduit asset program, or other loans as specified in the accompanying prospectus supplement, for missing or defective documentation. However, in the event of foreclosure on one of these loans, to the extent those missing documents materially and adversely affect the master servicer's or servicer's ability to foreclose on the related loan, Residential Funding Company, LLC will be obligated to repurchase or substitute for the loan.

         The master servicer is not obligated to review, and will not review, every loan that is in foreclosure or delinquent to determine if a breach of a representation and warranty has occurred. The master servicer will maintain policies and procedures regarding repurchase practices that are consistent with its general servicing activities. These policies and procedures generally will limit review of loans that are seasoned and these policies and procedures are subject to change, in good faith, to reflect the master servicer's current servicing activities. Application of these policies and procedures may result in losses being borne by the related credit enhancement and, to the extent not available, the related securityholders.

         The master servicer or servicer will be entitled to reimbursement for any costs and expenses incurred in pursuing these purchase or substitution obligations, including but not limited to any

                                                    45

costs or expenses associated with litigation. In instances where a seller is unable, or disputes its obligation, to purchase affected loans, the master servicer or servicer, employing the standards described in the preceding paragraph, may negotiate and enter into one or more settlement agreements with that seller that could provide for, among other things, the purchase of only a portion of the affected loans or coverage of some loss amounts. Any such settlement could lead to losses on the loans that would be borne by the related credit enhancement, and to the extent not available, on the related securities.

         Furthermore, the master servicer or servicer may pursue foreclosure or similar remedies concurrently with pursuing any remedy for a breach of a representation and warranty. However, the master servicer or servicer is not required to continue to pursue both remedies if it determines that one remedy is more likely to result in a greater recovery. In accordance with the above-described practices, the master servicer or servicer will not be required to enforce any purchase obligation of a designated seller, Residential Funding Company, LLC or seller, if the master servicer or servicer determines in the reasonable exercise of its business judgment that the matters related to the misrepresentation did not directly cause or are not likely to directly cause a loss on the related loan. The foregoing obligations will constitute the sole remedies available to securityholders or the trustee for a breach of any representation by a designated seller, Residential Funding Company, LLC in its capacity as a seller of loans to the depositor or the seller, or for any other event giving rise to the obligations.

         Neither the depositor nor the master servicer or servicer will be obligated to purchase a loan if a designated seller defaults on its obligation to do so, and no assurance can be given that a designated seller will carry out those obligations. This type of default by a designated seller is not a default by the depositor or by the master servicer or servicer. Any loan not so purchased or substituted for shall remain in the related trust and any losses related to it will be allocated to the related credit enhancement, and to the extent not available, to the related securities.

         For any seller that requests the master servicer's or servicer's consent to the transfer of subservicing rights relating to any loans to a successor servicer, the master servicer or servicer may release that seller from liability under its representations and warranties described above, on the assumption of the successor servicer of the seller's liability for the representations and warranties as of the date they were made. In that event, the master servicer's or servicer's rights under the instrument by which the successor servicer assumes the seller's liability will be assigned to the trustee, and the successor servicer shall be deemed to be the "seller" for purposes of the foregoing provisions.

         Limited Right of Substitution

         In the case of a loan required to be repurchased from the trust, a designated seller or
Residential Funding Company, LLC may substitute a new loan for the repurchased loan that was removed from the trust, during the limited time period described below. Under some circumstances, any substitution must be effected within 120 days of the date of the issuance of the securities for a trust.
For a trust for which a REMIC election is to be made, the substitution must be effected within two years of the date of the issuance of the securities, and may not be made unless an opinion of counsel is delivered to the effect that the substitution would not cause the trust to fail to qualify as a REMIC and either (a) an opinion of counsel is delivered to the effect that such substitution would not result in a prohibited transaction tax under the Internal Revenue Code or (b) the trust is indemnified for any prohibited transaction tax that may result from the substitution.

                                                    46

         In most cases, any qualified substitute loan will, on the date of substitution:

          o   have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the repurchased loan;

          o   have a loan rate and a Net Loan Rate not less than, and not more than one percentage point greater than, the loan rate and Net Loan Rate, respectively, of the repurchased loan as of the date of substitution;

          o   have an LTV ratio or combined LTV ratio, as applicable, at the time of substitution no higher than that of the repurchased loan;

          o   have a remaining term to maturity not greater than, and not more than one year less than, that of the repurchased loan;

          o   be secured by mortgaged property located in the United States, unless the repurchased loan was a Mexico Loan or a loan secured by mortgaged property located in Puerto Rico, in which case the qualified substitute loan may be a Mexico Loan or a loan secured by mortgaged property located in Puerto Rico, respectively; and

          o   comply with all of the representations and warranties made with respect to the repurchased loans as of the date of substitution.

         If the outstanding principal balance of a qualified substitute loan is less than the outstanding principal balance of the related repurchased loan, the amount of the shortfall shall be deposited into the Custodial Account in the month of substitution for distribution to the related securityholders. There may be additional requirements relating to ARM loans, revolving credit loans, negative amortization loans or other specific types of loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously. The prospectus supplement will indicate whether a seller will have the option to substitute for a mortgage loan or contract that it is obligated to repurchase in connection with a breach of representation and warranty.

         Certain Insolvency and Bankruptcy Issues

         Each seller, including a designated seller, and the depositor will represent and warrant that its respective transfer of trust assets constitutes a valid sale and assignment of all of its right, title and interest in and to such trust assets, except to the extent that such seller or the depositor retains any security. Nevertheless, if a seller were to become a debtor in a bankruptcy case and a creditor or bankruptcy trustee of such seller, or such seller as a debtor-in-possession, were to assert that the sale of the trust assets from such seller to the depositor should be recharacterized as a pledge of such trust assets to secure a borrowing by such seller, then delays in payments to the depositor (and therefore to the trust and the securityholders) could occur and possible reductions in the amount of

                                                    47

such payments could result. In addition, if a court were to recharacterize the transfer as a pledge and a subsequent assignee were to take physical possession of any mortgage notes, through negligence, fraud or otherwise, the trustee's interest in such mortgage notes could be defeated.

         If an entity with an interest in a loan of which only a partial balance has been transferred to the trust were to become a debtor under the Bankruptcy Code and regardless of whether the transfer of the related loan constitutes an absolute assignment, a bankruptcy trustee or creditor of such entity or such entity as a debtor-in-possession could assert that such entity retains rights in the related loan and therefore compel the sale of such loan, including any partial balance included in the trust, over the objection of the trust and the securityholders. If that occurs, delays and reductions in payments to the trust and the securityholders could result.

         The depositor has been structured such that (i) the filing of a voluntary or involuntary petition for relief by or against the depositor under the Bankruptcy Code and (ii) the substantive consolidation of the assets and liabilities of the depositor with those of an affiliated seller is unlikely. The certificate of incorporation of the depositor restricts the nature of the depositor's business and the ability of the depositor to commence a voluntary case or proceeding under such laws without the prior unanimous consent of all directors.

         Assignment of Agency or Private Securities

         The depositor will transfer, convey and assign to the trustee or its nominee, which may be the custodian, all right, title and interest of the depositor in the Agency Securities or private securities and other property to be included in the trust for a series. The assignment will include all principal and interest due on or for the Agency Securities or private securities after the cut-off date specified in the accompanying prospectus supplement, except for any Excluded Spread. The depositor will cause the
Agency Securities or private securities to be registered in the name of the trustee or its nominee, and the trustee will concurrently authenticate and deliver the securities. The trustee will not be in possession of or be assignee of record of any underlying assets for an Agency Security or private security. Each Agency Security or private security will be identified in a schedule appearing as an exhibit to the related agreement, which will specify as to each Agency Security or private security information regarding the original principal amount and outstanding principal balance of each Agency
Security or private security as of the cut-off date, as well as the annual pass-through rate or interest rate for each Agency Security or private security conveyed to the trustee.

         Excess Spread and Excluded Spread

         The depositor, the servicer, the seller, the master servicer or any of their affiliates, or any other entity specified in the accompanying prospectus supplement may retain or be paid a portion of interest due for the related trust assets, which will be an uncertificated interest in such trust assets. The payment of any portion of interest in this manner will be disclosed in the accompanying prospectus supplement. This payment may be in addition to any other payment, including a servicing fee, that the specified entity is otherwise entitled to receive for the trust assets. Any of these payments generated from the trust assets will represent the Excess Spread. The interest portion of a Realized
Loss and any partial recovery of interest on the trust assets will be allocated between the owners of any Excess Spread or Excluded Spread and the securityholders entitled to payments of interest.

                                                    48

Payments on Loans

         Collection of Payments on Loans

         The servicer or the master servicer, as applicable, will deposit or will cause to be deposited into the Custodial Account payments and collections received by it subsequent to the cut-off date, other than payments due on or before the cut-off date, as specifically described in the related agreement, which in most cases, will include the following:

          o   all payments on account of principal of the loans comprising a trust;

          o   all payments on account of interest on the loans comprising that trust, net of the portion of each payment thereof retained by the master servicer or servicer, if any, as Excess or Excluded

              Spread, and its servicing compensation;

          o   Liquidation Proceeds;

          o   all amounts, net of unreimbursed liquidation expenses and insured expenses incurred, and unreimbursed Servicing Advances made, by the related subservicer, received and retained, and all
              Insurance Proceeds or proceeds from any alternative arrangements established in lieu of any such insurance and described in the applicable prospectus supplement, other than proceeds to be applied to the restoration of the related property or released to the borrower in accordance with the master servicer's or servicer's normal servicing procedures;

          o   all subsequent recoveries of amounts related to a mortgage loan as to which the master servicer had previously determined that no further amounts would be recoverable, resulting in a realized loss, net of unreimbursed liquidation expenses and Servicing Advances;

          o   any Buy-Down Funds and, if applicable, investment earnings thereon, required to be paid to securityholders;

          o   all proceeds of any loan in the trust purchased or, in the case of a substitution, amounts representing a principal adjustment, by the depositor, the designated seller, Residential Funding
              Company, LLC, any seller or any other person under the terms of the related agreement as described under
              "Description of the Securities—Representations With Respect to Loans" and "—Repurchases of Loans";

          o   any amount required to be deposited by the master servicer or servicer in connection with losses realized on investments of funds held in the Custodial Account; and

          o   any amounts required to be transferred from the Payment Account to the Custodial Account.

                                                    49

         In addition to the Custodial Account, the master servicer or servicer will establish and maintain the Payment Account. Both the Custodial Account and the Payment Account must be either:

          o   maintained with a depository institution whose debt obligations at the time of any deposit therein are rated by any rating agency that rated any securities of the related series not less than a specified level comparable to the rating category of the securities;

          o   an account or accounts the deposits in which are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall be otherwise maintained so that,

              as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in such accounts or a perfected first priority security interest in any collateral securing those funds that is superior to the claims of any other depositors or creditors of the depository institution with which the accounts are maintained;

          o   in the case of the Custodial Account, a trust account or accounts maintained in the corporate trust department of a financial institution which has debt obligations that meet specified rating criteria;

          o   in the case of the Payment Account, a trust account or accounts maintained with the trustee;
              or

          o   any other Eligible Account.

         The collateral that is eligible to secure amounts in an Eligible Account is limited to some
Permitted Investments. A Payment Account may be maintained as an interest-bearing or a non-interest-bearing account, or funds therein may be invested in Permitted Investments as described in this prospectus under "Description of the Securities—Payments on Loans." The Custodial Account may
contain funds relating to more than one series of securities as well as payments received on other loans and assets serviced or master serviced by the master servicer or servicer that have been deposited into the Custodial Account.

         Generally, not later than the business day preceding each distribution date the master servicer or servicer, as applicable, will withdraw from the Custodial Account and deposit into the applicable
Payment Account, in immediately available funds, the amount to be distributed therefrom to securityholders on that distribution date. The master servicer, the servicer or the trustee will also deposit or cause to be deposited into the Payment Account:

         o   the amount of any Advances made by the master servicer or the servicer as described in this prospectus under "—Advances;"

         o   any payments under any letter of credit, financial guaranty insurance policy, derivative product, and any amounts required to be transferred to the Payment Account from a reserve fund, as described under "Description of Credit Enhancement";

         o   any amounts required to be paid by the master servicer or servicer out of its own funds due to the operation of a deductible clause in any blanket policy maintained by the master servicer or servicer to cover hazard losses on the loans as described under
             "Insurance Policies on Loans" below;

                                                    50

         o   any distributions received on any Agency Securities or private securities included in the trust; and

         o   any other amounts as described in the related agreement.

         The portion of any payment received by the master servicer or the servicer relating to a trust asset that is allocable to Excess Spread or Excluded Spread will typically be deposited into the
Custodial Account, but any Excluded Spread will not be deposited in the Payment Account for the related series of securities and will be distributed as provided in the related agreement.

         Any payments or other amounts collected by a Special Servicer with respect to any specially serviced mortgage loans will be deposited by the related Special Servicer as described in the accompanying prospectus supplement.

         Funds on deposit in the Custodial Account may be invested in Permitted Investments maturing in general not later than the business day preceding the next distribution date and funds on deposit in the related Payment Account may be invested in Permitted Investments maturing, in general, no later than the distribution date. Except as otherwise specified in the accompanying prospectus supplement, all income and gain realized from any investment will be for the account of the servicer or the master servicer as additional servicing compensation. The amount of any loss incurred in connection with any such investment must be deposited in the Custodial Account or in the Payment Account, as the case may be, by the servicer or the master servicer out of its own funds at the time of the realization of the loss.

         Buy-Down Loans

         For each Buy-Down Loan, the subservicer will deposit the related Buy-Down Funds provided to it in a Buy-Down Account which will comply with the requirements described in this prospectus for a
Subservicing Account. The accompanying prospectus supplement will specify whether the terms of all
Buy-Down Loans provide for the contribution of Buy-Down Funds in an amount equal to or exceeding either
(i) the total payments to be made from those funds under the related buy-down plan or (ii) if the
Buy-Down Funds are to be deposited on a discounted basis, that amount of Buy-Down Funds which, together with investment earnings thereon will support the scheduled level of payments due under the Buy-Down
Loan.

         Neither the master servicer nor the servicer nor the depositor will be obligated to add to any discounted Buy-Down Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any insufficiency is not recoverable from the borrower or, in an appropriate case, from the subservicer, distributions to securityholders may be affected. For each Buy-Down Loan, the subservicer will withdraw from the Buy-Down Account and remit to the master servicer or servicer on or before the date specified in the applicable subservicing agreement the amount, if any, of the Buy-Down Funds, and, if applicable, investment earnings thereon, for each
Buy-Down Loan that, when added to the amount due from the borrower on the Buy-Down Loan, equals the full monthly payment which would be due on the Buy-Down Loan if it were not subject to the buy-down plan. The
Buy-Down Funds will in no event be a part of the related trust.

                                                    51

         If the borrower on a Buy-Down Loan prepays the mortgage loan in its entirety during the
Buy-Down Period, the applicable subservicer will withdraw from the Buy-Down Account and remit to the borrower or any other designated party in accordance with the related buy-down plan any Buy-Down Funds remaining in the Buy-Down Account. If a prepayment by a borrower during the Buy-Down Period together with Buy-Down Funds will result in full prepayment of a Buy-Down Loan, the subservicer will, in most cases, be required to withdraw from the Buy-Down Account and remit to the master servicer or servicer the Buy-Down Funds and investment earnings thereon, if any, which together with such prepayment will result in a prepayment in full; provided that Buy-Down Funds may not be available to cover a prepayment under some mortgage loan programs. Any Buy-Down Funds so remitted to the master servicer or servicer in connection with a prepayment described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the borrower to repay fully the related mortgage loan if the mortgage loan were not subject to the buy-down plan.

         Any investment earnings remaining in the Buy-Down Account after prepayment or after termination of the Buy-Down Period will be remitted to the related borrower or any other designated party under the buy-down agreement. If the borrower defaults during the Buy-Down Period for a Buy-Down Loan and the property securing that Buy-Down Loan is sold in liquidation either by the master servicer, the servicer, the primary insurer, the pool insurer under the mortgage pool insurance policy or any other insurer, the subservicer will be required to withdraw from the Buy-Down Account the Buy-Down Funds and all investment earnings thereon, if any, and remit the same to the master servicer or servicer or, if instructed by the master servicer, pay the same to the primary insurer or the pool insurer, as the case may be, if the mortgaged property is transferred to that insurer and the insurer pays all of the loss incurred relating to such default.

         Because Buy-Down Funds may have been provided by a third party such as the seller of the
Mortgaged Property, a home builder, or an employer, such funds may be subject to third party claims, offsets, defenses or counterclaims in the event of a dispute between the mortgagor and such third party or otherwise. In addition, upon foreclosure the inclusion of personal property collateral may present additional defenses for the mortgagor to assert.

         Collection of Payments on Agency Securities or Private Securities

         The trustee will deposit in the Payment Account all payments on the Agency Securities or private securities as they are received after the cut-off date. If the trustee has not received a distribution for any Agency Security or private security by the second business day after the date on which such distribution was due and payable, the trustee will request the issuer or guarantor, if any, of such Agency Security or private security to make such payment as promptly as possible and legally permitted. The trustee may take any legal action against the related issuer or guarantor as is appropriate under the circumstances, including the prosecution of any claims in connection therewith.
The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of any legal action will be reimbursable to the trustee out of the proceeds of the action and will be retained by the trustee prior to the deposit of any remaining proceeds in the Payment Account pending distribution thereof to the securityholders of the affected series. If the trustee has

                                                    52

reason to believe that the proceeds of the legal action may be insufficient to cover its projected legal fees and expenses, the trustee will notify the related securityholders that it is not obligated to pursue any available remedies unless adequate indemnity for its legal fees and expenses is provided by the securityholders.

         Withdrawals From the Custodial Account

         The servicer or the master servicer, as applicable, may, from time to time, make withdrawals from the Custodial Account for various purposes, as specifically described in the pooling and servicing agreement or servicing agreement, which in most cases will include the following:

         o   to make deposits to the Payment Account as described above under "—Payments on Loans;"

         o   to reimburse itself or any subservicer or Special Servicer for any Advances, or for any
             Servicing Advances, out of late payments, Insurance Proceeds, Liquidation
             Proceeds, any proceeds relating to any REO Loan or collections on the loan for which those Advances or Servicing Advances were made;

         o   to pay to itself or any subservicer unpaid servicing fees and subservicing fees, out of payments or collections of interest on each loan;

         o   to pay to itself as additional servicing compensation any investment income on funds deposited in the Custodial Account, any amounts remitted by subservicers as interest on partial prepayments on the loans, and, if so provided in the related agreement, any profits realized on the disposition of a mortgaged property acquired by deed in lieu of foreclosure or repossession or otherwise allowed under the agreement;

         o   to pay to itself, a subservicer, Residential Funding Company, LLC, the depositor or the designated seller all amounts received for each loan purchased, repurchased or removed under the terms of the related agreement and not required to be distributed as of the date on which the related purchase price is determined;

         o   to pay the depositor or its assignee, or any other party named in the accompanying prospectus supplement, all amounts allocable to the Excluded Spread, if any, out of collections or payments which represent interest on each loan, including any loan as to which title to the underlying mortgaged property was acquired;

         o   to reimburse itself or any subservicer or Special Servicer for any Nonrecoverable Advance and
             for Advances that have been capitalized by adding the delinquent interest and other amounts owed under the mortgage loan or contract to the principal balance of the mortgage loan or contract, in accordance with the terms of the related agreement;

        o    to reimburse itself or the depositor for other expenses incurred for which it or the depositor is entitled to reimbursement, including reimbursement in connection with enforcing any repurchase, substitution or indemnification obligation of any seller, or against which it or the depositor is indemnified under the related agreement;

                                                    53

        o   to withdraw any amount deposited in the Custodial Account that was not required to be deposited in the Custodial Account;

        o   to reimburse itself or the depositor for payment of FHA insurance premiums, if applicable, or against which it or the depositor is indemnified under the related agreement;

        o   to pay to itself or any subservicer for the funding of any draws made on the revolving credit loans, if applicable;

        o   to make deposits to the funding account in the amounts and in the manner provided in the related agreement, if applicable; and

        o   to clear the Custodial Account of amounts relating to the corresponding loans in connection with the termination of the trust under the related agreement, as described in
            "The Agreements—Termination; Retirement of Securities."

         Distributions of Principal and Interest on the Securities

         Beginning on the distribution date in the month next succeeding the month in which the cut-off date occurs, or any other date as may be set forth in the accompanying prospectus supplement, for a series of securities, distribution of principal and interest, or, where applicable, of principal only or interest only, on each class of securities entitled to such payments will be made either by the trustee, the master servicer or servicer, as applicable, acting on behalf of the trustee or a paying agent appointed by the trustee. The distributions will be made to the persons who are registered as the holders of the securities at the close of business on the last business day of the preceding month or on such other day as is specified in the accompanying prospectus supplement.

         Distributions will be made in immediately available funds, by wire transfer or otherwise, to the account of a securityholder at a bank or other entity having appropriate facilities, if the securityholder has so notified the trustee, the master servicer or the servicer, as applicable, or the paying agent, as the case may be, and the applicable agreement provides for that form of payment, or by check mailed to the address of the person entitled to such payment as it appears on the security register. The final distribution in retirement of the securities of any class, other than a subordinate class, will be made only on the presentation and surrender of the securities at the office or agency of the trustee specified in the notice to the securityholders. Distributions will be made to each securityholder in accordance with that holder's percentage interest in a particular class.

         The accompanying prospectus supplement will specify whether, as a result of the provisions described below under "—Servicing and Administration of Loans—Realization Upon Defaulted Loans," under which the principal balance of a subordinate class of securities can be increased in certain circumstances after it was previously reduced to zero, each security of a subordinate class of securities will be considered to remain outstanding until the termination of the related trust, even if the principal balance thereof has been reduced to zero.

         The method of determining, and the amount of, distributions of principal and interest, or, where applicable, of principal only or interest only, on a particular series of securities will be

                                                    54

described in the accompanying prospectus supplement. Distributions of interest on each class of securities will be made prior to distributions of principal thereon. Each class of securities, other than classes of strip securities, may have a different specified interest rate, or pass-through rate, which may be a fixed, variable or adjustable pass-through rate, or any combination of two or more pass-through rates. The accompanying prospectus supplement will specify the pass-through rate or rates for each class, or the initial pass-through rate or rates, the interest accrual period and the method for determining the pass-through rate or rates. The accompanying prospectus supplement will specify whether interest on the securities will accrue during each calendar month and will be payable on the distribution date in the following calendar month. The accompanying prospectus supplement will specify whether interest on any class of securities for any distribution date may be limited to the extent of available funds for that distribution date. Interest on the securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months or, if specified in the accompanying prospectus supplement, the actual number of days in the related interest period and a 360 or 365/366-day year.

         On each distribution date for a series of securities, the trustee or the master servicer or servicer, as applicable, on behalf of the trustee will distribute or cause the paying agent to distribute, as the case may be, to each holder of record on the record date of a class of securities specified in the accompanying prospectus supplement, an amount equal to the percentage interest represented by the security held by that holder multiplied by that class's Distribution Amount.

         In the case of a series of securities which includes two or more classes of securities, the timing, sequential order, priority of payment or amount of distributions of principal, and any schedule or formula or other provisions applicable to that determination, including distributions among multiple classes of senior securities or subordinate securities, shall be described in the accompanying prospectus supplement. The distributions on any class of securities will be specified in the accompanying prospectus supplement. Generally, distributions of principal on any class of securities will be made on a pro rata basis among all of the securities of that class unless otherwise set forth in the accompanying prospectus supplement. In addition, as specified in the accompanying prospectus supplement, payments of principal on the notes will be limited to monthly principal payments on the loans, any excess interest, if applicable, applied as principal payments on the notes and any amount paid as a payment of principal under the related form of credit enhancement. If stated in the accompanying prospectus supplement, a series of notes may provide for a revolving period during which all or a portion of the principal collections on the loans otherwise available for payment to the notes are reinvested in additional balances or additional loans or accumulated in a trust account pending the commencement of an amortization period specified in the accompanying prospectus supplement or the occurrence of events specified in the accompanying prospectus supplement.

         On the day of the month specified in the accompanying prospectus supplement as the determination date, the master servicer or servicer, as applicable, will determine the amounts of principal and interest which will be paid to securityholders on the immediately succeeding distribution date. Prior to the close of business on the business day next succeeding each determination date, the master servicer or servicer, as applicable, will furnish a statement to the trustee, setting forth, among other things, the amount to be distributed on the next succeeding distribution date.

                                                    55

Advances

         If specified in the accompanying prospectus supplement, the master servicer or servicer, as applicable, will agree to make Advances, either out of its own funds, funds advanced to it by subservicers or funds being held in the Custodial Account for future distribution, for the benefit of the securityholders, on or before each distribution date, of monthly payments on the loans that were delinquent as of the close of business on the business day preceding the determination date on the loans in the related pool, but only to the extent that the Advances would, in the judgment of the master servicer or servicer, as applicable, be recoverable out of late payments by the borrowers, Liquidation
Proceeds, Insurance Proceeds or otherwise. Advances will not be made in connection with revolving credit loans, Home Loans, home improvement contracts, closed-end home equity loans, negative amortization loans and loans acquired under Residential Funding Company, LLC's negotiated conduit asset program, except as otherwise provided in the accompanying prospectus supplement. As specified in the accompanying prospectus supplement for any series of securities as to which the trust includes private securities, the master servicer's or servicer's, as applicable, advancing obligations will be under the terms of such private securities, as may be supplemented by the terms of the applicable agreement, and may differ from the provisions relating to Advances described in this prospectus. Unless specified in the accompanying prospectus supplement, the master servicer or servicer, as applicable, will not make any advance with respect to principal on any simple interest loan.

         The amount of any Advance will be determined based on the amount payable under the loan as adjusted from time to time and as may be modified as described in this prospectus under "—Servicing and
Administration of Loans," and no Advance will be required in connection with any reduction in amounts payable under the Relief Act or as a result of certain actions taken by a bankruptcy court.

         Advances are intended to maintain a regular flow of scheduled interest and principal payments to related securityholders. Advances do not represent an obligation of the master servicer or servicer to guarantee or insure against losses. If Advances have been made by the master servicer or servicer from cash being held for future distribution to securityholders, those funds will be required to be replaced on or before any future distribution date to the extent that funds in the Payment Account on that distribution date would be less than payments required to be made to securityholders. Any Advances will be reimbursable to the master servicer or servicer out of recoveries on the related loans for which those amounts were advanced, including late payments made by the related borrower, any related
Liquidation Proceeds and Insurance Proceeds, proceeds of any applicable form of credit enhancement, or proceeds of any loans purchased by the depositor, Residential Funding Company, LLC, a subservicer, a seller, or a designated seller.

         Advances will also be reimbursable from cash otherwise distributable to securityholders to the extent that the master servicer or servicer shall determine that any Advances previously made are not ultimately recoverable as described in the third preceding paragraph. In addition, Advances will be reimbursable from cash otherwise distributable to securityholders if they have been capitalized by adding the delinquent interest to the outstanding principal balance of the related mortgage loan or contract, as described under "—Servicing and Administration of Loans." For any senior/subordinate series, so long as the related subordinate securities remain outstanding and except for Special Hazard
Losses, Fraud Losses and Bankruptcy Losses, in each case in excess of

                                                    56

         specified amounts, and Extraordinary Losses, the Advances may be reimbursable first out of amounts otherwise distributable to holders of the subordinate securities, if any. The master servicer or the servicer may also be obligated to make Servicing Advances, to the extent recoverable out of
Liquidation Proceeds or otherwise, relating to some taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced will be reimbursable to the master servicer or servicer to the extent permitted by the related agreement.

         In the case of revolving credit loans, the master servicer or servicer is required to advance funds to cover any Draws made on a revolving credit loan, subject to reimbursement by the entity specified in the accompanying prospectus supplement, provided that as specified in the accompanying prospectus supplement during any revolving period associated with the related series of securities,
Draws may be covered first from principal collections on the other loans in the pool.

         The master servicer's or servicer's obligation to make Advances may be supported by another entity, the trustee, a financial guaranty insurance policy, a letter of credit or other method as may be described in the related agreement. If the short-term or long-term obligations of the provider of the support are downgraded by a rating agency rating the related securities or if any collateral supporting such obligation is not performing or is removed under the terms of any agreement described in the accompanying prospectus supplement, the securities may also be downgraded.

Prepayment Interest Shortfalls

         When a borrower prepays a loan in full between scheduled due dates for the loan, the borrower pays interest on the amount prepaid only to but not including the date on which the Principal Prepayment is made. Similarly, Liquidation Proceeds from a mortgaged property will not include interest for any period after the date on which the liquidation took place. Partial prepayments will in most cases be applied as of the most recent due date, so that no interest is due on the following due date on the amount prepaid.

         If stated in the accompanying prospectus supplement, to the extent funds are available from the servicing fee or other servicing compensation available for this purpose, the master servicer or servicer may make an additional payment to securityholders out of the servicing fee otherwise payable to it for any loan that prepaid during the related prepayment period equal to the Compensating Interest for that loan from the date of the prepayment to the related due date. Compensating Interest on any distribution date in most cases will be limited to the lesser of (a) 0.125% of the Stated Principal
Balance of the mortgage collateral immediately prior to that distribution date, and (b) the master servicing fee payable on that distribution date and the reinvestment income received by the master servicer with respect to the amount payable to the certificateholders on that distribution date.
Compensating Interest may not be sufficient to cover the Prepayment Interest Shortfall on any distribution date. Compensating Interest is not generally paid with respect to closed-end home equity loans, Home Loans and revolving credit loans. If so disclosed in the accompanying prospectus supplement,
Prepayment Interest Shortfalls may be applied to reduce interest otherwise payable for one or more classes of securities of a series. See "Yield Considerations."

                                                    57

Funding Account

         If specified in the accompanying prospectus supplement, a pooling and servicing agreement, trust agreement or other agreement may provide for the transfer by the sellers of additional loans to the related trust after the closing date for the related securities. Any additional loans will be required to conform to the requirements set forth in the related agreement providing for such transfer.
If a Funding Account is established, all or a portion of the proceeds of the sale of one or more classes of securities of the related series or a portion of collections on the loans of principal will be deposited in such account to be released as additional loans are transferred. The accompanying prospectus supplement will specify whether a Funding Account will be required to be maintained as an
Eligible Account. All amounts in the Funding Account will be required to be invested in Permitted
Investments and the amount held in the Funding Account shall at no time exceed 25% of the aggregate outstanding principal balance of the securities. The accompanying prospectus supplement will specify whether the related agreement providing for the transfer of additional loans will provide that all transfers must be made within 90 days, and that amounts set aside to fund the transfers, whether in a
Funding Account or otherwise, and not so applied within the required period of time will be deemed to be
Principal Prepayments and applied in the manner described in the prospectus supplement.

Reports to Securityholders

         On each distribution date, the master servicer or servicer will forward or cause to be forwarded to each securityholder of record, or will make available to each securityholder of record in the manner described in the accompanying prospectus supplement, a statement or statements for the related trust setting forth the information described in the related agreement. The information will in most cases include the following (as applicable):

          o   the applicable record date, determination date and distribution date;

          o   the aggregate amount of payments received with respect to the mortgage loans, including prepayment amounts;

          o   the servicing fee payable to the master servicer and the subservicer;

          o   the amount of any other fees or expenses paid, and the identity of the party receiving such fees or expenses;

          o   the aggregate amount of interest collections and principal collections;

          o   the amount, if any, of the distribution allocable to principal;

          o   the amount, if any, of the distribution allocable to interest and the amount, if any, of any shortfall in the amount of interest and principal;

          o   the outstanding principal balance or notional amount of each class of securities before and after giving effect to the distribution of principal on that distribution date;

                                                    58

          o   updated pool composition information, including weighted average interest rate and weighted average remaining term;

          o   the balance of the reserve fund, if any, at the opening of business and the close of business on that distribution date;

          o   if applicable, the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount as of the
              opening of business and as of the close of business on the applicable distribution date and a description of any change in the calculation of those amounts;

          o   the principal balances of the senior securities as of the closing date;

          o   in the case of securities benefiting from alternative credit enhancement arrangements described in the prospectus supplement, the amount of coverage under alternative arrangements as of the close of business on the applicable determination date and a description of any credit enhancement substituted therefor;

          o   the aggregate unpaid principal balance of the mortgage collateral after giving effect to the distribution of principal on that distribution date, and the number of mortgage loans at the beginning and end of the reporting period;

          o   based on the most recent reports furnished by subservicers, the number and aggregate principal balances of any items of mortgage collateral in the related trust that are delinquent (a) 30-59 days, (b) 60-89 days and (c) 90 or more days, and that are in foreclosure;

          o   the amount of any losses on the mortgage loans during the reporting period;

          o   information about the amount, terms and general purpose of any advances made or reimbursed during the reporting period;

          o   any material modifications, extensions or waivers to the terms of the mortgage loans during the reporting period or that have cumulatively become material over time;

          o   any material breaches of mortgage loan representations or warranties or covenants in the applicable agreement;

          o   the servicing fee payable to the master servicer or the servicer and the subservicer;

          o   the aggregate amount of any Draws;

          o   the FHA insurance amount, if any; and

          o   for any series of securities as to which the trust includes Agency Securities or private securities, any additional information as required under the related agreement.

                                                    59

         In addition to the information described above, reports to securityholders will contain any other information as is described in the applicable agreement, which may include, without limitation, information as to Advances, reimbursements to subservicers, servicers and the master servicer and losses borne by the related trust.

         In addition, within a reasonable period of time after the end of each calendar year, the master servicer or servicer will furnish or cause to be furnished on request a report to each person that was a holder of record of any class of securities at any time during that calendar year. The report will include information as to the aggregate of principal and interest distributions for that calendar year or, if the person was a holder of record of a class of securities during a portion of that calendar year, for the applicable portion of that year.

         Servicing and Administration of Loans

General

         The master servicer or any servicer, as applicable, that is a party to a pooling and servicing agreement or servicing agreement, will be required to perform the services and duties specified in the related agreement. The master servicer or servicer may be an affiliate of the depositor. As to any series of securities secured by Agency Securities or private securities the requirements for servicing the underlying assets will be described in the accompanying prospectus supplement. The duties to be performed by the master servicer or servicer will include the customary functions of a servicer, including but not limited to:

          o   collection of payments from borrowers and remittance of those collections to the master servicer or servicer in the case of a subservicer;

          o   maintenance of escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by the borrower, if applicable;

          o   processing of assumptions or substitutions, although, as specified in the accompanying prospectus supplement, the master servicer or servicer is, in most cases, required to exercise due-on-sale clauses to the extent that exercise is permitted by law and would not adversely affect insurance coverage;

          o   attempting to cure delinquencies;

          o   supervising foreclosures;

          o   collections on Additional Collateral;

          o   inspection and management of mortgaged properties under various circumstances; and

          o   maintaining accounting records relating to the trust assets.

         Under each servicing agreement, the servicer or the master servicer may enter into subservicing agreements with one or more subservicers who will agree to perform certain functions for the servicer or master servicer relating to the servicing and administration of the loans included

                                                    60

         in the trust relating to the subservicing agreement. A subservicer may be an affiliate of the depositor. Under any subservicing agreement, each subservicer will agree, among other things, to perform some or all of the servicer's or the master servicer's servicing obligations, including but not limited to, making Advances to the related securityholders. The servicer or the master servicer, as applicable, will remain liable for its servicing obligations that are delegated to a subservicer as if the servicer or the master servicer alone were servicing such loans.

         In the event of a bankruptcy, receivership or conservatorship of the master servicer or servicer or any subservicer, the bankruptcy court or the receiver or conservator may have the power to prevent both the appointment of a successor to service the trust assets and the transfer of collections commingled with funds of the master servicer, servicer or subservicer at the time of its bankruptcy, receivership or conservatorship. In addition, if the master servicer or servicer or any subservicer were to become a debtor in a bankruptcy case, its rights under the related agreement, including the right to service the trust assets, would be property of its bankruptcy estate and therefore, under the Bankruptcy
Code, subject to its right to assume or reject such agreement.

         Collection and Other Servicing Procedures

         The servicer or the master servicer, directly or through subservicers, as the case may be, will make reasonable efforts to collect all payments called for under the loans and will, consistent with the related servicing agreement and any applicable insurance policy, or other credit enhancement, follow the collection procedures that are normal and usual in its general loan servicing activities for assets that are comparable to the loans. Consistent with the previous sentence, the servicer or the master servicer may, in its discretion, waive any prepayment charge in connection with the prepayment of a loan or extend the due dates for payments due on a mortgage note, provided that the insurance coverage for the loan or any coverage provided by any alternative credit enhancement will not be adversely affected by the waiver or extension. The master servicer or servicer may also waive or modify any term of a loan so long as the master servicer or servicer has determined that the waiver or modification is not materially adverse to any securityholders, taking into account any estimated loss that may result absent that action. For any series of securities as to which the trust includes private securities, the master servicer's or servicer's servicing and administration obligations will be under the terms of those private securities.

         Under some circumstances, as to any series of securities, the master servicer or servicer may have the option to purchase trust assets from the trust for cash, or in exchange for other trust assets or Permitted Investments. All provisions relating to these optional purchase provisions will be described in the accompanying prospectus supplement.

         In instances in which a loan is in default, or if default is reasonably foreseeable, and if determined by the master servicer or servicer to be in the best interests of the related securityholders, the master servicer or servicer may engage, either directly or through subservicers, in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. In making that determination, the estimated Realized Loss that might result if the loan were liquidated would be taken into account.
Modifications may have the effect of, among other things, reducing the loan rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan or

                                                    61

contract, such as taxes or insurance premiums, extending the final maturity date of the loan, capitalizing delinquent interest and other amounts owed under the mortgage loan or contract, or any combination of these or other modifications. Any modified loan may remain in the related trust, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related securities.

         Borrowers may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The master servicer or servicer may approve that request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related loan, that the approval will not adversely affect the security for, and the timely and full collectability of, the related loan. Any fee collected by the master servicer or the servicer for processing that request will be retained by the master servicer or servicer as additional servicing compensation.

         In connection with any significant partial prepayment of a loan, the master servicer or servicer, to the extent not inconsistent with the terms of the mortgage note and local law and practice, may permit the loan to be re-amortized so that the monthly payment is recalculated as an amount that will fully amortize its remaining principal amount by the original maturity date based on the original loan rate, provided that the re-amortization shall not be permitted if it would constitute a modification of the loan for federal income tax purposes.

         The master servicer or servicer for a given trust may establish and maintain an escrow account in which borrowers will be required to deposit amounts sufficient to pay taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items unless, in the case of loans secured by junior liens on the related mortgaged property, the borrower is required to escrow such amounts under the senior mortgage documents. Withdrawals from any escrow account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to borrowers amounts determined to be owed, to pay interest on balances in the escrow account, if required, to repair or otherwise protect the mortgaged properties and to clear and terminate such account. The master servicer or any servicer, as the case may be, will be responsible for the administration of each such escrow account and will be obligated to make advances to the escrow accounts when a deficiency exists therein. The master servicer or servicer will be entitled to reimbursement for any advances from the Custodial Account.

         Other duties and responsibilities of each servicer and master servicer are described above under "—Payments on Loans."

         Special Servicing

         The related agreement or servicing agreement for a series of securities may name a Special
Servicer, which may be an affiliate of Residential Funding Company, LLC. The Special Servicer will be responsible for the servicing of certain delinquent loans including multifamily mortgage loans and mortgage loans secured by Mixed-Use Properties, as described in the prospectus supplement. A special servicer for any series of securities may be an affiliate of the depositor or the master servicer and may hold, or be affiliated with the holder of, subordinate securities of the series. The Special
Servicer may have certain discretion to extend relief to borrowers whose payments

                                                    62

         become delinquent. The Special Servicer may be permitted to grant a period of temporary indulgence to a borrower or may enter into a liquidating plan providing for repayment by the borrower, in each case without the prior approval of the master servicer or the servicer, as applicable. Other types of forbearance typically will require the approval of the master servicer or servicer, as applicable. The Special Servicer may also institute foreclosure proceedings with respect to the delinquent mortgage loans.

         In addition, the master servicer or servicer may enter into various agreements with holders of one or more classes of subordinate securities or of a class of securities representing interests in one or more classes of subordinate securities. Under the terms of those agreements, the holder may, for some delinquent loans:

          o   instruct the master servicer or servicer to commence or delay foreclosure proceedings, provided that the holder deposits a specified amount of cash with the master servicer or servicer which will be available for distribution to securityholders if
              Liquidation Proceeds are less than they otherwise may have been had the master servicer or servicer acted under its normal servicing procedures;

          o   instruct the master servicer or servicer to purchase the loans from the trust prior to the commencement of foreclosure proceedings at the purchase price and to resell the loans to the holder at such purchase price, in which case any subsequent loss on the loans will not be allocated to the securityholders; or

          o   become, or designate a third party to become, a subservicer for the loans so long as (i) the master servicer or servicer has the right to transfer the subservicing rights and obligations of the loans to another subservicer at any time or (ii) the holder or its servicing designee is required to service the loans according to the master servicer's or servicer's servicing guidelines.

         In addition, the accompanying prospectus supplement may provide for the other types of special servicing arrangements.

         Enforcement of "Due-on-Sale" Clauses

         When any mortgaged property relating to a loan, other than an ARM loan, is about to be conveyed by the borrower, the master servicer or the servicer, as applicable, directly or through a subservicer, to the extent it has knowledge of the proposed conveyance, generally will be obligated to exercise the trustee's rights to accelerate the maturity of such loan under any due-on-sale clause applicable thereto. A due-on-sale clause will be enforced only if the exercise of such rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any primary insurance policy or applicable credit enhancement arrangements. See "Certain Legal Aspects of the Loans—Enforceability of Certain Provisions."

         If the master servicer or servicer is prevented from enforcing a due-on-sale clause under applicable law or if the master servicer or servicer determines that it is reasonably likely that a legal action would be instituted by the related borrower to avoid enforcement of such due-on-sale clause, the master servicer or servicer will enter into an assumption and modification agreement with the

                                                    63

person to whom such property has been or is about to be conveyed, under which such person becomes liable under the mortgage note subject to certain specified conditions. The original borrower may be released from liability on a loan if the master servicer or servicer shall have determined in good faith that such release will not adversely affect the collectability of the loan. An ARM loan may be assumed if it is by its terms assumable and if, in the reasonable judgment of the master servicer or servicer, the proposed transferee of the related mortgaged property establishes its ability to repay the loan and the security for the ARM loan would not be impaired by the assumption. If a borrower transfers the mortgaged property subject to an ARM loan without consent, such ARM loan may be declared due and payable. Any fee collected by the master servicer or servicer for entering into an assumption or substitution of liability agreement or for processing a request for partial release of the mortgaged property in most cases will be retained by the master servicer or servicer as additional servicing compensation. In connection with any assumption, the loan rate borne by the related mortgage note may not be altered.

         Realization Upon Defaulted Loans

         If a loan, including a contract secured by a lien on a mortgaged property, is in default, the master servicer or servicer may take a variety of actions, including foreclosing on the mortgaged property, writing off the principal balance of the loan as a bad debt, taking a deed in lieu of foreclosure, accepting a short sale, permitting a short refinancing, arranging for a repayment plan, capitalization of arrearages or modification as described above, or taking an unsecured note.
Realization on other contracts may be accomplished through repossession and subsequent resale of the underlying home improvement. In connection with that decision, the master servicer or servicer will, following usual practices in connection with senior and junior mortgage servicing activities or repossession and resale activities, estimate the proceeds expected to be received and the expenses expected to be incurred in connection with that foreclosure or repossession and resale to determine whether a foreclosure proceeding or a repossession and resale is appropriate. To the extent that a loan secured by a lien on a mortgaged property is junior to another lien on the related mortgaged property, unless foreclosure proceeds for that loan are expected to at least satisfy the related senior mortgage loan in full and to pay foreclosure costs, it is likely that that loan will be written off as bad debt with no foreclosure proceeding. Similarly, the expense and delay that may be associated with foreclosing on the borrower's beneficial interest in the Mexican trust following a default on a Mexico Loan, particularly if eviction or other proceedings are required to be commenced in the Mexican courts, may make attempts to realize on the collateral securing the Mexico Loans uneconomical, thus significantly increasing the amount of the loss on the Mexico Loan. If title to any mortgaged property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be issued to the trustee or to its nominee on behalf of securityholders and, if applicable, the holders of any Excluded
Balances.

         Any acquisition of title and cancellation of any REO Loan will be considered for most purposes to be an outstanding loan held in the trust until it is converted into a Liquidated Loan.

         For purposes of calculations of amounts distributable to securityholders relating to an REO
Loan, the amortization schedule in effect at the time of any acquisition of title, before any adjustment by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period, will be deemed to have continued in effect and, in the case of an ARM loan, the amortization schedule will be deemed to have adjusted in accordance with any interest rate

                                                    64

changes occurring on any adjustment date, so long as the REO Loan is considered to remain in the trust. If a REMIC election has been made, any mortgaged property so acquired by the trust must be disposed of in accordance with applicable federal income tax regulations and consistent with the status of the trust as a REMIC. To the extent provided in the related agreement, any income, net of expenses and other than gains described in the second succeeding paragraph, received by the servicer or the master servicer on the mortgaged property prior to its disposition will be deposited in the Custodial
Account on receipt and will be available at that time for making payments to securityholders.

         For a loan in default, the master servicer or servicer may pursue foreclosure or similar remedies subject to any senior lien positions and certain other restrictions pertaining to junior loans as described under "Certain Legal Aspects of the Loans" concurrently with pursuing any remedy for a breach of a representation and warranty. However, the master servicer or servicer is not required to continue to pursue both remedies if it determines that one remedy is more likely to result in a greater recovery. If the mortgage loan is an Additional Collateral Loan or a Pledged Asset Mortgage Loan, the
master servicer or the servicer may proceed against the related mortgaged property or the related
Additional Collateral or Pledged Assets first, or may proceed against both concurrently, as permitted by applicable law and the terms under which the Additional Collateral or Pledged Assets are held, including any third-party guarantee.

         If a loan is foreclosed upon, brokers may be engaged to sell the related property and other third party expenses may be incurred. Any fees and expenses incurred by the master servicer or servicer in pursuing foreclosure and liquidation of a loan will be reimbursed, resulting in a reduction of
Liquidation Proceeds. The master servicer or servicer may engage affiliates or may itself perform certain services that might otherwise be performed by third parties, and may receive fees that it believes in good faith to be reasonable and consistent with its general servicing activities.

         On the first to occur of final liquidation and a repurchase or substitution under a breach of a representation and warranty, the loan will be removed from the related trust. The master servicer or servicer may elect to treat a defaulted loan as having been finally liquidated if substantially all amounts expected to be received in connection with that liquidation have been received. In some cases, the master servicer or servicer will treat a loan that is 180 days or more delinquent as having been finally liquidated. Any additional liquidation expenses relating to the loan incurred after the initial liquidation will be reimbursable to the master servicer or servicer from any amounts otherwise distributable to the related securityholders, or may be offset by any Subsequent Recovery related to the loan. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to securityholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit enhancement, the master servicer or servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with the defaulted loan. On foreclosure of a revolving credit loan, the related Liquidation Proceeds will be allocated among the Trust Balances and Excluded
Balances as described in the prospectus supplement.

         For some series of securities, the applicable form of credit enhancement may provide, to the extent of coverage, that a defaulted loan or REO Loan will be removed from the trust prior to its final liquidation. In addition, the master servicer, the servicer or the holder of the most subordinate

                                                    65

class of certificates of a series may have the option to purchase from the trust any defaulted loan after a specified period of delinquency. If a defaulted loan or REO Loan is not removed from the trust prior to final liquidation, then, upon its final liquidation, if a loss is realized which is not covered by any applicable form of credit enhancement or other insurance, the securityholders will bear the loss. However, if a gain results from the final liquidation of an REO Loan which is not required by law to be remitted to the related mortgagor, the master servicer or servicer will be entitled to retain that gain as additional servicing compensation unless the accompanying prospectus supplement provides otherwise.

         The accompanying prospectus supplement will specify whether a Subsequent Recovery shall be distributed to the securityholders in the same manner as repurchase proceeds or liquidation proceeds received in the prior calendar month, to the extent that the related Realized Loss was allocated to any class of securities, if a final liquidation of a loan resulted in a Realized Loss and thereafter the master servicer or servicer receives such Subsequent Recovery specifically related to that loan, in connection with a related breach of a representation or warranty or otherwise. In addition, if so specified in the accompanying prospectus supplement, the principal balance of the class of subordinate securities with the highest payment priority to which Realized Losses, other than Special Hazard Losses,
Bankruptcy Losses and Fraud Losses in excess of the amount of coverage provided therefor and
Extraordinary Losses, have been allocated will be increased to the extent that such Subsequent
Recoveries are distributed as principal to any classes of securities. However, the principal balance of that class of subordinate securities will not be increased by more than the amount of Realized Losses previously applied to reduce the principal balance of that class of securities. The amount of any remaining Subsequent Recoveries will be applied to increase the principal balance of the class of securities with the next lower payment priority; however the principal balance of that class of securities will not be increased by more than the amount of Realized Losses previously applied to reduce the principal balance of that class of securities, and so on. Holders of securities whose principal balance is increased in this manner will not be entitled to interest on the increased balance for any interest accrual period preceding the distribution date on which the increase occurs. The foregoing provisions will apply even if the principal balance of a class of subordinate securities was previously reduced to zero. Accordingly, each class of subordinate securities will be considered to remain outstanding until the termination of the related trust.

         In the case of a series of securities other than a senior/subordinate series, if so provided in the accompanying prospectus supplement, the applicable form of credit enhancement may provide for reinstatement in accordance with specified conditions if, following the final liquidation of a loan and a draw under the related credit enhancement, Subsequent Recoveries are received. For a description of the master servicer's or the servicer's obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the loans, see "Description of Credit Enhancement" and
"Insurance Policies on Loans."

         The market value of any Mixed-Use Property or multifamily property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the dwelling units and, in the case of Mixed-Use Property, the commercial units. Since a default on a mortgage loan secured by Mixed-Use Property or multifamily property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related mortgage loan, it can be anticipated that the market value of that

                                                    66

property will be less than was anticipated when the related mortgage loan was originated. To the extent that the equity in the property does not absorb the loss in market value and the loss is not covered by other credit support, a loss may be experienced by the related trust.

         For a discussion of legal rights and limitations associated with the foreclosure of a loan, see
"Certain Legal Aspects of the Loans."

         The master servicer or servicer will deal with any defaulted private securities in the manner set forth in the accompanying prospectus supplement.

         Servicing Compensation and Payment of Expenses

         Each servicer or the master servicer, as applicable, will be paid compensation for the performance of its servicing obligations at the percentage per annum described in the accompanying prospectus supplement of the outstanding principal balance of each loan. Any subservicer will also be entitled to the servicing fee as described in the accompanying prospectus supplement. The servicer or the master servicer, if any, will deduct the servicing fee for the loans underlying the securities of a series in an amount to be specified in the accompanying prospectus supplement. The servicing fees may be fixed or variable. In addition, the master servicer, any servicer or the relevant subservicers, if any, will be entitled to servicing compensation in the form of assumption fees, late payment charges or excess proceeds following disposition of property in connection with defaulted loans and any earnings on investments held in the Payment Account or any Custodial Account, to the extent not applied as
Compensating Interest. Any Excess Spread or Excluded Spread retained by a seller, the master servicer or servicer will not constitute part of the servicing fee. Regardless of the foregoing, for a series of securities as to which the trust includes private securities, the compensation payable to the master servicer or servicer for servicing and administering such private securities on behalf of the holders of such securities may be based on a percentage per annum described in the accompanying prospectus supplement of the outstanding balance of such private securities and may be retained from distributions of interest thereon, if stated in the accompanying prospectus supplement. In addition, some reasonable duties of the master servicer or the servicer may be performed by an affiliate of the master servicer or the servicer who will be entitled to compensation for performance of those duties.

         The master servicer or the servicer will pay or cause to be paid some of the ongoing expenses associated with each trust and incurred by it in connection with its responsibilities under the related agreement, including, without limitation, payment of any fee or other amount payable for some credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the security registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of subservicers and sellers. The master servicer or the servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of subservicers and sellers under some circumstances. In addition, as indicated in "—Servicing and Administration of
Loans—Collection and Other Servicing Procedures," the master servicer or the servicer will be entitled to reimbursements for some of the expenses incurred by it in connection with Liquidated Loans and in connection with the restoration of mortgaged properties, such right of reimbursement being prior to the rights of securityholders to receive any related Liquidation Proceeds, including Insurance Proceeds.

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         Evidence as to Compliance

         Each pooling and servicing agreement or servicing agreement will require the master servicer or the servicer, for each series of securities, to deliver to the trustee, on or before the date in each year specified in the agreement, and, if required, file with the Commission as part of a Report on 10-K filed on behalf of each issuing entity, the following documents:

          o   report regarding its assessment of compliance during the preceding calendar year with all applicable servicing criteria set forth in relevant Commission regulations with respect to asset-backed securities transactions taken as a whole involving the master servicer that are backed by the same types of assets as those backing the securities, as well as similar reports on assessment of compliance received from certain other parties participating in the servicing function as required by relevant Commission regulations;

          o   with respect to each assessment report described immediately above, a report by a registered public accounting firm that attests to, and reports on, the assessment made by the asserting party, as set forth in relevant Commission regulations; and

          o   a servicer compliance certificate, signed by an authorized officer of the master servicer, to the effect that:

          o   A review of the master servicer's activities during the reporting period and of its performance under the applicable related agreement has been made under such officer's supervision; and

          o   To the best of such officer's knowledge, based on such review, the master servicer has fulfilled all of its obligations under the related agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation, in any material respect, specifying each such failure known to such officer and the nature and status thereof.

         The master servicer's obligation to deliver to the trustee any assessment or attestation report described above and, if required, to file the same with the Commission, is limited to those reports prepared by the master servicer and, in the case of reports prepared by any other party, those reports actually received by the master servicer on or before March 31 in each year. In addition, each servicer or subservicer participating in the servicing function with respect to more than 5% of the mortgage loans will provide the foregoing assessment reports with respect to itself and each servicer or subservicer of at least 10% of the mortgage loans will provide the compliance certificate described above with respect to its servicing activities.

         Furthermore, if any trust includes mortgage securities, either the related prospectus supplement will specify how to locate Exchange Act reports relating to such mortgage securities or the required information will be provided in such trust's Exchange Act reports while it is a reporting entity.

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         Certain Other Matters Regarding Servicing

         Each servicer or the master servicer, as applicable, may not resign from its obligations and duties under the related pooling and servicing agreement or servicing agreement unless each rating agency has confirmed in writing that the resignation will not qualify, reduce or cause to be withdrawn the then-current ratings on the securities except on a determination that its duties thereunder are no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer or master servicer has assumed the servicer's or the master servicer's obligations and duties under the related pooling and servicing agreement.

         Each pooling and servicing agreement or servicing agreement will also provide that neither the servicer, the master servicer, nor any director, officer, employee or agent of the master servicer or servicer, as applicable, will be under any liability to the trust or the securityholders for any action taken or for refraining from taking any action in good faith under the related agreement, or for errors in judgment. However, neither the servicer, the master servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of the failure to perform its obligations in compliance with any standard of care set forth in the related agreement. The servicer or the master servicer, as applicable, may, in its discretion, undertake any action that it may deem necessary or desirable with respect to the servicing agreement and the rights and duties of the parties thereto and the interest of the related securityholders. The legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the trust and the servicer or the master servicer will be entitled to be reimbursed out of funds otherwise distributable to securityholders.

         The master servicer or the servicer will be required to maintain a fidelity bond and errors and omissions policy for its officers and employees and other persons acting on behalf of the master servicer or the servicer in connection with its activities under the related servicing agreement.

         If the servicer or the master servicer subcontracts the servicing of mortgaged loans to a
Special Servicer, the standard of care for, and any indemnification to be provided to, the Special
Servicer will be set forth in the related prospectus supplement, pooling and servicing agreement or servicing agreement.

         A servicer or the master servicer may have other business relationships with the depositor, any seller or their affiliates.

                                        DESCRIPTION OF CREDIT ENHANCEMENT

General

         As described in the accompanying prospectus supplement, credit support provided for each series of securities may include one or more or any combination of the following:

          o   a letter of credit;

          o   subordination provided by any class of subordinated securities for the related series;

          o   overcollateralization and excess cash flow;

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          o   a mortgage repurchase bond, mortgage pool insurance policy, mortgage insurance policy, special hazard insurance policy, bankruptcy bond or other types of insurance policies, or a secured or unsecured corporate guaranty, as described in the accompanying prospectus supplement;

          o   a reserve fund; or

          o   a financial guaranty insurance policy or surety bond.

         If specified in the accompanying prospectus supplement, the loans or home improvement contracts may be partially insured by the FHA under Title I.

         Credit support for each series of securities may be comprised of one or more of the above components. Each component will have a dollar limit and may provide coverage for Realized Losses that are:

          o   Defaulted Mortgage Losses;

          o   Special Hazard Losses;

          o   Bankruptcy Losses; and

          o   Fraud Losses.

         Most forms of credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire outstanding principal balance of the securities and interest. If losses occur that exceed the amount covered by credit support or are of a type that is not covered by the credit support, securityholders will bear their allocable share of deficiencies. In particular,
Defaulted Mortgage Losses, Special Hazard Losses, Bankruptcy Losses and Fraud Losses in excess of the amount of coverage provided therefor and Extraordinary Losses will not be covered. To the extent that the credit enhancement for any series of securities is exhausted, the securityholders will bear all further risks of loss not otherwise insured against.

         Credit support may also be provided in the form of an insurance policy covering the risk of collection and adequacy of any Additional Collateral provided in connection with any Additional
Collateral Loan, as limited by that insurance policy. As described in the related agreement, credit support may apply to all of the loans or to some loans contained in a pool.

         For any series of securities backed by Trust Balances of revolving credit loans, the credit enhancement provided for the securities will cover any portion of any Realized Losses allocated to the
Trust Balances, subject to any limitations described in this prospectus and in the accompanying prospectus supplement. See "The Trusts—Revolving Credit Loans."

         Each prospectus supplement will include a description of:

          o   the amount payable under the credit enhancement arrangement, if any, provided for a series;

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          o   any conditions to payment not otherwise described in this prospectus;

          o   the conditions under which the amount payable under the credit support may be reduced and under which the credit support may be terminated or replaced; and

          o   the material provisions of any agreement relating to the credit support.

         Additionally, each prospectus supplement will contain information for the issuer of any third-party credit enhancement, if applicable. The related agreement or other documents may be modified in connection with the provisions of any credit enhancement arrangement to provide for reimbursement rights, control rights or other provisions that may be required by the credit enhancer. To the extent provided in the applicable agreement, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the performance of or on the aggregate outstanding principal balance of the loans covered. See "Description of Credit Enhancement—Reduction or Substitution of Credit
Enhancement."

         The descriptions of any insurance policies, bonds or other instruments described in this prospectus or any prospectus supplement and the coverage under those instruments do not purport to be complete and are qualified in their entirety by reference to the actual forms of the policies, copies of which typically will be exhibits to the Form 8-K to be filed with the Securities and Exchange Commission in connection with the issuance of the related series of securities.

Letters of Credit

         If any component of credit enhancement as to any series of securities is to be provided by a letter of credit, a bank will deliver to the trustee an irrevocable letter of credit. The letter of credit may provide direct coverage for the loans. The letter of credit bank, the amount available under the letter of credit for each component of credit enhancement, the expiration date of the letter of credit, and a more detailed description of the letter of credit will be specified in the accompanying prospectus supplement. On or before each distribution date, the letter of credit bank will be required to make payments after notification from the trustee, to be deposited in the related Payment Account for the coverage provided thereby. The letter of credit may also provide for the payment of Advances.

Subordination

         A senior/subordinate series of securities will consist of one or more classes of senior securities and one or more classes of subordinate securities, as specified in the accompanying prospectus supplement. Subordination of the subordinate securities of any senior/subordinate series will be effected by the following method, unless an alternative method is specified in the accompanying prospectus supplement. In addition, some classes of senior or subordinate securities may be senior to other classes of senior or subordinate securities, as specified in the accompanying prospectus supplement.

         For any senior/subordinate series, the total amount available for distribution on each distribution date, as well as the method for allocating that amount among the various classes of securities included in the series, will be described in the accompanying prospectus supplement. In

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most cases, for any series, the amount available for distribution will be allocated first to interest on the senior securities of that series, and then to principal of the senior securities up to the amounts described in the accompanying prospectus supplement, prior to allocation of any amounts to the subordinate securities.

         If so provided in the related agreement, the master servicer or servicer may be permitted, under certain circumstances, to purchase any loan that is two or more months delinquent in payments of principal and interest, at the repurchase price. If specified in the accompanying prospectus supplement, any Realized Loss subsequently incurred in connection with any such loan will be passed through to the then-outstanding securityholders of the related series in the same manner as Realized Losses on loans that have not been so purchased, unless that purchase was made on the request of the holder of the most junior class of securities of the related series. See "Description of the Securities—Servicing and
Administration of Loans—Special Servicing" above.

         In the event of any Realized Losses not in excess of the limitations described below (other than Extraordinary Losses), the rights of the subordinate securityholders to receive distributions will be subordinate to the rights of the senior securityholders and the owner of Excluded Spread and, as to certain classes of subordinated securities, may be subordinate to the rights of other subordinate securityholders.

         Except as noted below, Realized Losses will be allocated to the subordinate securities of the related series until their outstanding principal balances have been reduced to zero. Additional Realized
Losses, if any, will be allocated to the senior securities. If the series includes more than one class of senior securities, the additional Realized Losses will be allocated either on a pro rata basis among all of the senior securities in proportion to their respective outstanding principal balances or as otherwise provided in the accompanying prospectus supplement.

         The accompanying prospectus supplement will describe how Special Hazard Losses in excess of the
Special Hazard Amount will be allocated among all outstanding classes of securities. In general, such losses will be allocated among all outstanding classes of securities of the related series on a pro rata basis in proportion to their outstanding principal balances. The respective amounts of other specified types of losses, including Fraud Losses and Bankruptcy Losses, that may be borne solely by the subordinate securities may be similarly limited to the Fraud Loss Amount and Bankruptcy Amount, and the
subordinate securities may provide no coverage with respect to Extraordinary Losses or other specified types of losses, as described in the accompanying prospectus supplement, in which case those losses would be allocated on a pro rata basis among all outstanding classes of securities or as otherwise specified in the accompanying prospectus supplement. Each of the Special Hazard Amount, Fraud Loss
Amount and Bankruptcy Amount may be subject to periodic reductions and may be subject to further reduction or termination, without the consent of the securityholders, on the written confirmation from each applicable rating agency that the then-current rating of the related series of securities will not be adversely affected.

         In most cases, any allocation of a Realized Loss, including a Special Hazard Loss, Fraud Loss or Bankruptcy Loss, to a security in a senior/subordinate series will be made by reducing its outstanding principal balance as of the distribution date following the calendar month in which the
Realized Loss was incurred.

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         The rights of holders of the various classes of securities of any series to receive distributions of principal and interest is determined by the aggregate outstanding principal balance of each class or, if applicable, the related notional amount. The outstanding principal balance of any security will be reduced by all amounts previously distributed on that security representing principal, and by any Realized Losses allocated thereto. If there are no Realized Losses or Principal Prepayments on any loan, the respective rights of the holders of securities of any series to future distributions in most cases would not change. However, to the extent described in the accompanying prospectus supplement, holders of senior securities may be entitled to receive a disproportionately larger amount of prepayments received during specified periods, which will have the effect, absent offsetting losses, of accelerating the amortization of the senior securities and increasing the respective percentage ownership interest evidenced by the subordinate securities in the related trust, with a corresponding decrease in the percentage of the outstanding principal balances of the senior securities, thereby preserving the availability of the subordination provided by the subordinate securities. In addition, some Realized Losses will be allocated first to subordinate securities by reduction of their outstanding principal balance, which will have the effect of increasing the respective ownership interest evidenced by the senior securities in the related trust.

         If so provided in the accompanying prospectus supplement, some amounts otherwise payable on any distribution date to holders of subordinate securities may be deposited into a reserve fund. Amounts held in any reserve fund may be applied as described under "Description of Credit Enhancement—Reserve
Funds" and in the accompanying prospectus supplement.

         In lieu of the foregoing provisions, subordination may be effected by limiting the rights of the holders of subordinate securities to receive the Subordinate Amount to the extent described in the accompanying prospectus supplement. As specified in the accompanying prospectus supplement, the
Subordinate Amount may be reduced based on the amount of losses borne by the holders of the subordinate securities as a result of the subordination, a specified schedule or other method of reduction as the prospectus supplement may specify.

         The exact terms and provisions of the subordination of any subordinate security will be described in the accompanying prospectus supplement.

Overcollateralization and Excess Cash Flow

         If stated in the accompanying prospectus supplement, interest collections on the loans may exceed interest payments on the securities and other fees and expenses of the trust for the related distribution date. To the extent such excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the aggregate outstanding balance of the loans, thereby creating overcollateralization and additional protection to the securityholders, if and to the extent specified in the accompanying prospectus supplement. Additionally, some of this excess cash flow may be used to protect the securities against some Realized Losses by making an additional payment of principal on the securities up to the amount of the Realized Loss.

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Mortgage Pool Insurance Policies and Mortgage Insurance Policies

         Protection against losses on all or a portion of the loans in a loan pool may be obtained by the depositor for a trust in the form of a mortgage pool insurance policy or a mortgage insurance policy. A mortgage pool insurance policy covers specified losses on loans to the extent that the primary insurance policy, if required, is not sufficient to cover the loss. Generally, the insurer's payment obligations under a mortgage pool insurance policy are limited to a certain amount, which will be stated
in the prospectus supplement. As used in this prospectus, a mortgage insurance policy is a policy that provides primary mortgage insurance on all of the loans that are subject to the policy. The insurer's payment obligations will be limited to the amount stated in the prospectus supplement, if applicable.
Each mortgage pool insurance policy or mortgage insurance policy, in accordance with the limitations described in this prospectus and in the prospectus supplement, if any, will cover Defaulted Mortgage
Losses on loans in an amount specified in the prospectus supplement. As described under "—Maintenance of
Credit Enhancement," the master servicer or servicer will use its best reasonable efforts to maintain the mortgage pool insurance policy or mortgage insurance policy and to present claims to the insurer on behalf of itself, the trustee and the securityholders. The mortgage pool insurance policies and mortgage insurance policies, however, are not blanket policies against loss, since claims may only be made respecting particular defaulted loans and only on satisfaction of specified conditions precedent described in the succeeding paragraph. Unless specified in the accompanying prospectus supplement, the mortgage pool insurance policies may not cover losses due to a failure to pay or denial of a claim under a primary insurance policy, irrespective of the reason.

         As more specifically provided in the accompanying prospectus supplement, each mortgage pool insurance policy or mortgage insurance policy will provide for conditions under which claims may be presented and covered under the policy. On satisfaction of these conditions, the insurer will have the option either (a) to purchase the property securing the defaulted loan at a price described in the prospectus supplement, or (b) to pay the portion of the loss specified in the prospectus supplement. In the case of a mortgage pool insurance policy, payments (i) may be reduced because of an aggregate payment limitation on the policy and (ii) may be net of some amounts paid or assumed to have been paid under any related primary insurance policy.

         Securityholders may experience a shortfall in the amount of interest payable on the related securities in connection with the payment of claims under a mortgage pool insurance policy or a mortgage insurance policy because the insurer may not be required to remit unpaid interest through the end of the month in which the claim is paid. In addition, the securityholders may also experience losses on the related securities in connection with payments made under a mortgage pool insurance policy or mortgage insurance policy to the extent that the master servicer or servicer expends funds to cover unpaid real estate taxes or to repair the related mortgaged property in order to make a claim under a mortgage pool insurance policy or mortgage insurance policy, as those amounts may not be covered by payments under the applicable policy and may be reimbursable to the master servicer or servicer from funds otherwise payable to the securityholders. If any mortgaged property securing a defaulted loan is damaged and proceeds, if any (see "—Special Hazard Insurance Policies" below for risks which are not covered by those policies), from the related hazard insurance policy or applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy or mortgage insurance policy, the master servicer or servicer is not required to expend its own funds to restore

                                                    74

the damaged property unless it determines that (a) restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the master servicer or servicer for its expenses and (b) the expenses will be recoverable by it through Liquidation Proceeds or
Insurance Proceeds.

         Some mortgage pool insurance policies, mortgage insurance policies and primary insurance policies will not insure against loss sustained by reason of a default arising from, among other things, fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the seller or other persons involved in the origination of the loan, failure to construct a mortgaged property in accordance with plans and specifications, or bankruptcy, unless, if specified in the accompanying prospectus supplement, an endorsement to the mortgage pool insurance policy or mortgage insurance policy provides for insurance against that type of loss. Depending on the nature of the event, a breach of a representation made by Residential Funding or a designated seller may also have occurred.
If the breach of that representation materially and adversely affects the interests of securityholders and cannot be cured, the breach would give rise to a repurchase obligation on the part of Residential
Funding or a designated seller, as described under "Description of the Securities—Repurchases of Loans."

         The original amount of coverage under each mortgage pool insurance policy will be reduced over the life of the related series of securities by the aggregate amount of claims paid less the aggregate of the net amounts realized by the pool insurer on disposition of all foreclosed properties. The amount of claims paid includes some expenses incurred by the master servicer or servicer as well as accrued interest on delinquent mortgage loans, in most cases to the date of payment of the claim or to the date that the claim is submitted to the insurer. See "Certain Legal Aspects of the Loans." Accordingly, if
aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by the related securityholders. In addition, unless the master servicer or servicer determines that an Advance relating to a delinquent mortgage loan would be recoverable to it from the proceeds of the liquidation of the mortgage loan or otherwise, the master servicer or servicer would not be obligated to make an Advance respecting any delinquency since the Advance would not be ultimately recoverable to it from either the mortgage pool insurance policy or from any other related source. See
"Description of the Securities—Advances." If specified in the prospectus supplement, a mortgage insurance policy may have a similar limit on the aggregate amount of coverage for losses.

         Since each mortgage pool insurance policy and mortgage insurance policy generally will require that the property subject to a defaulted mortgage loan be restored to its original condition prior to claiming against the insurer, those policies will not provide coverage against hazard losses. As described under "Insurance Policies on Loans—Standard Hazard Insurance on Mortgaged Properties," the
hazard policies covering the mortgage loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries which are significantly less than full replacement cost of the mortgaged property. Additionally, no coverage for
Special Hazard Losses, Fraud Losses or Bankruptcy Losses will cover all risks, and the amount of any such coverage will be limited. See "—Special Hazard Insurance Policies" below. As a result, certain hazard risks will not be insured against and may be borne by securityholders.

                                                    75

         Contract pools may be covered by pool insurance policies that are similar to the mortgage pool insurance policies and mortgage insurance policies described above.

Special Hazard Insurance Policies

         Any insurance policy covering Special Hazard Losses obtained for a trust will be issued by the insurer named in the accompanying prospectus supplement. Each special hazard insurance policy subject to limitations described in this paragraph and in the accompanying prospectus supplement, if any, will protect the related securityholders from Special Hazard Losses. Aggregate claims under a special hazard insurance policy will be limited to the amount set forth in the accompanying prospectus supplement and will be subject to reduction as described in the accompanying prospectus supplement. A special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the loan has been kept in force and other protection and preservation expenses have been paid by the master servicer or servicer.

         In accordance with the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to property securing a foreclosed loan, title to which has been acquired by the insured, and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the borrower or the master servicer or servicer, the insurer will pay the lesser of (i) the cost of repair or replacement of the related property or (ii) on transfer of the property to the insurer, the unpaid principal balance of the loan at the time of acquisition of the related property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the loan rate to the date of claim settlement and certain expenses incurred by the master servicer or servicer for the related property.

         If the property is transferred to a third party in a sale approved by the special hazard insurer, the amount that the special hazard insurer will pay will be the amount under (ii) above reduced by the net proceeds of the sale of the property. If the unpaid principal balance plus accrued interest and some expenses is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by that amount. Restoration of the property with the proceeds described under (i) above will satisfy the condition under each mortgage pool insurance policy or contract pool insurance policy that the property be restored before a claim under the policy may be validly presented for the defaulted loan secured by the related property. The payment described under (ii) above will render presentation of a claim relating to a loan under the related mortgage pool insurance policy or contract pool insurance policy unnecessary. Therefore, so long as a mortgage pool insurance policy or contract pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or of the unpaid principal balance of the related loan plus accrued interest and some expenses will not affect the total Insurance Proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy or contract pool insurance policy.

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Bankruptcy Bonds

         In the event of a personal bankruptcy of a mortgagor and a filing under Chapter 13 of the
Bankruptcy Code, a bankruptcy court may establish the value of the mortgaged property of the mortgagor at a proceeding resulting in a Deficient Valuation. Under current law, Deficient Valuations are not permitted with respect to first liens on the related mortgaged property, but may occur with respect to a mortgage loan secured by a junior lien if the value of the related mortgaged property at the time of the filing is less than the amount of any first lien.

         In addition, other modifications of the terms of a mortgage loan or contract can result from a bankruptcy proceeding without a permanent forgiveness of the principal amount of the mortgage loan, including a Debt Service Reduction. See "Certain Legal Aspects of Mortgage Loans and Contracts—The
Mortgage Loans—Anti-Deficiency Legislation and Other Limitations on Lenders." Any bankruptcy policy to provide coverage for Bankruptcy Losses resulting from proceedings under the federal Bankruptcy Code obtained for a trust will be issued by an insurer named in the accompanying prospectus supplement. The level of coverage under each bankruptcy policy will be described in the accompanying prospectus supplement.

Reserve Funds

         If stated in the accompanying prospectus supplement, the depositor will deposit or cause to be deposited in a reserve fund, any combination of cash or Permitted Investments in specified amounts, or any other instrument satisfactory to the rating agency or agencies, which will be applied and maintained in the manner and under the conditions specified in the accompanying prospectus supplement. Instead of or in addition to that deposit, to the extent described in the accompanying prospectus supplement, a reserve fund may be funded through application of all or a portion of amounts otherwise payable on any related subordinate securities, from the Excess Spread or otherwise. To the extent that the funding of the reserve fund is dependent on amounts otherwise payable on related subordinate securities, Excess
Spread or other cash flows attributable to the related loans or on reinvestment income, the reserve fund may provide less coverage than initially expected if the cash flows or reinvestment income on which the funding is dependent are lower than anticipated.

         For any series of securities as to which credit enhancement includes a letter of credit, if stated in the accompanying prospectus supplement, under specified circumstances the remaining amount of the letter of credit may be drawn by the trustee and deposited in a reserve fund. Amounts in a reserve fund may be distributed to securityholders, or applied to reimburse the master servicer or servicer for outstanding Advances, or may be used for other purposes, in the manner and to the extent specified in the accompanying prospectus supplement. If stated in the accompanying prospectus supplement, amounts in a reserve fund may be available only to cover specific types of losses, or losses on specific loans. The accompanying prospectus supplement will specify whether any reserve fund will not be deemed to be part of the related trust. A reserve fund may provide coverage to more than one series of securities, if described in the accompanying prospectus supplement.

         The trustee will have a perfected security interest for the benefit of the securityholders in the assets in the reserve fund, unless the assets are owned by the related trust. However, to the extent

                                                    77

that the depositor, any affiliate of the depositor or any other entity has an interest in any reserve fund, in the event of the bankruptcy, receivership or insolvency of that entity, there could be delays in withdrawals from the reserve fund and the corresponding payments to the securityholders. These delays could adversely affect the yield to investors on the related securities.

         Amounts deposited in any reserve fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of a servicer, the master servicer or any other person named in the accompanying prospectus supplement.

Financial Guaranty Insurance Policies; Surety Bonds

         The depositor may obtain one or more financial guaranty insurance policies or guaranties or one or more surety bonds, or one or more guarantees issued by insurers or other parties acceptable to the rating agency or agencies rating the securities offered insuring the holders of one or more classes of securities the payment of amounts due in accordance with the terms of that class or those classes of securities. Any financial guaranty insurance policy, surety bond or guaranty will have the characteristics described in, and will be in accordance with any limitations and exceptions described in, the accompanying prospectus supplement.

         Unless specified in the accompanying prospectus supplement, a financial guaranty insurance policy will be unconditional and irrevocable and will guarantee to holders of the applicable securities that an amount equal to the full amount of payments due to these holders will be received by the trustee or its agent on behalf of the holders for payment on each payment date. The specific terms of any financial guaranty insurance policy will be described in the accompanying prospectus supplement. A financial guaranty insurance policy may have limitations and, in most cases, will not insure the obligation of the sellers or the master servicer or servicer to purchase or substitute for a defective trust asset and will not guarantee any specific rate of Principal Prepayments or cover specific interest shortfalls. In most cases, the insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

Maintenance of Credit Enhancement

         If credit enhancement has been obtained for a series of securities, the master servicer or the servicer will be obligated to exercise its best reasonable efforts to keep or cause to be kept the credit enhancement in full force and effect throughout the term of the applicable agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under "—Reduction or Substitution of Credit Enhancement." The master servicer or the servicer, as applicable, on behalf of itself, the trustee and securityholders, will be required to provide information required for the trustee to draw under any applicable credit enhancement.

         The master servicer or the servicer will agree to pay the premiums for each mortgage pool insurance policy, special hazard insurance policy, mortgage insurance policy, bankruptcy policy, financial guaranty insurance policy or surety bond, as applicable, on a timely basis, unless the premiums are paid directly by the trust. As to mortgage pool insurance policies generally, if the related insurer ceases to be a Qualified Insurer, the master servicer or the servicer will use its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement insurance

                                                    78

policy or bond with a total coverage equal to the then-outstanding coverage of the policy or bond. If the cost of the replacement policy is greater than the cost of the existing policy or bond, the coverage of the replacement policy or bond will, unless otherwise agreed to by the depositor, be reduced to a level so that its premium rate does not exceed the premium rate on the original insurance policy.
Any losses in market value of the securities associated with any reduction or withdrawal in rating by an applicable rating agency shall be borne by the securityholders.

         If any property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any letter of credit, mortgage pool insurance policy, mortgage insurance policy, contract pool insurance policy or any related primary insurance policy, the master servicer or the servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that restoration will increase the proceeds to one or more classes of securityholders on liquidation of the loan after reimbursement of the master servicer or the servicer for its expenses and (ii) that the expenses will be recoverable by it through Liquidation
Proceeds or Insurance Proceeds. If recovery under any letter of credit, mortgage pool insurance policy, mortgage insurance policy, contract pool insurance policy other credit enhancement or any related primary insurance policy is not available because the master servicer or the servicer has been unable to make the above determinations, has made the determinations incorrectly or recovery is not available for any other reason, the master servicer or the servicer is nevertheless obligated to follow whatever normal practices and procedures, in accordance with the preceding sentence, that it deems necessary or advisable to realize upon the defaulted loan and if this determination has been incorrectly made, is entitled to reimbursement of its expenses in connection with the restoration.

Reduction or Substitution of Credit Enhancement

         The amount of credit support provided for any series of securities and relating to various types of losses incurred may be reduced under specified circumstances. In most cases, the amount available as credit support will be subject to periodic reduction on a non-discretionary basis in accordance with a schedule or formula set forth in the accompanying prospectus supplement. Additionally, in most cases, the credit support may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage for Bankruptcy Losses, Special Hazard Losses or Fraud Losses may be
changed, without the consent of the securityholders, on the written assurance from each applicable rating agency that the then-current rating of the related series of securities will not be adversely affected and with the consent of the related credit enhancer, if applicable.

         Furthermore, if the credit rating of any obligor under any applicable credit enhancement is downgraded or the amount of credit enhancement is no longer sufficient to support the rating on the related securities, the credit rating of each class of the related securities may be downgraded to a corresponding level, and, the accompanying prospectus supplement will specify whether the master servicer, the servicer or the depositor will be obligated to obtain replacement credit support in order to restore the rating of the securities. The master servicer or the servicer, as applicable, will also be permitted to replace any credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to the downgraded level and in lower amounts that would satisfy the downgraded level, provided that the then-current rating of each class of the related

                                                    79

series of securities is maintained. Where the credit support is in the form of a reserve fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the reserve fund to the depositor, the master servicer or the servicer or any other person that is entitled to the credit support. Any assets so released and any amount by which the credit enhancement is reduced will not be available for distributions in future periods.

                                OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES

Swaps and Yield Supplement Agreements

         The trustee on behalf of the trust may enter into interest rate swaps and related caps, floors and collars to minimize the risk to securityholders of adverse changes in interest rates, and other yield supplement agreements or similar yield maintenance arrangements that do not involve swap agreements or other notional principal contracts.

         An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based on one reference interest rate (such as LIBOR) for a floating rate obligation based on another referenced interest rate (such as U.S. Treasury Bill rates).

         The swap market has grown substantially in recent years with a significant number of banks and financial service firms acting both as principals and as agents utilizing standardized swap documentation. Caps, floors and collars are more recent innovations, and they are less liquid than other swaps.

         Yield supplement agreements may be entered into to supplement the interest rate or rates on one or more classes of the securities of any series.

         There can be no assurance that the trust will be able to enter into or offset swaps or enter into yield supplement agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the swaps and yield supplement agreements may provide for termination under some circumstances, there can be no assurance that the trust will be able to terminate a swap or yield supplement agreement when it would be economically advantageous to the trust to do so.

Purchase Obligations

         Some types of loans and classes of securities of any series, as specified in the accompanying prospectus supplement, may be subject to a purchase obligation. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement. A purchase obligation for loans may apply to the loans or to the related securities. Each purchase obligation may be a secured or unsecured obligation of its provider, which may include a bank or other financial institution or an insurance

                                                    80

company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series. The accompanying prospectus supplement will specify whether each purchase obligation for loans will be payable solely to the trustee for the benefit of the securityholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the securities to which the obligations relate.

                                          INSURANCE POLICIES ON LOANS

         The mortgaged property related to each loan (other than a Cooperative Loan) will be required to be covered by a hazard insurance policy (as described under "—Standard Hazard Insurance on Mortgaged
Properties," below). In addition, some loans will be required to be covered by a primary insurance policy. If there are any FHA loans and VA loans in the mortgage pool, those loans will be covered by the government mortgage insurance programs described in the accompanying prospectus supplement. The descriptions of any insurance policies contained in this prospectus or any prospectus supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to the forms of policies.

Primary Insurance Policies

         If specified in the accompanying prospectus supplement and except as described below, (i) each mortgage loan having an LTV ratio at origination of over 80% will be covered by a primary mortgage guaranty insurance policy insuring against default on the mortgage loan up to an amount set forth in the accompanying prospectus supplement, unless and until the principal balance of the mortgage loan is reduced to a level that would produce an LTV ratio equal to or less than 80%, and (ii) the depositor or the related seller will represent and warrant that, to the best of its knowledge, the mortgage loans are so covered. However, the foregoing standard may vary significantly depending on the characteristics of the mortgage loans and the applicable underwriting standards. A mortgage loan will not be considered to be an exception to the foregoing standard if no primary insurance policy was obtained at origination but the mortgage loan has amortized to an 80% or less LTV ratio level as of the applicable cut-off date. In most cases, the depositor will have the ability to cancel any primary insurance policy if the LTV ratio of the mortgage loan is reduced to 80% or less (or a lesser specified percentage) based on an appraisal of the mortgaged property after the related closing date or as a result of principal payments that reduce the principal balance of the mortgage loan after the closing date. Trust assets secured by a junior lien on the related mortgaged property usually will not be required by the depositor to be covered by a primary mortgage guaranty insurance policy insuring against default on the mortgage loan.
Mortgage loans secured by multifamily properties will not be covered by a primary insurance policy, regardless of the related LTV ratio.

         A primary insurance policy is generally obtained with respect to an individual mortgage loan.
It may be required to be obtained and paid for by the borrower, or may be paid for by the master servicer, the servicer, the seller or a third party.

         Under a federal statute, borrowers with respect to many residential mortgage loans originated on or after July 29, 1999, will have a right to request the cancellation of any private mortgage insurance policy insuring loans when the outstanding principal amount of the mortgage loan has been reduced or is scheduled to have been reduced to 80% or less of the value of the

                                                    81

mortgaged property at the time the mortgage loan was originated. The borrower's right to request the cancellation of the policy is subject to certain conditions, including (i) the condition that no monthly payment has been thirty days or more past due during the twelve months prior to the cancellation date, and no monthly payment has been sixty days or more past due during the twelve months prior to that period, (ii) there has been no decline in the value of the mortgaged property since the time the mortgage loan was originated and (iii) the mortgaged property is not encumbered by subordinate liens. In addition, any requirement for private mortgage insurance will automatically terminate when the scheduled principal balance of the mortgage loan, based on the original amortization schedule for the mortgage loan, is reduced to 78% or less of the value of the mortgaged property at the time of origination, provided the mortgage loan is current. The legislation requires that borrowers be provided written notice of these cancellation rights at the origination of the mortgage loans.

         If the private mortgage insurance is not otherwise canceled or terminated by borrower request in the circumstances described above, it must be terminated no later than the first day of the month immediately following the date that is the midpoint of the mortgage loan's amortization period, if on that date, the borrower is current on the payments required by the terms of the mortgage loan. The mortgagee's or master servicer's or servicer's failure to comply with the law could subject such parties to civil money penalties but would not affect the validity or enforceability of the mortgage loan. The law does not preempt any state law regulating private mortgage insurance except to the extent that such law is inconsistent with the federal law and then only to the extent of the inconsistency.

         In most cases, Mexico Loans will have LTV ratios of less than 80% and will not be insured under a primary insurance policy. Primary mortgage insurance or similar credit enhancement on a Mexico Loan may be issued by a private corporation or a governmental agency and may be in the form of a guarantee, insurance policy or another type of credit enhancement.

         Mortgage loans that are subject to negative amortization will only be covered by a primary insurance policy if that coverage was required on their origination, regardless that subsequent negative amortization may cause that mortgage loan's LTV ratio based on the then-current balance, to subsequently exceed the limits that would have required coverage on their origination.

         While the terms and conditions of the primary insurance policies issued by one primary mortgage guaranty insurer will usually differ from those in primary insurance policies issued by other primary insurers, each primary insurance policy generally will pay either:

          o   the insured percentage of the loss on the related mortgaged property;

          o   the entire amount of the loss, after receipt by the primary insurer of good and merchantable title to, and possession of, the mortgaged property; or

          o   at the option of the primary insurer under certain primary insurance policies, the sum of the delinquent monthly payments plus any Advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any Advances made by the insured until the earlier of (a) the date the mortgage loan would have been discharged in full if the default had not occurred or (b) an approved sale.

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         The amount of the loss as calculated under a primary insurance policy covering a mortgage loan will in most cases consist of the unpaid principal amount of such mortgage loan and accrued and unpaid interest thereon and reimbursement of some expenses, less:

          o   rents or other payments received by the insured (other than the proceeds of hazard insurance)
              that are derived from the related mortgaged property;

          o   hazard insurance proceeds received by the insured in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan;

          o   amounts expended but not approved by the primary insurer;

          o   claim payments previously made on the mortgage loan; and

          o   unpaid premiums and other amounts.

         As conditions precedent to the filing or payment of a claim under a primary insurance policy, in the event of default by the borrower, the insured will typically be required, among other things, to:

          o   advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the primary insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

          o   in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the primary insurance policy (ordinary wear and tear excepted); and

          o   tender to the primary insurer good and merchantable title to, and possession of, the mortgaged property.

         For any securities offered under this prospectus, the master servicer or the servicer will maintain or cause each subservicer to maintain, as the case may be, in full force and effect and to the extent coverage is available a primary insurance policy with regard to each mortgage loan for which coverage is required under the standard described above unless an exception to such standard applies or alternate credit enhancement is provided as described in the accompanying prospectus supplement;
provided that the primary insurance policy was in place as of the cut-off date and the depositor had knowledge of such primary insurance policy.

Standard Hazard Insurance on Mortgaged Properties

         The terms of the mortgage loans (other than Cooperative Loans) require each borrower to maintain a hazard insurance policy covering the related mortgaged property and providing for coverage at least equal to that of the standard form of fire insurance policy with extended coverage

                                                    83

customary in the state in which the property is located. Most coverage will be in an amount equal to the lesser of the principal balance of the mortgage loan, the guaranteed replacement value, and, in the case of loans secured by junior liens on the related mortgaged property, the principal balance of any senior mortgage loans, or 100% of the insurable value of the improvements securing the mortgage loan. The pooling and servicing agreement will provide that the master servicer or the servicer shall cause the hazard policies to be maintained or shall obtain a blanket policy insuring against losses on the mortgage loans. If that blanket policy contains a deductible clause, the master servicer or servicer will deposit in the Custodial Account or the applicable Payment Account all amounts which would have been deposited in that account but for that clause. The master servicer or the servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on those mortgage loans. The ability of the master servicer or the servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or on the extent to which information in this regard is furnished to the master servicer or the servicer by borrowers or subservicers. If loans secured by junior liens on the related mortgaged property are included within any trust, investors should also consider the application of hazard insurance proceeds discussed in this prospectus under "Certain Legal Aspects of the Loans—The Mortgage
Loans—Junior Mortgages; Rights of Senior Mortgagees."

         The standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, in accordance with the conditions and exclusions specified in each policy. The policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms of which are dictated by respective state laws. These policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. The foregoing list is merely indicative of some kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a mortgage loan are located in a federally designated flood area at the time of origination of that mortgage loan, the pooling and servicing agreement typically requires the master servicer or the servicer to cause to be maintained for each such mortgage loan serviced, flood insurance, to the extent available, in an amount equal to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

         The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause that in effect requires the related borrower at all times to carry insurance of a specified percentage, typically 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the related borrower's coverage falls below this specified percentage, this clause usually provides that the insurer's liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements damaged or destroyed less physical depreciation or (ii) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

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         Since the amount of hazard insurance that borrowers are required to maintain on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See
"Description of Credit Enhancement—Subordination" above for a description of when subordination is provided, the protection, limited to the Special Hazard Amount as described in the accompanying prospectus supplement, afforded by subordination, and "Description of Credit Enhancement—Special Hazard
Insurance Policies" for a description of the limited protection afforded by any special hazard insurance policy against losses occasioned by hazards which are otherwise uninsured against.

         With respect to mixed-use mortgage loans and multifamily mortgage loans, some additional insurance policies may be required, including, but not limited to, loss of rent endorsements, business interruption insurance, comprehensive public liability insurance and general liability insurance for bodily injury and property damage, and the related pooling and servicing agreement or servicing agreement may require the master servicer or servicer to maintain that insurance with respect to any mortgaged properties relating to REO Loans.

         Hazard insurance on the Mexican properties will usually be provided by insurers located in
Mexico. The depositor may not be able to obtain as much information about the financial condition of the companies issuing hazard insurance policies in Mexico as it is able to obtain for companies based in the
United States. The ability of the insurers to pay claims also may be affected by, among other things, adverse political and economic developments in Mexico.

Standard Hazard Insurance on Manufactured Homes

         The terms of the related agreement will require the servicer or the master servicer, as applicable, to cause to be maintained for each manufactured housing contract one or more standard hazard insurance policies that provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue the policies in the state in which the manufactured home is located, and in an amount that is not less than the maximum insurable value of the manufactured home or the principal balance due from the borrower on the related manufactured housing contract, whichever is less. Coverage may be provided by one or more blanket insurance policies covering losses on the manufactured housing contracts resulting from the absence or insufficiency of individual standard hazard insurance policies. If a manufactured home's location was, at the time of origination of the related manufactured housing contract, within a federally designated flood area, the servicer or the master servicer also will be required to maintain flood insurance.

         If the servicer or the master servicer repossesses a manufactured home on behalf of the trustee, the servicer or the master servicer will either maintain at its expense hazard insurance for the manufactured home or indemnify the trustee against any damage to the manufactured home prior to resale or other disposition.

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                                                THE DEPOSITOR

         The depositor is an indirect wholly owned subsidiary of GMAC Mortgage Group, LLC, which is a wholly owned subsidiary of GMAC LLC. The depositor is a Delaware corporation and was incorporated on
November 17, 1999. The depositor was organized for the limited purpose of acquiring loans and contracts and depositing these loans and contracts into issuing entities that issue securities backed by such loans. The depositor does not engage in any other activities and does not have, nor is it expected in the future to have, any significant assets. The depositor anticipates that it will in many cases have acquired loans indirectly through Residential Funding Company, LLC, which is an indirect wholly owned subsidiary of GMAC Mortgage Group, LLC. The depositor anticipates that it will in many cases acquire loans from GMAC Mortgage, LLC, which is also an indirect wholly owned subsidiary of GMAC Mortgage Group,
LLC.

         The securities do not represent an interest in or an obligation of the depositor. The depositor's only obligations with respect to a series of securities will be to repurchase certain items of mortgage collateral upon any breach of limited representations and warranties made by the depositor.

         The depositor maintains its principal office at 8400 Normandale Lake Boulevard, Suite 250,
Minneapolis, Minnesota 55437. Its telephone number is (952) 857-7000.

                                        RESIDENTIAL FUNDING COMPANY, LLC

         If specified in the accompanying prospectus supplement, Residential Funding Company, LLC, an affiliate of the depositor, will act as the sponsor and master servicer or the servicer for each series of securities.

                                                THE AGREEMENTS
>
         As described in this prospectus under "Introduction" and "Description of the
Securities—General," each series of certificates will be issued under a pooling and servicing agreement or trust agreement, as applicable, and each series of notes will be issued under an indenture, each as described in that section. In the case of each series of notes, the provisions relating to the servicing of the loans will be contained in the related servicing agreements. The following summaries describe additional provisions common to each pooling and servicing agreement and trust agreement relating to a series of certificates, and each indenture and servicing agreement relating to a series of notes.

Events of Default; Rights Upon Event of Default

         Pooling and Servicing Agreement; Servicing Agreement

         Events of default under the related pooling and servicing agreement or servicing agreement for a series of securities will include:

          o   any failure by the servicer or master servicer to make a required deposit to the Custodial
              Account or the Payment Account or, if the master servicer or servicer is the paying agent, to distribute to the holders of any class of securities of that series any required

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          o   payment which continues unremedied for five days after the giving of written notice of the failure to the master servicer or the servicer by the trustee or the depositor, or to the master servicer or the servicer, the depositor and the trustee by the holders of securities of such class evidencing not less than 25% of the aggregate percentage interests constituting that class or the credit enhancer, if applicable;

          o   any failure by the master servicer or servicer duly to observe or perform in any material respect any other of its covenants or agreements in the related agreement for that series of securities which continues unremedied for a period of not more than 45 days, or 15 days in the case of a failure to pay the premium for any insurance policy which is required to be maintained under the related servicing agreement, after the giving of written notice of the failure to the master servicer or the servicer by the trustee or the depositor, or to the master servicer or servicer, the depositor and the trustee by the holders of any class of securities of that series evidencing not less than 25%, 33% in the case of a trust including private securities or a majority in the case of a series of notes, of the aggregate percentage interests constituting that class, or the credit enhancer, if applicable; and

          o   some events of insolvency, bankruptcy or similar proceedings regarding the master servicer or servicer and certain actions by the master servicer or servicer indicating its insolvency or inability to pay its obligations.

         A default under the terms of any private securities included in any trust will not constitute an event of default under the related agreement.

         So long as an event of default remains unremedied, either the depositor or the trustee may, and, in the case of an event of default under a pooling and servicing agreement or servicing agreement, as applicable, at the direction of the holders of securities evidencing not less than 51% of the aggregate voting rights in the related trust, the trustee shall, by written notification to the master servicer or servicer and to the depositor or the trustee, terminate all of the rights and obligations of the master servicer or servicer under the related agreement, other than any rights of the master servicer or servicer as securityholder, and, in the case of termination under a servicing agreement, the right to receive servicing compensation, expenses for servicing the trust assets during any period prior to the date of that termination, and other reimbursement of amounts the master servicer or the servicer is entitled to withdraw from the Custodial Account. The trustee or, on notice to the depositor and with the depositor's consent, its designee will succeed to all responsibilities, duties and liabilities of the master servicer or the servicer under the related agreement, other than the obligation to purchase loans under some circumstances, and will be entitled to similar compensation arrangements. If a series of securities includes credit enhancement provided by a third party credit enhancer, certain of the foregoing rights may be provided to the credit enhancer rather than the securityholders, if so specified in the applicable prospectus supplement. If the trustee would be obligated to succeed the master servicer or the servicer but is unwilling to do so, it may appoint or if it is unable to act as master servicer or servicer, it shall appoint or petition a court of competent jurisdiction for the appointment of, a Fannie Mae- or Freddie Mac-approved mortgage servicing institution with a net worth of at least
$10,000,000 to act as successor to the master servicer or the servicer under the related agreement, unless otherwise described in the agreement. Pending appointment, the trustee is obligated to act in that capacity. The

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trustee and any successor may agree on the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer or the servicer under the related agreement. The master servicer is required to reimburse the trustee for all reasonable expenses incurred or made by the trustee in accordance with any of the provisions of the pooling and servicing agreement, except any such expenses as may arise from the trustee's negligence or bad faith.

         No securityholder will have any right under a pooling and servicing agreement or servicing agreement, as applicable, to institute any proceeding with respect to the pooling and servicing agreement, unless the holder previously has given to the trustee written notice of default and the continuance thereof and unless the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting that class have made written request upon the trustee to institute the proceeding in its own name as trustee under the pooling and servicing agreement or servicing agreement, as applicable, and have offered to the trustee reasonable indemnity and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute any proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or servicing agreement, as applicable, or to institute, conduct or defend any litigation under the pooling and servicing agreement or in relation to the pooling and servicing agreement or servicing agreement, as applicable, at the request, order or direction of any of the securityholders covered by the pooling and servicing agreement or servicing agreement, as applicable, unless the securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

     Indenture

         An event of default under the indenture for each series of notes, in most cases, will include:

          o   default for five days or more in the distribution of any principal of or interest on any note of the series;

          o   failure to perform any other covenant of the depositor or the trust in the indenture which continues for a period of thirty days after notice of that failure is given in accordance with the procedures described in the accompanying prospectus supplement;

          o   any representation or warranty made by the depositor or the trust in the indenture or in any certificate or other writing delivered under or in connection with the indenture relating to or affecting the series, having been incorrect in a material respect as of the time made, and the breach is not cured within thirty days after notice of that error is given in accordance with the procedures described in the accompanying prospectus supplement;

          o   certain bankruptcy, insolvency, or similar events relating to the depositor or the trust; and

          o   any other event of default provided for securities of that series.

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         If an event of default as to the notes of any series at the time outstanding occurs and is continuing, either the trustee, the credit enhancer, if applicable, or the holders of a majority of the then aggregate outstanding amount of the notes of the series with the written consent of the credit enhancer may declare the principal amount, or, if the notes of that series are accrual notes, that portion of the principal amount as may be specified in the terms of that series, of all the notes of the series to be due and payable immediately. That declaration may, under some circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

         If, following an event of default for any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, or, if directed in writing by the credit enhancer, will, regardless of that acceleration, elect to maintain possession of the collateral securing the notes of that series and to continue to apply payments on that collateral as if there had been no declaration of acceleration if that collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless:

          o   the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to that sale,

          o   the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series, and to reimburse the credit enhancer, if applicable, at the date of that sale, or

          o   the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on those notes as those payments would have become due if those notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the notes of the series and the credit enhancer, if applicable.

         In the event that the trustee liquidates the collateral in connection with an event of default, the indenture provides that the trustee will have a prior lien on the proceeds of that liquidation for unpaid fees and expenses. As a result, on the occurrence of that event of default, the amount available for payments to the securityholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the securityholders after the occurrence of an event of default.

         If stated in the accompanying prospectus supplement, in the event the principal of the notes of a series is declared due and payable, as described in the second preceding paragraph, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of those notes less the amount of the discount that is unamortized.

         In most cases, no securityholder will have any right under an indenture to institute any proceeding in connection with the agreement unless:

          o   the holder previously has given to the trustee written notice of default and the continuance of that default,

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          o   the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting the class (1) have made written request upon the trustee to institute that proceeding in its own name as trustee and (2) have offered to the trustee reasonable indemnity,

          o   the trustee has neglected or refused to institute that proceeding for 60 days after receipt of that request and indemnity, and

          o   no direction inconsistent with that written request has been given to the trustee during that
              60 day period by the holders of a majority of the security balances of that class.

         If a series of securities includes credit enhancement provided by a third party credit enhancer, certain of the foregoing rights may be provided to the credit enhancer rather than the securityholders, if so specified in the applicable prospectus supplement.

         However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the applicable agreement or to institute, conduct or defend any litigation under the pooling and servicing agreement or in relation to the pooling and servicing agreement at the request, order or direction of any of the securityholders covered by the agreement, unless the securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in or by exercise of that power. The master servicer is required to reimburse the trustee for all reasonable expenses incurred or made by the trustee in accordance with any of the provisions of the indenture, except any such expenses as may arise from the indenture trustee's negligence or bad faith.

Amendment

         In most cases, each agreement may be amended by the parties to the agreement, without the consent of the related securityholders:

          o   to cure any ambiguity;

          o   to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error;

          o   to change the timing and/or nature of deposits in the Custodial Account or the Payment Account or to change the name in which the Custodial Account is maintained, except that
              (a) deposits to the Payment Account may not occur later than the related distribution date,

         (b) the change may not adversely affect in any material respect the interests of any securityholder,

              as evidenced by an opinion of counsel, and (c) the change may not adversely affect the then-current rating of any rated classes of securities, as evidenced by a letter from each applicable rating agency;

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          o   if an election to treat the related trust as a "real estate mortgage investment conduit," or
              REMIC, has been made, to modify, eliminate or add to any of its provisions (a) to the extent necessary to maintain the qualification of the trust as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust, provided that the trustee has received an opinion of counsel to the effect that (1) the action is necessary or desirable to maintain qualification or to avoid or minimize that risk, and (2) the action will not adversely affect in any material respect the interests of any related securityholder, or (b) to modify the provisions regarding the transferability of the REMIC Residual Securities, provided that the depositor has determined that the change would not adversely affect the applicable ratings of any classes of the certificates, as evidenced by a letter from each applicable rating agency, and that any such amendment will not give rise to any tax for the transfer of the REMIC Residual Securities to a non-permitted transferee;

          o   to make any other provisions for matters or questions arising under the related agreement which are not materially inconsistent with its provisions, so long as the action will not adversely affect in any material respect the interests of any securityholder; or

          o   to amend any provision that is not material to holders of any class of related securities.

         In most cases, each agreement may also be amended by the parties to the agreement with the consent of the holders of securities of each class affected thereby evidencing not less than 66%, in the case of a series of securities issued under a pooling and servicing agreement, or a majority, in the case of a series of securities issued under an indenture, of the aggregate percentage interests constituting the outstanding principal amount of securities of that class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the related agreement or of modifying in any manner the rights of the related securityholders, except that no such amendment may
(i) reduce in any manner the amount of, or delay the timing of, payments received on trust assets which are required to be distributed on a security of any class without the consent of the holder of the security, (ii) adversely affect in any material respect the interests of the holders of any class of securities in a manner other than as described in the preceding clause, without the consent of the holders of securities of that class evidencing not less than 66%, in the case of a series of securities issued under a pooling and servicing agreement, or a majority, in the case of a series of securities issued under an indenture, of the aggregate outstanding principal amount of the securities of each class of that series affected by that amendment or (iii) reduce the percentage of securities of any class the holders of which are required to consent to any such amendment unless the holders of all securities of that class have consented to the change in the percentage. Furthermore, the applicable prospectus supplement will describe any rights a third party credit enhancer may have with respect to amendments to the agreements.

         Regardless of the foregoing, if a REMIC election has been made with respect to the related trust, the trustee will not be entitled to consent to any amendment to a pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the servicer, the depositor or the trustee in accordance with the amendment will not result in the imposition of a tax on the related trust or cause the trust to fail to qualify as a REMIC.

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Termination; Retirement of Securities

         The primary obligations created by the trust agreement or pooling and servicing agreement for each series of securities, other than some limited payment and notice obligations of the applicable trustee and depositor, will terminate on the distribution to the related securityholders of all amounts held in the Payment Account or by the entity specified in the accompanying prospectus supplement and required to be paid to the securityholders following the earlier of:

          o   the final payment or other liquidation or disposition or any related Advance of the last trust asset subject to that agreement and all property acquired on foreclosure or deed in lieu of foreclosure of any loan, and

          o   the purchase by the entity specified in the accompanying prospectus supplement from the trust, or from the special purpose entity, if applicable for that series, of all remaining loans and all property acquired relating to the loans.

         Any option to purchase described in the second item above will be limited to cases in which the aggregate Stated Principal Balance of the remaining trust assets is less than or equal to ten percent
(10%) of the initial aggregate Stated Principal Balance of the trust assets or such other time as may be specified in the accompanying prospectus supplement. If the holder of a class of securities may terminate the trust and cause the outstanding securities to be redeemed when 25% or more of the initial principal balance of the securities is still outstanding, the term "callable" will be included in the title of the related securities. In addition to the foregoing, the entity specified in the accompanying prospectus supplement may have the option to purchase, in whole but not in part, the securities specified in the accompanying prospectus supplement in the manner described in the accompanying prospectus supplement. Following the purchase of such securities, the entity specified in the accompanying prospectus supplement will effect a retirement of the securities and the termination of the trust. Written notice of termination of the related agreement will be given to each securityholder, and the final distribution will be made only at the time of the surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination.

         Any purchase of loans and property acquired from the loans evidenced by a series of securities shall be made at the option of the entity specified in the related prospectus supplement at the price specified in the accompanying prospectus supplement. Such entity, if not Residential Funding Company,
LLC or an affiliate, shall be deemed to represent that one of the following will be true and correct:
(i) the exercise of such option shall not result in a non-exempt prohibited transaction under ERISA or
Section 4975 of the Internal Revenue Code or (ii) such entity is (A) not a party in interest with respect to any ERISA plan (other than a plan sponsored or maintained by the entity, provided that no assets of such plan are invested or deemed to be invested in the certificates) and (B) not a "benefit plan investor" as defined in "ERISA Considerations - Plan Asset Regulations". The exercise of that right will effect early retirement of the securities of that series, but the right of any entity to purchase the loans and related property will be subject to the criteria, and will be at the price, set forth in the accompanying prospectus supplement. Early termination in this manner may adversely affect the yield to holders of some classes of the securities. If a REMIC election has been made, the termination of the related trust will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

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         In addition to the optional repurchase of the property in the related trust, if stated in the accompanying prospectus supplement, a holder of the Call Class will have the right, solely at its discretion, to terminate the related trust and thereby effect early retirement of the securities of the series, on any distribution date after the 12th distribution date following the date of initial issuance of the related series of securities and until the date when the optional termination rights of the entity specified in the accompanying prospectus supplement become exercisable. The Call Class will not be offered under the prospectus supplement. Any such call will be of the entire trust at one time;
multiple calls for any series of securities will not be permitted. In the case of a call, the holders of the securities will be paid a price equal to the Call Price. To exercise the call, the holder of the
Call Security must remit to the related trustee for distribution to the securityholders, funds equal to the Call Price. If those funds are not deposited with the related trustee, the securities of that series will remain outstanding. In addition, in the case of a trust for which a REMIC election or elections have been made, this termination will be effected in a manner consistent with applicable Federal income tax regulations and its status as a REMIC. In connection with a call by the holder of a Call Security, the final payment to the securityholders will be made at the time of surrender of the related securities to the trustee. Once the securities have been surrendered and paid in full, there will not be any further liability to securityholders.

         The indenture will be discharged as to a series of notes, except for some continuing rights specified in the indenture, at the time of the distribution to noteholders of all amounts required to be distributed under the indenture.

The Trustee

         The trustee under each pooling and servicing agreement or trust agreement under which a series of securities is issued will be named in the accompanying prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor and/or its affiliates, including Residential Funding Company, LLC and GMAC Mortgage, LLC.

         The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the related agreement or if the trustee becomes insolvent. After becoming aware of those circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of securities evidencing not less than 51% of the aggregate voting rights in the related trust. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

The Owner Trustee

         The owner trustee under each trust agreement will be named in the accompanying prospectus supplement. The commercial bank or trust company serving as owner trustee may have normal banking relationships with the depositor and/or its affiliates, including Residential Funding Company, LLC and
GMAC Mortgage, LLC.

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         The owner trustee may resign at any time, in which case the Administrator or the indenture trustee will be obligated to appoint a successor owner trustee as described in the agreements. The
Administrator or the indenture trustee may also remove the owner trustee if the owner trustee ceases to be eligible to continue as owner trustee under the trust agreement or if the owner trustee becomes insolvent. After becoming aware of those circumstances, the Administrator or the indenture trustee will be obligated to appoint a successor owner trustee. Any resignation or removal of the owner trustee and appointment of a successor owner trustee will not become effective until acceptance of the appointment by the successor owner trustee.

The Indenture Trustee

         The indenture trustee under the indenture will be named in the accompanying prospectus supplement. The commercial bank or trust company serving as indenture trustee may have normal banking relationships with the depositor and/or its affiliates, including Residential Funding Company, LLC and
GMAC Mortgage, LLC.

         The indenture trustee may resign at any time, in which case the depositor, the owner trustee or the Administrator will be obligated to appoint a successor indenture trustee as described in the indenture. The depositor, the owner trustee or the Administrator as described in the indenture may also remove the indenture trustee if the indenture trustee ceases to be eligible to continue as such under the indenture or if the indenture trustee becomes insolvent. After becoming aware of those circumstances, the depositor, the owner trustee or the Administrator will be obligated to appoint a successor indenture trustee. If stated in the indenture, the indenture trustee may also be removed at any time by the holders of a majority by principal balance of the notes. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee.

                                          YIELD CONSIDERATIONS

         The yield to maturity of a security will depend on the price paid by the holder for the security, the pass-through rate on any security entitled to payments of interest, which pass-through rate may vary if stated in the accompanying prospectus supplement, and the rate and timing of principal payments on the loans, including payments in excess of required installments, prepayments or terminations, liquidations and repurchases, the rate and timing of Draws in the case of revolving credit loans, and the allocation of principal payments to reduce the principal balance of the security or notional amount thereof, if applicable.

         In general, defaults on loans are expected to occur with greater frequency in their early years. The rate of default on cash out refinance, limited documentation or no documentation mortgage loans, and on loans with high LTV ratios or combined LTV ratios, as applicable, may be higher than for other types of loans. Likewise, the rate of default on loans that have been originated under lower than traditional underwriting standards may be higher than those originated under traditional standards. A trust may include loans that are one month or more delinquent at the time of offering of the related series of securities or which have recently been several months delinquent. The rate of default on delinquent loans or loans with a recent history of delinquency is more likely to be higher than the rate of default on loans that have a current payment status. The rate of default on mortgage loans secured by unimproved land may be greater than that of mortgage loans secured

                                                    94

by residential properties and the amount of the loss may be greater because the market for unimproved land may be limited. In addition, the rate and timing of prepayments, defaults and liquidations on the loans will be affected by the general economic condition of the region of the country or the locality in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.
The risk of loss may also be greater on loans with LTV ratios or combined LTV ratios greater than 80%
and no primary insurance policies. The yield on any class of securities and the timing of principal payments on that class may also be affected by modifications or actions that may be taken or approved by the master servicer, the servicer or any of their affiliates as described in this prospectus under
"Description of the Securities—Servicing and Administration of Loans," in connection with a loan that is in default, or if a default is reasonably foreseeable.

         The risk of loss on Interest Only Loans may be greater than on loans that require a borrower to pay principal and interest throughout the term of the loan from origination. See "Characteristics of the
Loans—Interest Only Loans."

         The risk of loss on loans made on loans secured by mortgaged properties located in Puerto Rico may be greater than on loans that are made to borrowers who are United States residents and citizens or that are secured by properties located in the United States. See "Certain Legal Aspects of the Loans."

         Because of the uncertainty, delays and costs that may be associated with realizing on collateral securing the Mexico Loans, as well as the additional risks of a decline in the value and marketability of the collateral, the risk of loss for Mexico Loans may be greater than for mortgage loans secured by mortgaged properties located in the United States. The risk of loss on loans made to international borrowers may be greater than loans that are made to U.S. borrowers located in the United
States. See "Certain Legal Aspects of the Loans."

         The application of any withholding tax on payments made by borrowers of Mexico Loans residing outside of the United States may increase the risk of default because the borrower may have qualified for the loan on the basis of the lower mortgage payment, and may have difficulty making the increased payments required to cover the withholding tax payments. The application of withholding tax may increase the risk of loss because the applicable taxing authorities may be permitted to place a lien on the mortgaged property or effectively prevent the transfer of an interest in the mortgaged property until any delinquent withholding taxes have been paid.

         To the extent that any document relating to a loan is not in the possession of the trustee, the deficiency may make it difficult or impossible to realize on the mortgaged property in the event of foreclosure, which will affect the timing and the amount of Liquidation Proceeds received by the trustee. See "Description of the Securities—Assignment of Loans."

         The amount of interest payments on trust assets distributed or accrued in the case of deferred interest on accrual securities, monthly to holders of a class of securities entitled to payments of interest will be calculated, or accrued in the case of deferred interest or accrual securities, on the basis of a fixed, adjustable or variable pass-through rate payable on the outstanding principal

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balance or notional amount of the security, or any combination of pass-through rates, calculated as described in this prospectus and in the accompanying prospectus supplement under
"Description of the Securities—Distributions of Principal and Interest on the Securities." Holders of
strip securities or a class of securities having a pass-through rate that varies based on the weighted average loan rate of the underlying loans will be affected by disproportionate prepayments and repurchases of loans having higher net interest rates or higher rates applicable to the strip securities, as applicable.

         The effective yield to maturity to each holder of securities entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the security because, while interest will accrue on each loan from the first day of each month, the distribution of interest will be made on the 25th day or, if the 25th day is not a business day, the next succeeding business day, of the month following the month of accrual or, in the case of a trust including private securities, such other day that is specified in the accompanying prospectus supplement.

         A class of securities may be entitled to payments of interest at a fixed, variable or adjustable pass-through rate, or any combination of pass-through rates, each as specified in the accompanying prospectus supplement. A variable pass-through rate may be calculated based on the weighted average of the Net Loan Rates of the related loan or certain balances thereof for the month preceding the distribution date. An adjustable pass-through rate may be calculated by reference to an index or otherwise.

         The aggregate payments of interest on a class of securities, and the yield to maturity on that class, will be affected by the rate of payment of principal on the securities, or the rate of reduction in the notional amount of securities entitled to payments of interest only, and, in the case of securities evidencing interests in ARM loans, by changes in the Net Loan Rates on the ARM loans. See
"Maturity and Prepayment Considerations" below. The yield on the securities will also be affected by liquidations of loans following borrower defaults, optional repurchases and by purchases of loans in the event of breaches of representations made for the loans by the depositor, the master servicer or the servicer and others, or conversions of ARM loans to a fixed interest rate. See "Description of the
Securities—Representations With Respect to Loans."

         In most cases, if a security is purchased at a premium over its face amount and payments of principal on the related loan occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. On the other hand, if a class of securities is purchased at a discount from its face amount and payments of principal on the related loan occur at a rate slower than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than assumed at the time of purchase. The effect of
Principal Prepayments, liquidations and purchases on yield will be particularly significant in the case of a class of securities entitled to payments of interest only or disproportionate payments of interest.
In addition, the total return to investors of securities evidencing a right to distributions of interest at a rate that is based on the weighted average Net Loan Rate of the loans from time to time will be adversely affected by principal prepayments on loans with loan rates higher than the weighted average loan rate on the loans. In general, loans with higher loan rates prepay at a faster rate than loans with lower loan rates. In some circumstances, rapid prepayments may result in the failure of the holders to recoup their original investment. In addition, the yield to maturity on other types of classes of securities, including accrual securities, securities with a pass-through rate that

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fluctuates inversely with or at a multiple of an index or other classes in a series including more than one class of securities, may be relatively more sensitive to the rate of prepayment on the related loans than other classes of securities.

         The outstanding principal balances of revolving credit loans, closed-end home equity loans, home improvement contracts and Home Loans are, in most cases, much smaller than traditional first lien mortgage loan balances, and the original terms to maturity of those loans and contracts are often shorter than those of traditional first lien mortgage loans. As a result, changes in interest rates will not affect the monthly payments on those loans or contracts to the same degree that changes in mortgage interest rates will affect the monthly payments on traditional first lien mortgage loans. Consequently, the effect of changes in prevailing interest rates on the prepayment rates on shorter-term, smaller balance loans and contracts may not be similar to the effects of those changes on traditional first lien mortgage loan prepayment rates, or those effects may be similar to the effects of those changes on mortgage loan prepayment rates, but to a smaller degree.

         The timing of changes in the rate of principal payments on or repurchases of the loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In most cases, the earlier a prepayment of principal on the loans or a repurchase of loans, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments and repurchases occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of a series of securities would not be fully offset by a subsequent like reduction or increase in the rate of principal payments.

         There can be no assurance as to the rate of principal payments or Draws on the revolving credit loans. For revolving credit loans, due to the unpredictable nature of both principal payments and Draws, the rates of principal payments net of Draws for those loans may be much more volatile than for typical first lien loans.

         When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Prepayments in full or final liquidations of loans in most cases may reduce the amount of interest distributed in the following month to holders of securities entitled to distributions of interest if the resulting Prepayment Interest Shortfall is not covered by Compensating Interest. See
"Description of the Securities—Prepayment Interest Shortfalls." A partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan, other than a revolving credit loan, as of the first day of the month in which the partial prepayment is received. As a result, the effect of a partial prepayment on a mortgage loan, other than a revolving credit loan, will be to reduce the amount of interest distributed to holders of securities in the month following the receipt of the partial prepayment by an amount equal to one month's interest at the applicable pass-through rate or Net Loan Rate, as the case may be, on the prepaid amount if such shortfall is not covered by Compensating Interest. See "Description of the Securities—Prepayment Interest Shortfalls."
Neither full or partial Principal Prepayments nor Liquidation Proceeds will be distributed until the distribution date in the month following receipt. See "Maturity and Prepayment Considerations."

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         For some loans, including revolving credit loans and ARM loans, the loan rate at origination may be below the rate that would result from the sum of the applicable index and gross margin. Under the applicable underwriting standards, the borrower under each of the loans, other than a revolving credit loan, usually will be qualified on the basis of the loan rate in effect at origination, and borrowers under revolving credit loans are usually qualified based on an assumed payment which reflects a rate significantly lower than the maximum rate. The repayment of any such loan may thus be dependent on the ability of the borrower to make larger monthly payments following the adjustment of the loan rate. In addition, the periodic increase in the amount paid by the borrower of a Buy-Down Loan during or at the end of the applicable Buy-Down Period may create a greater financial burden for the borrower, who might not have otherwise qualified for a mortgage under the applicable underwriting guidelines, and may accordingly increase the risk of default for the related loan.

         For any loans secured by junior liens on the related mortgaged property, any inability of the borrower to pay off the balance may also affect the ability of the borrower to obtain refinancing of any related senior loan, thereby preventing a potential improvement in the borrower's circumstances.
Furthermore, unless stated in the accompanying prospectus supplement, under the applicable agreement the master servicer or the servicer may be restricted or prohibited from consenting to any refinancing of any related senior loan, which in turn could adversely affect the borrower's circumstances or result in a prepayment or default under the corresponding loan.

         The holder of a loan secured by a junior lien on the related mortgaged property will be subject to a loss of its mortgage if the holder of a senior mortgage is successful in foreclosure of its mortgage and its claim, including any related foreclosure costs, is not paid in full, since no junior liens or encumbrances survive such a foreclosure. Also, due to the priority of the senior mortgage, the holder of a loan secured by a junior lien on the related mortgaged property may not be able to control the timing, method or procedure of any foreclosure action relating to the mortgaged property. Investors should be aware that any liquidation, insurance or condemnation proceeds received relating to any loans secured by junior liens on the related mortgaged property will be available to satisfy the outstanding balance of such loans only to the extent that the claims of the holders of the senior mortgages have been satisfied in full, including any related foreclosure costs. For loans secured by junior liens that have low junior mortgage ratios, foreclosure costs may be substantial relative to the outstanding balance of the loan, and therefore the amount of any Liquidation Proceeds available to securityholders may be smaller as a percentage of the outstanding balance of the loan than would be the case in a typical pool of first lien residential loans. In addition, the holder of a loan secured by a junior lien on the related mortgaged property may only foreclose on the property securing the related loan subject to any senior mortgages, in which case the holder must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages.

         Depending upon the use of the revolving credit line and the payment patterns, during the repayment period, a borrower may be obligated to make payments that are higher than the borrower originally qualified for. Some of the revolving credit loans are not expected to significantly amortize prior to maturity. As a result, a borrower will, in these cases, be required to pay a substantial principal amount at the maturity of a revolving credit loan. Similarly, a borrower of a Balloon Loan will be required to pay the Balloon Amount at maturity. Those loans pose a greater

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risk of default than fully-amortizing loans, because the borrower's ability to make such a substantial payment at maturity will in most cases depend on the borrower's ability to obtain refinancing of those loans or to sell the mortgaged property prior to the maturity of the loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, the borrower's personal economic circumstances, the borrower's equity in the related mortgaged property, real estate values, prevailing market interest rates, tax laws and national and regional economic conditions. None of the seller, the depositor,
Residential Funding Company, LLC, GMAC Mortgage Group, LLC or any of their affiliates will be obligated to refinance or repurchase any loan or to sell any mortgaged property, unless that obligation is specified in the accompanying prospectus supplement.

         The loan rates on ARM loans that are subject to negative amortization typically adjust monthly and their amortization schedules adjust less frequently. Because initial loan rates are typically lower than the sum of the indices applicable at origination and the related Note Margins, during a period of rising interest rates as well as immediately after origination, the amount of interest accruing on the principal balance of those loans may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on negatively amortizing loans may become deferred interest which will be added to their principal balance and will bear interest at the applicable loan rate. The accompanying prospectus supplement will specify whether revolving credit loans will be subject to negative amortization.

         The addition of any deferred interest to the principal balance of any related class of securities will lengthen the weighted average life of that class of securities and may adversely affect yield to holders of those securities. In addition, for ARM loans that are subject to negative amortization, during a period of declining interest rates, it might be expected that each scheduled monthly payment on such a loan would exceed the amount of scheduled principal and accrued interest on its principal balance, and since the excess will be applied to reduce the principal balance of the related class or classes of securities, the weighted average life of those securities will be reduced and may adversely affect yield to holders thereof.

         If stated in the accompanying prospectus supplement, a trust may contain GPM Loans, GEM Loans or Buy-Down Loans that have monthly payments that increase during the first few years following origination. Borrowers in most cases will be qualified for such loans on the basis of the initial monthly payment. To the extent that the related borrower's income does not increase at the same rate as the monthly payment, such a loan may be more likely to default than a mortgage loan with level monthly payments.

         If credit enhancement for a series of securities is provided by a letter of credit, insurance policy or bond that is issued or guaranteed by an entity that suffers financial difficulty, such credit enhancement may not provide the level of support that was anticipated at the time an investor purchased its security. In the event of a default under the terms of a letter of credit, insurance policy or bond, any Realized Losses on the loans not covered by the credit enhancement will be applied to a series of securities in the manner described in the accompanying prospectus supplement and may reduce an investor's anticipated yield to maturity.

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         The accompanying prospectus supplement may set forth other factors concerning the loans securing a series of securities or the structure of such series that will affect the yield on the securities.

                                  MATURITY AND PREPAYMENT CONSIDERATIONS

         As indicated above under "The Trusts," the original terms to maturity of the loans in a given trust will vary depending on the type of loans included in the trust. The prospectus supplement for a series of securities will contain information for the types and maturities of the loans in the related trust. The prepayment experience, the timing and rate of repurchases and the timing and amount of liquidations for the related loans will affect the life and yield of the related series of securities.

         If the related agreement for a series of securities provides for a Funding Account or other means of funding the transfer of additional loans to the related trust, as described under "Description of the Securities—Funding Account," and the trust is unable to acquire any additional loans within any applicable time limit, the amounts set aside for such purpose may be applied as principal distributions on one or more classes of securities of such series.

         Prepayments on loans are commonly measured relative to a prepayment standard or model. The prospectus supplement for each series of securities may describe one or more prepayment standard or model and may contain tables setting forth the projected yields to maturity on each class of securities or the weighted average life of each class of securities and the percentage of the original principal amount of each class of securities of that series that would be outstanding on specified payment dates for the series based on the assumptions stated in the accompanying prospectus supplement, including assumptions that prepayments on the loans are made at rates corresponding to various percentages of the prepayment standard or model. There is no assurance that prepayment of the loans underlying a series of securities will conform to any level of the prepayment standard or model specified in the accompanying prospectus supplement.

         The following is a list of factors that may affect prepayment experience:

          o   homeowner mobility;

          o   economic conditions;

          o   changes in borrowers' housing needs;

          o   job transfers;

          o   unemployment;

          o   borrowers' equity in the properties securing the mortgages;

          o   servicing decisions;

          o   enforceability of due-on-sale clauses;

          o   mortgage market interest rates;

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          o   mortgage recording taxes;

          o   solicitations and the availability of mortgage funds; and

          o   the obtaining of secondary financing by the borrower.

         All statistics known to the depositor that have been compiled for prepayment experience on loans indicate that while some loans may remain outstanding until their stated maturities, a substantial number will be paid significantly earlier than their respective stated maturities. The rate of prepayment for conventional fixed-rate loans has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the loan rates on the loans underlying a series of securities, the prepayment rate of such loans is likely to be significantly higher than if prevailing rates remain at or above the rates borne by those loans. Conversely, when prevailing interest rates increase, borrowers are less likely to prepay their loans. The depositor is not aware of any historical prepayment experience for loans secured by properties located in Mexico or Puerto Rico and, accordingly, prepayments on such loans may not occur at the same rate or be affected by the same factors as more traditional loans.

         An increase in the amount of the monthly payments owed on a Mexico Loan due to the imposition of withholding taxes may increase the risk of prepayment on that loan if alternative financing on more favorable terms is available.

         Risk of prepayment on Interest Only Loans may be greater because borrowers may decide to refinance before the expiration of the interest-only period. See "Characteristics of the Loans—Interest
Only Loans."

         There can be no assurance as to the rate of principal payments or Draws on the revolving credit loans. In most cases, the revolving credit loans may be prepaid in full or in part without penalty. The closed-end home equity loans may provide for a prepayment charge. The prospectus supplement will specify whether loans may not be prepaid in full or in part without penalty. The depositor has no significant experience regarding the rate of Principal Prepayments on home improvement contracts, but in most cases expects that prepayments on home improvement contracts will be higher than other loans due to the possibility of increased property value resulting from the home improvement and greater refinance options. The rate of principal payments and the rate of Draws, if applicable, may fluctuate substantially from time to time. Home equity loans are not always viewed by borrowers as permanent financing. Accordingly, such loans may experience a higher rate of prepayment than typical first lien mortgage loans. Due to the unpredictable nature of both principal payments and Draws, the rates of principal payments net of Draws for revolving credit loans may be much more volatile than for typical first lien mortgage loans.

         The yield to maturity of the securities of any series, or the rate and timing of principal payments or Draws, if applicable, on the related loans, may also be affected by a wide variety of specific terms and conditions applicable to the respective programs under which the loans were originated. For example, the revolving credit loans may provide for future Draws to be made only in specified minimum amounts, or alternatively may permit Draws to be made by check or through a credit card in any amount. A pool of revolving credit loans subject to the latter provisions may be likely to remain outstanding longer with a higher aggregate principal balance than a pool of

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revolving credit loans with the former provisions, because of the relative ease of making new
Draws. Furthermore, the loans may provide for interest rate changes on a daily or monthly basis, or may have gross margins that may vary under some circumstances over the term of the loan. In extremely high market interest rate scenarios, securities backed by loans with adjustable rates subject to substantially higher maximum rates than typically apply to adjustable rate first mortgage loans may experience rates of default and liquidation substantially higher than those that have been experienced on other adjustable rate mortgage loan pools.

         The yield to maturity of the securities of any series, or the rate and timing of principal payments on the loans or Draws on the related revolving credit loans and corresponding payments on the securities, will also be affected by the specific terms and conditions applicable to the securities. For example, if the index used to determine the loan rates for a series of securities is different from the index applicable to the loan rates of the underlying loans, the yield on the securities may be reduced by application of a cap on the loan rates based on the weighted average of the loan rates. Depending on applicable cash flow allocation provisions, changes in the relationship between the two indexes may also affect the timing of some principal payments on the securities, or may affect the amount of any overcollateralization, or the amount on deposit in any reserve fund, which could in turn accelerate the payment of principal on the securities if so provided in the prospectus supplement. For any series of securities backed by revolving credit loans, provisions governing whether future Draws on the revolving credit loans will be included in the trust will have a significant effect on the rate and timing of principal payments on the securities. The rate at which additional balances are generated may be affected by a variety of factors. The yield to maturity of the securities of any series, or the rate and timing of principal payments on the loans may also be affected by the risks associated with other loans.

         As a result of the payment terms of the revolving credit loans or of the mortgage provisions relating to future Draws, there may be no principal payments on those securities in any given month. In addition, it is possible that the aggregate Draws on revolving credit loans included in a pool may exceed the aggregate payments of principal on those revolving credit loans for the related period. If specified in the accompanying prospectus supplement, a series of securities may provide for a period during which all or a portion of the principal collections on the revolving credit loans are reinvested in additional balances or are accumulated in a trust account pending commencement of an amortization period relating to the securities.

         The accompanying prospectus supplement will specify whether mortgage loans (other than ARM loans) and revolving credit loans will, and closed-end home equity loans and home improvement contracts may, contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or some transfers by the borrower of the underlying mortgaged property. Unless the accompanying prospectus supplement indicates otherwise, the master servicer or servicer will enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and it is entitled to do so under applicable law, provided, however, that the master servicer or servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy.

         An ARM loan is assumable, in some circumstances, if the proposed transferee of the related mortgaged property establishes its ability to repay the loan and, in the reasonable judgment of the

                                                   102

master servicer or the servicer, the security for the ARM loan would not be impaired by the assumption. The extent to which ARM loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related borrowers in connection with the sales of the mortgaged properties will affect the weighted average life of the related series of securities. See "Description of the
Securities—Servicing and Administration of Loans—Enforcement of 'Due-on-Sale' Clauses" and "Certain Legal
Aspects of the Loans—Enforceability of Certain Provisions" for a description of provisions of the related agreement and legal developments that may affect the prepayment rate of loans.

         While most manufactured housing contracts will contain "due-on-sale" provisions permitting the holder of the manufactured housing contract to accelerate the maturity of the manufactured housing contract on conveyance by the borrower, the master servicer or servicer, as applicable, may permit proposed assumptions of manufactured housing contracts where the proposed buyer of the manufactured home meets the underwriting standards described above. Such assumption would have the effect of extending the average life of the manufactured housing contract.

         In addition, some private securities included in a pool may be backed by underlying loans having differing interest rates. Accordingly, the rate at which principal payments are received on the related securities will, to some extent, depend on the interest rates on the underlying loans.

         Some types of loans included in a trust may have characteristics that make it more likely to default than collateral provided for mortgage pass-through securities from other mortgage purchase programs. The depositor anticipates including "limited documentation" and "no documentation" mortgage loans, loans acquired under Residential Funding Company, LLC's negotiated conduit asset program, Mexico
Loans, loans secured by mortgaged properties located in Puerto Rico and mortgage loans that were made to international borrowers or that were originated in accordance with lower underwriting standards and which may have been made to borrowers with imperfect credit histories and prior bankruptcies. Likewise, a trust may include loans that are one month or more delinquent at the time of offering of the related series of securities or are secured by junior liens on the related mortgaged property. Such loans may be susceptible to a greater risk of default and liquidation than might otherwise be expected by investors in the related securities.

         The mortgage loans may in most cases be prepaid by the borrowers at any time without payment of any prepayment fee or penalty, although some of the mortgage loans as described in the accompanying prospectus supplement provide for payment of a prepayment charge. This may have an effect on the rate of prepayment. Some states' laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. As a result, it is possible that prepayment charges may not be collected even on mortgage loans that provide for the payment of these charges.

         The master servicer or the servicer may allow the refinancing of loans in any trust by accepting prepayments and permitting a new loan to the same borrower secured by a mortgage on the same property, which may be originated by the servicer or the master servicer or any of their respective affiliates or by an unrelated entity. In the event of a refinancing, the new loan would not be included in the related trust, so the refinancing would have the same effect as a prepayment in full of the related loan. A servicer or the master servicer may, from time to time, implement

                                                   103

programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of preapproved applications, reduced origination fees or closing costs, reduced or no documentation or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower, the location of the mortgaged property, or the master servicer's or servicer's judgment as to the likelihood of refinancing. In addition, servicers or the master servicer may encourage assumption of loans, including defaulted loans, under which creditworthy borrowers assume the outstanding indebtedness of the loans, which may be removed from the related pool. As a result of these programs, for the pool underlying any trust:

          o   the rate of Principal Prepayments of the loans in the pool may be higher than would otherwise be the case;

          o   in some cases, the average credit or collateral quality of the loans remaining in the pool may decline; and

          o   the weighted average interest rate on the loans that remain in the trust may be lower, thus reducing the rate of prepayments on the loans in the future.

         Although the loan rates on revolving credit loans and ARM loans will be subject to periodic adjustments, the adjustments in most cases will:

          o   as to ARM loans, not increase or decrease the loan rates by more than a fixed percentage amount on each adjustment date;

          o   not increase the loan rates over a fixed percentage amount during the life of any revolving credit loan or ARM loan; and

          o   be based on an index, which may not rise and fall consistently with mortgage interest rates, plus the related Gross Margin, which may be different from margins being used for newly originated adjustable rate loans.

         As a result, the loan rates on the revolving credit loans or ARM loans in a trust at any time may not equal the prevailing rates for similar, newly originated adjustable rate loans or lines of credit, and accordingly the rate of principal payments and Draws, if applicable, may be lower or higher that would otherwise be anticipated. In some rate environments, the prevailing rates on fixed-rate loans may be sufficiently low in relation to the then-current loan rates on revolving credit loans or ARM loans that the rate of prepayment may increase as a result of refinancing. There can be no certainty as to the rate of prepayments or Draws, if applicable, on the loans during any period or over the life of any series of securities.

         For any index used in determining the rate of interest applicable to any series of securities or loan rates of the underlying loans, there are a number of factors that affect the performance of those indices and may cause those indices to move in a manner different from other indices. If an index applicable to a series responds to changes in the general level of interest rates less quickly than other indices, in a period of rising interest rates, increases in the yield to securityholders due to those rising interest rates may occur later than that which would be produced by other indices, and

                                                   104

in a period of declining rates, that index may remain higher than other market interest rates which may result in a higher level of prepayments of the loans, which adjust in accordance with that index, than of loans which adjust in accordance with other indices.

         Mortgage loans made with respect to multifamily residential rental properties and Mixed-Use
Properties may have provisions that prohibit prepayment entirely or for certain periods and/or require payment of premium or yield maintenance penalties, and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related mortgage loan. Prepayments of such mortgage loans may be affected by these and other factors, including changes in interest rates and the relative tax benefits associated with ownership of multifamily property and Mixed-Use Property.

         No assurance can be given that the value of the mortgaged property securing a loan has remained or will remain at the level existing on the date of origination. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the loans and any secondary financing on the mortgaged properties in a particular pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. The value of any
Mexican property could also be adversely affected by, among other things, adverse political and economic developments in Mexico. In addition, the value of property securing Cooperative Loans and the delinquency rates for Cooperative Loans could be adversely affected if the current favorable tax treatment of cooperative tenant stockholders were to become less favorable. See "Certain Legal Aspects of the Loans."

         To the extent that losses resulting from delinquencies, losses and foreclosures or repossession of mortgaged property for loans included in a trust for a series of securities are not covered by the methods of credit enhancement described in this prospectus under "Description of Credit Enhancement" or in the accompanying prospectus supplement, the losses will be borne by holders of the securities of the related series. Even where credit enhancement covers all Realized Losses resulting from delinquency and foreclosure or repossession, the effect of foreclosures and repossessions may be to increase prepayment experience on the loans, thus reducing average weighted life and affecting yield to maturity. See "Yield
Considerations."

         Under some circumstances, the master servicer or a servicer may have the option to purchase the loans in a trust. See "The Agreements—Termination; Retirement of Securities." Any repurchase will shorten the weighted average lives of the related securities. Furthermore, as described under "The
Agreements—Termination; Retirement of Securities," a holder of the Call Class will have the right, solely at its discretion, to terminate the related trust and thereby effect early retirement of the securities of the series, on any distribution date after the 12th distribution date following the date of initial issuance of the related series of certificates and until the date when the optional termination rights of the master servicer or the servicer become exercisable. Any such termination will shorten the weighted average lives of the related securities.

                                        CERTAIN LEGAL ASPECTS OF THE LOANS

         The following discussion contains summaries of some legal aspects of the loans that are general in nature. Because these legal aspects are governed in part by state law, which laws may

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differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which the mortgaged properties may be situated. These legal aspects are in addition to the requirements of any applicable
FHA Regulations described in the accompanying prospectus supplement regarding home improvement contracts partially insured by the FHA under Title I. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the loans.

The Mortgage Loans

         General

         The loans, other than Cooperative Loans, Mexico Loans and contracts, will be secured by deeds of trust, mortgages or deeds to secure debt depending on the prevailing practice in the state in which the related mortgaged property is located. In some states, a mortgage, deed of trust or deed to secure debt creates a lien on the related real property. In other states, the mortgage, deed of trust or deed to secure debt conveys legal title to the property to the mortgagee subject to a condition subsequent, for example, the payment of the indebtedness secured thereby. These instruments are not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.
Priority with respect to these instruments depends on their terms and in some cases on the terms of separate subordination or inter-creditor agreements, and in most cases on the order of recordation of the mortgage deed of trust or deed to secure debt in the appropriate recording office.

         There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In some states, three parties may be involved in a mortgage financing when title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the land trustee, as fee owner of the property, executes the mortgage and the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the grantor, who is the borrower/homeowner; the beneficiary, who is the lender; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the mortgaged property to the trustee, irrevocably until satisfaction of the debt. A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, typically with a power of sale, until the time when the debt is repaid. The trustee's authority under a deed of trust and the mortgagee's or grantee's authority under a mortgage or a deed to secure debt, as applicable, are governed by the law of the state in which the real property is located, the express provisions of the deed of trust, mortgage or deed to secure debt and, in some deed of trust transactions, the directions of the beneficiary.

         Leases and Rents

         Mortgages that encumber income-producing multifamily properties often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

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         Cooperative Loans

         If specified in the prospectus supplement relating to a series of securities, the loans may include Cooperative Loans. In general, all Cooperative buildings relating to the Cooperative Loans are located in the State of New York. Each Cooperative Note evidencing a Cooperative Loan will be secured by a security interest in shares issued by the Cooperative that owns the related apartment building, which is a corporation entitled to be treated as a housing cooperative under federal tax law, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien on, or grant a security interest in, the Cooperative shares and proprietary leases or occupancy agreements, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation of the agreement, or the filing of the financing statements related thereto, in the appropriate recording office or the taking of possession of the Cooperative shares, depending on the law of the state in which the Cooperative is located. This type of lien or security interest is not, in general, prior to liens in favor of the cooperative corporation for unpaid assessments or common charges, nor is it prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

         In most cases, each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage or mortgages on the Cooperative's building or underlying land, as is typically the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessee, as the case may be, is also responsible for fulfilling the mortgage or rental obligations.

         An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the
Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is usually subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could

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eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of shares of the Cooperative, or in the case of the loans, the collateral securing the Cooperative Loans.

         Each Cooperative is owned by shareholders, referred to as tenant-stockholders, who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. In most instances, a tenant-stockholder of a
Cooperative must make a monthly maintenance payment to the Cooperative under the proprietary lease, which rental payment represents the tenant-stockholder's pro rata share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a Cooperative Loan evidenced by a Cooperative Note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The lender usually takes possession of the stock certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state or local offices to perfect the lender's interest in its collateral. In accordance with the limitations discussed below, on default of the tenant-stockholder, the lender may sue for judgment on the
Cooperative Note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See
"—Foreclosure on Shares of Cooperatives" below.

         Tax Aspects of Cooperative Ownership

         In general, a "tenant-stockholder," as defined in Section 216(b)(2) of the Internal Revenue
Code, of a corporation that qualifies as a "cooperative housing corporation" within the meaning of
Section 216(b)(1) of the Internal Revenue Code is allowed a deduction for amounts paid or accrued within his or her taxable year to the corporation representing his or her proportionate share of certain interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Internal
Revenue Code to the corporation under Sections 163 and 164 of the Internal Revenue Code. In order for a corporation to qualify under Section 216(b)(1) of the Internal Revenue Code for its taxable year in which those items are allowable as a deduction to the corporation, the section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of
Section 216(b)(1) of the Internal Revenue Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under this section for any particular year. If a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Internal Revenue Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Internal Revenue
Code, the likelihood that this type of failure would be permitted to continue over a period of years appears remote.

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         Mexico Loans

         If specified in the accompanying prospectus supplement, the mortgage loans may include Mexico
Loans. See "The Trusts—Mexico Loans" for a description of the security for the Mexico Loans.

         Foreclosure on Mortgage Loans

         Although a deed of trust or a deed to secure debt may also be foreclosed by judicial action, foreclosure of a deed of trust or a deed to secure debt is typically accomplished by a non-judicial sale under a specific provision in the deed of trust or deed to secure debt which authorizes the trustee or grantee, as applicable, to sell the property on default by the borrower under the terms of the note or deed of trust or deed to secure debt. In addition to any notice requirements contained in a deed of trust or deed to secure debt, in some states, the trustee or grantee, as applicable, must record a notice of default and send a copy to the borrower and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, in some states, the trustee or grantee, as applicable, must provide notice to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust or deed to secure debt is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some states'
laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

         In some states, the borrower has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In most cases, in those states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

         An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage and in the mortgaged property and compelling a sale of the mortgaged property to satisfy the debt. It is regulated by statutes and rules, and in most cases a borrower is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. However, a court may exercise equitable powers to relieve a borrower of a default and deny the mortgagee foreclosure. Under various circumstances a court of equity may relieve the borrower from a non-monetary default where that default was not willful or where a monetary default, such as failure to pay real estate taxes, can be cured before completion of the foreclosure and there is no substantial prejudice to the mortgagee.

         Foreclosure of a mortgage usually is accomplished by judicial action. In most cases, the action is initiated by the service of legal pleadings on all parties having an interest of record in the real property. Delays in completion of the foreclosure may result from difficulties in locating and serving necessary parties, including borrowers, such as international borrowers, located outside the jurisdiction in which the mortgaged property is located. Difficulties in foreclosing on mortgaged properties owned by international borrowers may result in increased foreclosure costs, which may reduce the amount of proceeds from the liquidation of the related loan available to be distributed to the securityholders of the related series. In addition, delays in completion of the foreclosure and

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additional losses may result where loan documents relating to the loan are missing. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

         In the case of foreclosure under a mortgage, a deed of trust or deed to secure debt, the sale by the referee or other designated officer or by the trustee or grantee, as applicable, is a public sale. However, because of the difficulty a potential buyer at the sale may have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or grantee, as applicable, or referee for a credit bid less than or equal to the unpaid principal amount of the loan, accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor's debt will be extinguished unless the lender purchases the property for a lesser amount and preserves its right against a borrower to seek a deficiency judgment and the remedy is available under state law and the related loan documents. In some states, there is a statutory minimum purchase price that the lender may offer for the property and in most cases, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making repairs at its own expense that are necessary to render the property suitable for sale. In most cases, the lender will obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending on market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. In some cases, a deficiency judgment may be pursued in lieu of foreclosure. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of securities. See "Description of Credit Enhancement."

         Foreclosure on Junior Mortgage Loans

         If a senior mortgage goes into default, the junior mortgagee is at risk of losing its lien on the mortgaged property by a foreclosure of the senior lien. To protect against this loss the junior mortgagee must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages if the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan. In addition, if the foreclosure by a junior mortgagee triggers the enforcement of a "due-on-sale" clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees, to avoid a default with respect thereto. Accordingly, if the junior lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens. The same is true for any third-party purchaser, thus reducing the value the junior mortgagee can realize at the foreclosure sale. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust that is being foreclosed. Any remaining proceeds are typically payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are usually payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in

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the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings. See "Description of the Certificates — Realization Upon Defaulted Mortgage Loans or
Contracts."

         In addition, if proceeds from a foreclosure or similar sale of the mortgaged property are insufficient to satisfy all senior liens and the junior loan in the aggregate, the trust as the holder of the junior lien and, accordingly, holders of one or more classes of related securities bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in some jurisdictions. In addition, liquidation expenses with respect to defaulted junior loans do not vary directly with the outstanding principal balance of the loans at the time of default.
Therefore, assuming that the master servicer or servicer took the same steps in realizing upon a defaulted junior loan having a small remaining principal balance as it would in the case of a defaulted junior loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small junior loan than would be the case with the defaulted junior loan having a large remaining principal balance.

         The purposes of a foreclosure action are to enable the mortgagee to realize on its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay various costs of that action. Those having an equity of redemption must be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

         Foreclosure on Mexico Loans

         Foreclosure on the borrower's beneficial interest in the Mexican trust typically is expected to be accomplished by public sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to that beneficial interest or by public auction held by the Mexican trustee under the Mexico trust agreement. Article 9 of the UCC requires that a sale be conducted in a
"commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. In most cases, a sale conducted according to the usual practice of banks selling similar collateral in the same area will be considered reasonably conducted. Under the trust agreement, the lender may direct the Mexican trustee to transfer the borrower's beneficial interest in the Mexican trust to the purchaser on completion of the public sale and notice from the lender. That purchaser will be entitled to rely on the terms of the Mexico trust agreement to direct the Mexican trustee to transfer the borrower's beneficial interest in the Mexican trust into the name of the purchaser or its nominee, or the trust may be terminated and a new trust may be established.

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         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. If there are proceeds remaining, the lender must account to the borrower for the surplus. On the other hand, if a portion of the indebtedness remains unpaid, the borrower is usually responsible for the deficiency. However, some states limit the rights of lenders to obtain deficiency judgments. See
"—Anti-Deficiency Legislation and Other Limitations on Lenders" below. The costs of sale may be substantially higher than the costs associated with foreclosure sales for property located in the United
States, and may include transfer taxes, notary public fees, trustee fees, capital gains and other taxes on the proceeds of sale, and the cost of amending or terminating the Mexico trust agreement and preparing a new trust agreement. Additional costs associated with realizing on the collateral may include eviction proceedings, the costs of defending actions brought by the defaulting borrower and enforcement actions. Any of the additional foreclosure costs may make the cost of foreclosing on the collateral uneconomical, which may increase the risk of loss on the Mexico Loans substantially.

         Where the borrower does not maintain its principal residence in the United States, or, if a borrower residing in the United States moves its principal residence from the state in which the UCC financing statements have been filed, and the lender, because it has no knowledge of the relocation of the borrower or otherwise, fails to refile in the state to which the borrower has moved within four months after relocation, or if the borrower no longer resides in the United States, the lender's security interest in the borrower's beneficial interest in the Mexican trust may be unperfected. In those circumstances, if the borrower defaults on the Mexico Loan, the Mexico loan agreement will nonetheless permit the lender to terminate the borrower's rights to occupy the Mexican property, and the
Mexico trust agreement will permit the lender to instruct the Mexican trustee to transfer the Mexican property to a subsequent purchaser or to recognize the subsequent purchaser as the beneficiary of the borrower's beneficial interest in the Mexican trust. However, because the lender's security interest in the borrower's beneficial interest in the Mexican trust will be unperfected, no assurance can be given that the lender will be successful in realizing on its interest in the collateral under those circumstances. The lender's security interest in the borrower's beneficial interest in the Mexican trust is not, for purposes of foreclosing on that collateral, an interest in real property. The depositor either will rely on its remedies that are available in the United States under the applicable UCC and under the Mexico trust agreement and foreclose on the collateral securing a Mexico Loan under the UCC, or follow the procedures described below.

         In the case of some Mexico Loans, the Mexico trust agreement may permit the Mexican trustee, on notice from the lender of a default by the borrower, to notify the borrower that the borrower's beneficial interest in the Mexican trust or the Mexican property will be sold at an auction in accordance with the Mexico trust agreement. Under the terms of the Mexico trust agreement, the borrower may avoid foreclosure by paying in full prior to sale the outstanding principal balance of, together with all accrued and unpaid interest and other amounts owed on, the Mexico Loan. At the auction, the
Mexican trustee may sell the borrower's beneficial interest in the Mexican trust to a third party, sell the Mexican property to another trust established to hold title to that property, or sell the Mexican property directly to a Mexican citizen.

         The depositor is not aware of any other mortgage loan programs involving mortgage loans that are secured in a manner similar to the Mexico Loans. As a result, there may be uncertainty and delays in the process of attempting to realize on the mortgage collateral and gaining possession of the mortgaged property, and the process of marketing the borrower's beneficial interest in the Mexican trust to persons interested in purchasing a Mexican property may be difficult.

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         Foreclosure on Mortgaged Properties Located in the Commonwealth of Puerto Rico

         Under the laws of the Commonwealth of Puerto Rico the foreclosure of a real estate mortgage usually follows an ordinary "civil action" filed in the Superior Court for the district where the mortgaged property is located. If the defendant does not contest the action filed, a default judgment is rendered for the plaintiff and the mortgaged property is sold at public auction, after publication of the sale for two weeks, by posting written notice in three public places in the municipality where the auction will be held, in the tax collection office and in the public school of the municipality where the mortgagor resides, if known. If the residence of the mortgagor is not known, publication in one of the newspapers of general circulation in the Commonwealth of Puerto Rico must be made at least once a week for two weeks. There may be as many as three public sales of the mortgaged property. If the defendant contests the foreclosure, the case may be tried and judgment rendered based on the merits of the case.

         There are no redemption rights after the public sale of a foreclosed property under the laws of the Commonwealth of Puerto Rico. Commonwealth of Puerto Rico law provides for a summary proceeding for the foreclosure of a mortgage, but it is very seldom used because of concerns regarding the validity of those actions. The process may be expedited if the mortgagee can obtain the consent of the defendant to the execution of a deed in lieu of foreclosure.

         Under Commonwealth of Puerto Rico law, in the case of the public sale on foreclosure of a mortgaged property that (a) is subject to a mortgage loan that was obtained for a purpose other than the financing or refinancing of the acquisition, construction or improvement of the property and (b) is occupied by the mortgagor as his principal residence, the mortgagor of the property has a right to be paid the first $1,500 from the proceeds obtained on the public sale of the property. The mortgagor can claim this sum of money from the mortgagee at any time prior to the public sale or up to one year after the sale. This payment would reduce the amount of sales proceeds available to satisfy the mortgage loan and may increase the amount of the loss.

         Foreclosure on Shares of Cooperatives

         The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant-stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement.
The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by the tenant-stockholder.

         In most cases, rent and other obligations and charges arising under a proprietary lease or occupancy agreement that are owed to the Cooperative become liens on the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement in most cases permits the Cooperative to terminate the lease or agreement if the borrower

                                                   113

defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement in most cases provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender in most cases cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

         Recognition agreements also typically provide that if the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares and assigning the proprietary lease. This approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. In most cases, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

         Because of the nature of Cooperative Loans, lenders do not usually require either the tenant-stockholder (that is, the borrower) or the Cooperative to obtain title insurance of any type.
Consequently, the existence of any prior liens or other imperfections of title affecting the
Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

         A foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the Uniform Commercial Code, or UCC, and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable"
manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. In most instances, a sale conducted according to the usual practice of creditors selling similar collateral in the same area will be considered reasonably conducted.

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         Where the lienholder is the junior lienholder, any foreclosure may be delayed until the junior lienholder obtains actual possession of such Cooperative shares. Additionally, if the lender does not have a first priority perfected security interest in the Cooperative shares, any foreclosure sale would be subject to the rights and interests of any creditor holding senior interests in the shares. Also, a junior lienholder may not be able to obtain a recognition agreement from a Cooperative since many cooperatives do not permit subordinate financing. Without a recognition agreement, the junior lienholder will not be afforded the usual lender protections from the Cooperative which are in most cases provided for in recognition agreements.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, in most cases provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. On the other hand, if a portion of the indebtedness remains unpaid, the tenant-stockholder is in most cases responsible for the deficiency. See "—Anti-Deficiency
Legislation and Other Limitations on Lenders" below.

         Rights of Redemption

         In some states, after sale under a deed of trust, or a deed to secure debt or foreclosure of a mortgage, the borrower and foreclosed junior lienors or other parties are given a statutory period, typically ranging from six months to two years, in which to redeem the property from the foreclosure sale. In some states, redemption may occur only on payment of the entire principal balance of the mortgage loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right, should be distinguished from statutory rights of redemption. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust or a deed to secure debt. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.

         Anti-Deficiency Legislation and Other Limitations on Lenders

         Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust, a mortgagee under a mortgage or a grantee under a deed to secure debt. In some states, including California, statutes limit the right of the beneficiary, mortgagee or grantee to obtain a deficiency judgment against the borrower following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the Mortgage Note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust or deed to secure debt, even if obtainable under applicable law, may be of little value to the beneficiary, grantee or mortgagee if there are no trust assets against which the deficiency judgment may be executed. Some state statutes require the beneficiary, grantee or

                                                   115

mortgagee to exhaust the security afforded under a deed of trust, deed to secure debt or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.

         In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies for the security. Consequently, the practical effect of the election requirement, in those states permitting this election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in some states, statutory provisions limit any deficiency judgment against the borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is in most cases to prevent a beneficiary, grantee or mortgagee from obtaining a large deficiency judgment against the borrower as a result of low or no bids at the judicial sale.

         Finally, in other states, statutory provisions limit any deficiency judgment against the borrower following a foreclosure to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary, grantee or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale. Various state laws also place a limitation on the mortgagee for late payment charges.

         In most cases, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in some circumstances, including circumstances where the disposition of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was not conducted in a commercially reasonable manner.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its collateral and/or enforce a deficiency judgment. For example, under the federal bankruptcy law, all actions by the secured mortgage lender against the debtor, the debtor's property and any co-debtor are automatically stayed upon the filing of a bankruptcy petition. Moreover, a court having federal bankruptcy jurisdiction may permit a debtor through its Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default relating to a mortgage loan or revolving credit loan on the debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule, even though the lender accelerated the mortgage loan or revolving credit loan and final judgment of foreclosure had been entered in state court. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan or revolving credit loan default by paying arrearages over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan or revolving credit loan secured by property of the debtor, which is a Cooperative Loan, or

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which is secured by additional collateral in addition to the related mortgaged property, may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest and altering the repayment schedule. In general, except as provided below with respect to junior liens, the terms of a mortgage loan or revolving credit loan secured only by a mortgage on a real property that is the debtor's principal residence may not be modified under a plan confirmed under Chapter 13, as opposed to Chapter 11, except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

         The United States Supreme Court has held that so long as a mortgage loan or revolving credit loan is fully or partially secured by the related mortgaged property, the amount of the mortgage loan or revolving credit loan secured by the related mortgaged property may not be reduced, or "crammed down,"
in connection with a bankruptcy petition filed by the mortgagor. However, United States Circuit Court of
Appeals decisions have held that in the event of a Chapter 13 bankruptcy filing by a mortgagor, in the event the value of the related mortgaged property at the time of the filing is less than the amount of debt secured by any first lien, the portion of any junior lien that is unsecured may be "crammed down"
in the bankruptcy court and discharged. As a result, in the event of a decline in the value of a mortgaged property, the amount of any junior liens may be reduced by a bankruptcy judge in a Chapter 13 filing, without any liquidation of the related mortgaged property. Any such reduction would be treated as a Bankruptcy Loss.

         In the case of income-producing multifamily properties, federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy
Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents.

         Certain tax liens arising under the Internal Revenue Code may, in some circumstances, have priority over the lien of a mortgage, deed to secure debt or deed of trust. This may have the effect of delaying or interfering with the enforcement of rights for a defaulted mortgage loan or revolving credit loan.

         In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans or revolving credit loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, as implemented by
Regulation Z, Real Estate Settlement Procedures Act, as implemented by Regulation X, Equal Credit
Opportunity Act, as implemented by Regulation B, Fair Credit Billing Act, Fair Credit Reporting Act and
related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans or revolving credit loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans or revolving credit loans. In particular, an originator's failure to comply with certain requirements of the federal Truth-in-Lending
Act, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in the obligors' rescinding the mortgage loans against either the originators or assignees.

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         Homeownership Act and Similar State Laws

         Some mortgage loans or revolving credit loans, referred to herein as Homeownership Act Loans, may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Home Ownership and Equity Protection Act of 1994, or Homeownership
Act, if such trust assets were originated on or after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the
Homeownership Act. Purchasers or assignees of any Homeownership Act Loan, including any trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the Homeownership Act Loan, under the federal Truth-in-Lending Act or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the loan was subject to the provisions of the Homeownership Act. Remedies available to the borrower include monetary penalties, as well as rescission rights if appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by the law. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

         In addition to the Homeownership Act, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, and other states or local governments may enact, laws that impose requirements and restrictions greater than those in the Homeownership Act. These laws prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. Purchasers or assignees of such a mortgage loan, including the related trust, could be exposed to all claims and defenses that the mortgagor could assert against the originator of the mortgage loan for a violation of state law. Claims and defenses available to the borrower could include monetary penalties, rescission and defenses to a foreclosure action or an action to collect.

         The accompanying prospectus supplement will specify whether Residential Funding Company, LLC will represent and warrant that all of the mortgage loans in the mortgage pool complied in all material respects with all applicable local, state and federal laws at the time of origination. Although
Residential Funding Company, LLC will be obligated to repurchase any mortgage loan as to which a breach of its representation and warranty has occurred if that breach is material and adverse to the interests of the securityholders, the repurchase price of those mortgage loans could be less than the damages and/or equitable remedies imposed pursuant to various state laws.

         Lawsuits have been brought in various states making claims against assignees of Homeownership
Act Loans for violations of federal and state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

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         Alternative Mortgage Instruments

         Alternative mortgage instruments, including ARM loans and early ownership mortgage loans or revolving credit loans, originated by non-federally chartered lenders, have historically been subjected to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act, or Title VIII. Title VIII provides that, regardless of any state law to the contrary:

          o   state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency for the origination of alternative mortgage instruments by national banks,

          o   state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration for origination of alternative mortgage instruments by federal credit unions, and

          o   all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the OTS, for origination of alternative mortgage instruments by federal savings and loan associations.

         Title VIII also provides that any state may reject applicability of the provisions of Title
VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Some states have taken this action.

         Junior Mortgages; Rights of Senior Mortgagees

         The mortgage loans or revolving credit loans included in the trust may be junior to other mortgages, deeds to secure debt or deeds of trust held by other lenders. Absent an intercreditor agreement, the rights of the trust, and therefore the securityholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan or revolving credit loan to be sold on default of the mortgagor. The sale of the mortgaged property may extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in certain cases, either reinstates or satisfies the defaulted senior mortgage loan or revolving credit loan or mortgage loans or revolving credit loans. A junior mortgagee may satisfy a defaulted senior mortgage loan or revolving credit loan in full or, in some states, may cure the default and bring the senior mortgage loan or revolving credit loan current thereby reinstating the senior mortgage loan or revolving credit loan, in either event usually adding the amounts expended to the balance due on the junior mortgage loan or revolving credit loan. In most states, absent a provision in the mortgage, deed to secure debt or deed of trust, or an intercreditor agreement, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage, deed to

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secure debt or deed of trust do not require notice of default to the junior mortgagee, the lack of any notice may prevent the junior mortgagee from exercising any right to reinstate the mortgage loan or revolving credit loan which applicable law may provide.

         The standard form of the mortgage, deed to secure debt or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, deed to secure debt or deed of trust, in the order as the mortgagee may determine. Thus, if improvements on the property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

         Another provision sometimes found in the form of the mortgage, deed to secure debt or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage, deed to secure debt or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage or deed of trust. After a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under certain mortgages, deeds to secure debt or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage. Also, since most senior mortgages require the related mortgagor to make escrow deposits with the holder of the senior mortgage for all real estate taxes and insurance premiums, many junior mortgagees will not collect and retain the escrows and will rely on the holder of the senior mortgage to collect and disburse the escrows.

         The form of credit line trust deed or mortgage used by most institutional lenders that make revolving credit loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is designated as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, regardless of the fact that there may be junior trust deeds or mortgages and other liens that intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and regardless that the beneficiary or lender had actual knowledge of these intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans or revolving credit loans of the type that includes revolving credit loans applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the credit limit does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

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         The Manufactured Housing Contracts

General

         A manufactured housing contract evidences both (a) the obligation of the mortgagor to repay the loan evidenced thereby and (b) the grant of a security interest in the manufactured home to secure repayment of the loan. Certain aspects of both features of the manufactured housing contracts are described below.

         Security Interests in Manufactured Homes

         Except as described in the next paragraph, under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In the few states in which certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under the UCC. Those financing statements are effective for five years and must be renewed prior to the end of each five year period. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department, or a similar entity, of the state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is, in most cases, perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to the office, depending on state law.

         The lender, the servicer or the master servicer may effect the notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing contract is registered.
If the master servicer, the servicer or the lender fails to effect the notation or delivery, or files the security interest under the wrong law, for example, under a motor vehicle title statute rather than under the UCC, in a few states, the securityholders may not have a first priority security interest in the manufactured home securing a manufactured housing contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under some circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must record a mortgage, deed of trust or deed to secure debt, as applicable, under the real estate laws of the state where the manufactured home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. In some cases, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the seller's security interest in the manufactured home. If,

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however, a manufactured home is permanently attached to its site or if a court determines that a manufactured home is real property, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by the mortgage collateral seller and transferred to the depositor. In certain cases, the master servicer or the servicer, as applicable, may be required to perfect a security interest in the manufactured home under applicable real estate laws.
If the real estate recordings are not required and if any of the foregoing events were to occur, the only recourse of the securityholders would be against the mortgage collateral seller under its repurchase obligation for breach of representations or warranties.

         The depositor will assign or cause to be assigned a security interest in the manufactured homes to the trustee on behalf of the securityholders. See "Description of the Securities—Assignment of
Loans." The accompanying prospectus supplement will specify whether the depositor or the trustee will amend the certificates of title to identify the trustee as the new secured party if a manufactured home is governed by the applicable motor vehicle laws of the relevant state. Accordingly, the depositor or any other entity as may be specified in the prospectus supplement will continue to be named as the secured party on the certificates of title relating to the manufactured homes. However, there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest may not be held effective against subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home or creditors of the assignor.

         If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered and if steps are not taken to re-perfect the trustee's security interest in the state, the security interest in the manufactured home will cease to be perfected. While in many circumstances the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation, there can be no assurance that the trustee will be able to do so.

         When a mortgagor under a manufactured housing contract sells a manufactured home, the trustee, or the servicer or the master servicer on behalf of the trustee, must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related lien before release of the lien.

         Under the laws of most states, liens for repairs performed on a manufactured home take priority over a perfected security interest. The applicable mortgage collateral seller typically will represent that it has no knowledge of any liens for any manufactured home securing payment on any manufactured housing contract. However, the liens could arise at any time during the term of a manufactured housing contract. No notice will be given to the trustee or securityholders if a lien arises and the lien would not give rise to a repurchase obligation on the part of the party specified in the related agreement.

         To the extent that manufactured homes are not treated as real property under applicable state law, manufactured housing contracts in most cases are "chattel paper" as defined in the UCC in effect in the states in which the manufactured homes initially were registered. Under the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the master servicer, the servicer or the depositor, as the case may be, will transfer physical possession of the manufactured housing contracts to the trustee or its

                                                   122

custodian. In addition, the master servicer or the servicer will make an appropriate filing of a financing statement in the appropriate states to give notice of the trustee's ownership of the manufactured housing contracts. The accompanying prospectus supplement will specify whether the manufactured housing contracts will be stamped or marked otherwise to reflect their assignment from the depositor to the trustee. Therefore, if a subsequent purchaser were able to take physical possession of the manufactured housing contracts without notice of the assignment, the trustee's interest in the manufactured housing contracts could be defeated. To the extent that manufactured homes are treated as real property under applicable state law, contracts will be treated in a manner similar to that described above with regard to mortgage loans. See "—The Mortgage Loans" above.

         Enforcement of Security Interests in Manufactured Homes

         The servicer or the master servicer on behalf of the trustee, to the extent required by the related agreement, may take action to enforce the trustee's security interest with respect to manufactured housing contracts in default by repossession and sale of the manufactured homes securing the defaulted contracts. So long as the manufactured home has not become subject to real estate law, a creditor generally can repossess a manufactured home securing a contract by voluntary surrender, by
"self-help" repossession that is "peaceful" or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a manufactured housing contract generally must give the debtor a number of days' notice prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including prior notice to the debtor and commercial reasonableness in effecting a repossession sale. The laws in most states also require that the debtor be given notice of any sales prior to resale of the unit so that the debtor may redeem the manufactured home at or before the resale.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing the related obligor's manufactured housing contract. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting debtor would have no assets with which to pay a judgment.

         Certain statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell a manufactured home or enforce a deficiency judgment. For a discussion of deficiency judgments, see "—The
Mortgage Loans—Anti-Deficiency Legislation and Other Limitations on Lenders" above.

The Home Improvement Contracts

         General

         The home improvement contracts, other than those home improvement contracts that are unsecured or secured by mortgages on real estate, in most cases, are "chattel paper" and include "purchase money security interests" each as defined in the UCC. Those home improvement contracts are referred to in this section as "contracts." Under the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the contracts to the trustee or a

                                                   123

designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will make an appropriate filing of a financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. Unless specified in the accompanying prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trustee's interest in the contracts could be defeated. In addition, if the depositor were to become insolvent or a debtor in a bankruptcy case while in possession of the contracts, competing claims to the contracts could arise. Even if unsuccessful, these claims could delay payments to the trust and the securityholders. If successful, losses to the trust and the securityholders also could result.

         The contracts that are secured by the home improvements financed by those contracts grant to the originator of the contracts a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement in most cases is not required to be filed to perfect a purchase money security interest in consumer goods. These purchase money security interests are assignable. In most cases, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in the home improvement must in most cases be perfected by a timely fixture filing. In most cases, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose this characterization, upon incorporation of these materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

         Forms of notes and mortgages used by lenders may contain provisions obligating the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity.
In some states, there are or may be specific limitations on the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties on an involuntary prepayment is unclear under the laws of many states. Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the Office of
Thrift Supervision, or OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly relating to loans and/or contracts having higher interest rates, may increase the likelihood of refinancing or other early retirements of the home equity loans and/or home improvement contracts.

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         Enforcement of Security Interest in Home Improvements

         So long as the home improvement has not become subject to the real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, "self-help" repossession that is "peaceful," that is, without breach of the peace, or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days or more depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states restrict repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting this type of sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the related property so that the debtor may redeem it at or before the resale.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments and in many cases the defaulting borrower would have no assets with which to pay a judgment.

         Some other statutory provisions, including federal and state bankruptcy and insolvency laws and general equity principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

         Enforceability of Certain Provisions

         Unless the accompanying prospectus supplement indicates otherwise, the loans contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses has been limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982, or
Garn-St Germain Act, preempts state constitutional, statutory and case law that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, regardless of the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty on the acceleration of a loan under a due-on-sale clause.

         The inability to enforce a due-on-sale clause may result in a loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact on the average life of the loans and the number of loans which may be outstanding until maturity.

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         On foreclosure, courts have imposed general equitable principles. These equitable principles are designed to relieve the borrower from the legal effect of its defaults under the loan documents.
Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, including the borrower failing to adequately maintain the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust, deeds to secure debt or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a deed to secure a debt or a mortgagee having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

Consumer Protection Laws

          Numerous federal and state consumer protection laws impose requirements applicable to the origination of loans, including the Truth in Lending Act, as implemented by Regulation Z, the Federal
Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit
Opportunity Act, as implemented by Regulation B, the Fair Debt Collection Practices Act, the Real Estate
Settlement Procedures Act, as implemented by Regulation X, the Fair Housing Act, the Uniform Consumer
Credit Code and related statutes. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability may affect an assignee's ability to enforce the related loan. In particular, the originator's failure to comply with certain requirements of the federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in obligors rescinding the mortgage loans against either the originators or assignees. In addition, some of the mortgage loans may be subject to special rules, disclosure requirements and other provisions that are applicable to
Homeownership Act Loans as discussed under "—The Mortgage Loans—Homeownership Act and Similar State
Laws."

          If the transferor of a consumer credit contract is also the seller of goods that give rise to the transaction, and, in certain cases, related lenders and assignees, the "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor to transfer the contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of the contract to all claims and defenses that the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the borrower also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against the borrower.

Applicability of Usury Laws

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, or Title
V, provides that state usury limitations shall not apply to some types of residential first mortgage loans, including Cooperative Loans originated by some lenders. Title V also provides

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that, subject to certain conditions, state usury limitations shall not apply to any loan that is secured by a first lien on certain kinds of manufactured housing. Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any home improvement contract that is secured by a first lien on some kinds of consumer goods. The contracts would be covered if they satisfy some conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

     Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted this type of prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

     Usury limits apply to junior mortgage loans in many states and Mexico Loans. Any applicable usury limits in effect at origination will be reflected in the maximum interest rates for the mortgage loans, as described in the accompanying prospectus supplement.

     In most cases, each seller of a loan will have represented that the loan was originated in compliance with then-applicable state laws, including usury laws, in all material respects. However, the interest rates on the loans will be subject to applicable usury laws as in effect from time to time.

Environmental Legislation

     Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980,
as amended, or CERCLA, and under state law in some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under
CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, or Conservation Act
amended, among other things, the provisions of CERCLA for lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. For a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the mortgaged property. The Conservation Act provides that
"merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the

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protection of the secured creditor exemption only if it exercises decision-making control over the mortgagor's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of substantially all operational functions of the mortgaged property. The
Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Other federal and state laws in some circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint.
These cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust and reduce the amounts otherwise distributable to the holders of the related series of securities. Moreover, some federal statutes and some states by statute impose an Environmental Lien. All subsequent liens on that property are usually subordinated to an Environmental Lien and, in some states, even prior recorded liens are subordinated to Environmental Liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to an Environmental Lien could be adversely affected.

     Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present for any mortgaged property prior to the origination of the loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the depositor nor any master servicer or servicer will be required by any agreement to undertake any of these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability for the absence or effect of contaminants on any mortgaged property or any casualty resulting from the presence or effect of contaminants. However, the master servicer or the servicer will not be obligated to foreclose on any mortgaged property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to securityholders of the related series.

     Except as otherwise specified in the applicable prospectus supplement, at the time the loans were originated, no environmental assessment or a very limited environment assessment of the mortgaged properties will have been conducted.

Servicemembers Civil Relief Act

     Under the terms of the Relief Act a borrower who enters military service after the origination of the borrower's loan, including a borrower who was in reserve status and is called to active duty after origination of the loan, may not be charged interest, including fees and charges, in excess of
6% per annum during the period of the borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% per annum, unless a court or administrative agency of the United States or of any State orders otherwise on application of the lender. The Relief Act applies to borrowers who are members of the Air Force, Army, Marines, Navy,
National Guard, Reserves or Coast Guard, and officers of the U.S. Public Health Service or the National
Oceanic and Atmospheric Administration assigned to duty with the military.

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    Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related loan, no information can be provided as to the number of loans that may be affected by the Relief Act. For loans included in a trust, application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer or the master servicer, as applicable, to collect full amounts of interest on the loans.
Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related loans, would result in a reduction of the amounts distributable to the holders of the related securities, and would not be covered by Advances or any form of credit enhancement provided in connection with the related series of securities. In addition, the Relief Act imposes limitations that would impair the ability of the servicer or the master servicer, as applicable, to foreclose on an affected loan during the mortgagor's period of active duty status, and, under some circumstances, during an additional three-month period thereafter. Thus, if the Relief Act or similar legislation or regulations apply to any loan which goes into default, there may be delays in payment and losses on the related securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the loans resulting from similar legislation or regulations may result in delays in payments or losses to securityholders of the related series.

Default Interest and Limitations on Prepayments

     Forms of notes and mortgages used by lenders may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments on the borrower's payment of prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations on the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties on an involuntary prepayment is unclear under the laws of many states. Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage.
The absence of a restraint on prepayment, particularly for mortgage loans and/or contracts having higher loan rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans and/or contracts.

     Some state laws restrict the imposition of prepayment charges even when the loans expressly provide for the collection of those charges. The Alternative Mortgage Transaction Parity Act of 1982, or
the Parity Act, permits the collection of prepayment charges in connection with some types of loans subject to the Parity Act, or Parity Act loans, preempting any contrary state law prohibitions. However, some states may not recognize the preemptive authority of the Parity Act or have opted out of the Parity
Act. Moreover, the OTS, the agency that administers the application of

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the Parity Act to some types of mortgage lenders that are not chartered under federal law, withdrew its favorable regulations and opinions that previously authorized those lenders, notwithstanding contrary state law, to charge prepayment charges and late fees on Parity Act loans in accordance with OTS rules.
The withdrawal is effective with respect to Parity Act loans originated on or after July 1, 2003. The
OTS's action does not affect Parity Act loans originated before July 1, 2003. It is possible that prepayment charges may not be collected even on loans that provide for the payment of these charges unless otherwise specified in the accompanying prospectus supplement. The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and these amounts will not be available for payment on the certificates.

Forfeitures in Drug and RICO Proceedings

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations, or RICO statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime on which the forfeiture is based, or
(ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe"
that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                                 MATERIAL FEDERAL INCOME TAX CONSEQUENCES
General

     The following is a discussion of the material federal income tax consequences of the purchase, ownership and disposition of the securities. This discussion is directed solely to securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code and does not purport to discuss all federal income tax consequences that may be applicable to particular individual circumstances, including those of banks, insurance companies, foreign investors, tax-exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, S corporations, estates and trusts, securityholders that hold the securities as part of a hedge, straddle, integrated or conversion transaction, or securityholders whose functional currency is not the United
States dollar. Also, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in a securityholder.

     The following discussion addresses (1) REMIC Securities representing interests in a trust for which the transaction documents require the making of an election to have the trust (or a portion thereof) be treated as one or more REMICs and (2) Non-REMIC Notes. The prospectus supplement for each series of securities will indicate whether a REMIC election will be made for the related trust and, if that election is to be made, will identify all "regular interests" and "residual interests" in the
REMIC. For purposes of this tax discussion, references to a "securityholder" or a "holder" are to the beneficial owner of a security.

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Regulations specifically addressing certain of the issues discussed in this prospectus have not been issued and this discussion is based in part on regulations that do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, securities similar to the securities.

     The authorities on which this discussion and the opinion referred to below are based are subject to change or differing interpretations which could apply retroactively. This discussion does not purport to be as detailed and complete as the advice a securityholder may get from its tax advisor.
Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the
IRS will not take contrary positions. Taxpayers and preparers of tax returns, including those filed by any REMIC or other issuer, should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice
(1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return. If penalties were asserted against purchasers of the securities offered hereunder in respect of their treatment of the securities for tax purposes, the summary of tax considerations contained herein and the opinions stated herein may not meet the conditions necessary for purchasers' reliance on that summary and those opinions to exculpate them from the asserted penalties. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See "State and Other Tax
Consequences."

Opinions

     Upon the issuance of each series of REMIC Securities, Orrick, Herrington & Sutcliffe LLP or
Mayer, Brown, Rowe & Maw LLP, counsel to the depositor, will provide its opinion generally to the effect that, assuming (i) compliance with all provisions of the related agreement, (ii) certain representations set forth in the related agreement are true, (iii) there is continued compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury regulations issued thereunder and (iv) a REMIC election is made timely in the required form, for federal income tax purposes, the related trust, or each applicable group of assets held by the related trust, will qualify as a REMIC and the REMIC Securities will be considered to evidence ownership of REMIC regular interests or REMIC residual interests in that REMIC within the meaning of the REMIC Provisions.

     In addition, as to any securities offered pursuant hereto, Orrick, Herrington & Sutcliffe LLP or Mayer, Brown, Rowe & Maw LLP is of the opinion that the statements made in the following discussion, as supplemented by the discussion under the heading "Federal Income Tax Consequences", if any, in the prospectus supplement accompanying this prospectus with respect to those securities, to the extent that they constitute matters of law or legal conclusions, are correct in all material respects as of the date of such prospectus supplement.

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    Neither Orrick, Herrington & Sutcliffe LLP nor Mayer, Brown, Rowe & Maw LLP has been asked to opine on any other federal income tax matter, and the balance of this summary does not purport to set forth any opinion of counsel concerning any other particular federal income tax matter. For example, the discussion under "REMICs—Taxation of Owners of REMIC Residual Securities—Excess Inclusions" below is a general summary of federal income tax consequences relating to an investment in a REMIC residual interest that has "excess inclusion income," which summary counsel opines is correct in all material respects as described above; however, that summary does not set forth any opinion as to whether any particular class of REMIC residual interests will be treated as having excess inclusion income.

     Orrick, Herrington & Sutcliffe LLP and Mayer, Brown, Rowe & Maw LLP have not been asked to, and do not, render any opinion regarding the state or local income tax consequences of the purchase, ownership and disposition of a beneficial interest in the certificates. See "—State and Local Tax
Consequences."

Classification of REMICs

     Upon the issuance of each series of REMIC Securities, Orrick, Herrington & Sutcliffe LLP or
Mayer, Brown, Row & Maw LLP, counsel to the depositor, will provide its opinion generally to the effect that, assuming (i) compliance with all provisions of the related agreement, (ii) certain representations set forth in the related agreement are true, (iii) there is continued compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury regulations issued thereunder and (iv) a REMIC election is made timely in the required form, for federal income tax purposes, the related trust, or each applicable group of assets held by the related trust, will qualify as a REMIC and the certificates offered by the REMIC will be considered to evidence ownership of REMIC
"regular interests," or REMIC "residual interests," in that REMIC within the meaning of the REMIC
Provisions.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for that status during any taxable year, the Internal Revenue
Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a separate corporation under Treasury regulations, and the related
REMIC Securities may not be accorded the status or given the tax treatment described in this prospectus under "Material Federal Income Tax Consequences." The IRS may, but is not compelled to provide relief but any relief may be accompanied by sanctions, including the imposition of a corporate tax on all or a portion of the trust's income for the period in which the requirements for that status are not satisfied. The pooling and servicing agreement, indenture or trust agreement for each REMIC will include provisions designed to maintain the trust's status as a REMIC. It is not anticipated that the status of any trust as a REMIC will be terminated.

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Characterization of Investments in REMIC Securities

     In general, the REMIC Securities will be "real estate assets" within the meaning of
Section 856(c)(4)(A) of the Internal Revenue Code and assets described in Section 7701(a)(19)(C) of the
Internal Revenue Code in the same proportion that the assets of the REMIC underlying the securities would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Securities will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC Regular Securities and income allocated to the class of REMIC Residual Securities will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to the extent that those securities are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the
Internal Revenue Code. In addition, the REMIC Regular Securities will be "qualified mortgages" within the meaning of Section 860G(a)(3)(C) of the Internal Revenue Code if transferred to another REMIC on its startup day in exchange for regular or residual interests in that REMIC. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the
Internal Revenue Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The master servicer, the servicer or the REMIC administrator, as applicable, will report those determinations to securityholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage collateral, payments on mortgage collateral held pending distribution on the REMIC Securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage collateral, or whether those assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage collateral for purposes of all of the foregoing sections. In addition, in some instances mortgage loans, including Additional
Collateral Loans or Pledged Asset Mortgage Loans, may not be treated entirely as assets described in the foregoing sections. If the assets of a REMIC include Additional Collateral Loans or Pledged Asset
Mortgage Loans, the non-real property collateral, while itself not an asset of the REMIC, could cause the mortgage loans not to qualify for one or more of those characterizations. If so, the related prospectus supplement will describe the mortgage loans, including Additional Collateral Loans or Pledged
Asset Mortgage Loans, that may not be so treated. The REMIC regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Internal Revenue Code. Furthermore, foreclosure property will qualify as "real estate assets" under Section 856(c)(4)(A) of the Internal Revenue Code.

Tiered REMIC Structures

     For some series of REMIC Securities, two or more separate elections may be made to treat designated portions of the related trust as REMICs for federal income tax purposes.

     Solely for purposes of determining whether the REMIC Securities will be "real estate assets"
within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Internal Revenue Code, and whether the income on the securities is interest described in Section 856(c)(3)(B) of the Internal Revenue Code, the
Tiered REMICs will be treated as one REMIC.

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Taxation of Owners of REMIC Regular Securities

         General

     In general, REMIC Regular Securities will be treated for federal income tax purposes as debt instruments and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC
Regular Securities that otherwise report income under a cash method of accounting will be required to report income for REMIC Regular Securities under an accrual method.

     Original Issue Discount

     Some REMIC Regular Securities may be issued with "original issue discount" within the meaning of Section 1273(a) of the Internal Revenue Code. Any holders of REMIC Regular Securities issued with original issue discount typically will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to REMIC Regular Securities and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Internal Revenue Code requires that a prepayment assumption be used for loans held by a
REMIC in computing the accrual of original issue discount on REMIC Regular Securities issued by that issuer, and that adjustments be made in the amount and rate of accrual of the discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used for a REMIC Regular Security must be the same as that used in pricing the initial offering of the REMIC Regular Security. The prepayment assumption used by the master servicer, the servicer, or the REMIC administrator in reporting original issue discount for each series of REMIC Regular Securities will be consistent with this standard and will be disclosed in the accompanying prospectus supplement. However, none of the depositor, the REMIC administrator, the master servicer or the servicer will make any representation that the loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Security will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC
Regular Securities will be the first cash price at which a substantial amount of REMIC Regular
Securities of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC Regular Securities is sold for cash on or prior to the date of their initial issuance, or the closing date, the issue price for that class will be treated as the fair market value of the class on the closing date. Under the OID regulations, the stated
redemption price of a REMIC Regular Security is equal to the total of all payments to be made on that security other than "qualified stated interest." Qualified stated interest includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable

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rate debt instrument, at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that in most cases does not operate in a manner that accelerates or defers interest payments on a REMIC Regular Security.

     In the case of REMIC Regular Securities bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of the original issue discount will vary according to the characteristics of the REMIC Regular Securities. If the original issue discount rules apply to the securities, the accompanying prospectus supplement will describe the manner in which the rules will be applied by the master servicer, the servicer, or REMIC administrator for those certificates in preparing information returns to the securityholders and the IRS.

     Some classes of the REMIC Regular Securities may provide for the first interest payment with respect to their securities to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period"
(as defined below) for original issue discount is each monthly period that begins or ends on a distribution date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular
Security and accounted for as original issue discount. Because interest on REMIC Regular Securities must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Securities.

     In addition, if the accrued interest to be paid on the first distribution date is computed for a period that begins prior to the closing date, a portion of the purchase price paid for a REMIC Regular
Security will reflect the accrued interest. In these cases, information returns to the securityholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued for periods prior to the closing date is treated as part of the overall cost of the REMIC
Regular Security, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the
REMIC Regular Security. However, the OID regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID regulations and whether that election could be made unilaterally by a securityholder.

     Regardless of the general definition of original issue discount, original issue discount on a
REMIC Regular Security will be considered to be de minimis if it is less than 0.25% of the stated
redemption price of the REMIC Regular Security multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Security is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC Regular Security, by multiplying (i) the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, presumably taking into account the prepayment assumption, by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC Regular

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Security. Under the OID regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total remaining amount of the de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment, and the denominator of which is the outstanding stated principal amount of the REMIC Regular Security. The OID regulations also would permit a securityholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "—Market Discount" below for a description of that election under the OID regulations.

     If original issue discount on a REMIC Regular Security is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held the REMIC Regular
Security, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Security, the daily portions of original issue discount will be determined as follows.

     The accompanying prospectus supplement will describe the applicable accrual period. In general each accrual period that begins or ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first accrual period, begins on the closing date, a calculation will be made of the portion of the original issue discount that accrued during that accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Security, if any, in future periods and (B) the distributions made on the REMIC Regular Security during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of the REMIC Regular Security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC Regular Security will be received in future periods based on the loans being prepaid at a rate equal to the prepayment assumption and (2) using a discount rate equal to the original yield to maturity of the security. For these purposes, the original yield to maturity of the security will be calculated based on its issue price and assuming that distributions on the security will be made in all accrual periods based on the loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC Regular Security at the beginning of any accrual period will equal the issue price of the security, increased by the aggregate amount of original issue discount that accrued for that security in prior accrual periods, and reduced by the amount of any distributions made on that
REMIC Regular Security in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     The OID regulations suggest that original issue discount for securities that represent multiple uncertificated regular interests, in which ownership interests will be issued simultaneously to the same buyer and which may be required under the related pooling and servicing agreement to be transferred together, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount for securities that represent the ownership of multiple uncertificated regular interests will be reported to the IRS and the securityholders on an

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aggregate method based on a single overall constant yield and the prepayment assumption stated in the accompanying prospectus supplement, treating all uncertificated regular interests as a single debt instrument as set forth in the OID regulations, so long as the pooling and servicing agreement requires that the uncertificated regular interests be transferred together.

     A subsequent purchaser of a REMIC Regular Security that purchases the security at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount for that security. However, each daily portion will be reduced, if the cost is in excess of its "adjusted issue price," in proportion to the ratio that excess bears to the aggregate original issue discount remaining to be accrued on the REMIC Regular Security. The adjusted issue price of a REMIC Regular Security on any given day equals (i) the adjusted issue price or, in the case of the first accrual period, the issue price, of the security at the beginning of the accrual period which includes that day, plus (ii) the daily portions of original issue discount for all days during the accrual period prior to that day minus (iii) any principal payments made during the accrual period prior to that day for the security.

Market Discount

     A securityholder that purchases a REMIC Regular Security at a market discount, that is, in the case of a REMIC Regular Security issued without original issue discount, at a purchase price less than its remaining stated principal amount, or, in the case of a REMIC Regular Security issued with original issue discount, at a purchase price less than its adjusted issue price, will recognize income on receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the
Internal Revenue Code such a securityholder in most cases will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.

     A securityholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the securityholder on or after the first day of the first taxable year to which the election applies. In addition, the OID regulations permit a securityholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If the election were made for a REMIC
Regular Security with market discount, the securityholder would be deemed to have made an election to include currently market discount in income for all other debt instruments having market discount that the securityholder acquires during the taxable year of the election or thereafter. Similarly, a securityholder that made this election for a security that is acquired at a premium would be deemed to have made an election to amortize bond premium for all debt instruments having amortizable bond premium that the securityholder owns or acquires. See "—Premium" below. Each of these elections to accrue interest, discount and premium for a security on a constant yield method or as interest may not be revoked without the consent of the IRS.

     However, market discount for a REMIC Regular Security will be considered to be de minimis for purposes of Section 1276 of the Internal Revenue Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC Regular Security multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a

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similar rule for original issue discount on obligations payable in installments, the OID regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied for market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "— Original Issue Discount."
This treatment may result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury
Department, certain rules described in the conference committee report accompanying the Tax Reform Act of 1986 apply. The conference committee report indicates that in each accrual period market discount on
REMIC Regular Securities should accrue, at the securityholder's option:

          o   on the basis of a constant yield method,

          o   in the case of a REMIC Regular Security issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated
              interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Security as of the beginning of the accrual period, or

          o   in the case of a REMIC Regular Security issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Security at the beginning of the accrual period.

     Moreover, the prepayment assumption used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. Because the regulations referred to in the preceding paragraph have not been issued, it is not possible to predict what effect those regulations might have on the tax treatment of a REMIC Regular Security purchased at a discount in the secondary market.

     To the extent that REMIC Regular Securities provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Security in most cases will be required to treat a portion of any gain on the sale or exchange of that security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     In addition, under Section 1277 of the Internal Revenue Code, a holder of a REMIC Regular
Security may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Security purchased with market discount. For these purposes, the de minimis rule referred to above applies.

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     Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by that holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium

   A REMIC Regular Security purchased at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC Regular Security may elect under
Section 171 of the Internal Revenue Code to amortize that premium under the constant yield method over the life of the security. If made, this election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related REMIC Regular Security, rather than as a separate interest deduction. The OID regulations also permit securityholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the securityholder as having made the election to amortize premium generally. See "—Market Discount above." The conference committee report states that the same rules that apply to accrual of market discount, which rules will require use of a prepayment assumption in accruing market discount for REMIC Regular Securities without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code. It is possible that the use of an assumption that there will be no prepayments may be required in calculating the amortization of premium.

Realized Losses

      Under Section 166 of the Internal Revenue Code, both corporate holders of the REMIC Regular
Securities and noncorporate holders of the REMIC Regular Securities that acquire those certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more Realized Losses on the loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Security in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code until the holder's security becomes wholly worthless—until its outstanding principal balance has been reduced to zero—and that the loss will be characterized as a short-term capital loss.

      Each holder of a REMIC Regular Security will be required to accrue interest and original issue discount for that security, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the loans or the underlying certificates until it can be established that any reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Security could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a REMIC Regular Security eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a Realized Loss, ultimately will not be realized, the law is unclear with respect to the timing and character of the loss or reduction in income.

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Taxation of Owners of REMIC Residual Securities

     General

      As residual interests, the REMIC Residual Securities will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Securities were treated for federal income tax purposes as direct ownership interests in the loans or as debt instruments issued by the
REMIC.

      A holder of a REMIC Residual Security generally will be required to report its daily portion of the taxable income or, in accordance with the limitations noted in this discussion, the net loss of the
REMIC for each day during a calendar quarter that the holder owned the REMIC Residual Security. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention. The daily amounts will then be allocated among the holders of REMIC Residual Securities in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any holder of a REMIC Residual Securities by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described in this prospectus in "—Taxable Income of the REMIC" and will be taxable to the holders of REMIC Residual
Securities without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Securities will be "portfolio income" for purposes of the taxation of taxpayers in accordance with limitations under Section 469 of the Internal Revenue Code on the deductibility of "passive losses."

      A holder of a REMIC Residual Security that purchased the security from a prior holder of that security also will be required to report on its federal income tax return amounts representing its daily portion of the taxable income or net loss of the REMIC for each day that it holds the REMIC Residual
Security. These daily portions generally will equal the amounts of taxable income or net loss determined as described above. The conference committee report accompanying the Tax Reform Act of 1986 indicates that modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce, or increase, the income or loss of a holder of a REMIC Residual Securities that purchased the
REMIC Residual Security from a prior holder of such security at a price greater than, or less than, the adjusted basis that REMIC Residual Security would have had in the hands of an original holder of that security. The REMIC regulations, however, do not provide for any such modifications.

      Any payments received by a holder of a REMIC Residual Security in connection with the acquisition of that security will be taken into account in determining the income of that holder for federal income tax purposes. On May 11, 2004, the IRS issued final regulations that require such payment to be included in income over time according to an amortization schedule that reasonably reflects the costs and benefits of holding the REMIC Residual Security over its expected life. The regulations also provide two more specific methods that will be accepted as meeting the general test set forth above for determining the timing and amount of income inclusion. One method generally follows the method of inclusion used by the taxpayer for GAAP purposes, but not over a period shorter than the period over which the REMIC is expected to generate income. The other method calls for ratable inclusion over the remaining anticipated weighted average life of the REMIC as of the time the REMIC Residual Security is transferred to the taxpayer. Holders of REMIC Residual Securities are encouraged to consult their tax advisors concerning the treatment of these payments for income tax purposes under the regulations.

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     The amount of income holders of REMIC Residual Securities will be required to report, or the tax liability associated with that income, may exceed the amount of cash distributions received from the
REMIC for the corresponding period. Consequently, holders of REMIC Residual Securities should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC
Residual Securities or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to holders of REMIC Residual Securities may exceed the cash distributions received by the holders of REMIC Residual Securities for the corresponding period may significantly adversely affect the after-tax rate of return for the holders of REMIC Residual
Securities.

     Taxable Income of the REMIC

     The taxable income of the REMIC will equal the income from the loans and other assets of the
REMIC plus any cancellation of indebtedness income due to the allocation of Realized Losses to REMIC
Regular Securities, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by the amortization of any premium received on issuance, on the REMIC Regular
Securities, and any other class of REMIC Securities constituting "regular interests" in the REMIC not offered hereby, amortization of any premium on the loans, bad debt deductions for the loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC. For this purpose, the master servicer, the servicer, or REMIC administrator, as applicable, intends to treat the fair market value of the loans as being equal to the aggregate issue prices of the REMIC Regular
Securities and REMIC Residual Securities. The aggregate basis will be allocated among the loans collectively and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Securities offered hereby will be determined in the manner described above under "— Taxation of Owners of REMIC Regular Securities—Original Issue Discount." Accordingly, if one or
more classes of REMIC Securities are retained initially rather than sold, the master servicer, the servicer, or REMIC administrator, as applicable, may be required to estimate the fair market value of those interests in order to determine the basis of the REMIC in the loans and other property held by the
REMIC.

     Subject to the possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income for loans that it holds will be equivalent to the method of accruing original issue discount income for REMIC Regular Securityholders—under the constant yield method taking into account the prepayment assumption. However, a REMIC that acquires collateral at a market discount must include the discount in income currently, as it accrues, on a constant interest basis. See "— Taxation of Owners of REMIC Regular Securities" above, which describes a method of accruing discount income that is analogous to that required to be used by a REMIC as to loans with market discount that it holds.

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    A loan will be deemed to have been acquired with discount or premium to the extent that the
REMIC's basis therein, determined as described in the preceding paragraph, is less than or greater than its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Securities. It is anticipated that each REMIC will elect under Section 171 of the Internal Revenue Code to amortize any premium on the loans. Premium on any loan to which the election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on the
REMIC Regular Securities, equal to the deductions that would be allowed if the REMIC Regular Securities, were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "— Taxation of Owners of REMIC Regular Securities—Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Securities, described therein will not apply.

     If a class of REMIC Regular Securities is issued at an Issue Premium, the net amount of interest deductions that are allowed the REMIC in each taxable year for the REMIC Regular Securities of that class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that
Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "—Taxation of Owners of REMIC Regular
Securities—Original Issue Discount."

     As a general rule, the taxable income of the REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "—Prohibited Transactions and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Internal
Revenue Code, which allows those deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All of these expenses will be allocated as a separate item to the holders of REMIC
Residual Securities, subject to the limitation of Section 67 of the Internal Revenue Code. See
"—Possible Pass-Through of Miscellaneous Itemized Deductions." If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions

     The adjusted basis of a REMIC Residual Security will be equal to the amount paid for that REMIC
Residual Security, increased by amounts included in the income of the related securityholder and decreased, but not below zero, by distributions made, and by net losses allocated, to the related securityholder (in each case, other than any income or distributions attributable to qualified stated
interest).

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    A holder of a REMIC Residual Securities is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds that holder's adjusted basis in its REMIC
Residual Security as of the close of that calendar quarter, determined without regard to the net loss.
Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, in accordance with the same limitation, may be used only to offset income from the REMIC Residual Security. The ability of holders of REMIC Residual Securities to deduct net losses in accordance with additional limitations under the Internal Revenue Code, as to which the securityholders are encouraged to consult their tax advisors.

     Any distribution on a REMIC Residual Security will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC Residual Security. To the extent a distribution on a REMIC Residual Security exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Security. Holders of REMIC Residual Securities may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the
REMIC Residual Securities will not be sufficiently large that distributions will be treated as nontaxable returns of capital. Their bases in the REMIC Residual Securities will initially equal the amount paid for such REMIC Residual Securities and will be increased by their allocable shares of taxable income of the trust. However, their basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, for which the REMIC taxable income is allocated to the holders of REMIC Residual Securities. To the extent the initial bases of the holders of the REMIC
Residual Securities are less than the distributions to the holders of REMIC Residual Securities, and increases in the initial bases either occur after distributions or, together with their initial bases, are less than the amount of the distributions, gain will be recognized to the holders of REMIC Residual
Securities on those distributions and will be treated as gain from the sale of their REMIC Residual
Securities.

     The effect of these rules is that a securityholder may not amortize its basis in a REMIC
Residual Security, but may only recover its basis through distributions, through the deduction of its share of any net losses of the REMIC or on the sale of its REMIC Residual Security. See "— Sales of
Certificates." For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Security other than an original holder in order to reflect any difference between the cost of the REMIC Residual Security to its holder and the adjusted basis the
REMIC Residual Security would have had in the hands of the original holder, see "—General."

     Excess Inclusions

     Any "excess inclusions" for a REMIC Residual Security will be subject to federal income tax in all events.

     In general, the "excess inclusions" for a REMIC Residual Security for any calendar quarter will be the excess, if any, of (i) the sum of the daily portions of REMIC taxable income allocable to the
REMIC Residual Security over (ii) the sum of the "daily accruals" (as defined below) for each day during that quarter that the REMIC Residual Security was held by the holder of a REMIC Residual Securities. The daily accruals of a holder of a REMIC Residual Security will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC
Residual Security at the beginning of the calendar quarter

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and 120% of the "long-term Federal rate" in effect on the closing date. For this purpose, the adjusted issue price of a REMIC Residual Security as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Security, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made on the REMIC Residual Security before the beginning of that quarter. The issue price of a REMIC Residual Security is the initial offering price to the public, excluding bond houses, brokers and underwriters, at which a substantial amount of the REMIC Residual Securities were sold. If less than a substantial amount of a particular class of REMIC Residual Securities is sold for cash on or prior to the closing date, the issue price of that class will be treated as the fair market value of that class on the closing date. The "long-term
Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     For holders of REMIC Residual Securities, an excess inclusion:

          o   will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

          o   will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization,
              and

          o   will not be eligible for any rate reduction or exemption under any applicable tax treaty for the 30% United States withholding tax imposed on distributions to holders of REMIC
              Residual Securities that are foreign investors.

     See, however, "—Foreign Investors in REMIC Regular Securities."

     Furthermore, for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative minimum tax net operating loss deduction and (ii) alternative minimum taxable income may not be less than the taxpayer's excess inclusions; provided, however, that for purposes of (ii), alternative minimum taxable income is determined without regard to the special rule that taxable income cannot be less than excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC Residual Securities held by a real estate investment trust, the aggregate excess inclusions allocated to the REMIC Residual Securities, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of Section 857(b)(2) of the Internal
Revenue Code, excluding any net capital gain, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion from a REMIC Residual Security as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and some cooperatives; the REMIC regulations currently do not address this subject.

     Effective August 1, 2006, temporary regulations issued by the IRS (the "Temporary regulations")
have modified the general rule that excess inclusions from a REMIC residual interest

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are not includible in the income of a nonresident alien individual or foreign corporation for purposes of the 30% United States withholding tax until paid or distributed or when the REMIC residual interest is disposed of. The Temporary regulations accelerate the time both for reporting of, and withholding tax on, excess inclusions allocated to the foreign equity holders of domestic partnerships and certain other pass-through entities. The new rules also provide that excess inclusions are United States sourced income. The timing rules apply to a particular residual interest and a particular foreign person if the first allocation of income from the residual interest to the foreign person occurs after July 31, 2006.
The source rules apply for taxable years ending after August 1, 2006.

     Under the Temporary regulations, in the case of REMIC residual interests held by a foreign person through a domestic partnership, the amount of excess inclusion income allocated to the foreign partner is deemed to be received by the foreign partner on the last day of the partnership's taxable year except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) of the Internal Revenue Code as a result of a distribution by the partnership to the foreign partner or a disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest. A disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership's residual interest in the REMIC, a disposition of the foreign partner's interest in the partnership, or any other reduction in the foreign partner's allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

     Similarly, in the case of a residual interest held by a foreign person indirectly as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the amount of excess inclusion allocated to the foreign person must be taken into account for purposes of the 30% United States withholding tax at the same time that other income from the trust, company, fund, or organization would be taken into account.

     Under the Temporary regulations, excess inclusions allocated to a foreign person (whether as a partner or holder of an interest in a pass-through entity) are expressly made subject to withholding tax. In addition, in the case of excess inclusions allocable to a foreign person as a partner, the
Temporary regulations eliminate an exception to the withholding requirements under which a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent has control over the payee's money or property and knows the facts giving rise to the payment.

     Noneconomic REMIC Residual Securities

     Under the REMIC regulations, transfers of "noneconomic" REMIC Residual Securities will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the
"noneconomic" REMIC Residual Security. The REMIC regulations provide that a REMIC Residual Security is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC's

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organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue on the REMIC Residual Security, which rate is computed and published monthly by the IRS) on the REMIC Residual Security equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions on the REMIC Residual Security at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.
Accordingly, all transfers of REMIC Residual Securities that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement or trust agreement that are intended to reduce the possibility of any transfer being disregarded. The restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor also is required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Security, prospective purchasers should consider the possibility that a purported transfer of the REMIC Residual
Security by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by that purchaser.

     The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual interest the transferee represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base
(within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis (determined using the short-term rate provided by Section 1274(d) of the Internal Revenue Code) than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.

     The accompanying prospectus supplement will disclose whether offered REMIC Residual Securities may be considered "noneconomic" residual interests under the REMIC regulations. Any disclosure that a
REMIC Residual Security will not be considered "noneconomic" will be based on some assumptions, and the depositor will make no representation that a REMIC Residual Security will not be considered
"noneconomic" for purposes of the above-described rules. See "—Foreign Investors in REMIC Regular
Securities" for additional restrictions applicable to transfers of certain REMIC Residual Securities to foreign persons.

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Mark-to-Market Rules

     The mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market
Regulations provide that for purposes of this mark-to-market requirement, a REMIC Residual Security acquired on or after January 4, 1995 is not treated as a security and thus may not be marked to market.
Prospective purchasers of a REMIC Residual Security are encouraged to consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC Residual Securities.

     Possible Pass-Through of Miscellaneous Itemized Deductions

     Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC
Residual Securities. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the related REMIC Regular Securities. Fees and expenses will be allocated to holders of the related REMIC Residual Securities in their entirety and not to the holders of the related
REMIC Regular Securities.

     For REMIC Residual Securities or REMIC Regular Securities the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to the individual's, estate's or trust's share of fees and expenses will be added to the gross income of that holder and (ii) the individual's, estate's or trust's share of fees and expenses will be treated as a miscellaneous itemized deduction allowable in accordance with the limitation of Section 67 of the Internal Revenue Code, which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition,
Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced. The amount of additional taxable income reportable by holders of REMIC Securities that are covered by the limitations of either Section 67 or Section 68 of the Internal Revenue Code may be substantial.
Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC security that is an individual, estate or trust, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in the holder's gross income. Accordingly, the REMIC Securities may not be appropriate investments for individuals, estates, or trusts, or
Pass-Through Entities beneficially owned by one or more individuals, estates or trusts. Any prospective investors are encouraged to consult with their tax advisors prior to making an investment in these certificates.

Tax and Restrictions on Transfers of REMIC Residual Securities to Certain Organizations

     If a REMIC Residual Security is transferred to a Disqualified Organization, a tax would be imposed in an amount, determined under the REMIC regulations, equal to: the product of:

     (1)   the present value, discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue on the security, which rate is computed and published monthly by the IRS, of the total anticipated excess inclusions on the REMIC Residual Security for periods after the transfer; and

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         (2)   the highest marginal federal income tax rate applicable to corporations.

     The anticipated excess inclusions must be determined as of the date that the REMIC Residual
Security is transferred and must be based on events that have occurred up to the time of transfer, the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. This tax generally would be imposed on the transferor of the
REMIC Residual Security, except that where the transfer is through an agent for a Disqualified
Organization, the tax would instead be imposed on that agent. However, a transferor of a REMIC Residual
Security would in no event be liable for the tax on a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

          o   residual interests in the entity are not held by Disqualified Organizations; and

          o   information necessary for the application of the tax described in this prospectus will be made available.

Restrictions on the transfer of REMIC Residual Securities and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, including provisions:

        (1)   requiring any transferee of a REMIC Residual Security to provide an affidavit representing that it is not a Disqualified Organization and is not acquiring the REMIC Residual Security on behalf of a Disqualified Organization, undertaking to maintain that status and agreeing to obtain a similar affidavit from any person to whom it shall transfer the REMIC Residual
              Security;

        (2)   providing that any transfer of a REMIC Residual Security to a Disqualified Organization shall be null and void; and

        (3)   granting to the master servicer or the servicer the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any REMIC Residual Security that shall become owned by a Disqualified Organization despite (1) and (2) above.

     In addition, if a Pass-Through Entity includes in income excess inclusions on a REMIC Residual
Security, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on the entity equal to the product of (i) the amount of excess inclusions on the REMIC
Residual Security that are allocable to the interest in the Pass-Through Entity held by the Disqualified
Organization and (ii) the highest marginal federal income tax rate imposed on corporations. A
Pass-Through Entity will not be subject to this tax for any period, however, if each

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record holder of an interest in the Pass-Through Entity furnishes to that Pass-Through Entity (i) the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder or (ii) a statement under penalties of perjury that the record holder is not a Disqualified Organization. For taxable years beginning after December 31, 1997, regardless of the preceding two sentences, in the case of a REMIC Residual Security held by an "electing large partnership," all interests in such partnership shall be treated as held by Disqualified
Organizations, without regard to whether the record holders of the partnership furnish statements described in the preceding sentence, and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners, in lieu of allocating to the partners a deduction for the tax paid by the partners.

Sales of Certificates

     If a REMIC Security is sold, the selling securityholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Security. The adjusted basis of a REMIC Regular Security generally will equal the cost of that REMIC Regular Security to that securityholder, increased by income reported by the securityholder with respect to that REMIC
Regular Security, including original issue discount and market discount income, and reduced, but not below zero, by distributions on the REMIC Regular Security received by the securityholder and by any amortized premium. The adjusted basis of a REMIC Residual Security will be determined as described under
"—Taxation of Owners of REMIC Residual Securities—Basis Rules, Net Losses and Distributions." Except as
described below, any gain or loss generally will be capital gain or loss.

     Gain from the sale of a REMIC Regular Security that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income for the REMIC Regular Security had income accrued thereon at a rate equal to 110% of the "applicable federal rate," which is typically a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the security, which rate is computed and published monthly by the IRS, determined as of the date of purchase of the
REMIC Regular Security, over (ii) the amount of ordinary income actually includible in the seller's income prior to the sale. In addition, gain recognized on the sale of a REMIC Regular Security by a seller who purchased the REMIC Regular Security at a market discount will be taxable as ordinary income to the extent of any accrued and previously unrecognized market discount that accrued during the period the security was held. See "—Taxation of Owners of REMIC Regular Securities—Market Discount."

     A portion of any gain from the sale of a REMIC Regular Security that might otherwise be capital gain may be treated as ordinary income to the extent that the security is held as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in securities or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate
"applicable Federal rate," which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

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    Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include any net capital gain in total net investment income for the taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     If the seller of a REMIC Residual Security reacquires the security, any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the
Internal Revenue Code) within six months of the date of the sale, the sale will be subject to the "wash sale" rules of Section 1091 of the Internal Revenue Code. In that event, any loss realized by the holders of REMIC Residual Securities on the sale will not be deductible, but instead will be added to the adjusted basis the holders of REMIC Residual Securities in the newly acquired asset.

     Losses on the sale of a REMIC Regular Security in excess of a threshold amount (which amount could need to be aggregated with similar or previous losses) may require disclosure of such loss on an
IRS Form 8886. Investors are encouraged to consult with their tax advisors as to the need to file such forms.

Tax Return Disclosure and Investor List Requirements

     Recent Treasury regulations directed at potentially abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. The regulations require taxpayers to report certain disclosures on IRS Form 8886 if they participate in a "reportable transaction."
Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a "reportable transaction" based upon any of several indicia, one or more of which may be present with respect to your investment in the securities. There are significant penalties for failure to comply with these disclosure requirements. Investors in REMIC Residual Securities are encouraged to consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that the depositor and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as they determine apply to them with respect to the transaction.

Prohibited Transactions and Other Taxes

     The Internal Revenue Code imposes a prohibited transactions tax, which is a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions a prohibited transaction means the disposition of a loan, the receipt of income from a source other than any loan or other Permitted Investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the loans for temporary investment pending distribution on the REMIC Securities. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a contributions tax, which is a tax on the REMIC equal to 100% of the value of the contributed property. Each pooling and servicing agreement or trust agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

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    REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts.
"Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

     It is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     To the extent permitted by then-applicable laws, any prohibited transactions tax, contributions tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer, the servicer, the REMIC administrator or the trustee in either case out of its own funds, provided that the master servicer, the servicer, the
REMIC administrator or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the master servicer's, the servicer's, the REMIC administrator's or the trustee's obligations, as the case may be, under the related pooling and servicing agreement or trust agreement and relating to compliance with applicable laws and regulations.
Any tax not borne by the master servicer, the servicer or the trustee will be payable out of the related trust resulting in a reduction in amounts payable to holders of the related REMIC Securities.

Termination

     A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment from the loans or on a sale of the REMIC's assets following the adoption by the
REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Security will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Security, if the last distribution on the REMIC Residual Security is less than the securityholder's adjusted basis in the security, the securityholder should be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

Reporting and Other Administrative Matters

         Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of REMIC Residual Securities will be treated as partners. The master servicer, the servicer, or the REMIC administrator, as applicable, will file REMIC federal income tax returns on behalf of the related REMIC and will act as the "tax matters person" for the REMIC in all respects, and may hold a nominal amount of REMIC Residual Securities.

     As the tax matters person, the master servicer, the servicer, or the REMIC administrator, as applicable, will have the authority to act on behalf of the REMIC and the holders of REMIC Residual
Securities in connection with the administrative and judicial review of items of income,

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deduction, gain or loss of the REMIC, as well as the REMIC's classification. Holders of REMIC Residual
Securities will be required to report the REMIC items consistently with their treatment on the related
REMIC's tax return and may in some circumstances be bound by a settlement agreement between the master servicer, the servicer, or the REMIC administrator, as applicable, as tax matters person, and the IRS concerning any REMIC item.

     Adjustments made to the REMIC tax return may require a holder of a REMIC Residual Securities to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of the securityholder's return. No REMIC will be registered as a tax shelter under Section 6111 of the Internal Revenue Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Security as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

     Reporting of interest income, including any original issue discount, on REMIC Regular
Securities is required annually, and may be required more frequently under Treasury regulations. These information reports are required to be sent to individual holders of regular Interests and the IRS;
holders of REMIC Regular Securities that are corporations, trusts, securities dealers and other non-individuals will be provided interest and original issue discount income information and the information in the following paragraph on request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring certain information to be reported to the IRS. Reporting for the REMIC
Residual Securities, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, typically on a quarterly basis.

     As applicable, the REMIC Regular Security information reports will include a statement of the adjusted issue price of the REMIC Regular Security at the beginning of each accrual period. In addition, the reports will include information required by regulations for computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method requires information relating to the holder's purchase price that the master servicer or the servicer will not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "—Taxation of Owners of REMIC Regular
Securities—Market Discount."

     The responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the servicer. Securityholders may request any information with respect to the returns described in Section 1.6049-7(e)(2) of the Treasury regulations. Any request should be directed to the master servicer or the servicer at Residential Funding Company, LLC, 8400 Normandale Lake Boulevard,
Suite 250, Minneapolis, Minnesota 55437.

Backup Withholding with Respect to Securities

     Payments of interest and principal, as well as payments of proceeds from the sale of securities, may be subject to the "backup withholding tax" under Section 3406 of the Internal

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Revenue Code if recipients of payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Regular Securities

     A holder of a REMIC Regular Security that is not a United States person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Security will not be subject to United States federal income or withholding tax on a distribution on a REMIC Regular Security, provided that the holder complies to the extent necessary with certain identification requirements, including delivery of a statement, signed by the securityholder under penalties of perjury, certifying that the securityholder is not a United States person and providing the name and address of the securityholder; this statement is generally made on IRS
Form W-8BEN and must be updated whenever required information has changed or within three calendar years after the statement is first delivered. For these purposes, United States person means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia, except, in the case of a partnership, to the extent provided in regulations, provided that, for purposes solely of the restrictions on the transfer of the residual interests, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United State person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operating agreement to be United States persons, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury which regulations have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Internal Revenue Code), and which was treated as a United
States person on August 19, 1996, may elect to continue to be treated as a United States person regardless of the previous sentence. It is possible that the IRS may assert that the foregoing tax exemption should not apply to a REMIC Regular Security held by a holder of a REMIC Residual Securities that owns directly or indirectly a 10% or greater interest in the REMIC Residual Securities. If the holder does not qualify for exemption, distributions of interest, including distributions of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

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    Further, it appears that a REMIC Regular Security would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, securityholders who are nonresident alien individuals are encouraged to consult their tax advisors concerning this question.

     Transfers of REMIC Residual Securities to investors that are not United States persons will be prohibited under the related pooling and servicing agreement or trust agreement.

Non-REMIC Notes

     Status as Real Property Loans. Non-REMIC Notes held by a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Code
Section 7701(a)(19)(C)(v). Non-REMIC Notes held by a real estate investment trust will not constitute real estate assets within the meaning of Code Section 856(c)(5)(B). Interest on notes will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Code
Section 856(c)(3)(B).

     Taxation of Noteholders. Non-REMIC Notes generally will be subject to the same rules of taxation as REMIC Regular Securities issued by a REMIC, except that (1) income reportable on the notes is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special rule treating a portion of the gain on sale or exchange of a REMIC Regular
Certificate as ordinary income is inapplicable to the notes. See "—Taxation of Owners of REMIC Regular
Securities" and "—Matters Relevant to Holders of All REMIC Securities—Sales of REMIC Securities" above.
Also, interest paid on a Non-REMIC note to a noteholder that is not a United States Person will normally qualify for the exception from United States withholding tax described in "—Matters Relevant to Holders of All REMIC Securities—Foreign Investors in REMIC Securities" above, except, in addition to the exceptions noted in that section, where the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer.

                                     STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Material Federal Income Tax
Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the certificates offered hereunder. State tax and local law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors are encouraged to consult their tax advisors with respect to the various tax consequences of investments in the certificates offered hereby.

                                           ERISA CONSIDERATIONS

     Sections 404 and 406 of ERISA, impose fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA and on various other retirement plans and arrangements, including bank collective investment funds and insurance company general and separate accounts in which those employee benefit plans and arrangements are invested. Section 4975 of the
Internal Revenue Code imposes essentially the same prohibited transaction restrictions on certain tax-favored plans, including tax-qualified retirement plans described in Section 401(a) of the Internal
Revenue Code and individual retirement accounts described in Section 408 of the Internal Revenue Code.

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    Some employee benefit plans, including governmental plans, as defined in Section 3(32) of
ERISA, and, if no election has been made under Section 410(d) of the Internal Revenue Code, church plans, as defined in Section 3(33) of ERISA, are not subject to the ERISA requirements discussed in this prospectus. Accordingly, assets of these plans may be invested in securities without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any plan that is a tax-qualified plan and exempt from taxation under Sections 401(a) and 501(a) of the Internal
Revenue Code, however, is subject to the prohibited transaction rules in Section 503(b) of the Internal
Revenue Code.

     Section 404 of ERISA imposes general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investment be made in accordance with the documents governing the plan. In addition, Section 406 of ERISA and Section 4975 of the Internal Revenue
Code prohibit a broad range of transactions involving assets of employee benefit plans and arrangements and tax-favored plans, which are collectively referred to in this prospectus as "ERISA plans," and persons, called "parties in interest" under ERISA or "disqualified persons" under the Internal Revenue
Code, which are collectively referred to in this prospectus as "parties in interest," who have specified relationships to the ERISA plans, unless some statutory, regulatory or administrative exemption is available. Some parties in interest that participate in a prohibited transaction may be subject to a penalty, or an excise tax, imposed under Section 502(i) of ERISA or Section 4975 of the Internal Revenue
Code, unless some statutory, regulatory or administrative exemption is available for any transaction of this sort.

Plan Asset Regulations

     An investment of assets of an ERISA plan in securities may cause the underlying mortgage loans, contracts, private securities or any other assets held in a trust or other entity to be deemed ERISA plan assets of the ERISA plan. The U.S. Department of Labor, or DOL, has promulgated regulations at 29
C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA, concerning whether or not an ERISA plan's assets would be deemed to include an interest in the underlying assets of an entity, including a trust, for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code, when an ERISA plan acquires an "equity interest" in that entity. The DOL regulations define the term "equity interest"
as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features."

     Exceptions contained in the DOL regulations provide that an ERISA plan's assets will not include an undivided interest in each asset of an entity in which it makes an equity investment if:

          o   the entity is an operating company;

          o   the equity investment made by the ERISA plan is either a "publicly-offered security" that is
              "widely held," both as defined in the DOL regulations, or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or

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          o   benefit plan investors" do not own 25% or more in value of any class of equity interests issued by the entity. For this purpose, "benefit plan investors" include ERISA plans and any entity whose underlying assets include ERISA plan assets by reason of an ERISA plan's investment in the entity.

     Some of the rules contained in the DOL regulations provide that ERISA plan assets may be deemed to include an undivided interest in each asset of an entity, such as a trust, in which an ERISA plan makes an equity investment. Therefore, unless the accompanying prospectus supplement indicates otherwise, ERISA plans and entities deemed to hold ERISA plan assets should not acquire or hold certificates, or notes which may be deemed to have "substantial equity features," in reliance upon the availability of any exception under the DOL regulations described above. For purposes of this section, the terms "ERISA plan assets" and "assets of an ERISA plan" have the meanings assigned in the DOL regulations and include an undivided interest in the underlying assets of entities in which an ERISA plan holds an equity interest.

     Under the DOL regulations, the prohibited transaction provisions of Section 406 of ERISA and
Section 4975 of the Internal Revenue Code may apply to a trust and cause the depositor, the master servicer, any servicer, any subservicer, the Administrator, the trustee, the owner trustee, the indenture trustee, the obligor under any credit enhancement mechanism or affiliates of those entities to be considered or become parties in interest for an investing ERISA plan or an ERISA plan holding an interest in an ERISA-subject investment entity. If so, the acquisition or holding of securities by or on behalf of the investing ERISA plan could also give rise to a prohibited transaction under ERISA and
Section 4975 of the Internal Revenue Code, unless some statutory, regulatory or administrative exemption is available. Securities acquired by an ERISA plan would be assets of that ERISA plan. Under the DOL regulations, a trust, including the mortgage loans, private securities or any other assets held in the trust, may also be deemed to be assets of each ERISA plan that acquires certificates or notes deemed to have "substantial equity features." Special caution should be exercised before ERISA plan assets are used to acquire a security in those circumstances, especially if, for the ERISA plan assets, the depositor, the master servicer, any servicer, any subservicer, the Administrator, the trustee, the obligor under any credit enhancement mechanism or an affiliate thereof either:

          o   has investment discretion with respect to the investment of the ERISA plan assets; or

          o   has authority or responsibility to give, or regularly gives, investment advice (direct or indirect) with respect to the ERISA plan assets for a fee under an agreement or understanding that this advice will serve as a primary basis for investment decisions with respect to the ERISA plan assets.

     Any person who has discretionary authority or control with respect to the management or disposition of ERISA plan assets, and any person who provides investment advice with respect to the
ERISA plan assets for a fee (in the manner described above), is a fiduciary of the investing ERISA plan.
If the mortgage loans, private securities or any other assets held in a trust were to constitute ERISA plan assets, then any party exercising management or discretionary control with

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respect to those ERISA plan assets may be deemed to be a "fiduciary," and thus subject to the general fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code, for any investing ERISA plan. In addition, if the mortgage loans, private securities or any other assets held in a trust were to constitute ERISA plan assets, then the acquisition or holding of securities by, or on behalf of an ERISA plan or with ERISA plan assets, as well as the operation of the trust, may constitute or result in a prohibited transaction under ERISA and
Section 4975 of the Internal Revenue Code.

Prohibited Transaction Exemptions

     The DOL has issued an individual prohibited transaction exemption, or PTE, 94-29, 59 Fed. Reg.
14674 (March 29, 1994), as most recently amended by PTE 2002-41, 67 Fed. Reg. 54487 (August 22, 2002),
referred to as the Issuer Exemption, to Residential Funding Company, LLC and a number of its affiliates.
The Issuer Exemption generally exempts from the application of some of the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code, various transactions, among others, relating to the servicing and operation of pools of secured obligations of some types, including mortgage loans, contracts and private securities, which are held in a trust or by another
"issuer" and the purchase, sale and holding of pass-through certificates or debt instruments, collectively referred to in this section as "securities," issued by a trust or other issuer as to which:

          o   the depositor or any of its affiliates is the sponsor if any entity which has received from the
              DOL an individual prohibited transaction exemption which is similar to the Issuer
              Exemption is the sole underwriter, a manager or co-manager of the underwriting syndicate or a selling or placement agent; or

          o   the depositor or an affiliate is the underwriter or placement agent,

provided that the conditions described in the Issuer Exemption are satisfied. For purposes of this section, the term "underwriter" includes:

          o   the depositor and a number of its affiliates;

          o   any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the depositor and a number of its affiliates;

          o   any member of the underwriting syndicate or selling group of which a person described in the two clauses just above is a manager or co-manager with respect to a class of securities; or

          o   any entity which has received from the DOL an exemption called an asset-backed exemption relating to securities which is substantially similar to the Issuer Exemption.

     The Issuer Exemption sets forth several general conditions (certain of which are described below) which must be satisfied for a transaction involving the purchase, sale and holding of certificates to be eligible for exemptive relief thereunder.

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          o   The certificates issued by an issuer must represent a beneficial ownership interest in the assets of an issuer that is a trust and which interest entitles the holder of the certificates to certain payments with respect to the assets of the trust.

          o   The assets of the trust must consist solely of certain types of obligations, property, cash accounts or certain permitted contractual rights. There are six permitted types of obligations including certain consumer receivables, credit instruments, obligations secured by residential or commercial real property, obligations secured by motor vehicles or equipment, guaranteed governmental mortgage pool certificates and fractional undivided interests in any of the above. Permitted contractual rights include rights of the trustee under the relevant pooling and servicing agreement, rights under any insurance policies, and rights under eligible yield supplement agreements, eligible swap agreements or other credit support arrangements. The Issuer Exemption also requires that each trust meet the following requirements:

              o   the trust must consist solely of assets of the type that have been included in other investment pools;

              o   securities evidencing interests in those other investment pools must have been rated in one of the four highest categories of one of the exemption rating agencies for at least one year prior to the acquisition of certificates by or on behalf of an ERISA plan or with ERISA plan assets in reliance on an asset-backed exemption; and

              o   securities in the other investment pools must have been purchased by investors other than ERISA plans for at least one year prior to any acquisition of certificates by or on behalf of an ERISA plan or with ERISA plan assets in reliance on an asset-backed exemption.

          o   The acquisition of certificates by an ERISA plan or with ERISA plan assets must be on terms that are at least as favorable to the ERISA plan as they would be in an arm's length transaction with an unrelated party.

          o   Certificates must evidence rights and interests that are not subordinated to the rights and interests evidenced by the other certificates of the same trust, unless none of the mortgage loans or other assets has an LTV ratio or CLTV ratio that exceeds
              100% at the date of issuance of the certificates.

          o   At the time of acquisition by an ERISA plan or with ERISA plan assets, the certificates must be rated in one of the four highest generic rating categories by Standard & Poor's, a division of The McGraw Hill Companies, Inc., Moody's Investors Service, Inc. or
              Fitch Ratings, called the exemption rating agencies, if none of the mortgage loans or other assets has an LTV ratio or CLTV ratio that exceeds 100% at the date of issuance of the certificates.

          o   If the LTV ratio or CLTV ratio of any one- to four-family residential mortgage loan or home equity loan held in the trust exceeds 100% but does not exceed 125% (based on fair market value at the date of issuance of the certificates), the certificates must
              (a) be rated in one of the two highest generic categories by the exemption rating agencies and (b) not be subordinate to other certificates issued by the issuer.

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          o   The Issuer Exemption will not apply to any of the certificates if:

              o   any mortgage loan or other asset held in the trust (other than a one- to four family residential mortgage loan or closed-end home equity loan) has an LTV ratio or CLTV ratio that exceeds 100% at the date of issuance of the certificates; or

              o   any one- to four-family residential mortgage loan or closed-end home equity loan has an LTV ratio or CLTV ratio that exceeds 125% at the date of issuance of the certificates.

          o   The trustee cannot be an affiliate of any other member of the restricted group (which consists of any underwriter, the depositor, the master servicer, the Certificate
              Administrator, any servicer, any subservicer, the trustee, the swap counterparty in any eligible swap arrangement and any mortgagor with respect to assets of a trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the related trust as of the date of initial issuance of the certificates) other than an underwriter.

          o   The sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer, the Certificate Administrator, any servicer and any subservicer must represent not more than reasonable compensation for that person's services under the related pooling and servicing agreement or trust agreement and reimbursement of that person's reasonable expenses in connection therewith.

          o   The investing ERISA plan or ERISA plan asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange
              Commission under the Securities Act of 1933, as amended.

          o   For issuers other than common law trusts, the documents establishing the issuer and governing the transaction must contain provisions as described in the Issuer Exemption that are intended to protect the assets of the issuer from creditors of the depositor.

          o   If a particular class of securities held by an ERISA plan involves a "ratings dependent swap"
              or a "non-ratings dependent swap" (collectively, a "swap" or "swap agreement")
              entered into by the trust that issued such securities, then each particular swap transaction relating to such securities must be (a) an "eligible swap," (b) with an "eligible counterparty," (c) meet certain additional conditions which depend on whether the swap is a "ratings dependent swap" or a "non-ratings dependent swap"
              and (d) permit the trust to make termination payments to the swap counterparty
              (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor or seller. Securities to which one or more swap agreements apply may be acquired or held only by "qualified plan investors."

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    An "eligible swap" is one which (a) is denominated in U.S. dollars, (b) pursuant to which the trust pays or receives on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index
(COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted
("allowable interest rate"), (c) has a notional amount that does not exceed either (i) the principal balance of the class of securities to which the swap related, or (ii) the portion of the principal balance of such class represented by obligations ("allowable notional amount"), (d) is not leveraged
(i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("leveraged"), (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid, and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) above.

     An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the securities which is in one of the three highest long-term credit rating categories, or one of the two highest short-term credit rating categories, utilized by at least one of the exemption rating agencies rating the securities; provided that, if a counterparty is relying on its short-term rating to establish eligibility, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable exemption rating agency.

     A "qualified plan investor" is a plan for which the decision to buy such class of securities is made by an independent fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the securities, which fiduciary must (a) be a "qualified professional asset manager" ("QPAM") under PTCE 84-14, (b) be an "in-house asset manager" under PTCE 96-23, or (c) have total assets (both plan and non-plan) under management of at least $100 million at the time the securities are acquired by the plan.

     In "ratings dependent swaps" (where the rating of a class of securities is dependent on the terms and conditions of the swap and the rating of the counterparty), the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any exemption rating agency below a level specified by the exemption rating agency, the servicer must, within the period specified under the Pooling and Servicing Agreement (a) obtain a replacement swap agreement with an eligible counterparty which is acceptable to the exemption rating agency and the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate), or
(b) cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the exemption rating agency such that the then current rating by the exemption rating agency of the particular class of securities will not be withdrawn or reduced (and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year). In the event that the servicer fails to meet these obligations, holders of the securities that are employee benefit plans or other retirement

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arrangements must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the underwriter exemption will prospectively cease to be applicable to any class of securities held by an employee benefit plan or other retirement arrangement which involves such ratings dependent swap.

     "Non-ratings dependent swaps" (those where the rating of the securities does not depend on the terms and conditions of the swap or the rating of the counterparty) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction
(a) obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate), (b) cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the swap transaction were terminated, or (c) terminate the swap agreement in accordance with its terms. With respect to a non-ratings dependent swap, each exemption rating agency must confirm, as of the date of issuance of securities by the Trust, that entering into such swap will not affect the rating of the securities.

     The Issuer Exemption also permits yield supplement agreements to be assets of a trust fund if certain conditions are satisfied.

     An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement or (if purchased by or on behalf of the trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS Agreement"). If the EYS
Agreement has a notional principal amount, the EYS Agreement may only be held as an asset of the trust fund if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an allowable interest rate; (c) it is not leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust and an eligible counterparty; and (f) it has an allowable notional amount.

     The exemptive relief afforded by the Issuer Exemption does not apply to any securities where the related trust contains revolving credit loans or unsecured loans. In addition, except as otherwise specified in the accompanying prospectus supplement, the exemptive relief afforded by the Issuer
Exemption may not apply to any securities where the related trust contains certain purchase obligations, a swap, a yield maintenance agreement, a pre-funding arrangement or Mexico Loans.

     An ERISA plan fiduciary or other investor of ERISA plan assets contemplating purchasing securities must make its own determination that the general conditions described above will be satisfied with respect to those securities. In the case of notes, additional conditions to the exemptive relief available under the Issuer Exemption require that customary bankruptcy law opinions be provided to the trustee and that the trust agreement include specified bankruptcy law related protections for the noteholders. Unless otherwise specified in the prospectus supplement related to an issuance of notes, the depositor expects that those additional conditions will be satisfied.

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    If the general conditions of the Issuer Exemption are satisfied, the Issuer Exemption may provide an exemption, from the application of the prohibited transaction provisions of Sections 406(a)
and 407(a) of ERISA and Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of securities by an ERISA plan or with ERISA plan assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E) and 406(a)(2) of ERISA for the
acquisition or holding of a security by an excluded ERISA plan or with ERISA plan assets of an excluded
ERISA plan by any person who has discretionary authority or renders investment advice with respect to
ERISA plan assets of the excluded ERISA plan. For purposes of the securities, an "excluded ERISA plan"
is an ERISA plan sponsored by any member of the restricted group.

     If certain additional conditions of the Issuer Exemption are also satisfied, the Issuer
Exemption may provide an exemption, from the application of the prohibited transaction provisions of
Sections 406(b)(1) and (b)(2) of ERISA and Section 4975(c)(1)(E) of the Internal Revenue Code, in
connection with:

         o   the direct or indirect sale, exchange or transfer of securities in the initial issuance of securities between the depositor or an underwriter and an ERISA plan when the person who has discretionary authority or renders investment advice with respect to the investment of the relevant ERISA plan assets in the certificates is:

         o   a borrower with respect to 5% or less of the fair market value of the assets of a trust; or

         o   an affiliate of that person,

provided that, if the securities are acquired in connection with their initial issuance, the quantitative restrictions described in the Issuer Exemption are met;

         o   the direct or indirect acquisition or disposition in the secondary market of securities by an
             ERISA plan or by a person investing ERISA plan assets; and

         o   the holding of securities by an ERISA plan or with ERISA plan assets.

Additionally, if specific conditions of the Issuer Exemption are satisfied, the Issuer Exemption may provide an exemption, from the application of the prohibited transaction provisions of Sections 406(a),
406(b) and 407(a) of ERISA and Section 4975 of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the mortgage pools or contract pools. The accompanying prospectus supplement will specify whether the depositor expects that the specific conditions of the
Issuer Exemption required for this purpose should be satisfied with respect to the securities so that the Issuer Exemption should provide an exemption, from the application of the prohibited transaction provisions of Sections 406(a) and (b) of ERISA and Section 4975 of the Internal Revenue Code, for
transactions in connection with the servicing, management and operation of the mortgage pools and contract pools, provided that the general conditions of the Issuer Exemption are satisfied.

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    The Issuer Exemption also may provide an exemption, from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, if those restrictions are deemed to otherwise apply merely because a person is deemed to be a party in interest with respect to an investing ERISA plan, or an ERISA plan holding interests in the investing entity holding ERISA plan assets, by virtue of providing services to the
ERISA plan or by virtue of having specified relationships to such a person, solely as a result of the
ERISA plan's ownership of securities.

     Before purchasing a security, a fiduciary or other investor of ERISA plan assets should itself confirm that the certificates or notes constitute "securities" for purposes of the Issuer Exemption and that the specific and general conditions and the other requirements described in the Issuer Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Issuer Exemption, the fiduciary or other ERISA plan asset investor should consider its general fiduciary obligations under ERISA in determining whether to purchase any securities with ERISA plan assets.

     Any fiduciary or other ERISA plan asset investor that proposes to purchase securities on behalf of an ERISA plan or with ERISA plan assets should consult with its counsel on the potential applicability of ERISA and the Internal Revenue Code to that investment and the availability of the
Issuer Exemption or any DOL prohibited transaction class exemption, or PTCE, in connection therewith. In particular, in connection with a contemplated purchase of certificates representing a beneficial ownership interest in a pool of single-family residential first or second mortgage loans or Agency
Securities, the fiduciary or other ERISA plan asset investor should consider the availability of PTCE
83-1 for various transactions involving mortgage pool investment trusts. However, PTCE 83-1 does not provide exemptive relief with respect to securities evidencing interests in trusts which include mortgage loans secured by third or more junior liens, revolving credit loans, loans on unimproved land, contracts, Cooperative Loans, multifamily or mixed-use mortgage loans or some types of private securities, or which contain a swap, a pre-funding arrangement or Mexico Loans. In addition, the fiduciary or other ERISA plan asset investor should consider the availability of other class exemptions granted by the DOL, which provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of Section 4975 of the Internal Revenue Code, including PTCE
95-60, regarding transactions by insurance company general accounts; PTCE 84-14, regarding transactions effected by a "qualified professional asset manager"; PTCE 90-1, regarding transactions by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds;
and PTCE 96-23, regarding transactions effected by an "in-house asset manager" (each, an "Investor-Based
Exemption"). In addition to the Investor-Based Exemptions listed above, Section 408(b)(17) of ERISA provides a statutory exemption for certain prohibited transactions between an ERISA plan and a person or an entity that is a party in interest to such ERISA plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the ERISA plan involved in the transaction) solely by reason of providing services to the ERISA plan, but only if the ERISA plan pays no more, or receives no less, than adequate consideration (the "Service Provider Exemption"). The Investor-Based Exemptions and
the Service Provider Exemption may not provide exemptive relief for all transactions for which exemptive relief is provided by the Issuer Exemption. The accompanying prospectus supplement may contain additional information regarding the application of the Issuer Exemption, the Investor-Based Exemptions,
other DOL exemptions or the Service Provider

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    Exemption for the securities offered thereby. There can be no assurance that any of these exemptions will apply with respect to any particular ERISA plan's or other ERISA plan asset investor's investment in the securities or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with this form of investment.

Considerations for ERISA Plans Regarding the Purchase of Notes

     An ERISA plan fiduciary or other ERISA plan asset investor considering an investment in notes should consider the availability of some class exemptions granted by the DOL, which provide relief from some of the prohibited transaction provisions of ERISA and the related excise tax provisions of
Section 4975 of the Internal Revenue Code, including the Investor-Based Exemptions listed above. The
Issuer Exemption may also be available to exempt the investment in notes, provided that the conditions described in "Prohibited Transaction Exemptions" are satisfied and prior to the issuance of any notes, a legal opinion is received which states that the noteholders have a perfected security interest in the
Issuer's assets. The accompanying prospectus supplement may contain additional information regarding the application of the Investor-Based Exemptions, the Issuer Exemption, other DOL exemptions or the Service
Provider Exemption for notes offered by this prospectus.

Insurance Company General Accounts

     Insurance companies contemplating the investment of general account assets in the securities should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA.
The DOL issued final regulations under Section 401(c) which were published in the Federal Register on
January 5, 2000 and became generally applicable on July 5, 2001.

Representations From Investing ERISA Plans

     If the criteria specified in the Issuer Exemption as described above are not satisfied by
(a) one or more classes of certificates, or (b) a trust or the mortgage loans, contracts, mortgage securities and other assets held by the trust, then the accompanying prospectus supplement will specify whether or not transfers of those certificates to (i) an ERISA plan, (ii) a trustee or other person acting on behalf of any ERISA plan, or (iii) any other person using ERISA plan assets to effect the acquisition, will be registered by the trustee, and whether or not such registration shall be subject to the condition that the transferee provides the depositor, the trustee and the master servicer with an opinion of counsel satisfactory to the depositor, the trustee and the master servicer, which opinion will not be at the expense of the depositor, the trustee or the master servicer, that the purchase of the certificates by or on behalf of the ERISA plan or with ERISA plan assets:

         o   is permissible under applicable law;

         o   will not constitute or result in any non-exempt prohibited transaction under ERISA or
             Section 4975 of the Internal Revenue Code; and

         o   will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the pooling and servicing or trust agreement.

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     Except as otherwise specified in the accompanying prospectus supplement, each beneficial owner of a subordinate security offered by this prospectus and the accompanying prospectus supplement (or any interest therein) shall be deemed to have represented, by virtue of its acquisition or holding of such security (or interest therein), that either:

         o   it is not an ERISA plan, a trustee or other person acting on behalf of an ERISA plan, or any other person using ERISA plan assets to effect such acquisition or holding;

         o   it has acquired and is holding such subordinate securities in reliance on the Issuer Exemption and it understands that there are certain conditions to the availability of the
             Issuer Exemption including that the subordinate securities must be rated, at the time of acquisition, in one of the four highest generic rating categories by at least one of the exemption rating agencies; or

         o   (1) such acquirer or holder is an insurance company, (2) the source of funds used to acquire or hold such security (or interest therein) is an "insurance company general account"
             (as defined in PTCE 95-60), and (3) the conditions set forth in Section I and III of PTCE 95-60 have been satisfied.

     If any subordinate security (or any interest therein) is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of the subordinate security, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any subordinate security (or interest therein) was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the depositor, the trustee, the master servicer, any subservicer and the trust from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Tax-Exempt Investors; REMIC Residual Securities

     An ERISA plan that is a Tax-Exempt Investor nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income," or UBTI, within the meaning of Section 512 of the Internal Revenue Code. All "excess inclusions" of a REMIC allocated to a
REMIC Residual Security held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See "Material Federal Income Tax Consequences - Taxation of Owners of REMIC
Residual Securities - Excess Inclusions." Income as to certificates and other equity interests in a trust which has issued notes would be "debt-financed income" and therefore would be UBTI for ERISA plans investing in those equity interests. In addition, the exemptive relief afforded by the Issuer Exemption does not apply to the purchase, sale or holding of any class of REMIC Residual Securities.

Consultation With Counsel

     There can be no assurance that the Issuer Exemption or any other DOL exemption will apply with respect to any particular ERISA plan that acquires the securities or, even if all of the specified conditions were satisfied, that the exemption would apply to all transactions involving a trust.
Prospective ERISA plan investors should consult with their legal counsel concerning the impact of ERISA and the Internal Revenue Code and the potential consequences to their specific circumstances prior to making an investment in the securities.

                                                   165

    Before purchasing a security in reliance on any DOL exemption, a fiduciary of an ERISA plan should itself confirm that all of the specific and general conditions described in the Issuer Exemption or one of the other DOL exemptions would be satisfied. Before purchasing a security or note in reliance on the Issuer Exemption, an ERISA plan fiduciary should itself confirm that the security or note constitutes a "security" for purposes of the Issuer Exemption. In addition to making its own determination as to the availability of the exemptive relief provided in the Issuer Exemption or any other DOL exemption, an ERISA plan fiduciary should consider its general fiduciary obligations under
ERISA in determining whether to purchase a security on behalf of an ERISA plan.

                                         LEGAL INVESTMENT MATTERS

     Each class of securities offered hereby and by the accompanying prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one rating agency. If stated in the accompanying prospectus supplement, classes that are, and continue to be, rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market
Enhancement Act of 1984, as amended, or SMMEA, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created under or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for those entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any of these entities for "mortgage related securities,"
these securities will constitute legal investments for entities subject to the legislation only to the extent provided therein. Certain States enacted legislation which overrides the preemption provisions of
SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of the securities, so long as the contractual commitment was made or the securities acquired prior to the enactment of the legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in these securities, and national banks may purchase these securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. §24 (Seventh), subject in each case to any regulations that the applicable federal regulatory authority may prescribe.

     The 1998 Policy Statement was adopted by the Federal Reserve Board, the Office of the
Comptroller of the Currency, the FDIC, the National Credit Union Administration, or NCUA and the OTS
with an effective date of May 26, 1998. The 1998 Policy Statement rescinded a 1992

                                                   166

policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it was considering acquiring was high-risk, and, if so, required that the proposed acquisition would reduce the institution's overall interest rate risk. The 1998 Policy
Statement eliminates constraints on investing in certain "high-risk" mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

     The OTS has issued Thrift Bulletin 73a, entitled "Investing in Complex Securities" or TB 73a, which is effective as of December 18, 2001 and applies to savings associations regulated by the OTS, and
Thrift Bulletin 13a, entitled "Management of Interest Rate Risk, Investment Securities, and Derivatives
Activities", or TB 13a, which is effective as of December 1, 1998, and applies to thrift institutions regulated by the OTS.

     One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuer and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is pre-funded or involves a revolving period. TB 73a reiterates the OTS's due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any complex securities, that savings associations should take into account quality and suitability, marketability, interest rate risk, and classification factors. For the purposes of each of
TB 73a and TB 13a, "complex security" includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any "plain vanilla" mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of the offered securities would likely be viewed as "complex securities." With respect to quality and suitability factors, TB 73a warns:

     o  that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice,

     o  that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and

     o  that it should not use ratings as a substitute for its own thorough underwriting analyses.

     With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

     One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to:

     o  conduct a pre-purchase portfolio sensitivity analysis for any "significant transaction"
            involving securities or financial derivatives, and

                                                   167

    o  conduct a pre-purchase price sensitivity analysis of any "complex security" or financial derivative.

     The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of
"complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by the OTS examiners as an unsafe and unsound practice.

     Prospective investors in the securities, including in particular the classes of securities that do not constitute "mortgage related securities" for purposes of SMMEA, should consider the matters discussed in the following paragraph.

     There may be other restrictions on the ability of some investors either to purchase some classes of securities or to purchase any class of securities representing more than a specified percentage of the investors' assets. The depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities.
Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the securities of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to the investor.

                                             USE OF PROCEEDS

     Substantially all of the net proceeds to be received by the depositor from the sale of securities will be applied by the depositor to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the loans underlying the securities or will be used by the depositor for general corporate purposes. The depositor expects that it will make additional sales of securities similar to the securities from time to time, but the timing and amount of any additional offerings will be dependent on a number of factors, including the volume of loans purchased by the depositor, prevailing interest rates, availability of funds and general market conditions.

                                         METHODS OF DISTRIBUTION

     The securities offered hereby and by the accompanying prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from that sale.

                                                   168

    The depositor intends that securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of securities may be made through a combination of two or more of the following methods:

     o  by negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

     o  by placements by the depositor with institutional investors through dealers; and

     o  by direct placements by the depositor with institutional investors.

     In addition, if specified in the accompanying prospectus supplement, a series of securities may be offered in whole or in part in exchange for the loans, and other assets, if applicable, that would comprise the trust securing the securities.

     If underwriters are used in a sale of any securities, other than in connection with an underwriting on a best efforts basis, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. These underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as described in the accompanying prospectus supplement. The managing underwriter or underwriters for the offer and sale of a particular series of securities will be set forth on the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the accompanying prospectus supplement.

     In connection with the sale of the securities, underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions.
Underwriters and dealers participating in the distribution of the securities may be deemed to be underwriters in connection with the securities, and any discounts or commissions received by them from the depositor and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of any series of securities will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all of the securities if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect thereof.

     The prospectus supplement for any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of that series.

                                                   169

    The depositor anticipates that the securities offered hereby will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be
"underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of securities. Holders of securities should consult with their legal advisors in this regard prior to any reoffer or sale.

     Securities offered hereby and by an accompanying prospectus supplement may be distributed in connection with resecuritization transactions. In a resecuritization transaction, securities offered hereby will be transferred to a trust (or other type of issuing entity) and securities backed by those securities will in turn be offered to investors. There can be no assurance that any class of securities offered hereby will be suitable for inclusion in a resecuritization transaction.

                                              LEGAL MATTERS

     Certain legal matters, including certain federal income tax matters, will be passed on for the depositor by Orrick, Herrington & Sutcliffe LLP, New York, New York or by Mayer, Brown, Rowe & Maw LLP,
as specified in the prospectus supplement.

                                          FINANCIAL INFORMATION

     The depositor has determined that its financial statements are not material to the offering made hereby. The securities do not represent an interest in or an obligation of the depositor. The depositor's only obligations for a series of securities will be to repurchase certain loans on any breach of limited representations and warranties made by the depositor, or as otherwise provided in the applicable prospectus supplement.

                                          ADDITIONAL INFORMATION

     The depositor has filed the registration statement file number 333-140609 with the Securities and Exchange Commission, or Commission. The depositor and each issuing entity are also subject to some of the information requirements of the Securities Exchange Act of 1934, as amended, or Exchange Act, and, accordingly, each issuing entity will file reports thereunder with the Commission. The registration statement and the exhibits thereto, and reports and other information filed by the depositor pursuant to the Exchange Act can be read and copied at the Commission's Public Reference Room at 100 F Street, N.E.,
Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov. For purposes of any electronic version of this prospectus, the preceding uniform resource locator, or URL, is an inactive textual reference only. We have taken steps to ensure that this URL reference was inactive at the time the electronic version of this prospectus was created.

                            INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The Commission allows the depositor to "incorporate by reference" the information filed with the Commission by the depositor, under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act,

                                                   170

that relates to the trust fund for the securities. This means that the depositor can disclose important information to any investor by referring the investor to these documents. The information incorporated by reference is an important part of this prospectus, and information filed by the depositor with the
Commission that relates to the trust fund for the securities will automatically update and supersede this information. Documents that may be incorporated by reference for a particular series of securities include an insurer's financials, a certificate policy, mortgage pool policy, computational materials, collateral term sheets, the related pooling and servicing agreement and amendments thereto, other documents on Form 8-K and Section 13(a), 13(c), 14 or 15(d) of Exchange Act as may be required in connection with the related trust fund.

     At such time as may be required under relevant Commission rules and regulations, the depositor may provide static pool information, in response to Item 1105 of Regulation AB, through an Internet Web site, and if the depositor decides to provide information through such means, the applicable prospectus supplement accompanying this prospectus will disclose the specific Internet address where such information is posted.

     The depositor will provide or cause to be provided without charge to each person to whom this prospectus and accompanying prospectus supplement is delivered in connection with the offering of one or more classes of the related series of securities, on written or oral request of that person, a copy of any or all reports or information incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of the classes of the related series of securities, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Residential Asset Mortgage Products, Inc., 8400
Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437, or by telephone at (952) 857-7000.

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                                                 GLOSSARY

     1998 Policy Statement—The revised supervisory statement listing the guidelines for investments in "high risk mortgage securities," and adopted by the Federal Reserve Board, the Office of the
Comptroller of the Currency, the FDIC, the National Credit Union Administration, or NCUA and the OTS
with an effective date of May 26, 1998.

     401(c) Regulations—The regulations the DOL is required to issue under Section 401(c) of ERISA, which were issued in final form on January 4, 2000.

     Additional Balance—An additional principal balance in a revolving credit loan created by a
Draw.

     Additional Collateral—For an Additional Collateral Loan, (1) financial assets owned by the borrower, which will consist of securities, insurance policies, annuities, certificates of deposit, cash, accounts or similar assets and/or (2) a third party guarantee, usually by a relative of the borrower, which in turn is secured by a security interest in financial assets.

     Additional Collateral Loans—A mortgage loan with an LTV ratio at origination in excess of 80%, but not greater than 100%, and secured by Additional Collateral in addition to the related Mortgaged
Property and in lieu of any primary mortgage insurance.

     Additional Collateral Requirement—The amount of Additional Collateral required for any
Additional Collateral Loan, which in most cases will not exceed 30% of the principal amount of that mortgage loan.

     Administrator—In addition to or in lieu of the master servicer or servicer for a series of notes, if specified in the accompanying prospectus supplement, an administrator for the trust. The
Administrator may be an affiliate of the depositor, the master servicer or the servicer.

     Advance—As to a particular loan and any distribution date, an amount equal to the scheduled payments of principal (other than any Balloon Amount in the case of a Balloon Loan) and interest on the loan due during the related Due Period which was not received as of the close of business on the business day preceding the related determination date.

     Agency Securities—Any securities issued by Freddie Mac, Fannie Mae or Ginnie Mae. Such Agency
Securities may represent whole or partial interests in pools of (1) loans or (2) Agency Securities. The accompanying prospectus supplement will specify whether the Ginnie Mae securities will be backed by the full faith and credit of the United States. None of the Freddie Mac securities or Fannie Mae securities will be backed, directly or indirectly, by the full faith and credit of the United States. Agency
Securities may be backed by fixed or adjustable rate mortgage loans or other types of loans specified in the accompanying prospectus supplement.

     Balloon Amount—The full outstanding principal balance on a Balloon Loan due and payable on the maturity date.

     Balloon Loans—Loans with level monthly payments of principal and interest based on a 30 year amortization schedule, or such other amortization schedule as specified in the accompanying prospectus supplement, and having original or modified terms to maturity shorter than the term of the related amortization schedule.

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    Bankruptcy Amount—The amount of Bankruptcy Losses that may be borne solely by the credit enhancement of the related series.

     Bankruptcy Losses—A Realized Loss attributable to certain actions which may be taken by a bankruptcy court in connection with a mortgage loan, including a reduction by a bankruptcy court of the principal balance of or the loan rate on a mortgage loan or an extension of its maturity.

     Buy-Down Account—As to a Buy-Down Loan, the custodial account where Buy-Down Funds are deposited.

     Buy-Down Funds—As to a Buy-Down Loan, the amount contributed by the seller of the Mortgaged
Property or another source and placed in the Buy-Down Account.

     Buy-Down Loan—A mortgage loan, other than a closed-end home equity loan, subject to a temporary buy-down plan.

     Buy-Down Period—The early years of the term of or Buy-Down Loan when payments will be less than the scheduled monthly payments on the mortgage loan, the resulting difference to be made up from the
Buy-Down Funds.

     Call Class—A class of securities under which the holder will have the right, at its sole discretion, to terminate the related trust, resulting in early retirement of the securities of the series.

     Call Price—In the case of a call with respect to a Call Class, a price equal to 100% of the principal balance of the related securities as of the day of that purchase plus accrued interest at the applicable pass-through rate.

     Call Security—Any security evidencing an interest in a Call Class.

     Compensating Interest—For any loan that prepaid in full and, if stated in the accompanying prospectus supplement, in part, during the related prepayment period an additional payment made by the master servicer or the servicer, to the extent funds are available from the servicing fee or some investment earnings, equal to the amount of interest at the loan rate, less the servicing fee and
Excluded Spread, if any, for that loan from the date of the prepayment to the related due date.

     Convertible Mortgage Loan—ARM loans which allow the borrowers to convert the adjustable rates on those mortgage loans to a fixed rate at one or more specified periods during the life of the mortgage loans, in most cases not later than ten years subsequent to the date of origination.

     Cooperative—For a Cooperative Loan, the corporation that owns the related apartment building.

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    Cooperative Loans—Cooperative apartment loans evidenced by Cooperative Notes secured by security interests in shares issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings.

     Cooperative Notes—A promissory note with respect to a Cooperative Loan.

     Credit Scores—A measurement of the relative degree of risk a borrower represents to a lender obtained from credit reports utilizing, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience.

     Credit Utilization Rate—For any revolving credit loan, the cut-off date principal balance of the revolving credit loan divided by the credit limit of the related credit line agreement.

     Custodial Account—The custodial account or accounts created and maintained under the pooling and servicing agreement in the name of a depository institution, as custodian for the holders of the securities, for the holders of certain other interests in loans serviced or sold by the master servicer or the servicer and for the master servicer or the servicer, into which the amounts shall be deposited directly. Any such account shall be an Eligible Account.

     Debt Service Reduction—Modifications of the terms of a loan resulting from a bankruptcy proceeding, including a reduction in the amount of the monthly payment on the related loan, but not any permanent forgiveness of principal.

     Defaulted Mortgage Loss—A Realized Loss attributable to the borrower's failure to make any payment of principal or interest as required under the mortgage note, but not including Special Hazard
Losses, Extraordinary Losses or other losses resulting from damage to a mortgaged property, Bankruptcy
Losses or Fraud Losses.

     Deficient Valuation—In connection with the personal bankruptcy of a borrower, the difference between the outstanding principal balance of the first and junior lien loans and a lower value established by the bankruptcy court or any reduction in the amount of principal to be paid that results in a permanent forgiveness of principal.

     Designated Seller Transaction—A transaction in which the loans are provided directly to the depositor by one or more unaffiliated or affiliated sellers described in the accompanying prospectus supplement.

     Direct Puerto Rico Mortgage—For any loan secured by mortgaged property located in Puerto Rico, a Mortgage to secure a specific obligation for the benefit of a specified person.

     Disqualified Organization—As used in this prospectus means:

     o  the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but does not include instrumentalities described in Section 168(h)(2)(D) of the
            Internal Revenue Code or the Federal Home Loan Mortgage Corporation),

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    o  any organization (other than a cooperative described in Section 521 of the Internal Revenue
            Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Internal Revenue Code, or

     o  any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code.

     Distribution Amount—For a class of securities for any distribution date, the portion, if any, of the amount to be distributed to that class for that distribution date of principal, plus, if the class is entitled to payments of interest on that distribution date, interest accrued during the related interest accrual period at the applicable pass-through rate on the principal balance or notional amount of that class specified in the applicable prospectus supplement, less certain interest shortfalls, which will include:

     o  any deferred interest added to the principal balance of the mortgage loans and/or the outstanding balance of one or more classes of securities on the related due date;

     o  any other interest shortfalls, including, without limitation, shortfalls resulting from application of the Relief Act or similar legislation or regulations as in effect from time to time, allocable to securityholders which are not covered by advances or the applicable credit enhancement; and

     o  Prepayment Interest Shortfalls not covered by Compensating Interest, in each case in an amount that is allocated to that class on the basis set forth in the prospectus supplement.

     Draw—Money drawn by the borrower in most cases with either checks or credit cards, subject to applicable law, on a revolving credit loan under the related credit line agreement at any time during the Draw Period.

     Draw Period—The period specified in the related credit line agreement when a borrower on a revolving credit loan may make a Draw.

     Due Period—As to any distribution date, the period starting on the second day of the month prior to such distribution date, and ending on the first day of the month of such distribution date or such other period as specified in the accompanying prospectus supplement.

     Eligible Account—An account acceptable to the applicable rating agency.

     Endorsable Puerto Rico Mortgage—As to any loan secured by mortgaged property located in Puerto
Rico, a mortgage to secure an instrument transferable by endorsement.

     Environmental Lien—A lien imposed by federal or state statute, for any cleanup costs incurred by a state on the property that is the subject of the cleanup costs.

     ERISA—Employee Retirement Income Security Act of 1974, as amended.

     Excess Spread—A portion of interest due on the loans or securities transferred as part of the assets of the related trust as specified in the accompanying prospectus supplement.

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    Excluded Balance—That portion of the principal balance of a revolving credit loan, if any, not included in the Trust Balance at any time, which will include balances attributable to Draws after the cut-off date and may include a portion of the principal balance outstanding as of the cut-off date.

     Excluded Spread—A portion of interest due on the loans or securities, excluded from the assets transferred to the related trust.

     Extraordinary Loss—A Realized Loss resulting from damage to a mortgaged property that was occasioned by war, civil insurrection, certain governmental actions, nuclear reaction, or certain other risks.

     Fraud Loss Amount—The amount of Fraud Losses that may be borne solely by the credit enhancement of the related series.

     Fraud Losses—A Realized Loss incurred on defaulted loans as to which there was fraud in the origination of the loans.

     Funding Account—An account established for the purpose of funding the transfer of additional loans into the related trust.

     GEM Loan—A mortgage loan with monthly payments of principal and interest based on a 30 year amortization schedule, or such other amortization schedule as specified in the accompanying prospectus supplement, and that provide a specified time period during which the monthly payments by the borrower are increased and the full amount of the increase is applied to reduce the outstanding principal balance of the related mortgage loan.

     GPM Loan—A mortgage loan under which the monthly payments by the borrower during the early years of the mortgage are less than the amount of interest that would otherwise be payable thereon, with the interest not so paid added to the outstanding principal balance of such mortgage loan.

     Gross Margin—For an ARM loan, the fixed or variable percentage set forth in the related mortgage note, which when added to the related index, provides the loan rate for the ARM loan.

     Home Loans—One- to four- family first or junior lien mortgage loans with LTV ratios or combined
LTV ratios in most cases between 100% and 125%, and classified by the depositor as Home Loans.

     Homeownership Act Loans—Loans that are subject to the special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Homeownership and Equity
Protection Act of 1994, are not loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of prescribed levels.

     Insurance Proceeds—Proceeds of any special hazard insurance policy, bankruptcy bond, mortgage pool insurance policy, primary insurance policy and any title, hazard or other insurance policy or guaranty covering any loan in the pool together with any payments under any letter of credit.

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    Interest Only Loans—Mortgage loans with payments of interest only during the early years of the term, followed by fixed monthly payments of principal and interest or periodically increasing monthly payments of principal and interest for the duration of the term or for a specified number of years, as described in the related prospectus supplement.

     IRS—Internal Revenue Service.

     Issue Premium—As to a class of REMIC Regular Securities, the issue price in excess of the stated redemption price of that class.

     Liquidated Loan—A defaulted loan for which the related mortgaged property has been sold by the related trust and all recoverable Liquidation Proceeds and Insurance Proceeds have been received.

     Liquidation Proceeds—Amounts collected by the servicer or subservicer in connection with the liquidation of a loan, by foreclosure or otherwise.

     Mexico Loan—A mortgage loan secured by a beneficial interest in a trust, the principal asset of which is residential real property located in Mexico.

     Mixed-Use Property—Mortgaged property on which a mixed-use - residential and commercial -
structure is located.

     Net Loan Rate—As to any loan, the loan rate net of servicing fees, other administrative fees and any Excess Spread or Excluded Spread.

     Nonrecoverable Advance—Any Advance or Servicing Advance previously made which the master servicer or the servicer has determined to not be ultimately recoverable from Liquidation Proceeds,
Insurance Proceeds or otherwise.

     Non-REMIC Note—A note that is not a REMIC Security.

     Note Margin—For an ARM loan, the fixed percentage set forth in the related mortgage note, which when added to the related index, provides the loan rate for the ARM loan.

     OID—Original issue discount within the meaning of Section 1273 of the Internal Revenue Code and the Treasury regulations thereunder.

     Parties in Interest—For an ERISA plan, persons who are either "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Internal Revenue Code, because they have specified relationships to the ERISA plan.

         Pass-Through Entity—Any regulated investment company, real estate investment trust, trust, partnership or other entities described in Section 860E(e)(6) of the Internal Revenue Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, for that interest, be treated as a pass-through entity.

                                                   177

    Payment Account—An account established and maintained by the master servicer or the servicer in the name of the trustee for the benefit of the holders of each series of securities, for the disbursement of payments on the loans evidenced by each series of securities.

     Permitted Investments—United States government securities and other investments that are rated, at the time of acquisition, in one of the categories specified in the related pooling and servicing agreement.

         Pledged Asset Mortgage Loans—Mortgage loans that have LTV ratios at origination of up to 100%
and are secured, in addition to the related mortgaged property, by Pledged Assets.

     Pledged Assets—As to a Pledged Asset Mortgage Loan, (1) financial assets owned by the borrower, which will consist of securities, insurance policies, annuities, certificates of deposit, cash, accounts or similar assets and/or (2) a third party guarantee, usually by a relative of the borrower, which in turn is secured by a security interest in financial assets or residential property owned by the guarantor.

     Prepayment Interest Shortfall—For a loan that is subject to a borrower prepayment, the amount that equals the difference between a full month's interest due for that mortgage loan and the amount of interest paid or recovered with respect thereto.

     Principal Prepayments—Any principal payments received for a loan, in advance of the scheduled due date and not accompanied by a payment of interest for any period following the date of payment.

     Qualified Insurer—As to a mortgage pool insurance policy, special hazard insurance policy, bankruptcy policy, financial guaranty insurance policy or surety bond, an insurer qualified under applicable law to transact the insurance business or coverage as applicable.

     Realized Loss—As to any defaulted loan that is finally liquidated, the amount of loss realized, if any, will equal the portion of the Stated Principal Balance plus accrued and unpaid interest remaining after application of all amounts recovered, net of amounts reimbursable to the master servicer or the servicer for related Advances, Servicing Advances and other expenses, towards interest and principal owing on the loan. For a loan the principal balance of which has been reduced in connection with bankruptcy proceedings, the amount of the reduction will be treated as a Realized Loss. As to any loan that has been the subject of a Debt Service Reduction, the amount of the reduction will be treated as a Realized Loss as incurred. For a loan that has been modified, following a default or if a default was reasonably foreseeable, the amount of principal that has been forgiven, the amount by which a monthly payment has been reduced due to a reduction of the interest rate, and any Servicing Advances that are forgiven and reimbursable to the master servicer or servicer.

     REMIC—A real estate mortgage investment conduit as described in section 860D of the Internal
Revenue Code.

     REMIC Regular Security—A certificate or note representing ownership of one or more regular interests in a REMIC.

     REMIC Residual Security—A security representing an ownership interest in a residual interest in a REMIC within the meaning of section 860D of the Internal Revenue Code.

                                                   178

    REMIC Security—A REMIC Regular Security or a REMIC Residual Security.

     REO Loan—A loan where title to the related mortgaged property has been obtained by the trustee or its nominee on behalf of securityholders of the related series.

     Repayment Period—For a revolving credit loan, the period from the end of the related Draw
Period to the related maturity date.

     Senior Percentage—At any given time, the percentage of the outstanding principal balances of all of the securities evidenced by the senior securities, determined in the manner described in the accompanying prospectus supplement.

     Servicing Advances—Amounts advanced on any loan to cover taxes, insurance premiums, foreclosure costs or similar expenses, including amounts representing the cost of some related services, if the master servicer and any affiliate of the master servicer provides services such as appraisals and brokerage services that are customarily provided by persons other than servicers of mortgage loans or contracts.

     Special Hazard Amount—The amount of Special Hazard Losses that may be allocated to the credit enhancement of the related series.

     Special Hazard Losses—A Realized Loss incurred, to the extent that the loss was attributable to
(i) direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (ii) any shortfall in insurance proceeds for partial damage due to the application of the co-insurance clauses contained in hazard insurance policies. The amount of the Special Hazard Loss is limited to the lesser of the cost of repair or replacement of the mortgaged property; any loss above that amount would be a Defaulted Mortgage Loss or other applicable type of loss. Special Hazard Losses does not include losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, chemical contamination or waste by the borrower.

     Special Servicer—A special servicer named under the pooling and servicing agreement for a series of securities, which will be responsible for the servicing of delinquent loans.

     Stated Principal Balance—As to any loan as of any date of determination, its principal balance as of the cut-off date, after application of all scheduled principal payments due on or before the cut-off date, whether received or not, reduced by all amounts allocable to principal that are distributed to securityholders before the date of determination, further reduced to the extent that any
Realized Loss has been allocated to any securities before that date, and increased by the amount of any interest or other amounts owing on the loan that have been capitalized in connection with a modification.

                                                   179

    Subordinate Amount—A specified portion of subordinated distributions with respect to the loans, allocated to the holders of the subordinate securities as set forth in the accompanying prospectus supplement.

     Subservicing Account—An account established and maintained by a subservicer which is acceptable to the master servicer or the servicer.

     Subsequent Recoveries—Subsequent recoveries, net of reimbursable expenses, with respect to loans that have been previously liquidated and that resulted in a Realized Loss.

     Tax-Exempt Investor—Tax-qualified retirement plans described in Section 401(a) of the Internal
Revenue Code and on individual retirement accounts described in Section 408 of the Internal Revenue
Code.

     Tax-Favored Plans—An ERISA plan which is exempt from federal income taxation under
Section 501(a) of the Internal Revenue Code or is an individual retirement plan or annuity described in
Section 408 of the Internal Revenue Code.

     Tiered REMICs—Two or more REMICs created pursuant to Treasury Regulation Sectin 1.860F-2(a)(2).

     Title I—Title I of the National Housing Act.

     Trust Balance—A specified portion of the total principal balance of each revolving credit loan outstanding at any time, which will consist of all or a portion of the principal balance thereof as of the cut-off date minus the portion of all payments and losses thereafter that are allocated to the Trust
Balance, and will not include any portion of the principal balance attributable to Draws made after the cut-off date.

                                                   180

                                              $6,807,530

                                          GMAC MORTGAGE, LLC
                                     Seller, Servicer and Sponsor

                                   GMACM MORTGAGE LOAN TRUST 2006-J1
                                            Issuing Entity

                               Residential Asset Mortgage Products, Inc.
                                               Depositor

                       GMACM Mortgage Pass-Through Certificates, Series 2006-J1

                                         _____________________

                                         PROSPECTUS SUPPLEMENT
                                         _____________________

                                               Citigroup

You should rely only on the  information  contained or  incorporated  by  reference in this  prospectus supplement  and the  accompanying  prospectus.  We have  not  authorized  anyone  to  provide  you with different information.

We are not offering the certificates offered hereby in any state where the offer is not permitted.

Dealers  will  be  required  to  deliver  a  prospectus   supplement  and  prospectus  when  acting  as
underwriters  of the  certificates  offered  hereby and with  respect  to their  unsold  allotments  or subscriptions.  In addition,  for ninety days  following the date of this  prospectus  supplement,  all dealers  selling the offered  certificates,  whether or not  participating  in this  offering,  will be required to deliver a prospectus  supplement and prospectus.  Such delivery obligation generally may be satisfied  through the filing of the  prospectus  supplement  and  prospectus  with the  Securities and
Exchange Commission.